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Exhibit 3

FEBRUARY 1, 2006

TIME WARNER INC.
The Lazard Report

Disclaimer

        These materials were prepared at the request and on behalf of Icahn Partners LP, Icahn Partners Master Fund LP, American Real Estate Partners, L.P., Carl C. Icahn, Franklin Mutual Advisers, LLC, JANA Partners LLC, JANA Master Fund, Ltd., S.A.C. Capital Advisors, LLC, S.A.C. Capital Associates, LLC and certain of their respective affiliates (collectively the "Icahn Parties"). Lazard has been retained as independent contractor to the Icahn Parties and has no fiduciary, agency or other relationship to the Icahn Parties or to any other party, all of which are hereby disclaimed. Therefore, no obligation or responsibility is assumed to any person with respect to these materials. These materials do not purport to be a complete description of the views of or analyses performed by the Icahn Parties or Lazard.

        Nothing contained herein should be construed as providing any legal, tax or accounting advice, and you are encouraged to consult with your legal, tax, accounting and investment advisors. You should consider these materials as only one of many factors to be considered in making any investment or other decisions. Given Lazard's past, current or future relationships with companies mentioned in these materials, investors should be aware that the firm could be viewed as having a conflict of interest affecting the objectivity of these materials.

        See the "Important Disclosures" section at the conclusion of these materials for important required disclosures, including potential conflicts of interest.

© Lazard 2006

i

MANAGING

        "I'm desperately in need of a strategy."(a)

—Richard Parsons, CEO of Time Warner Inc., April 2002

(a)
Nina Munk, Fools Rush In 261 (HarperCollins Publishers Inc. 2004).

MANAGEMENT LAYERS AND CORPORATE STAFF

        "First, we took out management layers. Layers hide weaknesses. Layers mask mediocrity.. . When you take out layers, you change the exposure of the managers who remain. They sit right in the sun.. . We also reduced the corporate staff. Headquarters can be the bane of corporate America. It can strangle, choke, delay and create insecurity. If you're going to have simplicity in the field, you can't have a big staff at home."(b)

—Jack Welch, Former Chairman and CEO of The General Electric Company, October 1989

(b)
John F. Welch, Jr., Speed, Simplicity, Self-Confidence: An Interview with Jack Welch, Harvard Business Review, October 1, 1989.

EXECUTION

        "If you don't know how to execute, the whole of your effort as a leader will always be less than the sum of its parts."(c)

—Larry Bossidy, Former Chairman and CEO of Honeywell International Inc., June 2002

(c)
Larry Bossidy, Execution: The Discipline of Getting Things Done (2002).

COST CUTTING

        The restructuring process was intended to "delayer" the company's management structure and reduce costs. "Too many layers make you very averse to risk. You've got to be able to make fast decisions. We were like middle-aged people. We needed to slim down." The process was "long overdue" and not a "one-day fix."(d)

—Ann Moore, Chairman and CEO of Time Inc., December 2005

(d)
Seth Sutel, Time Inc. Fires Senior Execs in Shakeup, Muskogee Daily Phoenix and Times-Democrat, December 19, 2005. Stephanie D. Smith, House of Luce Gets a Renovation, Mediaweek, December 19, 2005. Joe Hagan, Time Inc. Thins Managerial Ranks in Restructuring, Wall St. Journal, December 14, 2005.

BACKGROUND TO THE LAZARD REPORT

        Lazard Frères & Co. llc ("Lazard") was retained by certain shareholders(a) of Time Warner Inc. ("TWX", the "Company" or "Parent") to review the business and operations of the Company and propose various alternatives to maximize the value of all TWX shareholders' interests. Lazard's engagement is structured to align its interests with those of TWX shareholders, as the incentive fee to be received for the assignment is directly tied to the stock price performance of TWX over the eighteen-month term of Lazard's engagement.

(a)
Lazard was engaged by Icahn Partners LP, Icahn Partners Master Fund LP, American Real Estate Partners, L.P., Carl C. Icahn, Franklin Mutual Advisers, LLC, JANA Partners LLC, JANA Master Fund Ltd., S.A.C. Capital Advisors, LLC, S.A.C. Associates, LLC (the "Icahn Parties").

        Lazard, in analyzing the financial condition, statements and forecasts of TWX, has relied only on publicly available information, including statements and filings by the Company and its affiliates, presentations to shareholders, press articles and research reports published on the Company. Lazard recognizes that there may be confidential information in the possession of TWX that could have a material impact on the assumptions and conclusions of this analysis.

(1)	The Context	1
(2)	Overview and Analysis of the Divisions of TWX
	A. AOL	12
	B. Content (Networks + Filmed Entertainment)	55
	C. Publishing	105
	D. Time Warner Cable	142
(3)	Financial Strategy and Debt Capacity	177
(4)	Valuation	238
(5)	Summary and Recommendation	315

OVERVIEW OF TIME WARNER INC.

        TWX is the world's largest diversified media company with a current market capitalization of approximately $81 billion. Consensus Wall Street research estimates (pro forma for the currently pending Adelphia/Comcast transactions(a)) project fiscal 2005 revenues and OIBDA of $46 billion and $11.4 billion, respectively. The Company is currently composed of five main operating units:

(a)
On April 20, 2005, TWC and Comcast announced an agreement to purchase substantially all of the US cable assets of Adelphia Communications Corporation ("Adelphia"). As part of this agreement, TWC will enter into certain transactions with Comcast which involve systems swaps and the redemption of Comcast's interests in TWC (together, the "Adelphia/Comcast transactions").

SUMMARY OF TWX ORGANIZATION

Information Source: Company filings.

  •
  AOL: AOL provides TWX with a new media and Internet platform that serves approximately 20 million US subscribers. AOL owns leading web sites such as Moviefone and MapQuest and attracts 114 million unique visitors per month.(b)

(b)
comScore Media Metrix, November 2005. Includes all TWX properties.

•
Networks: Networks include established, highly regarded and profitable channels, including HBO, Cinemax, CNN, TBS, TNT, Cartoon Network and Court TV.

•
Filmed Entertainment: The film segment includes two of the world's leading and most profitable film studios (Warner Bros. and New Line Cinema) that have produced 16 of the top 50 grossing films in the last five years and have a library of over 6,600 theatrical releases and 54,000 television titles.

•
Publishing: Publishing assets include 7 of the top 30 consumer magazines in the US (based on 2004 gross revenue), including People, Sports Illustrated, Time, Fortune, In Style, Entertainment Weekly and Southern Living, as well as IPC, the leading consumer magazine company in the UK, and well-respected book publishing units including Warner Books and Little Brown & Co.

•
Cable ("TWC"): TWC manages over 14 million subscribers in tightly clustered and attractive markets (85% of TWC's subscribers are in its top five markets, including attractive, large market shares in New York, California, Ohio, Texas and the Carolinas).(a) The entire TWC network (excluding Adelphia) has been 100% upgraded to offer digital video, high speed Internet and IP telephony.

(a)
On April 20, 2005, TWC and Comcast announced an agreement to purchase substantially all of the US cable assets of Adelphia Communications Corporation ("Adelphia"). As part of this agreement, TWC will enter into certain transactions with Comcast which involve systems swaps and the redemption of Comcast's interests in TWC (together, the "Adelphia/Comcast transactions").

FEBRUARY 1, 2006

CHAPTER 1

The Context

CHAPTER 1: THE CONTEXT

I.	PREFACE	1
II.	THE ISSUE: PERFORMANCE	1
III.	HISTORY AND STRUCTURE	4
IV.	STRATEGY	10

I.     PREFACE

        TWX is at the center of the storm that has and will continue to jolt American industry. Technology, regulation and competition are changing at an accelerated pace. The markets are increasingly rewarding companies—across all industries—with a well-defined vision, as shareholder expectations on transparency, capital returns, appreciation and corporate governance increase. Against this backdrop, anticipating and harnessing change is critical for success.

        This is the TWX story. It is a difficult story to tell because the history and performance of the Company has been skillfully enshrouded in the fog of one of the largest public relations efforts in American industry. The spin is generated by scores of divisional people, over 30 corporate image executives and a series of outside public relations firms. Success is heralded as triumph; failures are trumpeted as success. A corporate mythology is spun and is largely accepted, unchallenged by the media. Some facts are simply obscured.

        The story is not about evil or hubris. But even benign intentions may not suffice in leading a company in this challenging environment.

        It is now time to begin to lift the fog, examine the record and undertake a careful evaluation of TWX.

II.    THE ISSUE: PERFORMANCE

        TWX's stock has underperformed by all relevant measures since Mr. Parsons became CEO.(a) When benchmarked against an overall index representing AOL, Networks, Filmed Entertainment, Publishing and Cable, TWX's stock has underperformed by 51%.(b)(c)

(a)
Mr. Parsons became CEO effective at the Annual Meeting on May 16, 2002. Mr. Parsons' appointment to CEO was made on December 5, 2001 as part of a senior management succession plan.

(b)
Performance measured from May 16, 2002 through January 27, 2006.

(c)
The overall index used to benchmark TWX's stock price performance is weighted so that the performance of five sub-indices reflects the 2005E Operating Income Before Depreciation and Amortization ("OIBDA") contribution (pre-corporate) of each of TWX's five divisions. AOL, Networks, Filmed Entertainment, Publishing and Cable represent 16%, 25%, 11%, 10% and 38%, respectively, of the total 2005E OIBDA of TWX.

        TWX has also underperformed all major indices—S&P 500, NASDAQ and DJIA. On an absolute basis, TWX's stock has declined 8%.(b)

(b)
Performance measured from May 16, 2002 through January 27, 2006.

        Even as compared to an index of traditional diversified media stocks, which does not include an Internet component, TWX has underperformed. But, TWX does indeed have an Internet business, as Mr. Parsons acknowledged when he commented, "we have a different profile than any of the big diversified media companies because we do have some of the Internet superspice in our portfolio—namely AOL."(d)

(d)
Brett Pulley, Dick and Carl's Goblet of Fire, Forbes, December 26, 2005.

Exhibit 1.1: SHARE PRICE PERFORMANCE INDEXED FROM MAY 16, 2002(a)

Information Source: Public Sources.

(a)
Mr. Parsons became CEO effective at the Annual Meeting on May 16, 2002. Indexes are market-weighted.

(b)
Diversified Media index includes Disney, Liberty Media, News Corp., E.W. Scripps and Viacom.

(c)
The overall index used to benchmark TWX's stock price performance is weighted so that the performance of five sub-indices reflects the 2005E OIBDA contribution (pre-corporate) of each of TWX's five divisions. AOL, Networks, Filmed Entertainment, Publishing and Cable represent 16%, 25%, 11%, 10% and 38%, respectively, of the total 2005E OIBDA of TWX. Internet index includes YHOO, EBAY, GOOG, IACI, ELNK, UNTD and AMZN. Networks and Filmed Entertainment index includes VIA.B, NWS.A, DIS, SSP and L. Publishing index includes Emap, MSO, MDP, PRM, RDA, MHP, SCHL, JW.A. Cable index includes CMCSA and CVC. Indexes are weighted by market capitalization.

Exhibit 1.2: TWX PRICE HISTORY INDEXED FROM MAY 16, 2002(a)

Information Source: Public Sources.

(a)
Mr. Parsons became CEO effective at the Annual Meeting on May 16, 2002. Indexes are market-weighted.

        Over various periods of time in the last five years, TWX's stock has underperformed large media, entertainment and online companies individually. Shaded boxes in Exhibit 1.3 indicate over-performance as compared to TWX.

Exhibit 1.3: TWX SHARE PRICE PERFORMANCE VS. PEERS

		DIVERSIFIED MEDIA					CABLE		INTERNET
	TWX	DIS	L	NWS.A	SSP	VIA.B(a)	CMCSA	CVC	EBAY	IACI	GOOG	MSFT	YHOO	S&P500
1 Year	(11.1)%	(9.8)%	(10.9)%	(15.4)%	0.5%	(10.4)%	(15.1)%	0.0%	(24.2)%	(3.2)%	124.9%	4.0%	(6.9)%	5.9%
2 Year	(3.9)%	7.5%	(0.6)%	4.4%	3.1%	(26.5)%	(13.8)%	6.5%	36.4%	(21.2)%	—	1.5%	55.9%	15.5%
3 Year	32.0%	53.8%	32.1%	39.4%	26.1%	(20.0)%	19.9%	48.8%	159.9%	16.6%	—	7.5%	329.2%	45.9%
Since 5/16/02	(8.5)%	2.2%	4.4%	23.1%	24.0%	(34.9)%	(8.6)%	36.9%	213.7%	(8.9)%	—	(0.3)%	289.2%	16.9%
4 Year	(46.1)%	21.0%	(15.6)%	19.3%	47.1%	(26.2)%	(21.5)%	(47.5)%	163.5%	(2.2)%	—	(16.1)%	295.6%	11.8%
AOL-TW Merger Complete (1/12/01)	(62.8)%	(20.5)%	(25.6)%	(9.3)%	54.1%	(42.2)%	(34.9)%	(67.4)%	340.0%	25.0%	—	3.9%	164.2%	(2.6)%

Information Source: Public sources.
Note: Returns as of January 27, 2006.

(a)
Returns as of December 30, 2005, the last trading day before Viacom was split and began trading as two separate entities.

        There is an obvious dichotomy between TWX's PR campaigns and its acceptance by the media and the views of investors. Over the past several years, TWX has experienced a dramatic turnover in institutional ownership. Without a credible strategy of underlying growth at TWX in which to believe, growth investors have abandoned the stock. Growth investors represented an approximate 31% ownership position at the end of 2001 versus approximately 15% in 2005, as shown in Exhibit 1.4.

Exhibit 1.4: TWX HISTORICAL SHAREHOLDER BASE: 2001–2005

Information Source: Public Sources.

        Over the same period of time, the media industry has experienced significant change. Leading media and entertainment companies have boldly restructured. Boards of directors and management teams, such as those at Clear Channel, InteractiveCorp, Liberty Media and Viacom, have taken dramatic steps to restructure their portfolios in an effort to maximize long-term value and enhance the company's strategic position, as shown in Exhibit 1.5. As Viacom Chairman and CEO Sumner Redstone said in August 2005, "[Y]ou do not have to be a visionary to see that the media industry has changed dramatically over the past few years. Consolidation was a necessary and positive trend in the evolution of these businesses. But we have entered a new era of rapid technological change and global competition. Bulk will not assure success. Agility [and] innovation will separate the winners from the losers. In the 21st century, large is no longer in charge."(a) Four of the five companies that have recently restructured to adapt to the changing landscape are led by owner-managers who have significant economic stakes in the decisions.

(a)
Sumner Redstone, Final Transcript of Viacom Q2 2005 Earnings Conference Call, August 4, 2005.

Exhibit 1.5: MEDIA LANDSCAPE EVOLUTION

Source: Company filings.

III.  HISTORY AND STRUCTURE

        The history of TWX is critical to an understanding of the current dilemma. The $14 billion combination of Time Inc. ("Time") and Warner Communications ("Warner") in 1990 held great promise. A Time strategy report from 1988 had reported that, "The company is perceived on both Wall Street and internally as 'uncreative [and] overly cautious' and 'senior management has not communicated a galvanizing vision of the company's future growth opportunities."(b) The deal would necessarily add spark.

(b)
Connie Bruck, Master of the Game 256 (Penguin Group (USA) 1994).

        As part of the Time and Warner merger, it was initially agreed that Nick Nicholas, a strong, skilled Time executive who was expected to streamline the combined company, would run TWX. Time's Board had put forth only one condition to the merger—that Time's 'culture' would remain intact, with the Warner divisions' independence and excesses curtailed.(a) But after the merger, the Time and Warner executives clashed. The Board, while Mr. Nicholas was on vacation in Vail, agreed to a Faustian bargain in order to preserve harmony. Instead of Mr. Nicholas, Jerry Levin, another senior Time executive in charge of strategy, was appointed CEO. Warner's division heads supported Mr. Levin, on the condition that their autonomy be preserved. The baronial system became firmly entrenched.

(a)
Nina Munk, Fools Rush In 36 (HarperCollins Publishers Inc. 2004).

        Mr. Levin was a visionary who understood that the media industry was changing. He believed strongly in the need for an Internet strategy. Before the merger, each of TWX and AOL faced strategic dilemmas. TWX had faltered in its own Internet efforts. It was confronted with the risk of disintermediation of advertising and audience and needed a platform to address the digitization of media; AOL had 50% of the residential Internet access market. AOL needed broadband, and the cable companies were well-positioned; TWX's asset mix and TWC's demographics were incomparable.

        TWX had considered the need for an Internet strategy, having asked financial advisors to explore the possibilities of the Internet and conduct a strategic review of potential targets.(b) A study was prepared, with the input of the advisors, in which it was recommended that TWX pursue an external Internet strategy and consider Yahoo as a potential partner. TWX's preliminary discussions with Yahoo were unsuccessful. Meanwhile, AOL approached TWX, and Mr. Levin was interested.(c) Mr. Parsons concurred with Mr. Levin's choice of the largest of the potential partners, which was considered a less risky, conservative approach. TWX retained Morgan Stanley to execute the AOL transaction. With limited due diligence of AOL and without the support of TWX's division heads, TWX negotiated a merger with AOL, valued at the time at approximately $180 billion.

        As part of the deal, Mr. Levin (who would remain CEO) agreed that the AOL executives would have many of the senior management roles. Among others, TWX's CFO was pushed aside. AOL's Steve Case became the Chairman, AOL's Robert Pittman and TWX's Mr. Parsons the Co-COO's and AOL's Michael Kelly the CFO. Other executives jockeyed for influence, quickly shifting alliances as power dissipated away from certain executives and toward others. The initial positions were not longstanding. TWX had four senior financial officers in three years. Board politics were divisive. Ted Turner, the Company's largest individual shareholder and a director, publicly voiced his displeasure with Mr. Levin, while fellow director Mr. Case came to loggerheads with Mr. Levin. In a short time, four of the five senior executives who were charged with leading AOL Time Warner after the merger—Mr. Case, Mr. Levin, Mr. Pittman and Mr. Kelly—departed.

(b)
One of the advisors, Wasserstein Perella & Co., recommended an external internet strategy and that TWX pursue discussions with Yahoo. Three banks, Merrill Lynch, Salomon Smith Barney and Wasserstein Perella, which had previously rendered strategic services to TWX or AOL, would eventually be given credit for past services rendered, although the services were not related to direct execution of the AOL Time Warner merger.

(c)
Background of the Merger, AOL Time Warner Inc., Joint Proxy Statement Prospectus, Amendment No. 4 to Form S-4, as filed with the SEC on May 19, 2000.

Exhibit 1.6: TURNOVER TIMELINE FOR DIRECTORS AND SENIOR EXECUTIVES

Information Source: Company filings and various news articles.

        The culture clash between TWX and AOL proved insurmountable. As a result, the operations were not integrated. The combined company's divisions operated on a stand-alone basis. The parties failed to implement a key strategic rationale for the transaction—using TWC to migrate AOL's dial-up customer base to broadband and to drive incremental subscriber growth. Compounding the problems, the merger created negative synergies. AOL was at a disadvantage in forming strategic partnerships with other high speed providers, like DSL, because it was assumed AOL was in the cable camp.(a) AOL's efforts to provide telephone service, a major opportunity for AOL because of its presence in the instant messaging market, were hindered by potential conflicts with TWC.

(a)
Steve Case, It's Time to Take It Apart, Washington Post, December 11, 2005.

        There was mounting tension among the senior executives. Then the dot-com bubble burst. What had seemed like a good idea at the time looked like a bad deal in hindsight. The fingerpointing started. The Board became concerned about the vision for TWX's Internet strategy, and was divided on the future of the Internet versus TWX's traditional media assets.

        Mr. Levin, however, continued to believe in both the future of the Internet and cable. In late 2001, less than a year after the merger closed, Mr. Levin was determinedly pursuing AT&T Broadband, a deal which if completed would have resulted in a company that controlled one-third of the US cable market. The Board was not in agreement on the wisdom of the transaction.

        The Board, divided on Mr. Levin's view of the future importance of cable and the Internet and embarrassed by the confluence of bleak events, encouraged Mr. Levin to step down. He did so on the condition that a non-AOL person, Mr. Parsons, be made CEO. Mr. Levin saw in Mr. Parsons a person who had the political skills to navigate a divided Board and hopefully preserve Mr. Levin's legacy. Although Mr. Parsons did not have a media background and had never run a major company, he was well-liked.

Exhibit 1.7: WHO IS MR. PARSONS?

        After graduating first in his class from Albany Law School, Mr. Parsons caught the eye of New York governor Nelson Rockefeller. He became Mr. Rockefeller's assistant general counsel in 1971. When President Gerald Ford selected Mr. Rockefeller as his vice president, Mr. Parsons went along. He eventually became general counsel and associate director of President Ford's Domestic Council.

        When Mr. Rockefeller left office in 1977, Mr. Parsons was invited by Harold R. Tyler, Jr., the departing deputy attorney general and a former federal judge, to join what became Patterson, Belknap, Webb & Tyler, a large, Rockefeller-connected, New York firm. There, Mr. Parsons served as outside counsel to the Dime Savings Bank in New York. As an outside lawyer, he became very involved in Dime's management, winning the respect of the board. Mr. Parsons, who had been managing partner of the law firm, left the firm at the urging of Harry W. Albright, Jr., another former Rockefeller aide, who was then Dime's CEO. In 1988, Mr. Parsons was named president of Dime. Two years later, he was named CEO.

        It was also the Rockefeller network that brought Mr. Parsons to TWX, in particular to Andrew Heiskell, a former chairman of Time Inc., who introduced Mr. Parsons to Nick Nicholas. Mr. Nicholas recommended Mr. Parsons to Steve Ross as a TWX director. Mr. Parsons joined the Board of TWX in 1991. After Dime merged with another savings and loan institution, Jerry Levin, then TWX's CEO, named Mr. Parsons President of TWX in February 1995.

        Although TWX did not have a second-in-command, Mr. Parsons was initially given no direct operating reports. He was responsible for all corporate staff functions, including financial activities, legal affairs, public affairs and administration. By all accounts, Mr. Parsons excelled in this role. In 1999, Mr. Parsons was given oversight of the movie studio and direct leadership of the music group. Under Mr. Parsons and during a difficult period for the industry, the music group's business declined. The music group was eventually sold, creating billions of dollars of value for the new owners, who substantially reduced costs.

        When TWX and AOL merged in January 2001, Mr. Parsons became co-COO with Mr. Pittman. Mr. Pittman had oversight of 80% of the combined company's cash flow.(a) Mr. Parsons was effectively pushed aside. In the spring of 2001, he exercised 700,000 TWX options at $11.87 per share and sold 700,000 shares of TWX stock at a weighted average price of $50.38 per share. But Mr. Parsons bounced back when Mr. Levin was encouraged to step down.

(a)
Nina Munk, Fools Rush In 192 (HarperCollins Publishers Inc. 2004).

        Mr. Parsons is an affable, well-liked executive and consummate politician. He has become one of the most honored CEO's in America.

        With TWX under pressure, Mr. Parsons understood his role as a conciliator. He was to mediate and restore peace among the divisions, reduce debt and meet quarterly expectations. He grasped the inherent problems of this role as well as anyone, when he commented in April 2002, "I'm desperately in need of a strategy."(a) The absence of a strategy persists; when asked about his "grand plan," in May 2005, he said..."[i]t's not terribly different from what you see today."(b)

(a)
Nina Munk, Fools Rush In 261 (HarperCollins Publishers Inc. 2004).

(b)
Stephanie N. Mehta, Will Wall Street Ever Trust Time Warner?, Fortune, May 30, 2005.

        Mr. Parsons' team attempted to implement his mandate from the Board. The team became obsessed with conserving cash. In the process, they vastly underestimated TWX's future cash flows and financial capacity and misjudged the financial markets. The Company cut investments, sold assets, delivered earnings and gushed cash. The result has been dramatically more favorable for TWX's bondholders than stockholders. Since the current management team was installed, the bondholders of TWX have, on an indexed basis, generated a 40% overall return,(c) while the stock has simultaneously lost 8% of its value.

(c)
Assumes price appreciation of 14.5% based on the weighted average price of TWX debt securities for which prices are readily available and includes coupon payments of a weighted average interest rate of 7.4%, which is aggregated on an annual basis.

        For the sake of maximizing quarterly earnings, each of the businesses put a stranglehold on new investments, both for acquisitions and for internal development (except TWC, which continued its Levin-era upgrade program). AOL has been managed as a declining annuity, without the long-term investment necessary to meet new competitive threats or create new technologies. AOL maintained its "walled garden" strategy well beyond its useful life, making the wrong bet against the resurgence of Internet advertising. AOL partnered with third parties (which leveraged AOL's platform only until their own audiences were well-established) to generate immediate revenue and earnings rather than developing AOL's own differentiated offerings. Yahoo, in contrast, run by a former senior TWX executive, invested in R&D and acquisitions and evolved into a leading destination site with unique capabilities in the search category and the paid listings category. Both TWC and Filmed Entertainment missed strategically critical M&A opportunities to grow and enhance their existing businesses, namely AT&T Broadband and MGM. AT&T Broadband, for which Mr. Parsons acted as the lead negotiator, was a landmark deal that changed the face of the industry and would have secured TWC's position as the country's leading cable operator at the time. In MGM, TWX had the opportunity to create an even larger film library under its own roof and extend its existing distribution rights. The Networks business did not create any successful new channels of scale because TWX put a damper on new investment. The Publishing business failed to launch any important new titles because of corporate budget constraints.

        Meanwhile, corporate overhead is projected to increase from about $300 million in 2001 to an estimated $450 million in 2005, without a concomitant reduction of duplicative costs at the divisional level. When Warner Music Group ("WMG") was sold, the new private equity owners embarked upon a successful strategy to reduce costs by an estimated $250 million. At Time, in December 2005, the division's CEO Ann Moore announced a reorganization and the need to reduce costs. The process was intended to "delayer" the company's management structure and reduce costs because "[t]oo many layers make you very averse to risk." She said the process was "long overdue" at Time and would continue because it was not a "one-day fix."(a) TWX's annual corporate costs exceed those of its peers, with a vast scope of headquarters at One Time Warner Center symbolic of unnecessary expense.

(a)
Seth Sutel, Time Inc. Fires Senior Execs in Shakeup, Muskogee Daily Phoenix and Times-Democrat, December 19, 2005. Stephanie D. Smith, House of Luce Gets a Renovation, Mediaweek, December 19, 2005. Joe Hagan, Time Inc. Thins Managerial Ranks in Restructuring, The Wall Street Journal, December 14, 2005.

Exhibit 1.8: ANALYSIS OF TWX CORPORATE EXPENSE ($ MM)

Information Source: Company filings and estimates based on various Wall Street research reports.
Note: Excludes extraordinary expenses such as legal charges/reserves, restructuring charges and accounting charges.

(b)
Based on number of employees from 2004 10-K.

        While TWX's corporate expenses have increased at a compound annual growth rate of over 9% since 2001, corporate America has embarked upon major cost reduction programs, particularly in the area of general and administrative functions. DaimlerChrysler is eliminating 20% of its administrative work force worldwide, in areas like finance, human resources and strategic planning. Dieter Zetsche, the company's chief executive, said, "You have low-hanging fruit that you will be able to benefit from in the first 12 months. Then you have things that require significant changes in the way you do your business."(c) At Sony, the business plan for 2005 included cost reductions totaling 200 billion yen and a global headcount reduction of 10,000, of which 5,000 were to be headquarters and administrative staff. Sony Chief Executive Howard Stringer agrees with his senior management that Sony must "reduce the layers" in the chain of command in Sony's electronics business.(d) At the Tribune Companies, staff cuts by the end of 2005 were expected to represent about 4% of the media company's work force. Tribune expects to cut an additional 4% of its work force in 2006. At Knight Ridder, which recently announced that it was exploring strategic alternatives including the possible sale of the company, potential cost savings are estimated at approximately $150 million, which represents about 6% of estimated 2005 cash operating expenses. Hewlett-Packard and IBM both announced layoffs of 14,500 employees worldwide. At Hewlett-Packard, the cuts total almost 10% of the workforce. Of that, about half will be in support functions, such as IT operations, human resources and finance. Mark Hurd, HP's CEO, said the job cuts will have little effect on HP's research, development and sales organizations. Of annual savings of around $1.9 billion, about half are expected to be reinvested in the company for development and acquisitions.

(c)
Carter Dougherty, Cost-Cutting at Daimler to Eliminate 6,000 Jobs, The N.Y. Times, January 25, 2006.
(d)
Phred Dvorak, Sony's Chubachi Sets His Sights on Cost Cutting, The Wall St. Journal, March 25, 2005.

        There is no evidence that TWX's corporate overhead has improved the functionality of TWX as an integrated company. With a world-class executive such as Barry Meyer running Warner Bros. Entertainment and other talented people at certain divisions, Parent's executives have apparently not been of great help. Based on its stock price performance, TWX has not been an effective conglomerate, despite the amalgamation of sector-leading businesses.

IV.    STRATEGY

        TWX's approach has been shortsighted and poorly executed. The Company has operated without a long-term direction, which explains many of the contradictions and missteps in its actions. TWX's orientation has resulted in:

  •
  Underestimation of TWX's future cash flows and misplaced bet on the financial markets, thereby severely underestimating TWX's financial capacity

  •
  Under-investment in the businesses

  •
  Missed opportunities internally and through acquisitions

  •
  A history of ineffectual deal execution, which has allowed other companies to take advantage of TWX

  •
  Bloated overhead

        Together, these factors have resulted in a corporate inferno that could exceed a staggering $40 billion in value.(a)

(a)
The assumed difference between TWX's current stock price and the estimated intrinsic value of TWX's assets. The figure does not reflect the value transferred to the buyers of Warner Music Group, the value transferred to Viacom in the sale of TWX's 50% interest in Comedy Central or the value foregone by losing or missing potential opportunities including, among others, a failure to invest in AOL, the failure to consummate a transaction with AT&T Broadband and a failure to acquire MGM.

        Time has not been friendly to TWX. Just in the nine months ended September 2005, AOL's subscriber base in the US declined another 10% to 20 million subscribers (from a peak of nearly 27 million subscribers in 2002).

        The analysis that follows will examine TWX and each of its divisions and TWX's financial strategy, corporate structure and valuation. Then, recommendations will be made to enhance shareholder value.

        This is the TWX story.

FEBRUARY 1, 2006

CHAPTER 2A: OVERVIEW AND ANALYSIS OF THE DIVISIONS OF TWX

AOL

CHAPTER 2A: AOL

I.	EXECUTIVE SUMMARY	11
II.	OVERVIEW OF AMERICA ONLINE	13
III.	COMPETITIVE ENVIRONMENT	25
IV.	SWOT ANALYSIS	38
V.	FINANCIAL PERFORMANCE	39
VI.	CONCLUSION	51

I.     EXECUTIVE SUMMARY

        AOL is a leading consumer Internet business with a large loyal customer base and a storied history as a pioneer of the Internet sector. However, during the five years since the consummation of the merger with TWX, AOL's relative market position has significantly declined. After once being the market leader, AOL today is struggling to reposition itself as the comeback kid, seeking to convince users, advertisers, and investors of its value in a significantly transformed market. This chapter on the AOL division provides an overview of the business, its strategy and its current competitive position. It considers how the competitive environment has evolved since the time of the AOL Time Warner merger and reviews strategies that have proven the most effective in the current environment. Finally, it compares the financial and operating performance of AOL with that of its key competitors.

        Over the past five years, AOL's business has been adversely impacted by multiple changes in management, shifting strategies, an inability to drive synergies with sister divisions, a failure to respond in a timely manner to changes in market dynamics, and ultimately a failure to invest in proprietary offerings. Because of its affiliation with TWX, which is valued by investors on the basis of OIBDA and Net Income, many potential strategies such as more competitive pricing or greater investment in proprietary offerings, designed to build long-term value but at the cost of short-term profitability, have not been implemented. Having lost confidence in the business, TWX management sought to downplay the profile of AOL in its portfolio. In 2003, TWX management elected to remove AOL from the corporate moniker, a telling symbol of the diminished emphasis and expectations placed on the asset.

        A review of AOL's business activities since the Merger suggests that few of the proposed benefits of the transaction have materialized. At the time of the Merger, management articulated a vision whereby the assets of AOL and TWX would be leveraged in complementary ways and would directly address each other's largest strategic challenge. In the Internet access area, TWC's infrastructure would be leveraged to help accelerate the migration of AOL's dial-up subscribers to broadband. In the content area, AOL's large online user base and capabilities would facilitate the transformation of TWX's traditional content assets into innovative digital media services. Clearly, neither of these benefits has occurred.

        First, AOL has enjoyed little-to-no identifiable benefit from its association with TWC, as AOL and Road Runner continue to compete with each other in the TWC franchise territory. In fact, AOL's association with the cable provider may have actually compromised its broadband strategy as it made it more challenging for AOL to secure broadband agreements with other telcos and has caused AOL to curtail its lobbying efforts in favor of a regulatory policy of network unbundling. During this period, perhaps in part because of the absence of AOL as a lobbying force, the regulatory environment has become much more difficult for non-facilities based access providers.

        Second, there is little evidence that TWX content has had a material impact on the attractiveness of AOL's offering in the eyes of customers. Currently, the primary consumer benefit of the AOL service offering promoted in media campaigns is AOL's security features, not any proprietary TWX content. At present, the most prominent form of traditional media featured on the AOL site is music, suggesting an obvious potential area for synergies, but TWX elected to divest its market leading music franchise in early 2004. In fact, AOL's walled garden strategy, in which content is available only to paid subscribers, has not been attractive to the Internet strategies of other TWX divisions, as it limits their potential audience. As a result, the content divisions of TWX are generally pursuing digital media strategies independent of AOL.

        Since the Merger, AOL's performance in the Internet advertising market stands in sharp contrast to that of its major Internet content competitors. Over this period, a number of changes in how Internet content is monetized have occurred, making online advertising an increasingly attractive proposition. Among the most notable is the introduction of the paid search advertising paradigm, which has caused Internet search offerings to evolve from a loss leader to a $6.5 billion market and among the most strategically important online businesses.(a) Online classified listings have also been growing quickly and are beginning to cannibalize the large revenue bases of offline competitors. Many of AOL's competitors made significant investments in developing proprietary offerings in these areas which have proven to be fast-growing and remarkably profitable businesses.

(a)
Information and estimates based on various Wall Street research reports. Estimated size of US market in 2005.

        By contrast, as a division of TWX, AOL pursued a strategy focused on maximizing short-term profitability, which limited its ability to participate in the growth in these end markets. Rather than investing in its own search technology and developing its own paid search advertiser network, AOL opted instead to license technology and advertising from Google. Rather than developing its own paid listing services, AOL generally partnered with third parties. By doing so, it allowed the partners to build attractively positioned independent businesses that had less need for ongoing traffic agreements with AOL. The result of this strategy is that, while AOL was able to maximize short-term profitability, it has not developed proprietary offerings in several key strategic areas and now remains vulnerable to further subscriber losses.

        In the past year, AOL has taken a number of steps to transform its business, with a particular focus on better positioning itself to capitalize on advertising revenue opportunities. The most significant element of this strategy is the opening up of its services to non-subscribers. This approach has already had some early successes, such as the critically acclaimed coverage of the Live8 concerts, illustrating the potential of advertising driven broadband service offerings. Nevertheless, it remains unclear how successful AOL will be in attracting non-subscription users and what impact this new strategy will have on the rate of decline in subscription revenue. While it is clear that AOL recognizes that the competitive environment has evolved, time is of the essence. AOL will need to move quickly to reposition its product and revenue mix. To do so, AOL may need the flexibility to take actions that could compromise short-term profitability but are in the best interests of building long-term value.

        TWX management is now beginning to describe AOL in more glowing terms and has suggested that it will be an important area of investment going forward. Mr. Parsons recently characterized AOL as the "Internet superspice"(b) that differentiates TWX from other media conglomerates. But investors have the opportunity to spice up their own portfolios through direct investments in Internet sector leaders that have proven more adept and aggressive.

(b)
Brett Pulley, "Dick and Carl's Goblet of Fire", Forbes, December 26, 2005.

II. OVERVIEW OF AMERICA ONLINE

Business Overview

        AOL is a top Internet brand and a provider of Internet access, interactive services, and content. AOL owns or operates a number of leading Internet and web services, technologies and brands, including AOL.com, AOL Instant Messenger ("AIM"), Netscape, ICQ, MapQuest, Moviefone, and CompuServe. AOL acquired many of these properties and brands during the late 1990s. The business is currently organized into four operating units: Access, Audience, Digital Services, and International.

Exhibit 2A.1: SELECTED AOL PROPERTIES AND BRANDS

Access	AOL 9.0 Security Edition	•	Latest version of AOL access software
	Netscape Internet Service	•	Value narrowband Internet dial-up access service
	CompuServe	•	Internet access service for home and workplace
Audience	AOL.com	•	Online portal optimized for broadband content
	AIM	•	Instant messenger application and service; 55 million active users(a)
	ICQ	•	Global instant messaging services
	MapQuest	•	Online mapping and destination services
	Moviefone	•	Movie information site, primarily including listings
	AOL CityGuide	•	Local online network providing information about 317 cities across the US
	InStore	•	Search-driven shopping experience
Digital Services	TotalTalk	•	Voice-over-IP phone service
	AOL Mobile	•	Mobile phone access service
	AOL Music Now	•	Online resource for purchasing music, both à la carte and on a subscription basis
International	AOL Europe	•	European access and advertising business
	AOL Latin America	•	In liquidation

Information Source: Company filings.

(a)
Information and estimates based on various Wall Street research reports.

        For reporting purposes, AOL's revenue is classified into two categories: Subscription and Advertising. Currently approximately 84% of revenue is classified as Subscription revenue, with the remainder from Advertising.

Exhibit 2A.2: 2005E REVENUE BREAKDOWN

Source: Information and estimates based on various Wall Street research reports.

AOL Business Units

        Since late 2004, AOL has been organized into four business units: Access, Audience, Digital Services, and International.

Access

        The Access business unit comprises the online subscription service provided to US subscribers. This service offers users access to the Internet, primarily through a dial-up connection, and access to a walled garden of exclusive content, features and tools. The Access business has experienced significant declines in subscribers and revenue as users migrate to competitors' high-speed broadband and low-cost dial-up services. As a result, domestic subscribers have declined to 20.1 million as of September 30, 2005, down from a peak of 26.7 million as of September 30, 2002. The subscriber attrition has been most pronounced for premium narrowband subscribers (i.e., those paying $15 or more per month).(a)

(a)
Company filings.

Exhibit 2A.3: AOL DOMESTIC SUBSCRIBERS (MM)

Information Source: Company filings.

        To mitigate these declines, AOL has over time pursued a number of initiatives designed to attract and retain subscribers, with mixed success. These initiatives include developing a value narrowband offering under the Netscape brand with a price point of about $10, allowing customers using third party broadband services to access AOL content under a $15 per month bring your own access ("BYOA") plan, providing AOL-branded DSL subscriptions, and continuing to offer introductory free trial and reduced monthly fee programs.

Audience

        The Audience business is focused on generating advertising revenue on AOL's sites and properties, which include AOL, AOL.com, AIM, MapQuest, and Moviefone, as well as through Advertising.com's network of properties. Revenue is derived from the sale of banner and other types of branded advertisements, paid search and other pay-for-performance advertising.

        As a consequence of the walled garden strategy in which only subscribers could access much of its content, the vast majority of AOL's advertising revenue has been derived from traffic associated with AOL subscribers. As AOL lost subscribers, the size of the audience from which it could derive advertising revenue declined. Meanwhile, a number of market developments such as the adoption of pay-per-click advertising significantly improved the attractiveness of online advertising business models. As AOL's subscriber base declined, it paid an increasingly large opportunity cost in maintaining its walled garden strategy. Eventually, in late 2004, AOL announced that it would abandon the walled garden approach and would make a large portion of its services available to non-subscribers. In July 2005, AOL launched the AOL.com portal, a website featuring broadband optimized content available to all Internet users. AOL is now pursuing a strategy focused on maximizing the size of the audience from which it can derive advertising revenue.

        In executing this new strategy, AOL will face a number of challenges. First and foremost will be the need to develop offerings that are compelling enough to attract users, both AOL subscribers and those who are not AOL Access users. To date, AOL has benefited from its position as an access provider by providing a home page with access to content and features that can be monetized through advertising or traffic partnerships. By contrast, the AOL.com open portal will not be able to leverage this home page advantage and will need to compete with properties that are accustomed to attracting Internet traffic.

        Also, AOL has historically pursued a strategy of repackaging and co-branding third party services such as Google's search technology, Match.com's personals service and WebMD's medical information. AOL will now be competing for traffic with these vendors. It is unclear what incentive non-AOL access users will have to use the AOL version of such services.

        The Audience business unit also includes Advertising.com, which was acquired in the 3rd quarter of 2004. Advertising.com is a performance-based online advertising network that places ads on the websites of third party publishers and is paid by advertisers based on achieving certain performance metrics, such as registering new customers. Advertising.com has provided AOL with additional opportunities to derive advertising revenue that are not dependent on the AOL walled garden traffic.

Exhibit 2A.4: STUCK IN A WALLED GARDEN

        How did TWX permit AOL to fall so far behind, pursuing a strategy so well beyond its useful life?

        For years, AOL has followed a walled garden strategy, making certain content available only to its paid subscribers. The proprietary content provided a source of differentiation for AOL's Internet access business. AOL also partnered extensively with a number of leading Internet properties through "traffic agreements" in which AOL would be compensated for directing users to the partner's website or would offer an AOL version of the partner's service. This strategy initially proved very successful, as AOL was able to achieve a market share of over 50% of residential Internet access subscribers and was simultaneously the largest vendor of online advertising. However, as the Internet sector matured, AOL's walled garden strategy, combined with its heavy reliance on traffic agreements with third party properties, proved to have a number of significant drawbacks.

        First, by limiting access to the proprietary content, AOL limited the size of its audience, a key driver of advertising revenue. As long as subscription revenue opportunities outpaced advertising revenue opportunities, the strategy was sensible. But as the quality of content available on the Internet has improved over time, AOL has had more difficulty differentiating its content and justifying to consumers a price premium.

        Second, many Internet services enjoy a significant network effect, whereby a service with a larger number of users will bring more value to users than a similar service with a smaller number of users. For example, consumers benefit most from an auction site with the most items for sale or an employment classified site with the most job postings. Limiting such services to subscribers creates a competitive disadvantage. To address this issue, AOL has made frequent use of traffic partnerships allowing AOL users to benefit from the installed base of online partners. While these traffic agreements helped generate significant revenue for AOL over the short term, value over the longer term is questionable. By partnering with third parties rather than developing its own offerings, AOL has missed out on some substantial opportunities to build a defensible and differentiated franchise in a number of the Internet's most lucrative areas like auctions and classifieds.

        The third drawback is that a comprehensive partnership strategy diminishes incentives for innovation. AOL, as an access provider, benefits from a significant amount of captive traffic because it controls the customer start-page. AOL's strategy has emphasized forming strategic agreements with others to help monetize its start page, and, until recently, with the exception of instant messaging, AOL has not pursued attracting non-captive users with innovative services. By contrast, pure advertising driven sites like Yahoo and Google must continuously innovate to attract users.

        AOL is opening up the walled garden, but it may be too little too late, as users have already developed loyalties to other offerings.

Digital Services

        The Digital Services business is focused on providing premium subscription services to both AOL subscribers and to other broadband users. The unit provides subscription-based services that leverage the capabilities of broadband access such as AOL Music Now, a pay music service, AOL TotalTalk, a Voice-over-Internet Protocol ("VoIP") service, AOL Mobile, and other services.

        Advanced communications services have the potential to play a significant role in AOL's transformation. eBay's recent acquisition of Skype and Vonage's implied valuation of over $1 billion in its latest financing testify to the significant perceived opportunity to transform the communications experience and traditional voice pricing models by leveraging the Internet.

        AOL's market leading position in instant messaging ("IM") is likely to have a significant impact on its ability to compete in this emerging segment. Many competing providers such as Yahoo and Microsoft will also offer VoIP services by upgrading their text-based products to versions that include voice capabilities. AOL has built and sustained leadership in instant messaging by utilizing a very different strategy than it has with its flagship access service. Indeed, not only was it an early entrant and innovator, but it has also made its IM applications freely available to both subscribers and non-subscribers. Given the size of AOL's instant messaging market share, it has the potential to generate significant revenue if only a small portion of its user base upgrades to pay services such as IM to Public Switched Telephone Network ("PSTN") calling plans or voice mailbox features. Notwithstanding this potential, instant messaging has not yet become the profitable advertising platform it was expected to be.

International

        The International business largely consists of the operations of AOL Europe. Subscriber declines at AOL Europe have not been as pronounced as in the US, due to a more favorable regulatory environment that has allowed non facilities-based providers like AOL to be more competitive in offering broadband services. AOL Europe subscribers have declined to 6.1 million as of September 30,

2005, down from 6.3 million as of September 30, 2004. The Company has indicated that broadband subscribers in Europe are increasing as a percentage of total subscribers.(a)

(a)
Company filings.

Exhibit 2A.5: AOL EUROPE SUBSCRIBERS (MM)

Information Source: Company filings.

        AOL still faces significant challenges in Europe. Many competitors have successfully implemented facilities-based strategies that provide for much better profitability than AOL achieves. Incumbents and facilities-based providers are also increasingly offering consumers a bundled service that includes multiple products such as high-speed data, voice and IP video services, leaving AOL at a distinct disadvantage.

Exhibit 2A.6: AOL EUROPE—THE BERTELSMANN PUT ($ MM)

        In March 2000, about two months after the merger with TWX was announced, AOL announced that it had renegotiated its partnership agreement with Bertelsmann with respect to AOL Europe. With the announced merger between TWX and AOL, the renegotiation had been widely anticipated. The revised agreement offered AOL a potential path to control of the 50%/50% joint venture in the form of a put/call arrangement that was exercisable in two stages in January and June of 2002. The consolidation of AOL Europe would provide AOL with greater operational flexibility and greater capacity to integrate TWX content into the service offering.

        Under the agreement, Bertelsmann had the right to put its stake to AOL Europe for $6.75 billion in 2002. If the stake was not put, AOL had the right to call the stake for $8.25 billion. The $6.75-$8.25 billion consideration valued AOL Europe at 21x-25x expected 2000 revenue, or over $3,500 per subscriber.(b)

(b)
Information and estimates based on various Wall Street research reports.

		Valuation as a Multiple of
Bertelsmann Stake Value	Implied 100% Value	2000E Revenue	Subscribers
$6,750	$13,500	21.0x	$3,553
8,250	16,500	25.0	4,342

        By committing to purchase the Bertelsmann stake two years in the future at such a high value relative to the then-current economic performance of the business, AOL left itself exposed to both any potential shortfall in operating performance relative to such high expectations, as well as market volatility.

        It turned out to be a particularly unfortunate time to be taking such gambles. AOL's own stock had already fallen in the preceding three months by over 30%. The announcement occurred one week after the NASDAQ hit its all time high on March 10, 2000. At that point, many were actively challenging the sustainability of Internet sector valuations.

HISTORICAL SHARE PRICE PERFORMANCE

AOL/TWX	NASDAQ

Information Source: FactSet.

        During the subsequent two years, while AOL management was largely responsible for AOL Europe's operations, AOL reported its share in the loss-making venture on a deconsolidated basis. If deconsolidating AOL Europe for an additional two years were a primary objective of the transaction structure, it would prove to come at a very high cost to shareholders. The SEC later successfully challenged the accounting treatment for the asset, arguing that AOL maintained de facto control of the asset during this period.

        In early 2001, Bertelsmann and AOL began negotiations regarding Bertelsmann's desire to be paid in cash for its interest in AOL Europe. AOL eventually agreed to commit itself to fund the put with all cash, and in return Bertelsmann agreed to purchase additional advertising from AOL totaling $400 million. This renegotiation later attracted the scrutiny of the SEC.

        By the time the put was exercised in 2002 at a cash cost of $6.75 billion, Wall Street analysts were valuing the whole of AOL Europe at between $2-$5 billion.(a) The cash obligation was not timely for TWX; the Company incurred additional debt to fund the payment. In March 2005, AOL settled a series of claims by the SEC whereby TWX agreed to pay a $300 million fine and to restate its previous financial statements, including the consolidation of AOL Europe during the 2000-2002 period and the previously reported $400 million in Bertelsmann advertising revenue.

(a)
Information and estimates based on various Wall Street research reports.

        AOL also made investments in AOL Latin America ("AOLA"). However, in 2005 AOLA announced that it intends to liquidate, sell or wind up its operations and is currently operating under Chapter 11 of the US Bankruptcy Code. In March 2005, AOL recorded a $24 million non-cash impairment charge related to goodwill associated with its investment in AOLA.(b)

(b)
Company filings.

Acquisition and Investment History

        AOL had been an active acquirer of Internet and web services, technologies and brands from 1985 until the time of the Merger. Among the more notable acquisitions were WebCrawler in June 1996, CompuServe in January 1998, Netscape Communications in March 1999, Moviefone in May 1999, and MapQuest in June 2000. Following the Merger, AOL went over almost 3 1/2 years without making a material acquisition, or seemingly, investing in the business organically.

Exhibit 2A.7: AOL ACQUISITION HISTORY

Information Source: Company filings.

        Over the past 18 months, AOL has become more acquisitive, though at a much smaller scale than many other major Internet players such as Yahoo, InterActiveCorp and eBay. In August 2004, AOL acquired Advertising.com. AOL also acquired Xdrive and Wildseed in August 2005, Weblogs in October 2005 and Music Now in November 2005. Most recently, AOL announced the acquisition of video search company Truveo in January 2006.

Exhibit 2A.8: SELECTED ACQUISITIONS ($ MM)

Closing Date	Target	Transaction Value	Consideration	Target Description
01/10/06	Truveo	NA	NA	Online video search service
11/03/05	Music Now	NA	NA	Digital music subscription
10/06/05	Weblogs	$25	Cash	Media network of 85 blogging sites
08/08/05	Wildseed	NA	NA	Mobile phone software
08/04/05	Xdrive	NA	NA	Internet storage space
08/02/04	Advertising.com	435	Cash	Interactive marketing services
06/29/00	MapQuest Inc.	900	Stock	Online maps and directions
06/01/99	Spinner.com, Nullsoft	400	Stock	Internet music
05/24/99	MovieFone	385	Stock	Movie listings and tickets
03/17/99	Netscape Communications	4,200	Stock	Web browser and web site
06/08/98	Mirabilis (ICQ)	287	Cash	ICQ Chat
01/31/98	CompuServe	NA	NA	Internet access
06/28/96	WebCrawler	NA	Cash	Internet search provider

Information Source: Company filings.

Leadership

        Since the AOL Time Warner merger, AOL has experienced a series of changes in management that have been disruptive to the business. In the first two years following the Merger, the executive leadership at the unit changed hands four times. First, Barry Schuler, formerly President of the Interactive Service Group, took the reins as Chairman and CEO following the completion of the Merger in January 2001. A change in management came a little over a year later as the business was faltering and in April 2002, Bob Pittman, who was serving as Co-COO of TWX, took over day-to-day responsibility for AOL's operations. Mr. Pittman was representative of AOL's aggressive culture prior to the Merger and stepped in to try to revive AOL's fortunes. Mr. Pittman's tenure at AOL was short, however, as he departed TWX just a few months later in July 2002 as part of a broad management re-organization in which the Co-COO positions were given to Don Logan and Jeff Bewkes, two long-term TWX executives.

        Mr. Logan was given responsibility for AOL at the TWX corporate level, along with responsibility for Time Inc. and TWC. With Pittman gone, Mr. Logan also took over day-to-day responsibility for AOL operations on an interim basis. In August 2002, AOL named Jonathan Miller, previously a senior executive at USA Interactive (now InterActiveCorp), as CEO of the business unit, reporting to Mr. Logan. In December 2005, Mr. Logan retired and responsibility for oversight of AOL at the TWX corporate level was transferred to Mr. Bewkes.

        With each change in executive leadership came changes to strategy, corporate reporting, and other managers. These disruptions detracted attention from AOL's business when it needed it the most. When combined with AOL's declining fortunes, the management changes have helped to cause a costly talent drain and to produce a culture that appears to be highly political with low morale. These numerous management changes are also in stark contrast to the leadership continuity at other major Internet companies, for example, Amazon, eBay, IAC, Google and Yahoo.

Strategic Partnerships

        Strategic partnerships with other Internet providers have long been a central part of AOL's business strategy. Many of these partnerships have been in the form of "traffic agreements" whereby AOL would agree to direct its users to the partner's service or a co-branded service in exchange for significant advertising or revenue sharing commitments. These partnerships are in large part a legacy of AOL's position as the leading consumer Internet access provider. As an access provider, AOL enjoyed significant traffic to its start page that could be directed to its own or to various partners' services. Given its significant market share, a traffic partnership with AOL was a must-have for many aspiring Internet sector start-ups. AOL's business affairs unit, which was responsible for negotiating significant strategic partnerships, sought to take full advantage of its market position and negotiated a series of extremely lucrative partnership agreements. AOL would often play rivals against each other in competition for the highly coveted partnership rights with AOL. This partnership strategy had a number of benefits over the short term. First, it generated significant revenue for AOL. Second, it enriched the capabilities of the AOL walled garden service by aggregating the content and services from leading online vendors. Third, it allowed AOL to minimize investment in developing and scaling its own capabilities in those areas.

        However, over the long run, this relatively passive strategy of partnering rather than investing directly had a significant opportunity cost. In committing to partnerships with third parties, AOL did not invest in developing or acquiring its own services in those areas. As AOL's subscriber base declined, its leverage in negotiating lucrative traffic agreements has likewise diminished. Moreover, the partners' need for AOL has diminished as their businesses have gained critical mass. This shift is especially true in sectors that have network effects, such as auctions, classified services and paid search. AOL was well positioned to build its own offerings, but by entering into traffic agreements with such partners, AOL allowed the partners to become category leaders. These areas are now among the most profitable categories online.

Auctions: The Ebay Partnership

        eBay began marketing its services on AOL in December 1997. In September 1998, AOL agreed to make eBay its preferred auction service for three years in return for guaranteed payments totaling $12 million. eBay's auction listings were incorporated into AOL's services. At the time, eBay had 850,000 members, compared to AOL's 15 million subscribers. AOL and eBay further expanded their relationship in March 1999, when eBay agreed to pay AOL $75 million for a prominent position across AOL's various brands for four years, making eBay the official auction site on AOL's properties. By leveraging AOL's large subscriber base, eBay significantly strengthened its position relative to its competitors. While the agreement created a co-branded site accessible through the AOL service, auction users eventually became familiar with eBay and began to go directly to eBay's website. Eventually, eBay no longer needed AOL's marketing to attract auction users. By the time AOL launched its own online shopping marketplace in early 2003, it was already far behind eBay. Also, the terms of its partnership agreement with eBay prohibited AOL from running auctions.(a) Today, eBay's equity is valued at approximately $66 billion and it has 168 million registered users.(b)

(a)
Nick Wingfield, "AOL Veers Into eBay's Turf With Online Shopping Service," Wall Street Journal, October 2, 2002.

(b)
Company filings.

Classified Sector Partnerships

        AOL has formed a number of strategic partnerships with parties pursuing classified business models. In the personals segment, AOL has partnered since April 2001 with Match.com, now a division of InterActiveCorp. Match.com provides the personals listings for AOL's dating service Love@AOL. AOL's traffic partnership has helped Match.com become the number one personals site online. Match.com now generates approximately $250 million per year in revenue.(a)

(a)
Company filings.

        In the job listings segment, AOL partnered first with Monster.com, and then in December 2003 switched to Careerbuilder.com. The deal with Careerbuilder.com could generate as much as $115 million in revenue for AOL over four years. However, by partnering, AOL missed the opportunity to develop its own service and capitalize on its member base. Monster.com, the market leader in the job listings sector, has a market value of over $5 billion.

        In contrast to AOL's approach, Yahoo has taken a different tact. Although it initially pursued a strategy focused on traffic partnerships with classified vendors like Careerbuilder.com, Yahoo later concluded that in product categories with a strong network effect such as classified listings, it would generate more sustainable value as a destination site rather than as a source of traffic referrals. To reposition itself in the marketplace, Yahoo acquired HotJobs.com and launched its own personals site, which together are expected to generate over $200 million in revenue in 2005.(b)

(b)
Information and estimates based on various Wall Street research reports.

Search: The Google Partnership

        Perhaps the most strategic area in which AOL opted to license technology rather than develop its own service is search. Providing differentiated Internet search capabilities has historically presented a bit of a conflict for AOL given its walled garden strategy. By investing in differentiated Internet search capabilities, AOL would in essence be helping users find third party services, whereas the walled garden strategy was focused on encouraging users to stay on the AOL service as much as possible. However, AOL was also opportunistic about deriving revenue where possible, and when Overture (then Goto.com), which pioneered the paid search paradigm, began to syndicate its paid listings, AOL became an early partner. Later, in May 2002, AOL switched its search affiliation to Google, which offered very aggressive terms such as allowing AOL to receive at least 80% of the revenue generated and committing to large guaranteed payments.

        In partnering with Google, AOL neglected to invest in its own proprietary search capabilities. This inaction may have seemed of little consequence at the time of the 2002 Google agreement given that search was largely viewed as a loss leader and given AOL's desire to highlight its own content rather than facilitating its users to locate Internet-based alternatives. However, in subsequent years, paid search has become one of the most profitable and fast growing businesses online. Paid search generated an estimated $6.5 billion in revenue domestically in 2005, with the industry expected to grow at a 15% CAGR over the next five years.(b) Search has also become among the most strategic online businesses. Leading search engines now enjoy the strategic relevance that AOL's home page enjoyed in the late 1990's, serving as the roadmap for online traffic and giving partners and advertisers tremendous leverage in the ability to launch and grow new businesses.

(b)
Information and estimates based on various Wall Street research reports.

        AOL recently announced a new five-year agreement to license technology and paid search listings from Google. The negotiation process appears to have been managed in classic AOL style, with multiple parties being played off against each other with the objective of extracting the highest short-term value for access to AOL's user base. The outcome is a continuation of the historic relationship with Google plus a highly symbolic investment by Google in the AOL unit at a time when TWX does not need capital. AOL will also gain certain rights to leverage Google paid search technology and sell advertising directly, and to receive prominent promotion of AOL offerings on the Google search engine. These new rights could prove valuable as AOL seeks to reposition itself as a destination site for all Internet users. But these new rights will also come at an opportunity cost in that AOL will likely continue to not invest in its own differentiated search offering except in niche areas like video search. The Google agreement may also impact AOL's ability to consummate more comprehensive strategic transactions with others in the future, though the specific limitations are unclear due in part to the limited disclosure provided to date about the terms of the agreement.

        AOL's desire to continue its partnership strategy on search stands in stark contrast with that of Yahoo and other major Internet players. Consider the recent acquisition history of Yahoo in this critical sector relative to that of AOL. Only three years ago, Yahoo had a strategic position in the search market that was very similar to AOL's position today: Yahoo licensed algorithmic search technology from Google and licensed paid search listings from Overture. In 2002, Yahoo acquired Inktomi, a search technology vendor, for $269 million, and in 2003, it acquired Overture Services, then the market leader in paid search, for $1.6 billion.(a) Yahoo is now the number two vendor in the search market, with search generating $1.6 billion in revenue in 2005 (excluding traffic acquisition costs) and expected to grow about 30% in 2006.(b) Other major Internet players have also made significant investments in recent years to gain proprietary capabilities in the strategically important search market. Witness InterActiveCorp's recent purchase of Ask Jeeves and Microsoft's commitment of significant internal resources to develop its own proprietary search capabilities.

(a)
Company filings.

(b)
Information and estimates based on various Wall Street research reports.

Exhibit 2A.9: THE GOOGLE AGREEMENTS

        AOL has signed two major strategic agreements with Google. The first was signed in May 2002 and the second was signed in December 2005. The Google partnership has proven to be one of AOL's most material strategic agreements. Paid search now accounts for almost a third of AOL's total advertising revenues and is projected to be a major growth driver going forward. AOL's decision to re-commit to Google for another five years will likely have a defining influence on the business over this period. However, the manner in which the contract was negotiated and disclosed leaves investors with many unanswered questions.

        For example, the agreement was executed in the form of a binding term sheet, with definitive agreements left subject to negotiation. If the parties remain unable to agree on definitive language by February 18, 2006, this critically important agreement will remain in the form of a term sheet, with the details potentially resolved by arbitration. As a result, it remains unclear to what TWX has committed itself.

        The public disclosures about the terms of the agreement have failed to clarify the extent of the commitments made by AOL and the potential limitations on future strategic agreements. For example, TWX's SEC disclosure notes that Google has the right to block certain actions if they are adverse to Google, but does not clarify whether Google might have the ability to influence a transaction with another party. Nor does it clarify the extent to which TWX can terminate the Google agreement if it is counter to the interests of a potential acquirer of AOL. Despite the strategic importance of the agreement, TWX classified its form 8-K SEC disclosure about the agreement under Item 8.01 "Other Events" rather than under Item 1.01 "Entry into a Material Definitive Agreement." As a result, TWX is under no obligation to make further disclosures when the final language is completed. Fortunately Google has classified the agreement as material and filed its disclosure under Item 1.01 so TWX investors should be able to discover TWX's commitments through Google's future disclosures.

        Also, the negotiation process with Google and MSN was largely focused on search partnerships. In negotiating this agreement, TWX did not appear to consider a number of other potential alternatives, including a spin-off, spin-merge or sale of the entire AOL business that could have achieved higher value for TWX shareholders and the Company. Given the potential long-term implications of the Google partnership, shareholders would have been better served if TWX management had fully considered all the alternatives.

Current AOL Strategy

        AOL reorganized into its current business unit structure during the 4th quarter of 2004. This reorganization was in part intended to help better balance the Subscription and Advertising businesses. In response to serious threats to its core premium-priced dial-up subscription business, AOL plans to place more emphasis on advertising and search, which are higher margin businesses and are expected to grow for the foreseeable future.

Subscription

        AOL's Internet access business faces particular challenges as its US subscriber base continues to decline, driven by the maturing of the dial-up services business and the continued migration of subscribers to broadband or value-priced dial-up services. As a result, and due to the failure of several initiatives to grow revenue through other means, AOL has relied on network service cost reductions in an attempt to grow, or at least maximize, cash flow and profitability. AOL has admitted that these cost savings will be lower going forward, as it has extracted most of the savings already (headcount and SG&A savings are likely still possible). One avenue of potential growth would be to achieve greater success in migrating AOL's dial-up subscribers to broadband. AOL generally realizes lower gross margins from broadband subscribers, but customers that have migrated are less likely to churn to alternative providers, thus increasing their lifetime value. AOL recently announced a series of DSL wholesale agreements with Verizon, AT&T, BellSouth, and Qwest to offer DSL access services at a price starting at $25.90 per month. Also, five years after the Merger, AOL is finally beginning to deepen its relationship with TWC and its Road Runner high-speed online service.

Advertising

        AOL's shift in focus to advertising-based revenue is dependent on expanding usage of its various properties, including AOL.com, MapQuest, Moviefone and AIM. AOL remains one of the very best audience aggregators online. This is true quantitatively (114 million unique users)(a) and qualitatively (generally very loyal user base, established personal and demographic data). AOL plans to generate revenue from this increased traffic through the use of paid search, branded advertising, and increased utilization and optimization of AOL advertising inventory space. The 2004 acquisition of Advertising.com is expected to help AOL with its inventory utilization, adding advanced inventory allocation and optimization technology, as well as an established online advertising business.

(a)
comScore Media Metrix. Includes all TWX properties.

Other

        Better monetizing its various properties is also part of AOL's strategy. For example, AIM is likely one of AOL's most sustainable positions, with an entrenched user base of 55 million.(a) A key opportunity is VoIP. Voice-based services would further expand the usefulness of AIM, while leveraging the large installed base through network effects. AIM could potentially be a very successful competitor to Skype and others because of its large member base. AOL is also offering VoIP fixed line replacement telephony services in conjunction with broadband subscriptions.

(a)
Information and estimates based on various Wall Street research reports.

III.  COMPETITIVE ENVIRONMENT

        In the five years since the consummation of the Merger, the introduction of new technologies, changes in user behavior, and other market dynamics have significantly altered the competitive landscape. These developments include changes in the competitive environment for residential broadband access services, evolution of audience monetization strategies, and the growth of user generated content and applications. It is instructive to review the nature of these changes as they implicate the potential for synergies between AOL, TWC and the TWX content divisions.

Industry Dynamics and Trends

The Internet Climate in 2000

        At the time of the announcement of the Merger in January 2000, AOL was the market leader in Internet access with a market share of almost 50%.(a) AOL offered its users a complete service, including Internet access as well as proprietary content that was not available to non-subscribers. At that time, the quality of content available on the Internet was limited, making AOL's proprietary content a key differentiating feature.

(a)
FTC Docket No. C-3989 (2000).

        While most consumers at that time still accessed the Internet via dial-up connections, it was widely anticipated that many would eventually upgrade to broadband and that leading dial-up ISPs like AOL were well positioned to become major residential broadband vendors. A number of Competitive Local Exchange Carriers ("CLECs") such as Covad Communications, Northpoint Communications, and Rhythms NetConnections had invested billions of dollars on DSL infrastructure with the intent to provide DSL services on a wholesale basis to AOL and other independent ISPs. Their business models were designed to take advantage of the then current regulatory environment that gave competitive carriers access to local loops on an unbundled basis and precluded Regional Bell Operating Companies ("RBOCs") from providing inter-LATA data services to consumers. Many expected that consumers would purchase broadband access services on an à la carte basis from an independent provider, just as they typically did for narrowband services.

        This view was shared by the Federal Trade Commission ("FTC"), which noted that AOL had market share of approximately 50% of narrowband subscribers and asserted "AOL is positioned and likely to become the leading provider of broadband Internet access as well."(a) Given these facts a merger with TWX appeared to the FTC to have anticompetitive consequences, and it threatened to block the transaction. To address the FTC's concerns, AOL and TWX entered into a consent decree that stipulated that independent ISPs would be given access to TWC's broadband network and that TWC would not inhibit the advertising of rival broadband services on its cable systems.(a)

(a)
FTC Docket No. C-3989 (2000).

Rationale for the AOL Time Warner Merger

        At the time of the Merger, each of TWX and AOL articulated a number of strategic benefits of the combination. Both companies cited the potential for synergy between AOL's infrastructure and interactive services, and TWX brands, content and broadband cable systems. TWX's Board of Directors "noted that this strategic combination would accelerate the digital transformation of TWX by infusing all of TWX's business with a heightened digital focus."(a) The Board further stated, "TWX's advanced broadband delivery systems are expected to provide an important distribution platform for AOL's interactive services, which is expected to result in incremental subscriber growth." AOL stated that, "the two companies' complementary assets will act as catalysts to accelerate the growth of both subscription and advertising/e-commerce revenue, while also creating new business opportunities."(a)

(a)
Company filings.

Subsequent Evolution of the US Residential Broadband Market

        A series of events, including competitive actions by RBOCs, changes in the legislative and regulatory framework, and bankruptcies of emerging competitive carriers, have caused the residential broadband market to develop very differently than had been predicted by the FTC in 2000. Rather than being dominated by non-facilities based ISPs that market broadband access on an à la carte basis, the primary vendors of residential broadband today are facilities-based carriers, either cable Multiple System Operators ("MSOs") or RBOCs, selling broadband services as part of a bundle of services that may include voice, data and video.

        While AOL has made efforts to migrate its dial-up subscriber base to its own broadband service offering, it did not develop and market a bundled AOL/TWC broadband and video offering. Instead, AOL's broadband strategy following the Merger was largely focused on DSL services. However, the provisioning of broadband services through unbundled local DSL loops turned out to be much more complicated and costly than anticipated. It often required extensive coordination between AOL, multiple DSL-focused CLECs and multiple RBOCs. The service developed a reputation for provisioning delays and billing problems. By contrast, cable MSOs were not burdened by regulatory obligations to unbundled their local loops and could quickly provision services over their own infrastructure. Also, the MSOs were able to bundle broadband services with video packages that consumers found attractive. Meanwhile, AOL was demanding among the highest rates in the industry, seeking to ensure its gross margin per customer did not decline as customers upgraded to broadband. With its uncompetitive broadband pricing, reputation for provisioning difficulties, and an inability to bundle, AOL had difficulties migrating its customer base to broadband and began to lose dial-up customers to cable broadband offerings including TWC's broadband service Road Runner.

        The RBOCs were initially limited in their ability to respond to the aggressive moves by cable MSOs due to regulatory restrictions preventing the provision of inter-LATA data services. Eventually, the RBOCs satisfied the requirements of Section 271 of the Telecommunications Act of 1996 on a state-by-state basis and subsequently began to provide residential DSL services directly to consumers. To gain market share lost to the cable MSOs, many RBOCs priced DSL services aggressively, often at only a small premium to the wholesale price being offered to AOL and other ISPs. These aggressive moves by the RBOCs caused AOL to lose even more dial-up customers to competitive broadband offerings. With its own broadband service priced at a premium of as much as $10-$20 above broadband services provided by the MSOs and RBOCs, it became increasingly clear that any strategy predicated on reselling access services over another company's infrastructure in competition with the infrastructure owner would be challenging.

        A number of other competitive factors contributed to the challenges AOL faced in retaining and growing its subscriber base. In addition to the losses of high-end subscribers to competitive broadband offerings, AOL was increasingly losing low-end subscribers to low-cost dial-up providers such as NetZero that charged rates starting at $9.99 per month. Also, as the content and navigation generally available on the Internet became more accessible and compelling, the proprietary features offered by AOL became less differentiated. AOL's domestic subscribers peaked in September 2002 at 26.7 million. AOL's difficulties in upgrading its user base to DSL offerings also took a toll on many of its infrastructure partners. For example, a number of the DSL focused CLECs such as Northpoint and Rhythms went bankrupt and were liquidated.

        Despite the CLEC bankruptcies, regulatory policy continued to become more favorable to the RBOCs over time. Prior to the Merger, AOL had been a forceful lobbyist championing the cause of independent ISPs seeking unbundled access to RBOC network elements. Upon consummation of the Merger, AOL's regulatory position changed. Given the potential implications of an unbundled access regulatory policy on TWC, AOL began to champion a policy in which unbundling would occur only on a voluntary basis. In the absence of political resistance from AOL, the RBOCs were able to successfully argue to the FCC and in court that the then existing regulatory policy that focused on the unbundling of network elements was misguided as it provided a disincentive for RBOCs to invest in new infrastructure. The RBOCs proffered a series of formal and informal commitments to upgrade infrastructure and provide more facilities-based competition to the cable MSOs in exchange for regulatory relief. Ultimately, the RBOCs were rewarded with a series of favorable FCC rulings and court decisions that had the cumulative effect of lessening the obligations of the RBOCs to share lines with CLECs and other ISPs.

        One of the most significant of these decisions was the August 2003 Triennial Review Order, which was based on a comprehensive review of the network element unbundling obligations of the RBOCs. The order gave RBOCs exclusive rights to offer service over new fiber networks they build. The order also phased out the policy of "line sharing," making it more costly for independent DSL providers to offer broadband. The FCC has continued to take actions favorable to the RBOCs. In August 2005, the FCC voted 4-0 to reclassify DSL from a telephone service to an "information service". This effectively removed the regulation requiring telephone companies to offer their lines to competing DSL providers.

        The RBOCs are currently courting consumers with aggressive prices. Verizon and AT&T currently offer introductory DSL rates of as low as $15 per month for the first year, less than AOL charges for its standard dial-up service.

Exhibit 2A.10: AOL's BROADBAND EFFORTS

        A key strategic rationale articulated for the AOL Time Warner merger was the potential to use TWC's broadband infrastructure to migrate AOL's dial-up customer base to broadband and to drive incremental subscriber growth. At the time of the Merger, AOL enjoyed a market share of the residential Internet access market, albeit via dial-up, of almost 50%. The prevailing view was that AOL was well-positioned to become a leading provider of broadband services. However, AOL would need the infrastructure of a telephone company or a cable provider to do so. TWC, with one of the largest cable operators in the country with 11 million subscribers and attractive demographics, provided a natural vehicle. In promoting the pending merger, the parties stated, "Time Warner's advanced broadband delivery systems are expected to provide an important distribution platform for America Online's interactive services, which is expected to result in incremental subscriber growth."(a)

(a)
Company filings.

        In reviewing the Merger, the Federal Trade Commission had concerns about the anticompetitive consequences in residential broadband services in TWC's service area and eventually filed suit to block the Merger. In its complaint, the FTC stated, "AOL is positioned and likely to become the leading provider of broadband Internet access." The FTC went on to charge that the Merger would "increase AOL/TWX's ability to exercise unilateral market power."(b)

(b)
FTC Docket No. C-3989 (2000).

        To address the FTC's concerns, AOL and TWX entered into a consent degree that required independent ISPs be given access to TWC's high-speed network before AOL could offer its broadband service via the TWC network. Until the network was opened to third parties, TWX would still be able to offer its Road Runner service, which consisted of high-speed Internet access and email but lacked AOL's proprietary content and services. By the end of 2001, TWC had completed the process of integrating independent ISP offerings in all 20 key markets identified in the consent decree.

        Incredibly, after incurring the expense of opening its network to rival broadband access providers, TWX failed to launch a bundled AOL/TWC service offering. Instead, AOL and TWC competed for customers with their own broadband services over the same network. AOL leased access from the TWC network, combined it with AOL content and sold its service to consumers, many of whom were former dial-up customers. TWC offered cable-based broadband via its Road Runner service. Customers who subscribed to TWC's cable service but used AOL for broadband got one bill for cable television and a second for Internet service. All of this was happening at a time when broadband providers were gaining competitive advantage by bundling services. Cable companies bundled broadband with cable television. RBOC's bundled DSL services with voice service plans. Providing broadband services on an à la carte basis was generally uncompetitive.

        One of the primary reasons cited for the failure to develop an integrated offering is that AOL and TWC could not agree on a split of revenue and costs. The failure of TWX corporate to mediate internal divisional politics and create an alignment of incentives caused AOL and TWX to pursue an inferior go-to market strategy and led to the creation of significant negative synergies for AOL. While it was not gaining benefits from its affiliation with TWC, AOL was at a disadvantage with respect to forming strategic partnerships with other network operators. Steve Case observed: "partnerships with other high-speed providers like DSL were made more difficult because people assumed AOL was in the cable camp. So instead of accelerating AOL's broadband push, [the Merger] slowed it."(c)

(c)
Steve Case, It's Time to Take it Apart, Washington Post, December 11, 2005.

        AOL soon found itself unable to compete effectively in the broadband access market. The wholesale cost to AOL of buying access from TWC in their service area and from telephone companies in other service areas was too high. AOL could not compete with bundled offerings. While AOL offered proprietary content, consumers could not necessarily justify the higher monthly cost. Moreover, AOL's "content advantage" began to dissipate as RBOCs negotiated content alliances with online portal specialists such as Yahoo and MSN.

        Recognizing the ineffectiveness of its broadband strategy, in December 2002 AOL announced it would downplay its role as a reseller of broadband access and instead would promote a $15 per month service titled BYOA. Customers would gain access to the proprietary AOL content but would independently contract for access. The BYOA, short for "Bring Your Own Access" strategy had two fundamental problems: a high total cost to consumers and the need for bills from two service providers. Tighter partnership between AOL and TWC could have helped address the latter shortcoming, but it was not until April 2004 that AOL and TWC agreed to co-market the BYOA service whereby customers would receive one bill for TWC cable television, Road Runner and AOL. However, even with unified billing, this BYOA effort proved to be ineffective as customers had difficulty justifying $15 per month for AOL's content, especially as the content freely available on the web became increasingly compelling.

        Other large Internet content vendors such as Yahoo and MSN also developed broadband focused content offerings but chose a very different go to market strategy than AOL. Rather than trying to sign up paying customers directly, Yahoo and MSN negotiated partnerships with RBOCs as a means of addressing the broadband market. For example, in November 2001, Yahoo announced an agreement with SBC (now AT&T) to bundle a broadband optimized Yahoo portal with SBC's broadband access offering. As part of the agreement, SBC committed to pay a monthly fee to Yahoo for each residential SBC DSL customer while Yahoo agreed to share with SBC a portion of the revenue from advanced services sold to those customers. While the monthly fee per user was small relative to the $15 per month AOL charged for its BYOA offering, all SBC broadband users were charged the fee. This arrangement automatically gave Yahoo a large broadband audience to which it could cross sell broadband optimized services, and Yahoo did not have to incur significant marketing expenses trying to grow its own dedicated customer base. AOL pursued similar agreements with broadband providers, but its pricing demands made it uncompetitive with Yahoo and MSN.

        With the failure of BYOA, AOL has recently reversed strategies yet again and is now re-dedicating itself to the broadband access market. In January 2006, AOL announced a series of wholesale broadband access agreements with Verizon, AT&T, Bell South, and Qwest that would allow AOL to provide broadband access services to consumers at a much more competitive price of about $26 per month. However, the terms and scope of these agreements further expose just how little strategic advantage AOL is currently gaining through its relationship with TWC. Despite its affiliation with TWC, AOL appears to be pursuing a DSL centric broadband strategy, having successfully secured national coverage at attractive wholesale rates purely through arms length agreements. TWC and AOL continue to be run as distinct entities and AOL continues to pursue a go to market strategy in the TWC territories in competition with RoadRunner. Even simple tactical decisions, such as making AOL the home page for TWC's broadband access customers, have not been implemented.

Subsequent Evolution of the Internet Content Market

        The Internet content market has also evolved considerably over the last several years. Significant changes have occurred in both the nature of online content and how it is monetized. This evolution has not only shifted the balance between the relative attractiveness of access subscription versus advertising supported business models, but has also helped challenge the assertion that an ISP would necessarily need to rely on close integration with a source of traditional media content. Together they have also helped expose some of the limitations of a walled garden strategy.

Paid Search

        At the time of the Merger, Internet search services were generally monetized through the sale of banner ads and were often treated strategically as a loss leader, a means of generating a large amount of user traffic but only modest revenue. By contrast, with the adoption of the paid search business model in which advertisers bid for preferential placement on search engine results, the search business has become among the most profitable businesses on the web. The paid search industry generated about $6.5 billion in revenue domestically in 2005, with the industry expected to grow at a 15% CAGR over the next five years.(a) The paid search model was initially pioneered by Overture, but adopted and advanced by others, in particular Google.

(a)
Information and estimates based on various Wall Street research reports.

        The significant revenue opportunity presented by the paid search model caused a number of leading Internet players to focus extensive resources on enhancing their proprietary search offerings. Google, currently the dominant market leader used for over half of all search queries worldwide, quickly evolved from a search technology vendor to a destination site in order to more directly exploit the growing market opportunity. Google later cultivated a large network of paid search advertisers, which it syndicated to third parties. Yahoo, which initially licensed search technology from Google, acquired Inktomi to bring search capabilities in-house and acquired Overture to capitalize on the network syndication opportunity. Yahoo is now a formidable competitor to Google and the number-two search vendor. Other major initiatives include InterActiveCorp's purchase of Ask Jeeves, which it plans to promote throughout its collection of properties, and Microsoft's investment of significant internal resources to develop its own proprietary search capabilities.

        By contrast, AOL did not make investments over this period in proprietary algorithmic search technology, nor did it cultivate a base of paid search advertisers that it could syndicate to third-parties. Because of its control over the start page of its ISP customers, AOL was able to rely on a large search user base without needing to attract search traffic through its own innovative features. AOL licensed search technology and paid search listings from Google. While this helped maximize revenue and minimize investment over this period, it has left AOL in a challenging position strategically as it seeks to execute its broadband portal strategy. Without differentiated search capabilities, it may be challenging for AOL to generate meaningful paid search revenue from non-access users.

        While Google appears to have a commanding technology lead, especially in algorithmic search, it is not unreasonable to expect that others may gain share through innovation or by addressing particular market segments. The market remains fluid with the frequent introduction of new features like blog search, tagging, vertical specific search, search of dynamic web pages and multimedia search. AOL has made investments in the area of video search, which could be increasingly valuable as the Internet increasingly becomes a vehicle for accessing multimedia content. However, to effectively develop compelling search offerings may require significant cultural changes. For example, exploiting the paid search model, Google primarily generates revenue only when people leave its network by clicking on an advertised site. This is the cultural antithesis to the walled garden philosophy.

Paid Listings

        A second business model that has experienced significant growth and evolution over the past five years is paid listings, which includes categories traditionally referred to as classifieds (e.g. job listings, personals, real estate, and auctions, as well as services like comparison shopping for which, like paid search, advertisers pay on a per lead basis). These business models can generate high margins because users provide much of the content. Listings also can have network effects whereby a service with a larger user base will be able offer users greater selection and therefore be of greater value. Once again, the walled garden approach favored by AOL left it in poor position to build value in any classified style business as compared to the value potential of a similar service available to all Internet users.

        AOL, rather than develop its own paid listings services, generally partnered with third parties like Match.com for personals, Monster.com and later CareerBuilder.com for jobs, and eBay for auctions. AOL was paid for delivering new users to the partners' sites, which helped generate significant revenue over the short term. Nevertheless, it may not be a sustainable strategy over the long term. As the partner's site grows its user base, it becomes more valuable in its own right and can become less dependent on AOL for traffic, which is also declining. For example, after AOL helped eBay grow its user base through traffic agreements over a number of years, eBay eventually terminated the relationship as users became accustomed to going directly to eBay. Yahoo initially pursued a similar referral strategy as AOL but later concluded that it was more advantageous to be a principal than an agent.

        As in paid search, while competitors quickly responded to market dynamics, AOL took a short sighted view, generating short-term revenue but not taking the requisite steps to establish a principal position in the growing business.

User Generated Content

        One of the fastest growing categories of content on the Internet is user generated content—content that is generated by Internet users or a community of users rather than professionally developed. Such content includes online publications by individuals, like personal blogs and podcasts. It can include content or applications that leverage the contributions of a community of people, such as social networking applications, wikis, and applications that aggregate user reviews or user tags.

        The growing role of user generated content has helped to further undermine the effectiveness of AOL's walled garden philosophy and challenges the assertion that an Internet services provider needs to rely on close integration with a source of traditional media content. First, it represents a very different experience than that of traditional media content. Rather than being a type of content that is published and that a user digests, it instead represents a type of content with which the user can interact. Second, the nature of the content generally favors openness and availability to all or is at least generally enriched by having a larger set of users. Many of these sites, services and applications gain value from being part of a large network where users can provide feedback or add links.

        A number of major Internet content players like Google and Yahoo have been able to leverage the growth in user-contributed content by providing monetization schemes such as the syndication of sponsored links on 3rd party content like blogs and other applications. Many are making the facilitation of user contributed content a key part of their strategy.

        While AOL has only recently embraced a strategy of providing open access to its content to all Internet users, it does have an infrastructure in place for facilitating the monetization of third party content. AOL's Advertising.com business provides advertising solutions for third parties, generally on a performance basis. This asset could potentially be leveraged as part of a strategy to capitalize on the cyclical trend of increasing amounts of user generated content.

Communications

        From its outset, the Internet has proved to be a valuable communications medium. Email was the first application to be widely adopted, and many AOL subscribers initially became members in order to use email. Email has since proven to be a relatively sticky application, as the switching costs of changing one's personal address are relatively substantial. Consistent with its strategy, AOL offered email addresses and email services only to paying subscribers. Yahoo and Hotmail, which Microsoft later acquired, used email as a very successful customer acquisition vehicle, providing it for free in return for a consumer establishing a username and a direct relationship with those providers. Google has since introduced its Gmail service, with similar results.

        A similar service offering, with perhaps greater potential was also introduced: instant messaging. IM services required a much thinner client application than email services and as a result were quite easy to use. Users came to embrace the "chat" capability of IM, and many now prefer it to email. The popularity of IM applications was evident to the leading Internet companies. AOL, in a prescient maneuver, rapidly grew its IM customer base, both through introducing AIM, and through acquiring Mirabilis, the owner of the ICQ IM application, in June 1998. AOL provided its IM applications to all users for free on the Internet. AOL has a leading market share position of about 65%, ahead of Yahoo, Microsoft and Google.(a) Nevertheless, AOL has struggled to monetize this position.

(a)
Information and estimates based on various Wall Street research reports.

        Over the last several years, VoIP has become technically stable. Companies like Vonage and Skype have gained traction and consumers are increasingly becoming familiar with cost effective ways to leverage VoIP from their homes.

        As consumer interest has grown, VoIP and other forms of Internet-based communications such as video conferencing have re-emerged as growth opportunities. eBay announced in September 2005 its intention to acquire Skype, a privately held provider of VoIP services for $2.6–$4.1 billion. Skype had more than 54 million registered users at the time of the transaction. Interestingly, IM applications have risen to the forefront as methods of providing VoIP to consumers. Accordingly, AOL, with 55 million registered IM users, is among the best positioned to capitalize on this opportunity.(a) Ironically, the US company that has been one of the most successful at generating revenue and profit from VoIP is no other than its sister division, TWC.

(a)
Information and estimates based on various Wall Street research reports.

Key Competitors

Internet Access Services

Dial-up Access Providers

        AOL competes with independent ISPs such as Earthlink, United Online and other regional providers whose primary business is residential Internet access services. United Online has pioneered the development of a value-priced segment for more cost sensitive users with retail prices starting at less than $10 per month. United Online has been able to produce EBITDA margins of 25%, among the highest in the industry, by emphasizing cost discipline and leveraging cost saving technologies like customer self-service and automated dialer software that facilitates the rebalancing of network traffic. Earthlink currently offers a mix of service offerings including broadband, premium-priced narrowband and value-priced narrowband. Earthlink's premium-priced narrowband offering emphasizes security features as a key selling proposition. AOL, Earthlink and United Online have offerings that include acceleration software, which helps pre-load certain Internet content to help improve the performance of the narrowband connection.(a)

(a)
Company filings.

Broadband Access Providers

        In the broadband segment AOL primarily competes with RBOCs and cable companies as well as a limited number of independent vendors. Bundling has become a major competitive factor in the broadband services market as consumers generally purchase broadband access as part of a bundle of services that may include video and/or voice services.

Internet Content

Google

        Google has quickly emerged as the most profitable Internet content provider with projected EBITDA of $2.6 billion in 2005.(b) The company leads the market for search services and is introducing additional services at a rapid rate. Its stated mission is "to organize the world's information and make it universally accessible and useful."(a) Google's revenue is predominantly generated by selling sponsored links in which an advertiser pays Google for directing traffic to the advertiser's website. Google makes most of its money when users exit the Google network. This represents the philosophical antithesis to the walled garden approach in which the objective is to keep the user on the network and earn revenue through display advertising and other services. Google provides little in the way of traditional content except for services like Google News that aggregate and index third party content.(a)

(a)
Company filings.

(b)
Information and estimates based on various Wall Street research reports.

        Google is also well positioned to capitalize on the growth in user-contributed content. Google allows third parties to monetize their audience through a syndication of Google's sponsored links advertising service. To facilitate the growth in user-contributed content, Google provides tools like blog hosting (Blogger) and photo management (Picasa).

        Recent product launches and other announcements suggest that Google is likely to expand its presence in the areas of paid listings/classifieds and communications. New product offerings that could help generate classified-style advertisements include Google Local featuring interactive maps, and Google Base. New communications product offerings include Gmail and Google Talk a voice-capable instant messaging service.

Exhibit 2A.11: RELATIVE STOCK PERFORMANCE (GOOG VS. TWX)

SINCE GOOGLE IPO	2005

Information source: FactSet.

Yahoo!

        Through the years, Yahoo has evolved from a web directory and search engine to a leading Internet portal. Yahoo offers a diverse mix of online services including search, email, news, music, personals, shopping, and instant messaging. Yahoo has a large user base and leading offerings in several key Internet services. Most services are provided for free to all users, while some premium content and services require a fee. Yahoo has focused on growing traffic through content and then monetizing the traffic through branded search and advertising opportunities. The majority of Yahoo's revenue comes from online advertising, including search-related advertising.

        Yahoo's strategy has been successful—it has created the top destination on the web, with revenue growth rates and profitability that easily outperform AOL's advertising business. Paid search advertising has been growing particularly quickly with sponsored search, paid inclusion and Overture revenue generating $1.6 billion in 2005 and expected to grow at about 30% in 2006.(a) Also, by controlling the algorithmic search technology, Yahoo has been able to leverage and integrate search capabilities throughout its service offerings and to develop new offerings that leverage its search know-how.

(a)
Information and estimates based on various Wall Street research reports.

        Yahoo has also been successful at developing partnerships with leading broadband service providers, including both telcos and cable providers in various markets, to offer its services to subscribers on a bundled basis with broadband access. Significant broadband partners include SBC, Verizon, British Telecom, and Rogers. The ISPs make payments to Yahoo in exchange for access to premium services. This strategy has demonstrated the potential for arms-length agreements to combine Internet access with premium portal content and services. Other large fee-based businesses include small business services and personals. Additional key product offerings include premium email, HotJobs, LAUNCH music, Sports, Autos, Games, TV, Finance, Messenger, and Mobile. Yahoo also has a significant and growing international presence.

Exhibit 2A.12: RELATIVE STOCK PERFORMANCE (YHOO VS. TWX)

SINCE AOL/TWX MERGER	SINCE PARSONS APPOINTED TWX CEO

Information source: FactSet.

Microsoft/MSN

        Microsoft's MSN unit has a business mix that closely resembles that of AOL in that it offers both dial-up Internet access services and Internet content that is openly available to Internet users. MSN had initially emphasized a walled garden approach in which proprietary content was available to access customers but has subsequently shifted its emphasis on content and services available to non-access customers. MSN has formed a number of partnerships with third party providers of paid listings and e-commerce services like Careerbuilder.com, Match.com and Expedia.com. MSN is also a major provider of email and instant messaging services with its Hotmail and MSN Messenger services. MSN has invested significant resources in recent years to develop its own proprietary search technology. Microsoft announced that it will seek to market its own sponsored links advertising service and is expected to offer its own local classifieds service. Microsoft is in the process of launching a new brand, "Live.com", that will emphasize a variety of Internet services that can be monetized largely through sponsored links style advertising. It is anticipated that Microsoft may increasingly emphasize search and communications services under the Live.com brand and place less emphasis on its media-centric aspects of its MSN portal.

IAC/InterActiveCorp

        IAC operates a diversified portfolio of Internet and offline properties. The company's strategy is to leverage interactivity to help transform traditional markets, to simplify daily life and make consumers more productive. These efforts have largely been focused on electronic retailing and paid listing style business models. Electronic retailing properties include HSN and Ticketmaster. Businesses employing paid listings style business models include Match.com, Citysearch, Lending Tree, and RealEstate.com. With the recent acquisition of Ask Jeeves, IAC now also offers Internet search services based on proprietary search technology. IAC recently completed the spin-off of its Expedia travel business, including Hotels.com and Hotwire.

        IAC has evolved significantly from its origin as Silver King Broadcasting. It has been highly acquisitive and has also sought to launch and build new properties. For example, excluding travel related deals, in 2003 IAC acquired the remaining portion of Ticketmaster it did not own, and purchased Lending Tree, Entertainment Publications and uDate.com for aggregate consideration of $2.1 billion. In 2004, IAC acquired Zero Degrees, Home Loan Center, Domania, and ServiceMagic. Most recently in 2005, IAC acquired Ask Jeeves for $1.9 billion.(a) IAC has also developed products and services internally and launched new properties such as RealEstate.com and Gifts.com. As a result, IAC now holds leading positions across a number of categories and is the market leader in online ticketing and personals, while ranking second in TV retailing and online mortgages.(b) Further, IAC is able to generate organic web traffic and listings fees through its own product offerings, rather than through traffic deals or partnerships with third parties.

(a)
Company filings.

(b)
Information and estimates based on various Wall Street research reports.

        IAC has focused on complementary businesses that interact in synergistic ways. For example, Ask Jeeves is expected to strengthen IAC's offerings by allowing it to leverage its local search product, Citysearch, through integration with the Ask Jeeves site. IAC also plans to place the Ask Jeeves search box on the websites of its other brands, as well as integrate offers from its other properties directly onto the search results page. While paid search results are provided through an agreement with Google, Ask Jeeves is powered by its own Teoma algorithmic search engine. By maintaining control over its own search technology, Ask Jeeves has given itself the opportunity to innovate and develop a differentiated product offering. Over recent years, Ask Jeeves has managed to grow its share of the domestic search market, while AOL's share has declined.(b)

(b)
Information and estimates based on various Wall Street research reports.

eBay

        eBay operates the eBay Marketplace, the largest online marketplace in which individuals and small businesses can sell products and services, generally through auctions. eBay also operates PayPal, a global payments platform through which individuals can securely make payments to other individuals through email or other electronic mechanisms. eBay has recently taken steps to diversify the format through which products are purchased beyond the auction model. eBay has also added a number of fixed price features within the eBay Marketplace and has acquired companies focused on classifieds or paid listings style business models such as Shopping.com, Rent.com, Marktplaats.nl and 25% of Craigslist. eBay recently purchased Skype, a pioneer of VoIP and instant messaging services, with the goal of providing eBay a third major product category that would be complementary to its Marketplace and PayPal offerings. With Skype, eBay will seek to facilitate more direct communication between buyers and sellers while preserving anonymity. eBay may also leverage Skype in pioneering new monetization models such as "pay-per-call" in which web users are offered the opportunity to be directly connected via telephone to an advertiser's call center agent.

Exhibit 2A.13: RELATIVE STOCK PERFORMANCE (EBAY VS. TWX)

SINCE EBAY IPO	SINCE PARSONS APPOINTED TWX CEO

Information source: FactSet.

IV.    SWOT ANALYSIS

Exhibit 2A.14: SWOT ANALYSIS

V. FINANCIAL PERFORMANCE

Historical Operating Performance

Overview

        AOL's results for the years ended December 31, 2001-2005 are illustrated in the table below:

Exhibit 2A.15: AOL HISTORICAL FINANCIALS ($ MM)

	2001	2002	2003	2004	2005E	CAGR '01-'05
Revenue
Subscription	$5,353	$7,216	$7,593	$7,477	$6,968
Advertising	2,281	1,082	785	1,005	1,340
Other(a)	981	562	220	210

Total Revenue	$8,615	$8,860	$8,598	$8,692	$8,308	(0.9)%
% Growth	—	2.8%	(3.0)%	1.1%	(4.4)%
OIBDA(b)	$2,914	$1,544	$1,557	$1,812	$1,928	(9.8)%
% Growth	—	(47.0)%	0.8%	16.4%	6.4%
% Margin	33.8%	17.4%	18.1%	20.8%	23.2%
Operating Income(b)	$2,351	$759	$714	$974	$1,128	(16.8)%
% Growth	—	(67.7)%	(5.9)%	36.4%	15.8%
% Margin	27.3%	8.6%	8.3%	11.2%	13.6%

Source: Company filings and information and estimates based on various Wall Street research reports.

(a)
For 2005 and going forward, "other" revenue has been included in subscription revenue. For the first nine months of 2005, "other" revenue was $139 million, down 11% Y-o-Y.

(b)
Figures exclude restructuring charges, impairments and other one-time gains/expenses, and corporate expenses.

        Revenue has remained substantially flat since 2001, with AOL reporting revenue of $8.6 billion for the year ended December 31, 2001 and $8.7 billion for the year ended December 31, 2004. Subscription revenue has been decreasing while Advertising revenue has been increasing. For the year ending December 31, 2005, Subscription revenue is expected to decline from $7.5 billion to $7.0 billion, while Advertising revenue is expected to increase from $1.0 billion to $1.3 billion.

        OIBDA declined significantly between 2001 and 2002. Since then, and excluding the impact of a $32.0 billion goodwill impairment and other non recurring charges taken during fiscal year 2002, OIBDA has increased modestly, primarily as a result of cost cutting initiatives related to reducing network expenses accounted for as Cost of Revenue. The net impact on OIBDA margin has been a slight improvement from approximately 17% for the year ended December 31, 2002 to approximately 21% for the year ended December 31, 2004. This trend has continued in 2005.

Exhibit 2A.16: AOL COST STRUCTURE AND MARGINS

	2001	2002	2003	2004	2005E
% of Revenue
COGS	—	57%	52%	48%	—
SG&A	—	25%	30%	31%	29%
% Increase	—	—	14%	6%	(9)%
Gross Profit	—	43%	48%	52%	—
OIBDA	34%	17%	18%	21%	23%
Operating Income	27%	9%	8%	11%	14%

Source: Company filings and information and estimates based on various Wall Street research reports.

        TWX does not provide any cost structure or profitability metrics for AOL's business units. Accordingly, the following sections focus on revenue and revenue drivers for each of the Subscription and Advertising revenue streams.

Subscription

        The decrease in Subscription revenue at AOL reflects a decrease in domestic Subscription revenue driven by declining subscribers. From September 30, 2004 to September 30, 2005, total AOL Brand Domestic Subscribers fell from 22.7 million to 20.1 million.

Exhibit 2A.17: AOL SUBSCRIPTION REVENUE ($ MM)

					9 Months Ended
Subscription Revenue
	2001	2002	2003	2004	9/30/04	9/30/05
AOL Brand Domestic Revenue	$5,353	$6,063	$6,095	$5,725	$4,352	$3,822
AOL Europe Revenue	—	1,153	1,498	1,677	1,246	1,288
Other Revenue	—	—	—	75	63	63

Total Subscription Revenue	$5,353	$7,216	$7,593	$7,477	$5,661	$5,173
% Growth	—	NM	5%	(2)%	(1)%	(9)%

Information Source: Company filings.

Exhibit 2A.18: AOL SUBSCRIBERS (MM)

					9 Months Ended
Subscribers
	2001	2002	2003	2004	9/30/04	9/30/05
AOL Brand Domestic Subscribers
$15 and over	—	—	19.9	17.5	18.1	14.7
Under $15	—	—	4.4	4.7	4.6	5.4

Total AOL Brand Domestic Subscribers	25.2	26.5	24.3	22.2	22.7	20.1
% Growth	—	5%	(8)%	(9)%	(8)%	(11)%
AOL Europe	5.5	6.4	6.4	6.3	6.3	6.1

Total Subscribers	30.7	32.9	30.7	28.5	29.0	26.2
% Growth	—	7%	(7)%	(7)%	(6)%	(10)%

Information Source: Company filings.

        The subscriber declines are representative of an ongoing trend at AOL, which has seen total subscribers decline for 11 consecutive quarters.

Exhibit 2A.19: TOTAL SUBSCRIBERS (MM)

Information Source: Company filings.

Exhibit 2A.20: DOMESTIC SUBSCRIBERS (MM)

Information Source: Company filings.

Exhibit 2A.21: AOL EUROPE SUBSCRIBERS (MM)

Information Source: Company filings.

Advertising

        Advertising revenue has increased since 2003, consistent with the general recovery in the online advertising market. AOL grew advertising revenue from $785 million in 2003 to $1.0 billion for 2004. The trend has continued in 2005, with AOL advertising revenue expected to increase to $1.3 billion for the year.

Exhibit 2A.22: AOL ADVERTISING REVENUE ($ MM)

	2001	2002	2003	2004	2005E
Advertising Revenue
Paid Search	NA	NA	$200	$325	$445
Advertising.com	$0	$0	0	97	250
Branded Advertising	NA	NA	585	583	645

Total Advertising Revenue	$2,281	$1,082	$785	$1,005	$1,340
% Growth		(53)%	(27)%	28%	33%

Source: Information and estimates based on various Wall Street research reports.

        The increase in advertising revenue since 2003 is largely a result of two developments: (a) the formation of a revenue sharing agreement with Google established in 2002 related to paid search and other pay-for-performance advertising; and (b) the acquisition of Advertising.com.

(a)
Information and estimates based on various Wall Street research reports.

(b)
Company filings.

        Paid search and related advertising revenue grew from $200 million for 2003 to $325 million for 2004, and is expected to grow to $445 million in 2005.(a) Revenue resulting from the acquisition of Advertising.com has also grown. After reporting $97 million in revenue for 2004 since the time of acquisition, Advertising.com is expected to generate $250 million of revenue in 2005.(a)

(a)
Information and estimates based on various Wall Street research reports.

        Excluding the contribution of paid search and Advertising.com, AOL's implied branded advertising revenue has grown only modestly. Branded Advertising revenue was approximately flat between 2003 and 2004. During this period, European branded advertising grew $33 million, suggesting that domestic branded advertising declined about the same amount. Any continued underperformance of AOL advertising sales is particularly of concern, as the mainstay of AOL's new strategy is advertising from its content sites on the Internet. Branded advertising represents 65-70% of Yahoo's revenue.(b)

(b)
Company filings.

Projected Financial Performance

        The following tables summarize the projections for 2006-2010 that are the basis for capital structure and valuation analysis. The projections are based on Wall Street research estimates. The forecasts include assumptions for the increased corporate costs associated with AOL becoming a separate, publicly traded company.

Exhibit 2A.23: AOL PROJECTED INCOME STATEMENT ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$8,308	$7,930	$7,692	$7,465	$7,413	$7,422	(2.2)%
% Growth	(4.4)%	(4.5)%	(3.0)%	(3.0)%	(0.7)%	0.1%
OIBDA	$1,928	$2,012	$2,018	$2,038	$2,167	$2,199	2.7%
% Margin	23.2%	25.4%	26.2%	27.3%	29.2%	29.6%
Less: Corporate Expenses	$(23)	$(23)	$(24)	$(25)	$(26)	$(26)
PF OIBDA	$1,905	$1,989	$1,994	$2,013	$2,141	$2,173	2.7%
% Margin	22.9%	25.1%	25.9%	27.0%	28.9%	29.3%
Less: Depreciation & Amortization	$(800)	$(800)	$(800)	$(790)	$(780)	$(770)
Operating Income	$1,105	$1,189	$1,194	$1,223	$1,361	$1,403	4.9%
% Margin	13.3%	15.0%	15.5%	16.4%	18.4%	18.9%
Memo:
Capital Expenditures	$414	$406	$402	$399	$399	$399
% of Revenue	5.0%	5.1%	5.2%	5.3%	5.4%	5.4%

Source: Information and estimates based on various Wall Street research reports.

Subscription

Exhibit 2A.24: SUBSCRIPTION PROJECTED INCOME STATEMENT ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$6,968	$6,321	$5,762	$5,148	$4,633	$4,087	(10.1)%
% Growth	(9.4)%	(9.3)%	(8.9)%	(10.6)%	(10.0)%	(11.8)%
OIBDA	$1,126	$1,247	$918	$774	$640	$504	(14.8)%
% Margin	16.2%	19.7%	15.9%	15.0%	13.8%	12.3%
Less: Corporate Expenses	$(20)	$(19)	$(18)	$(17)	$(16)	$(14)
PF OIBDA	$1,107	$1,229	$900	$757	$624	$490	(15.0)%
% Margin	15.9%	19.4%	15.6%	14.7%	13.5%	12.0%
Less: Depreciation & Amortization	$(671)	$(638)	$(599)	$(545)	$(488)	$(424)
Operating Income	$436	$591	$301	$212	$137	$66	(31.5)%
% Margin	6.3%	9.3%	5.2%	4.1%	2.9%	1.6%
Memo:
Capital Expenditures	$347	$323	$301	$275	$250	$220
% of Revenue	5.0%	5.1%	5.2%	5.3%	5.4%	5.4%

Source: Information and estimates based on various Wall Street research reports.

Advertising

Exhibit 2A.25: ADVERTISING PROJECTED INCOME STATEMENT ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$1,340	$1,609	$1,930	$2,316	$2,780	$3,335	20.0%
% Growth	33.4%	20.0%	20.0%	20.0%	20.0%	20.0%
OIBDA	$802	$765	$1,100	$1,264	$1,527	$1,695	16.1%
% Margin	59.8%	47.5%	57.0%	54.6%	54.9%	50.8%
Less: Corporate Expenses	$(4)	$(5)	$(6)	$(8)	$(10)	$(12)
PF OIBDA	$798	$760	$1,094	$1,256	$1,517	$1,683	16.1%
% Margin	59.5%	47.3%	56.7%	54.2%	54.6%	50.5%
Less: Depreciation & Amortization	$(129)	$(162)	$(201)	$(245)	$(292)	$(346)
Operating Income	$669	$598	$893	$1,011	$1,225	$1,337	14.9%
% Margin	49.9%	37.2%	46.3%	43.7%	44.1%	40.1%
Memo:
Capital Expenditures	$67	$82	$101	$124	$150	$179
% of Revenue	5.0%	5.1%	5.2%	5.3%	5.4%	5.4%

Source: Information and estimates based on various Wall Street research reports.

Benchmarking Analysis Relative to Peers

        For reporting purposes, revenue is classified into two categories: Subscription and Advertising. The Subscription segment generally reports revenue from users of AOL's Internet access services and other digital services. Comparable pure-play public companies focused on subscription-based Internet access services include United Online and Earthlink in the US, and Iliad and Tiscali in Europe.

        Comparable pure-play Internet companies focused on advertising business models include Yahoo, Google, MSN, InterActiveCorp (and its Ask Jeeves search business), CNET, and iVillage.

Subscription

Exhibit 2A.26: AOL PEER BENCHMARKING—SUBSCRIPTION ($ MM)

				3 Year Growth
Company	2005E Revenue	2005E OIBDA	2005E Margin
				Revenue	EBITDA	Subscribers	ARPU
AOL Access	1	1	4	6	4	1	4
MSN	2	—	—	4	—	5	—
Earthlink	3	3	3	5	5	2	3
Tiscali	4	5	5	1	1	3	2
Iliad	5	2	1	2	2	6	1
United Online	6	4	2	3	3	4	5
Industry Catagorization:
Revenue Growth		Low
Capital Intensity		High
Free Cash Flow Generation		High

Source: Information and estimates based on various Wall Street research reports.

        Over the past two years, AOL's revenue has remained relatively flat, in line with the revenue trend at Earthlink, the closest comparable company in the US market. By contrast United Online, which focused exclusively on the value narrowband segment, experienced significant growth over the 2002-2004 time period, with revenue growth in excess of 30% each year. AOL's international business has been more successful, with revenue growth of 30% in 2003 and 17% in 2004. This growth compares to competitors Iliad and Tiscali's revenue growth of 68%, and 20%, respectively in 2004.(a)

(a)
Company filings.

        Looking forward, United Online has expected revenue growth of about 20% between 2004 and 2006. Earthlink's prospects are less favorable with mid single digit revenue declines expected for 2005 and 2006, while MSN, is projected to have approximately flat growth in 2005 and 2006. AOL's projected performance is below United Online, Earthlink, and MSN, with continued declines of 7% and 9% for the same time periods. Internationally, AOL's projected performance is also expected to lag the competitors.(b)

(b)
Information and estimates based on various Wall Street research reports.

Exhibit 2A.27: REVENUE GROWTH BENCHMARKING—SUBSCRIPTION

	AOL
	DOMESTIC	INTL.	TOTAL ISP	EARTHLINK	UNITED ONLINE(a)	MSN	ILIAD	TISCALI(b)
Revenue Growth
2002	—	—	35%	9%	33%	—	98%	10%
2003	1%	30%	5%	3%	48%	16%	83%	23%
2004	(6)%	17%	(2)%	(1)%	32%	(6)%	68%	20%
2005E	(12)%	4%	(7)%	(7)%	17%	0%	45%	(12)%
2006E	(11)%	6%	(9)%	(6)%	2%	2%	20%	39%

Source: Information and estimates based on various Wall Street research reports.

(a)
2001 results pro forma for Juno merger.

(b)
Figures pro forma for sale of Liberty Surf in 2005.

        AOL's worldwide subscribers declined 7% in 2004 and are expected to decline 10% and 7% in 2005 and 2006. Subscriber losses are expected to be particularly acute in the domestic business, where AOL is having trouble migrating narrowband subscribers to AOL broadband services. Domestic subscribers declined 9% in 2004 and are projected to fall 13% in 2005 and 9% in 2006. By contrast, United Online's subscribers actually grew 7% in 2004, but are expected to begin to decline going forward, albeit at a much lower rate than AOL. Earthlink's subscriber growth metrics are superior to both AOL and United Online with 4% growth expected in 2004, flat growth in 2005 and only a 2% decline in 2006. Earthlink has had greater success on a relative basis at penetrating the broadband access market. In the European market, the regulatory environment is more favorable to competitive access providers like AOL, and subscriber figures are expected to remain approximately flat for AOL. Iliad has seen very strong growth and is projected to grow DSL subscriptions at 37% and 23% in 2005 and 2006.

Exhibit 2A.28: SUBSCRIBER GROWTH BENCHMARKING

	AOL
	DOMESTIC	EUROPE	TOTAL ISP	EARTHLINK(c)	UNITED ONLINE(c)	ILIAD(d)
Subscriber Growth
2002	5%	16%	7%	3%	50%	7%
2003	(8)%	0%	(7)%	5%	33%	14%
2004	(9)%	(2)%	(7)%	4%	7%	17%
2005E	(13)%	(1)%	(10)%	0%	(6)%	37%
2006E	(9)%	(0)%	(7)%	(2)%	(8)%	23%

Source: Information and estimates based on various Wall Street research reports.

(c)
Internet access subscribers only.

(d)
DSL access subscribers only.

        Profitability comparisons with other access providers are more difficult because AOL does not report the relative profitability of its subscription and advertising businesses. Analysts' estimates for OIBDA for each of these businesses are wide ranging. However, using an average of analysts estimates, it is anticipated that AOL's OIBDA margin in 2005 from subscription activities will trail the projected OIBDA margin for United Online by a considerable amount, and will be in line with Earthlink. This suggests that AOL continues to have a significantly higher cost structure versus peers. It is remarkable that AOL would have lower margins than United Online given that the monthly subscription price for its most popular product offering is double the price of United Online's core product. AOL has managed to increase its OIBDA margins from 17% in 2002 to a projected 23% in 2005. This margin improvement has largely been accomplished by aggressively reducing network and other costs to match its smaller customer base.

Exhibit 2A.29: OIBDA MARGIN BENCHMARKING—SUBSCRIPTION

	AOL
				UNITED ONLINE
	TOTAL	ISP	EARTHLINK		ILIAD
OIBDA Margin
2002	17%	NA	4%	14%	27%
2003	18%	NA	9%	22%	18%
2004	21%	NA	16%	25%	22%
2005E	23%	16%	17%	25%	30%
2006E	25%	20%	16%	25%	33%

Source: Information and estimates based on various Wall Street research reports.

Advertising

Exhibit 2A.30: AOL PEER BENCHMARKING—ADVERTISING

				3 Year Growth
Company	2005E Revenue	2005E OIBDA	2005E Margin			Unique Visitors(a)
				Revenue	EBITDA
IAC	1	4	6	3	2	4
Google	2	1	1	1	1	3
Yahoo!	3	2	3	2	4	1
AOL Content	4	3	2	5	6	2
CNET	5	5	5	4	3	5
iVillage	6	6	4	6	5	6
Industry Catagorization:
Revenue Growth		High
Capital Intensity		Low
Free Cashflow Generation		High

Source: Information and estimates based on various Wall Street research reports.

Note: Three-year CAGR is based on 2005-2008 growth rate.

(a)
comScore Media Metrix, November 2005. IAC figure includes only AskJeeves property. AOL figure includes all TWX properties.

        The performance of AOL's advertising segment trails the growth rates and profit margins achieved by Google, Yahoo, and other Internet comparables. In fact, AOL has underperformed Google, Yahoo and Ask Jeeves from a revenue growth standpoint every year since, and including, 2002. Even AOL's more recent improved advertising performance has lagged far behind its top competitors as AOL achieved Advertising growth for 2004 of approximately 28%, while Google, Yahoo and Ask Jeeves achieved growth of 109%, 76% and 144%, respectively.

        AOL's advertising business is expected to grow by 20% in 2006, substantially lower than several peers. This slower revenue growth reflects the continuing impact of a declining subscriber base and a consequently reduced audience from which it can derive search and advertising revenue. In contrast, its competitors' continued success reflects the consequences of their successful investments in building relatively faster growing paid search and listings-based franchises as well as strong branded advertising performance.

Exhibit 2A.31: REVENUE GROWTH BENCHMARKING—ADVERTISING

	AOL	GOOGLE	YAHOO!	ASK JEEVES	IAC(a)	CNET	IVILLAGE
Revenue Growth
2002	(53)%	299%	33%	26%	5%	(17)%	(1)%
2003	(27)%	172%	55%	65%	26%	4%	(7)%
2004	28%	109%	76%	144%	10%	18%	21%
2005E	33%	106%	43%	—	40%	22%	34%
2006E	20%	61%	31%	—	20%	24%	26%

Source: Information and estimates based on various Wall Street research reports.
Note: Revenue figures net of Traffic Acquisition Costs (TAC) where applicable.

(a)
Figures exclude Expedia.com.

        As discussed earlier, AOL does not explicitly report profitability for its content business. Analyst estimates, however, suggest that AOL will achieve Advertising OIBDA margin of approximately 60% in 2005 and 48% in 2006. AOL's OIBDA margin reflects a blend of its branded advertising, Advertising.com, and paid search businesses. Likely as a result of this mix, AOL's projected OIBDA margin falls between Google's paid search-supported margin of 64% and the lower branded advertising based margins of CNET and iVillage at 22% and 21%, respectively.

Exhibit 2A.32: OIBDA MARGIN BENCHMARKING—ADVERTISING

	AOL	GOOGLE	YAHOO!	ASK JEEVES	IAC(a)	CNET	IVILLAGE
OIBDA Margin
2002	—	69%	22%	4%	8%	(8)%	(29)%
2003	—	68%	32%	28%	13%	5%	(11)%
2004	—	65%	39%	32%	14%	12%	12%
2005E	60%	65%	42%	—	13%	19%	19%
2006E	48%	64%	41%	—	13%	22%	21%

Source: Information and estimates based on various Wall Street research reports.
Note: Revenue figures net of Traffic Acquisition Costs (TAC) where applicable.

(a)
Figures exclude Expedia.com.

        The underperformance of AOL's advertising business relative to the growth rates of its competitors reflects the strategies each chose to employ. While Google, Yahoo, InterActiveCorp., and Microsoft were busy spending billions of dollars collectively to develop proprietary search technology, establish listings and fee-based revenue streams, AOL did not.

        The results are telling in the important category of paid search, for example, for which AOL relies on Google. Indeed, AOL's search market share has been declining on a quarterly basis since the beginning of 2004. While Google has grown its worldwide search market share from approximately 43% to 57% since early 2004, AOL has seen its market share decline from 7.7% to under 5% currently. The same is true domestically, as AOL's search has fallen from approximately 13% in early 2004 to under 10%.

Exhibit 2A.33: WORLDWIDE SEARCH BENCHMARKING SUMMARY

	AOL	GOOGLE	YAHOO!	MSN	ASK JEEVES
Market Share of Searches
2004 Q1	7.7%	42.9%	30.6%	14.1%	1.8%
Q2	7.0%	47.8%	25.0%	11.1%	2.7%
Q3	6.0%	47.8%	26.4%	10.6%	5.3%
Q4	5.5%	48.2%	26.1%	11.3%	4.9%
2005 Q1	5.5%	50.4%	24.1%	12.1%	4.9%
Q2	4.5%	55.2%	22.0%	10.8%	5.1%
Q3	4.8%	57.0%	21.3%	11.4%	5.1%
Searches YoY Growth
2005 Q1	20.5%	99.8%	33.8%	45.8%	377.7%
Q2	(3.7)%	73.7%	32.3%	46.5%	181.9%
Q3	6.1%	57.6%	6.6%	41.6%	27.2%

Information Source: comScore qSearch.

Exhibit 2A.34: DOMESTIC SEARCH BENCHMARKING SUMMARY

	AOL	GOOGLE	YAHOO!	MSN	ASK JEEVES
Market Share of Searches
2004 Q2	12.9%	35.3%	28.2%	14.5%	3.1%
Q3	10.6%	35.5%	30.5%	14.7%	5.9%
Q4	9.3%	34.7%	31.9%	16.0%	5.4%
2005 Q1	9.1%	35.9%	31.2%	16.3%	5.3%
Q2	9.2%	37.0%	30.4%	15.6%	6.1%
Q3	9.5%	37.1%	30.0%	15.6%	6.2%
Searches YoY Growth
2005 Q2	(6.4)%	37.6%	41.6%	42.0%	156.1%
Q3	10.2%	28.0%	20.4%	30.4%	27.3%

Information Source: comScore qSearch.

In terms of other operating metrics, AOL's performance can be interpreted as more positive. Its ability to monetize search queries compares quite favorably with competitors.

Exhibit 2A.35: BENCHMARKING SUMMARY

	AOL	GOOGLE	YAHOO!	MSN	ASK JEEVES
Worldwide Search Market Share(a)	4.8%	57.0%	21.3%	11.4%	5.1%
Quarterly Search Revenue(b)	$132	$885	$209	$121	$56
Monthly Queries(a)	590	3,927	1,426	1,398	623
Implied Revenue per Query	$0.07	$0.08	$0.05	$0.03	$0.03
Unique Visitors (m)(c)	114.2	90.9	125.0	115.5	42.9
Instant Messenger Unique Visitors (m)(d)	31.6	0.3	23.2	24.4	NA

Source: Information and estimates based on various Wall Street research reports.

(a)
comScore qSearch, Q3 2005.

(b)
Search revenue based on Q3 2005. AOL revenue based on implied gross search revenue assuming 85% TAC. Google revenue includes AdWords revenue from Google.com. Yahoo revenue includes global sponsored search and paid inclusion revenue.

(c)
comScore Media Metrix, November 2005. AOL figure includes all Time Warner properties.

(d)
comScore Media Metrix, November 2005. Represents AOL.com/AIM application, Google Talk, Yahoo Insider, and MSN Messenger Service.

        AIM is perhaps the one asset that AOL may be able to exploit considerably going forward. In August 2005, AOL had 55 million IM unique visitors, millions more than Yahoo and MSN, its top competitors.(e)

(e)
Information and estimates based on various Wall Street research reports.

VI.   CONCLUSION

        The merger between AOL and Time Warner was designed to address key strategic dilemmas of each party. For AOL, the Merger would help address the need for local broadband infrastructure. For TWX, the combination would give access to a large online user base and interactive know how that could be leveraged to accelerate the development of digital media offerings. These anticipated benefits have largely not occurred. While AOL is currently pursuing a broadband strategy and TWX content divisions are currently developing digital media services, they are doing little to leverage each other's capabilities beyond what could be secured through arms lengths agreements.

        The competitive environment has evolved significantly since the time of the Merger, sufficiently so to warrant an examination of whether the combination of traditional content and Internet access assets remains necessary. Recently, AOL's strategy itself has evolved in material ways. It is no longer focused on its traditional walled garden strategy whereby proprietary content is bundled with Internet access subscriptions. Instead, AOL is currently focused on attracting a diverse user base including non-access subscribers with digital services that leverage the interactive capabilities of the Internet. Today, key areas of focus include the commercialization of paid search listings, the development of applications like social networking that leverage user contributed content, and the development of consumer VoIP offerings. These initiatives do little to leverage the traditional media assets of TWX.

        In fact, AOL's association with TWX has proven to be as much a burden as a benefit. As a consequence of its association with TWX, AOL has pursued pricing and partnership strategies that emphasized short-term profitability, often at the cost of compromising its long-term strategic potential. TWX management downplayed the profile of AOL within the TWX portfolio, as symbolized by the removal of AOL from the corporate moniker in 2003, but now they have newly found faith.

        AOL remains a strategically important asset with a large, loyal customer base and great potential. AOL management has made it clear that significant changes are still required to reposition the business given the changes in the competitive environment. It will need the flexibility to take strategic actions that build long-term value, even if they come at the cost of short-term profitability. This division urgently needs focus and support.

FEBRUARY 1, 2006

CHAPTER 2B: OVERVIEW AND ANALYSIS OF THE DIVISIONS OF TWX

Content

I.	EXECUTIVE SUMMARY	52
II.	OVERVIEW OF NETWORKS	54
III.	TURNER NETWORKS	56
IV.	HOME BOX OFFICE	75
V.	THE WB TELEVISION NETWORK	80
VI.	SWOT ANALYSIS	83
VII.	SUMMARY FINANCIALS	84
VIII.	OVERVIEW OF FILMED ENTERTAINMENT	86
IX.	SWOT ANALYSIS	100
X.	SUMMARY FINANCIALS	101

I.     EXECUTIVE SUMMARY

        TWX's video content business is composed of two business units, Networks and Filmed Entertainment ("Content").

Exhibit 2B.1: CONTENT OVERVIEW

Note: Table is an illustrative breakdown and is not a legal structure.

(a)
On January 24, 2006, TWX and CBS announced the merger of the WB and UPN networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network.

        The operating units within Content are generally well-managed businesses and benefit from substantial economies of scale and wide access to the consumer. The strategic position of Content, though enviable, could be even stronger.

        TWX should have more aggressively developed its cable programming franchise, both in domestic and international markets, by launching new channels, extending existing channels or acquiring complementary or niche networks. TWX has not launched a single network that has achieved meaningful distribution since acquiring Turner Broadcasting in 1996. Despite in-house programming expertise, well-recognized global brands and the distribution clout of TWC, TWX has missed opportunities to broaden the portfolio. TWX has also missed opportunities in Filmed Entertainment despite the benefit of having one of the best studio teams in the business. MGM, which TWX had sought to purchase on several occasions, finally eluded the Company as a Sony-led consortium prevailed in a 2004 auction. The opportunity to further build the Warner Bros. film library and propel TWX to an unrivaled market position was lost.

        Content, in addition, should have aggressively streamlined its cost structure and re-invested in the business to drive long-term revenue growth and enhanced profitability.

        Content has an unmatched collection of cable programming, filmed and television entertainment assets including:

  (1)
  Largest filmed entertainment businesses in the world (Warner Bros. and New Line Cinema)

  (2)
  Largest film library in the world

  (3)
  Fully distributed, well-established and highly profitable cable networks (TNT, TBS, Cartoon and CNN are rated either first or second in their respective programming genres)

  (4)
  Largest pay-TV channel in the US (HBO)

  (5)
  Largest TV production company (Warner Bros. TV)

        In 2005, Content is estimated to generate $20.8 billion in revenue (44% of TWX's total revenue) and $4.3 billion in OIBDA (36% of TWX's OIBDA).(a)(b) Revenue has grown at a CAGR of 7.9% from 2001 through 2005E and OIBDA has grown at 10.7% over the same period.(c) 2005E revenues and OIBDA by business unit are estimated to be as follows:

(a)
Financials are based on Wall Street research. Percentages are based on pro forma financials assuming the Adelphia/Comcast transactions closed on January 1, 2005. Financials are prior to corporate allocation and intersegement eliminations.

(b)
Historical financials include the results of the WB. 2005PF-2010PF financials exclude the WB unless otherwise noted.

(c)
Includes the WB.

Exhibit 2B.2: 2005E CONTENT FINANCIAL MIX ($ BN)(a)(b)

Source: Information and estimates based on various Wall Street research reports.

        Content faces both threats and opportunities from rapidly changing distribution technologies and shifting consumer behavior towards "on-demand" programming. On balance, Content should benefit from these opportunities to monetize its product as emerging forms of distribution develop and are accepted by the consumer.

(a)
Financials are based on Wall Street research. Percentages are based on pro forma financials assuming the Adelphia/Comcast transactions closed on January 1, 2005. Financials are prior to corporate allocation and intersegement eliminations.

(b)
Historical financials include the results of the WB. 2005PF-2010PF financials exclude the WB unless otherwise noted.

II.    OVERVIEW OF NETWORKS

        Networks consists principally of domestic and international basic cable networks, pay television programming services and a broadcast television network.

        The basic cable networks (collectively, the "Turner Networks") are held within Turner Broadcasting System, Inc. ("Turner"), and include domestic networks, international networks and also various Internet properties related to the network brands. Turner also has a 100% ownership of the Atlanta Braves, a Major League Baseball ("MLB") team, a 10% investment in Atlanta Spirit, which owns the Atlanta Hawks National Basketball Association (NBA) team and the Atlanta Thrashers National Hockey League (NHL) team, and a 50% interest in Court TV. Liberty Media owns the remaining 50% of Court TV.

        Pay television programming includes the multi-channel HBO and Cinemax programming services operated by Home Box Office, Inc. ("HBO"). As of September 30, 2005, HBO and Cinemax had approximately 28 million and 12 million subscribers, respectively. HBO has more than twice as many subscribers as any other pay cable network.(a)

(a)
Wall Street research, Kagan Research and company filings.

        The WB Network (the "WB") is currently operated as a limited partnership between, WB Communications, a wholly owned subsidiary of TWX, and the Tribune Company, one of the largest owners of major WB affiliated stations. WB Communications acts as the network's managing general partner and owns a 77.75% interest and Tribune owns the remaining 22.25%. On January 24, 2006, TWX and CBS announced the merger of the WB and UPN networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network. The WB and UPN will cease operations in September 2006 when The CW will commence broadcasting. The analysis assumes that TWX will account for this investment as an unconsolidated asset. The Tribune Company, which owned 22.25% of the WB, exchanged its interest in the WB for a 10-year deal to carry The CW on its major market affiliates.

Exhibit 2B.3: NETWORKS OVERVIEW

Source: Company filings.
Note: Table is illustrative breakdown and is not a legal structure or an exhaustive representation of TWX's assets.

(a)
Managed by Turner.

(b)
On January 24, 2006, TWX and CBS announced the merger of the WB and UPN networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network.

        In 2005, Networks is estimated to generate approximately $9.0 billion in revenue (19% of TWX's total revenue) and $3.0 billion in OIBDA (25% of TWX's OIBDA).(c)(d) Revenue has grown at a CAGR of 8.1% from 2001 through 2005E and OIBDA has grown at a CAGR of 13.0% over the same period.(e)

(c)
Financials are based on Wall Street research. Percentages are based on pro forma financials assuming Adelphia closed on January 1, 2005. Financials are prior to corporate allocation and intersegement eliminations.

(d)
Historical financials include the results of the WB. 2005 - 2010 financials exclude the WB unless otherwise noted.

(e)
Includes the WB.

        Turner Networks is expected to contribute the largest share of revenue and OIBDA in 2005.

Exhibit 2B.4: 2005E NETWORKS FINANCIAL MIX ($ BN)(d)

Source: Information and estimates based on various Wall Street research reports.

(d)
Historical financials include the results of the WB. 2005 - 2010 financials exclude the WB unless otherwise noted.

III.  TURNER NETWORKS

Domestic Networks

        Turner Networks includes general entertainment networks, TBS and TNT, Turner Classic Movies and children's networks, Cartoon Network and Boomerang (launched in 2000).

        Turner's strategy for sustained growth includes continued investment in high-quality programming, talent and marketing across its networks, as well as the creation of new businesses to leverage existing brand strength, reach and appeal on emerging platforms. Among Turner's innovative efforts to build branded media are TNT in HD, the group's first all high-definition network; NASCAR Trackpass, winner of the first-ever Emmy Award for Interactive Programming; and branded video-on-demand offerings from CNN, Cartoon Network, Boomerang and Turner Classic Movies.(a)

(a)
Company filings.

        Three of the Turner Networks rank in the top 10 networks in the US based on subscribers reached.

Exhibit 2B.5: TURNER NETWORKS SUMMARY

NETWORK	GENRE	SUBSCRIBERS (DEC-05)	% OF US TVHH(b)	RANK(c)
TNT	General Entertainment (Drama)	92m	82.2%	3
TBS	General Entertainment (Comedy)	92m	82.2%	4
CNN / Headline News	News	91m	82.0%	7
Cartoon Network	Cartoons	90m	81.7%	16
Courtroom Television(d)	"Investigative TV"	87m	78.0%	31
TCM	Classic Movies	74m	66.1%	40
Boomerang	Classic Cartoons	17m	15.1%	95

Information Source: Public sources.

(b)
Based on an estimated 111.5 million US television households as of December 31, 2005.

(c)
Based on estimated number of subscribers as of December 31, 2005.

(d)
The Company and Liberty Media ("Liberty") each have a 50% interest in Court TV.

        A majority of these networks derive their revenue from the sale of advertising and from the receipt of monthly subscriber fees paid by cable operators, satellite distribution services and hotels that have contracted to receive such networks. Advertising contracts generally have a duration of one year or less. Turner Classic Movies is commercial-free in most of its distribution areas and generates most of its revenue from monthly fees paid by affiliates.

        Programming for Turner Networks is derived, in part, from TWX's film, made-for-television and animation libraries (where Turner or other TWX divisions own the copyrights), plus licensed programming, including sports, original films and series.(a)

(a)
Company filings.

        Turner has licensed programming rights from the NBA to televise regular season and playoff games on TNT through the 2007-2008 season. TBS and Turner South televise Atlanta Braves baseball games, and Turner, through a joint venture with NBC, has rights to televise certain NASCAR Nextel Cup and Busch Series races through 2006.

The following is a more detailed description of the major networks of Turner

        TNT—Started in October 1988, TNT is expected to reach 92 million domestic subscribers by the end of 2005. TNT's primary programming genre is drama and offers both reruns and original programming. The network airs reruns of popular dramas such as Law & Order, ER and Alias. It also airs original series such as The Closer (mini-series) and original films such as Into the West and Crossfire Trail. TNT also offers NBA games.

        In 2002, Turner rebranded TNT from a general entertainment network to the network that "knows drama" by offering drama series, shows, movies and other programming. TNT's strategy has resulted in an improvement in ratings from 1.63 in 2001 to 2.18 in 2004.(a) In the segments A15-49 and A25-54 and total viewers, TNT ended the 2005 summer primetime season as the top rated cable network. TNT, due in part to NBA games and NASCAR, captures the third highest average affiliate fee per month trailing only ESPN and Fox Sports Net.

(a)
Wall Street research, Kagan Research and Company filings.

        The strategy to position TNT as a credible alternative for advertisers to reach A18-34 appears to be making progress. TNT's recent strength results from the popularity of new original series, The Closer, and the ratings performance of Law & Order and NASCAR programming.

Exhibit 2B.6: TNT NETWORK SUMMARY

Information Source: Wall Street research, Kagan Research and Company filings.

(b)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        TBS Superstation—Launched on cable in December 1976, TBS is expected to reach approximately 92 million domestic subscribers by the end of 2005.(a) After TNT's successful rebranding, in 2004 Turner made a broader push for TBS to become the cable network for syndicated comedies. TBS's first steps in this repositioning were paying for rights to air reruns of Friends, Seinfeld, Everybody Loves Raymond and Sex and the City. TBS is also beginning to develop its own original series such as Daisy Does America. TBS supports its "Very Funny" moniker by offering contemporary comedies, original reality series, blockbuster movies and hosted movie showcases. TBS, most importantly, has secured a relatively young audience base that is attractive to advertisers.

(a)
Wall Street research, Kagan Research and Company filings.

        TBS also airs Atlanta Braves games and college football games from the PAC-10 and Big 12.

Exhibit 2B.7: TBS NETWORK SUMMARY

SUBSCRIBERS (MM)

120
80
40
0
87
88
88
89
92
2001
2002
2003
2004
2005
CAGR '01-'05: 1.3%

AVG. PRIME-TIME RATINGS

2.00
1.75
1.50
1.25
1.00
1.73
1.55
1.46
1.43
2001
2002
2003
2004

REVENUE BREAKDOWN ($ MM)[(b)]

$1,200
800
400
0
$753
$763
$776
$818
$862
2001
2002
2003
2004
2005
Advertising
Affiliate
CAGR '01-'05: 3.4%

EBITDA MARGIN

51%
34
17
0
33%
34%
32%
31%
31%
2001
2002
2003
2004
2005

AVG. AFFILIATE FEE/MO ($ ACTUAL)

$0.40
0.27
0.13
0.00
$0.20
$0.22
$0.24
$0.27
$0.29
2001
2002
2003
2004
2005
CAGR '01-'05: 9.7%

Information Source: Wall Street research, Kagan Research and Company filings.

(b)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        Cable News Network ("CNN") and Headline News—Launched in June 1980 (just two years later, Headline News was started in January 1982), CNN is a 24-hour global news and information network that currently reaches 91 million domestic subscribers.(a) CNN has recently seen a drop in ratings as news on TV has become more entertainment-based (e.g., Fox News) and consumer demand has dropped for 24-hour news coverage due to the increased accessibility of news on the Internet. CNN, in response, has begun to augment its network with broadband feeds and magazine-based programming. CNN currently offers 20-30 free news clips per day online. In December 2005, CNN launched broadband subscription service CNN Pipeline, which provides live feeds and targets heavy consumers of news.

(a)
Wall Street research, Kagan Research and Company filings.

        CNN International ("CNNI")—Launched in October 1985, CNNI is a global, 24-hour news network that can be seen in more than 176 million television households in more than 200 countries. CNNI is regionalized into five separately scheduled channels: CNNI EMEA, CNNI APAC, CNNI South Asia, CNNI Latin America and CNNI North America.

Exhibit 2B.8: CNN NETWORK SUMMARY

SUBSCRIBERS (MM)

120
80
40
0
86
87
88
89
91
2001
2002
2003
2004
2005
CAGR
'01-'05:
1.7%

AVG. PRIME-TIME RATINGS

1.50
1.25
1.00
0.75
0.50
1.23
0.85
1.03
0.78
2001
2002
2003
2004

REVENUE BREAKDOWN ($ MM)[b]

$1,000
667
333
0
$802
$756
$824
$771
$806
2001
2002
2003
2004
2005
Advertising
Affiliate
CAGR
'01-'05:
0.1%

EBITDA MARGIN

60%
40
20
0
45%
39%
37%
34%
35%
2001
2002
2003
2004
2005

AVG. AFFILIATE FEE/MO ($ ACTUAL)

$0.60
0.40
0.20
0.00
$0.36
$0.38
$0.41
$0.43
$0.44
2001
2002
2003
2004
2005
CAGR
'01-'05:
5.1%

Information Source: Wall Street research, Kagan Research and Company filings.

(b)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        Cartoon Network—Launched in October 1992, the Cartoon Network is seen in over 160 countries with 90 million domestic subscribers estimated for 2005 year end.(a) The Cartoon Network offers children's programming such as Powerpuff Girls, Dexter's Laboratory, Justice League Unlimited, Teen Titans and Jackie Chan Adventures. Its ratings are similar to those of Nickelodeon's. In 2001, in order to expand its audience, the Cartoon Network launched Adult Swim, a block of late-night animation programming for adults featuring cartoons such as The Family Guy and Futurama. More adults watch The Cartoon Network than E! Entertainment, USA, Discovery, TV Land, CNBC, A&E and VH1.(a) Since the launch of Adult Swim in 2001, the Cartoon Network's adult viewers have grown by 30% and its CPM rates have grown 15% through 2004.(a)

(a)
Wall Street research, Kagan Research and Company filings.

        In an effort to become an even more diverse cartoon network, Cartoon Network launched Tickle U in August 2005. Through Tickle U (a two-hour block of programming targeting pre-schoolers and their caregivers), the Cartoon Network is attempting to capture a share of the morning pre-schooler market. Tickle U focuses on fostering humor and optimism as opposed to rival shows that emphasize educational curriculum.

Exhibit 2B.9: CARTOON NETWORK SUMMARY

SUBSCRIBERS (MM)

120
80
40
0
80
83
86
87
90
2001
2002
2003
2004
2005
CAGR '01-'05: 3.2%

AVG. PRIME-TIME RATINGS

1.50
1.00
0.50
0.00
1.13
1.13
1.14
1.13
2001
2002
2003
2004

REVENUE BREAKDOWN ($ MM)[b]

$600
400
200
0
$233
$277
$306
$339
$378
2001
2002
2003
2004
2005
Advertising
Affiliate
CAGR '01-'05: 12.8%

EBITDA MARGIN

75%
50
25
0
44%
48%
48%
48%
49%
2001
2002
2003
2004
2005

AVG. AFFILIATE FEE/MO ($ ACTUAL)

$0.25
0.17
0.08
0.00
$0.10
$0.12
$0.13
$0.14
$0.15
2001
2002
2003
2004
2005
CAGR '01-'05: 10.7%

Information Source: Wall Street research, Kagan Research and Company filings.

(b)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        Courtroom Television Network ("Court TV")(a)—Launched in July 1991, Court TV provides a window into the criminal justice system with trials by day and original programs during prime time. Court TV is expected to reach approximately 87 million domestic subscribers by the end of 2005, which represents a 14% CAGR since 1999.(b) In addition to airing live footage from courtroom trials, the network has expanded its schedule to include fictional dramas (NYPD Blue) and real-life procedural dramas (Forensic Files, Anatomy of Crime). The network also airs original films. Court TV's expanded schedule has helped to dramatically increase its advertising revenue since 2001. In an effort to continue this growth, Court TV embarked on a new branding campaign in 2005 designed to acquire two separate identities for its daytime and primetime programming. During the day, the network is dubbed Court TV News, which features its proprietary trial coverage; while at night it is called Court TV—Seriously Entertaining, featuring original programming. Court TV seeks to increase its audience and give advertisers, who are hesitant to be associated with the trial programming, avenues to use the network.

(a)
Under the Court TV Operating Agreement, beginning January 2006, Liberty may give written notice to the Company requiring the Company to purchase all of Liberty's interest in Court TV (the "Liberty Put"). The agreement further provides that as of the same date, the Company may, by notice to Liberty, require Liberty to sell all of its interest in Court TV to the Company (the "Time Warner Call"). The price to be paid upon exercise of either the Liberty Put or the Time Warner Call will be an amount equal to one half of the fair market value of Court TV, determined by appraisal.

(b)
Wall Street research, Kagan Research and Company filings.

Exhibit 2B.10: COURT TV NETWORK SUMMARY

Information Source: Kagan Research.

(c)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        Turner Classic Movies—TCM was started in 1994 and presents motion pictures from the Time Warner and Turner film libraries, which include the pre-1948 Warner Bros. library as well as the pre-1986 MGM library. Titles range from the 1920s through the 1980s. The network is largely commercial free and supported by subscription fees. TCM is expected to reach approximately 74 million subscribers by the end of 2005.

Exhibit 2B.11: TCM NETWORK SUMMARY

Information Source: Wall Street research, Kagan Research and Company filings.

(a)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

        Boomerang—Launched in April 2000, Boomerang offers 24-hour classic animated content and is expected to reach approximately 17 million subscribers by the end of 2005.(b) Boomerang draws from the world's largest cartoon library and features classic Hanna-Barbera characters. 85% of Boomerang's programming does not overlap with that of Cartoon Networks.

(b)
Wall Street research, Kagan Research and Company filings.

        Turner South—Launched in October 1999, Turner South provides programming for the Southern US comprised of original dramas and major league sports programming for the Atlanta Braves, Atlanta Hawks, and Atlanta Thrashers. Turner South is available in Alabama, Georgia, Mississippi, Tennessee, South Carolina, and regions of western North Carolina.(b)

(b)
Wall Street research, Kagan Research and Company filings.

International Networks

        Turner's international programming consists of CNN International, which is distributed for delivery to cable systems, satellite platforms, broadcasters and hotels around the world on a network of eleven satellites. CNNI is regionalized into five distinct segments: North America, Latin America, Europe/Middle East/Africa, Asia Pacific and South Asia. CNNI currently is not profitable. Other international editions of CNN include CNN en Español in Latin America, CNNj in Japan, CNN+ in Spain and Andorra, CNN.de in Germany and CNN Turk in Turkey.(a)

(a)
Kagan Research.

        Turner also distributes region-specific and local-language feeds such as Pogo (an entertainment network for children) in India and versions of TNT, Cartoon Network, Turner Classic Movies and Boomerang on a single channel or combined channel basis in over 125 countries. In the UK and Ireland, Turner also distributes Toonami (all-action animation network). In November 2004, Turner launched Boing (children's/family channel) under a joint venture with Mediaset in Italy.

        Other international networks include various economic interests or distribution agreements in Japan, Germany and Italy. Turner holds a minority stake in CETV (general entertainment network in China). Japan Entertainment Network K.K. (70% owned joint venture) operates Cartoon Network Japan.

Internet Sites

        Turner manages various Internet sites that generate revenue from commercial advertising and consumer subscription fees. The CNN News Group has multiple sites, such as CNN.com and allpolitics.com, which are operated by CNN Interactive. CNN.com has local language sites in several of Turner's international markets. Also within the CNN family of Websites is CNNMoney.com, which is a collaborative effort with Money, Fortune and Business 2.0.

        Turner also operates NASCAR.com, the official NASCAR website, pursuant to an agreement through 2006 with NASCAR and manages, through 2011, the official website of the PGA, PGA.com. Turner controls websites including CartoonNetwork.com, a popular advertiser-supported site in the United States with 4.5 million unique visitors per month, and 15 international sites affiliated with the regional Cartoon Network feeds, Boing and Pogo.

        In 2005, Turner launched an online gaming Website, GameTap, to tap the advertisers, women and youth migrating to Internet gaming sites. GameTap is an "all-you-can-play" gaming service that launched with 300 games from 24 publishers. Original content provided to customers includes coming attractions and behind-the-scenes peeks that introduce the games and provide background information. The stated strategic move is that "with GameTap, Turner fills a need in the industry for a viable post-retail sales channel for games".(b)

(b)
Dennis Quinn, Executive Vice President of business development at TBS, April 27, 2005.

        All the Turner Networks, with the exception of CNN, are general entertainment networks that do not enjoy a natural extension to the Internet and therefore, there are limited additional ways to monetize the audience of the Turner Networks (excluding CNN). The franchise of CNN is news-based allowing for a natural extension to the online and mobile worlds.

Summary Financials

        Turner Networks' revenue increased from $4.3 billion in 2001 to $5.5 billion in 2005, representing a CAGR of 6.4%. Growth over the past few years has been driven by higher affiliate rates and an increase in the number of subscribers. Beginning in 2002, the cable television advertising market began its recovery leading to higher CPMs from 2002-2004 and increased advertising revenue for the Turner Networks. In 2002 and 2003, Turner experienced higher than normal programming costs and employee costs, in part due to professional sports-related salaries as well as increased marketing expenses related to growth initiatives. In 2004, Turner achieved healthy margins due to the sale of the winter sports teams and a reduction in payroll at the Atlanta Braves. However, Turner continued to incur higher marketing and promotion costs in 2004. In 2005, Turner's revenue growth is estimated to be 6.9%, primarily due to higher CPMs and sellouts at Turner's networks. Increased subscribers and an increase in the revenue from the Atlanta Braves will also support 2005 revenue growth. Programming expenses are expected to grow due to an increase in the original series costs at Turner and an increase in sports programming and news costs. Marketing expenses have increased in 2005 to support new programming.(a)

(a)
Information and estimates based on various Wall Street research reports and company filings.

Exhibit 2B.12: TURNER NETWORKS HISTORICAL FINANCIALS ($ MM)

	2001	2002	2003	2004	2005E	CAGR '01-'05
Revenue	$4,294	$4,528	$4,729	$5,141	$5,498	6.4%
% Growth	—	5.4%	4.5%	8.7%	6.9%
OIBDA	$1,341	$1,333	$1,315	$1,625	$1,839	8.2%
% Growth	—	(0.6)%	(1.4)%	23.6%	13.2%
% Margin	31.2%	29.5%	27.8%	31.6%	33.4%

Source: Information and estimates based on various Wall Street research reports.

        In 2005, analysts expect advertising and affiliate fees to contribute 45% and 40%, respectively, of total revenue.

Exhibit 2B.13: TURNER NETWORKS 2005E REVENUE MIX

Source: Information and estimates based on various Wall Street research reports.

        Revenue is projected to grow from $5.5 billion in 2005 to $7.9 billion in 2010, representing a 7.4% CAGR. OIBDA is expected to grow from $1.8 billion in 2005 to $2.9 billion in 2010, representing a CAGR of 9.9%. Analysts expect the Turner networks to benefit from the increase in cable television advertising over the next few years, and from higher affiliate fees. TBS and TNT are expected to contribute to improving margins over the next few years, while CNN is expected to produce slower OIBDA growth due to increased competition and higher than average selling, general and administrative costs associated with news collection.

Exhibit 2B.14: TURNER NETWORKS PROJECTED FINANCIALS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$5,498	$5,930	$6,370	$6,838	$7,334	$7,859	7.4%
% Growth	6.9%	7.8%	7.4%	7.4%	7.3%	7.1%
OIBDA	$1,839	$2,050	$2,246	$2,472	$2,696	$2,944	9.9%
% Margin	33.4%	34.6%	35.3%	36.1%	36.8%	37.5%
Less: Corporate Expenses(a)	$(17)	$(17)	$(17)	$(18)	$(18)	$(19)
Pro Forma OIBDA	$1,822	$2,034	$2,229	$2,454	$2,677	$2,925	9.9%
% Margin	33.1%	34.3%	35.0%	35.9%	36.5%	37.2%

Source: Information and estimates based on various Wall Street research reports.

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005PF corporate overhead of $100 million for TWX allocated across Networks ($27 million), Filmed Entertainment ($33 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions. Turner's corporate expense allocation is based on its revenue contribution to Networks.

Competitive Environment

        Cable networks continue to gain an increasing share of television advertising. Advertising on cable networks surpassed broadcast network advertising in 2003 and is expected to surpass broadcast stations by 2009.

Exhibit 2B.15: TELEVISION ADVERTISING EXPENDITURES ($ BN)

Information Source: Veronis Suhler Stevenson.

        As audiences continue to migrate from traditional networks to cable networks, advertisers will place more emphasis on cable network advertising to reach their desired audience. This should drive the advertising growth for cable networks and significantly increase advertising-based revenues as a percentage of overall cable network revenues.

Exhibit 2B.16: GROWTH OF US SPENDING ON CABLE & SATELLITE TELEVISION ($ BN)

	ADVERTISING	AFFILIATE FEES	TOTAL
2004 Expenditures	$18.9	$18.2	$37.1
1999-2004 CAGR (%)	10%	14%	12%
2004-2009 Projected CAGR (%)	12%	7%	10%

Information Source: Veronis Suhler Stevenson.

Competitive Analysis

        Turner Networks competes with other large fully distributed, general entertainment cable networks. Three of Turner's networks are ranked in the top 10 basic cable networks in terms of number of subscribers. Despite having TWC within the portfolio of the Parent, other Turner networks (TCM and Boomerang) have not yet been able to reach full distribution.

Exhibit 2B.17: LARGEST CABLE NETWORKS BY NUMBER OF US SUBSCRIBERS(a)

NETWORK	RANK	OWNER	US SUBSCRIBERS (mm)	% OF US TVHH
ESPN	1	Walt Disney	93	83.0%
Discovery	2	Cox, Liberty, Newhouse	92	82.9%
TNT	3	Time Warner	92	82.2%
TBS	3	Time Warner	92	82.2%
USA	3	NBC Universal	92	82.2%
Nickelodeon	6	Viacom	91	82.1%
CNN + HH	7	Time Warner	91	82.0%
Lifetime	8	Walt Disney/Hearst	91	81.8%
Spike	8	Viacom	91	81.8%
Weather	8	Landmark	91	81.8%
Cartoon Network	16	Time Warner	90	81.7%
Court TV	31	Time Warner	87	78.0%
TCM	40	Time Warner	74	66.1%
Boomerang	95	Time Warner	17	15.1%

Information Source: Wall Street research, Kagan Research and Company filings.

(a)
Subscribers as of December 31, 2005. (Excludes C-SPAN). Percentages based on an estimated 111.5 million US television households as of December 31, 2005.

        The affiliate fee per household reached for the Turner Networks is in line with the industry. TNT enjoys higher affiliate fees due, in part, to its sports programming.

Exhibit 2B.18: 2005E AFFILIATE FEES / MO ($ ACTUAL) OF SELECTED CHANNELS

Information Source: Wall Street research, Kagan Research and Company filings.

        TNT has one of the highest estimated 2005E EBITDA. CNN, CNBC and FOX News have comparable levels of EBITDA despite CNN's earlier launch date in 1980.

Exhibit 2B.19: 2005E EBITDA OF SELECTED NETWORKS ($ MM)

Information Source: Wall Street research, Kagan Research and Company filings.

        TCM's and Cartoon Network's 2005E EBITDA margins are estimated to be towards the high end of the profitability of other cable networks. TNT's and CNN's estimated 2005E margins of approximately 39% and 35% respectively, fall in the mid-to low end of the range. The EBITDA margin of TBS is towards the low end of the range of peer margins at approximately 31%.

Exhibit 2B.20: 2005E EBITDA MARGIN OF SELECTED NETWORKS

Information Source: Wall Street research, Kagan Research and Company filings.

        The Turner networks have generated average profitability growth from 2002 - 2004 versus selected other channels. Court TV (a 50% owned channel of TWX) and Comedy Central, a channel sold by TWX to Viacom in 2003, have grown at faster rates than the Turner Networks.

Exhibit 2B.21: GROWTH IN EBITDA OF THE TOP CABLE NETWORKS IN THE US: 2002-2004

Information Source: Wall Street research, Kagan Research and Company filings.

        Turner is one of the largest channel groups in terms of total EBITDA generated with an estimated $1.4 billion in 2004. Turner's overall EBITDA margin of 36%, however, is estimated to be in the lower half of the peer group.

Exhibit 2B.22: 2004 EBITDA FROM CABLE ASSETS ($ MM)	Exhibit 2B.23: 2004 EBITDA MARGIN FROM CABLE ASSETS

Information Source: Wall Street research, Kagan Research and Company filings.

        Turner's affiliate efficiency(a) (affiliate revenues per primetime households delivered) is at the high end of the range amongst the peer group primarily due to TNT, which benefits from sports programming, and CNN which had a head start as the first all-news channel, but is facing increasing competition.

(a)
Efficiency is measured by revenue divided by primetime "households delivered", which is a measure of households watching a particular channel.

Exhibit 2B.24: 2004 AFFILIATE REVENUE EFFICIENCY(a)

Information Source: Wall Street research, Kagan Research and Company filings.

(a)
Efficiency is measured by revenue divided by primetime "households delivered", which is a measure of households watching a particular channel.

        Demographically-targeted networks tend to have higher advertising efficiency compared to general entertainment networks (like Turner). Consequently, the cable networks of Viacom, Hearst and E.W. Scripps, which tend to focus on specific demographics or niche programming, are estimated to have relatively higher advertising efficiency.

Exhibit 2B.25: 2004 ADVERTISING REVENUE EFFICIENCY(a)

Information Source: Wall Street research, Kagan Research and Company filings.

(a)
Efficiency is measured by revenue divided by primetime "households delivered", which is a measure of households watching a particular channel.

        Turner could have had an even stronger portfolio of channels and been in a stronger strategic position if it were more successful in leveraging the distribution of TWC (Exhibit 2B.26) or had not sold its stake in Comedy Central (Exhibit 2B.27). Turner, despite the presence of TWC in the TWX portfolio, has been less successful than other companies in launching new channels.

Exhibit 2B.26: A RECORD OF UNDERPERPORMANCE IN LAUNCHING NEW CHANNELS

        Launching new channels is difficult and expensive for cable programmers. Consumers generally are not inclined to pay for more channels and the most obvious programming genres are already covered by more than one cable network. In addition, the opportunity costs for cable operators to re-allocate bandwidth are high given the demand for new services, in the form of high speed internet access, on demand programming, HDTV, etc.

        Cable networks, however, have generated the highest sustained value for shareholders of any media asset over the last two decades—premier cable networks still trade at the highest multiples of any traditional media class. The reach of a cable network to an audience is a one of the main drivers of asset value. Access to households—the key asset of a cable operator—is a significant strategic lever. Dominant industry players such as DirecTV, Comcast and EchoStar can make or break a fledgling network. TWC has certainly reached such a critical mass, in addition, to having another valuable asset: a Manhattan cable system that controls access and advertising dollars in the largest designated marketing area in the country. Carriage with TWC is a valuable asset.

        Turner, before its acquisition by TWX, had successfully launched six channels during its 20 years of independence. Only one of the channels launched since the acquisition of Turner by TWX (when Turner should have been benefiting from the affiliation with TWC) is in operation—Boomerang, the reach of which is marginal relative to total TV households. TWX failed to develop any traction with CNNSI and CNNfn, which were shut down in 2002 and 2004 after years of limited reach (19 and 30 million subscribers, respectively) and poor ratings. TWX also failed to capitalize on any material opportunities involving sports programming despite owning one of the most widely recognized sports franchises, Sports Illustrated. TWX missed the opportunity that ESPN captured and then failed to develop a viable alternative. ESPN has spawned several other properties such as ESPN Magazine that generates $300 million of annual advertising revenue and draws audience and ad dollars away from Sports Illustrated. TWX failed with CNN-SI despite captive distribution at TWC.

        TWX, despite owning a large and profitable cable programming businesses and one of the largest US cable operators, has failed to develop valuable networks over the last ten years. E.W. Scripps, News Corporation/Fox, Discovery, NBC Universal, Viacom and Disney, on the other hand, have been extremely successful in launching new and profitable networks.

2005 SUBSCRIBERS AS A FUNCTION OF START DATE

Information Source: Wall Street research, Kagan Research and Company filings.

Exhibit 2B.27: COMEDY CENTRAL

        In 2003, after months of discussions, TWX sold its 50% interest in Comedy Central, a crown jewel with strategic importance, to Viacom for $1.225 billion in cash. Although the sale was consistent with the announced debt reduction strategy, as Merrill Lynch stated at the time of the transaction, "For TWX, we believe this was a tough asset from which to part, given their already strong foothold in cable networks and Comedy Central's attractive demographic reach."(a) There were other assets in the TWX portfolio with less strategic relevance to sell (e.g., Warner Books, Atlanta Braves, etc.), but Comedy Central was an unconsolidated asset and relatively easy to monetize given Viacom's interest.

(a)
Jessica Reif Cohen, Merrill Lynch, April 22, 2003.

        If TWX had continued to own a 50% stake in Comedy Central, it would have benefited from the increase in the intrinsic value of Comedy Central. Its ratings and revenues have increased by more than 30% since 2003 and its EBITDA margins have increased from approximately 25% to 35%.(b) In a November 2005 research report on Viacom, Morgan Stanley estimated the value of Comedy Central at $4.76 billion.(c) The lost value to TWX shareholders is approximately $1.2 billion. As The Times said, "The Comedy Central deal symbolize[d] the different strategies—and prospects—of Viacom and AOL Time Warner."(d)

(b)
Kagan Research.
(c)
Richard Bilotti, Morgan Stanley, November 2, 2005.
(d)
Raymond Snoddy, AOL Sells Channel to Viacom for $1.23bn, The Times, April 23, 2003.

COMEDY CENTRAL NETWORK SUMMARY

Information Source: Wall Street research, Kagan Research and Company filings.

(e)
Represents network performance domestically. Revenue includes net ad revenue and license fee revenue but excludes all other revenue.

IV.    HOME BOX OFFICE

Overview

        HBO, operated by the wholly owned subsidiary Home Box Office, Inc., is the nation's most widely subscribed pay television service. Together with its sister service, Cinemax, HBO is expected to have 40 million combined subscribers by the end of 2005. Both HBO and Cinemax are made available on a number of multiplex channels and in high definition. HBO / Cinemax also offers subscription video on demand products.

Exhibit 2B.28: HBO AND CINEMAX SUBSCRIBERS (MM)

Information Source: Wall Street research, Kagan Research and Company filings.

        A major portion of HBO's and Cinemax's programming consists of recently released, uncut and uncensored theatrical motion pictures. HBO's practice has been to negotiate licensing agreements of varying duration with major motion picture studios and independent producers and distributors in order to ensure continued access to such films. These agreements typically grant television rights to recently released and certain older films owned by the studio, in exchange for negotiated fees, which may be a function of, among other things, the box office performances of the films. HBO currently has exclusive contracts with the following major film studios: DreamWorks SKG (through 2006), Warner Bros. (through 2006) and 20th Century Fox (through 2009).(a)

(a)
Ray Richmond, VHS, DVD, VOD and PPV make up movie marketing mix—Premium & Pay TV, Cable World, November 27, 2000.

        HBO is also defined by its original programming that includes dramatic and comedy series, movies and mini-series as well as boxing matches, sports documentaries, sports news programs, concerts, comedy specials, family programming and documentaries. Current Chief Executive Officer of HBO, Chris Albrecht, commented "By 1995, we had reached a point where HBO wasn't going to grow as it had until then. We wanted to be a company that did things differently. But by that time, we weren't anymore the company we were pretending to be. If we want to differentiate ourselves from other channels, we have to create our own product. So we started to invest much more heavily in original programming."(a) Below are a few of HBO's originally produced programs:

(a)
Fortune Innovation Forum, November 30, 2005.

Exhibit 2B.29: SELECTED HBO ORIGINAL PROGRAMMING

PROGRAM	ERA	PROGRAM	ERA
America Undercover	(1983-present)	Extras (with the BBC)	(2005-present)
Angels in America	(2003)	Inside the NFL	(1977-present)
Arliss	(1996-2003)	Oz	(1997-2003)
Autopsy	(1994-2002)	Real Time with Bill Maher	(2002-present)
Band of Brothers (with the BBC)	(2001)	Real Sports	(1995-present)
Carnivàle	(2003-2005)	Rome (with the BBC)	(2005-present)
CostasNow	(2005-present)	Sex and the City	(1998-2004)
Curb Your Enthusiasm	(2000-present)	Six Feet Under	(2001-2005)
Da Ali G Show	(2003-2005)	The Sopranos	(1999-present)
Def Poetry	(2002-present)	Unscripted	(2005)
Deadwood	(2004-present)	The Wire	(2002-present)
Entourage	(2004-present)	World Championship Boxing	(1977-present)

Information Source: Company filings and various news articles.

        HBO also licenses its successful original programming in syndication and to basic cable channels. In 2004, TBS purchased the rights to Sex and the City. Additionally, in 2005, A&E agreed to pay HBO $2.5 million per episode of The Sopranos beginning in 2006.(b)

(b)
Jacques Steinberg, A&E Buys Rights to Rerun "Sopranos", New York Times, February 1, 2005.

        HBO Films finances, produces and distributes movies such as My Big Fat Greek Wedding and Real Women Have Curves.HBO Films began producing movies solely for its cable channel, but now distributes its films to theaters through partnerships with sister company New Line and its Fine Line specialty film division. HBO Films gained attention after its 2003 successes, which included American Splendor (the Company's first movie to be nominated for an Academy Award) and the televised feature Angels in America. In 2005, HBO and New Line Cinema acquired Picturehouse, the distribution arm of Newmarket Entertainment. Picturehouse distributes New Line and HBO films.

        Other HBO brands include HBO Sports, which operates HBO Pay-Per-View, an entity that distributes pay-per-view prizefights. HBO Video markets DVDs of a variety of HBO's original programming. Through various joint ventures, HBO-branded services are also distributed in more than 50 countries in Latin America, Asia and Central Europe.

Financial Summary

        HBO will continue to generate the majority of its revenue and OIBDA from subscription revenue. HBO is also transforming its business model and diversifying its revenue sources into production and DVD sales. The HBO Group now generates revenue from two main sources: (1) Subscription fees from the 40 million subscribers who pay an estimated $5.75(a) per month and (2) content, which includes production and syndication of original series and movies and DVD sales of HBO's original series and movies. In 2005, subscription revenues are expected to generate approximately 88% of the revenue.

(a)
Kagan Research.

        Over the last five years, HBO's revenue has increased at a CAGR of 10.6% largely due to hit original series, syndication revenues and DVD sales. OIBDA margins have also increased from 21.9% in 2001 to 33.6% in 2005 contributing to a CAGR of 23.1% in OIBDA. Growth over the past few years has been driven by higher subscription rates and a slight increase in subscribers at HBO. HBO's growth has also been supported by higher ancillary sales of HBO original programming, including the home video release in 2003 of My Big Fat Greek Wedding, and higher licensing and syndication revenue associated with Everybody Loves Raymond. Expected revenue growth in 2005 will come from an increase in subscription rates as well as the syndication of Sex and the City, offset by fewer episodes of Everybody Loves Raymond. In 2005, HBO will report higher costs associated with HBO's original programming.(b)

(b)
Company filings.

Exhibit 2B.30: HBO HISTORICAL FINANCIALS ($ MM)

	2001	2002	2003	2004	2005E	CAGR '01-'05
Revenue	$2,316	$2,621	$3,036	$3,250	$3,468	10.6%
% Growth	—	13.2%	15.8%	7.1%	6.7%
OIBDA	$507	$677	$910	$1,042	$1,164	23.1%
% Growth	—	33.5%	34.4%	14.5%	11.7%
% Margin	21.9%	25.8%	30.0%	32.0%	33.6%

Source: Information and estimates based on various Wall Street research reports and company filings.

        HBO revenue is expected to grow from $3.5 billion in 2005 to $4.7 billion in 2010, representing a CAGR of 6.1%. OIBDA is expected to grow at a faster rate due to HBO's continued emphasis on the higher margin DVD and syndication business. The consensus research opinion is that pay-television subscription growth will remain flat over the next few years despite increased original content. Expected subscriber fee increases, the syndication of hit series such as The Sopranos and the ancillary sale of original content will drive growth going forward. Margins should remain relatively constant as HBO has fixed its programming costs for the next few years by signing contracts for film rights with major studios and costs related to original production should stabilize.(a)

(a)
Company filings.

Exhibit 2B.31: HBO PROJECTED FINANCIALS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$3,468	$3,698	$3,937	$4,169	$4,411	$4,661	6.1%
% Growth	6.7%	6.6%	6.5%	5.9%	5.8%	5.7%
OIBDA	$1,164	$1,217	$1,300	$1,389	$1,491	$1,599	6.6%
% Margin	33.6%	32.9%	33.0%	33.3%	33.8%	34.3%
Less: Corporate Expenses(b)	$(10)	$(10)	$(11)	$(11)	$(11)	$(11)

Pro Forma OIBDA	$1,153	$1,207	$1,289	$1,379	$1,480	$1,588	6.6%
% Margin	33.3%	32.6%	32.7%	33.1%	33.5%	34.1%

Source: Information and estimates based on various Wall Street research reports and company filings.

(b)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005PF corporate overhead of $100 million for TWX allocated across Networks ($27 million), Filmed Entertainment ($33 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions. Turner's corporate expense allocation is based on its revenue contribution to Networks.

Competitive Analysis

        Both HBO and Cinemax have undergone fundamental shifts over the past few years to counter the slower growth in premium television subscription spending. Nevertheless, consumers are willing to pay a premium for content on demand as well as programming in high definition. HBO has responded to these market forces by expanding its channel lineup to include multiplexed premium channels for digital cable. HBO has also expanded its content on demand programming currently offering its original series, selected movie library, documentaries, and other special events on its demand channels. HBO also offers consumers high definition programming through HBO HD. HBO is by far the premium channel leader in terms of subscribers as evidenced by the table below:

Exhibit 2B.33: PREMIUM TELEVISION SUBSCRIBERS (MM)

Information Source: Wall Street research, Kagan Research and Company filings.

        To offset slowing subscriber growth, HBO is growing its original content through internally produced shows such as Curb Your Enthusiasm and Entourage. HBO Films is also expected to continue releasing one or two movies per month. Through its acquisition of Picturehouse, HBO is attempting to broaden its distribution power to generate higher DVD sales of its original programming. HBO will also continue to offer its original programming for syndication.

        In the long-term, HBO seeks to distribute its content through new media portals. For example, HBO Video announced in June 2005 that it would offer several HBO hit original series and specials in a format for viewing on Sony's new PSP. While HBO has not aggressively pursued an Internet strategy, portals such as AOL.com and Yahoo! should become increasingly important distribution channels for HBO in the future.

        On the cost side, HBO has locked up multi-year movie rights contracts with two major studios: Warner Brothers and Fox. These contracts should secure a substantial proportion of Hollywood output for HBO.

V. THE WB TELEVISION NETWORK

Overview

        The WB is widely recognized as the first broadcast television network to capitalize on the trend toward increasingly fragmented television audiences. By targeting programming specifically to teens and to young adults, the WB has established a broadcast network in an era defined by cable television's incursion into the national television broadcast audience.

        It is estimated that the WB reaches 92% of all television households in the US.(a) The important affiliates include Tribune Broadcasting (the network's flagship affiliate station group), Sinclair (19 stations), plus WB 100+ Station Group (a local cable-delivered station group representing markets 100-210, which signed on September 1998).

(a)
Company filings.

        The WB generates revenue primarily through the sale of network advertising time, which is sold exclusively on a national basis with local affiliated stations of the WB selling spot and local advertising. The WB is subject to CPM and other advertising trends in broadcast television. The WB competes for national advertising with the other major broadcast networks (e.g., ABC, CBS, NBC, FOX and UPN) as well as, increasingly, cable programming services.

        Since its peak in 2001/2002, the WB's ratings have declined as it has struggled to change its brand and identity. Since its inception, the WB has catered to "Generation Y"—a socio-economic group within the younger demographics—but the network is now attempting to attract a broader demographic that would include adult viewers (A18-34), the demographic most sought by advertisers.

        During the 2004-2005 television season, the WB experienced a 16% decline in its target audience of young adults. This decline in audience has had a significant effect on the WB's ability to generate advertising revenue during the 2004 - 2005 broadcast season. Under-delivery of committed audience also results in the WB having to deliver additional advertising inventory to compensate advertisers. The WB, to offset this decline, has initiated a series of cost containment initiatives and introduced a new slate of programming in the fall of 2005 designed to further appeal to adults (A18-34), including shows such as Supernatural, Twins and Related.

        On January 24, 2006, TWX and CBS announced the merger of the WB and UPN Networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network. The WB and UPN will cease operations in September 2006 when The CW will commence broadcasting. The decision to merge the two networks makes commercial and financial sense. TWX should have more actively pursued such discussions or other transactions with the WB at an earlier date to mitigate the meaningful annual losses from the network (estimated to be approximately $50-75 million for 2005E). The analysis assumes that TWX will now account for the WB investment as an unconsolidated asset. The Tribune Company, which owned 22.25% of the WB, exchanged its interest in the WB for a 10-year deal to carry The CW on its major market affiliates.

        The WB, at this time, is significantly behind the four major networks in terms of audience delivery. The WB has effectively competed against UPN for the "Fifth Network" title. The WB has historically been able to capture this position with the exception of the 2004/2005 broadcast season.

        The WB, faced with these competitive dynamics, reorganized its programming by offering a new afternoon programming block featuring reruns of ER and Reba targeting older teenagers and the A18-34 demographic. The WB is also producing original movies for the first time to boost non-serialized programming.

Exhibit 2B.34: BROADCAST TELEVISION PRIME TIME RATINGS

Source: Company filings.
* Through June 2005.

        The WB (The CW from September 2006 onwards) will continue to face significant challenges. In the current broadcast season, the WB is delivering increasing amounts of its inventory as "make goods" for under-delivery of audience commitments. In the short term, the WB was hoping to stave off the outflow of cash by realizing cost savings from its announced restructuring program. In the long-term, the WB (The CW from September 2006 onwards) will need to determine a strategy to survive as a profitable fifth general broadcast network.

Financial Summary

        The primary source of revenue for the WB is national advertising, which is subject to the cyclical trends of the general ad economy.

        The consensus research view was that the WB would be an OIBDA negative or breakeven business for an extended period of time. Despite low ratings and limited expected investment by TWX in the WB, the recent programming shift was expected to generate revenue growth over the next few years. The TWX model has divorced the local advertising market opportunity from the national network revenue model. The historic separation of the WB from its affiliated stations, and the profits potential from the local ad markets, was an unresolved question. All of the top 4 networks own station groups that, to a varying degree, contribute substantial revenues and profits to offset the significant investment in programming the network.

        The following are the estimated revenues for the WB from 2001-2005. The business model has changed with the creation of The CW and no current estimates or forecasts exist at this time for the merged network.

Exhibit 2B.35: WB REVENUE SUMMARY ($ MM)

Source: Information and estimates based on various Wall Street research reports.

VI.   SWOT ANALYSIS

Exhibit 2B.36: SWOT

VII. SUMMARY FINANCIALS

        Networks grew from $7.1 billion in 2001 to $9.6 billion in 2005, implying a CAGR over the period of 8.1%. OIBDA grew faster over the period at 13.0% due to margin improvement from 25.5% in 2001 to 30.5% in 2005. OIBDA is expected to be approximately $2.9 billion in 2005.

Exhibit 2B.37: NETWORKS HISTORICAL FINANCIALS ($ MM)

	2001	2002	2003	2004	2005E	CAGR '01-'05	2005E (excl. WB)
Revenue
Turner Networks	$4,294	$4,528	$4,729	$5,141	$5,498	6.4%	$5,498
HBO	2,316	2,621	3,036	3,250	3,468	10.6%	3,468
WB	441	507	669	663	657	10.5%	0

Total	$7,050	$7,655	$8,434	$9,054	$9,623	8.1%	$8,966
% Growth	—	8.6%	10.2%	7.4%	6.3%		6.8%

OIBDA(a)	$1,797	$2,032	$2,267	$2,626	$2,932	13.0%	$3,003

% Growth	—	13.1%	11.6%	15.8%	11.6%		12.6%
% Margin	25.5%	26.5%	26.9%	29.0%	30.5%		33.5%
Operating Income(a)	$(328)	$1,839	$2,049	$2,393	$2,679	NM	$2,766
% Growth	—	—	11.4%	16.8%	11.9%		12.9%
% Margin	(4.7)%	24.0%	24.3%	26.4%	27.8%		30.8%

Source: Information and estimates based on various Wall Street research reports and company filings.

Note:
2001 does not reflect impact of FAS 142 or significant transactions recognized in 2002. 2002 - 2010 reflects restatements. OIBDA and operating income are pre-corporate expense allocations. 2005PF excludes the results of the WB Network.

(a)
Excludes $219m of impairment charges and $21m of restructuring charges in 2003. Excludes a $7m loss related to the sale of the winter teams and $75m in one-time benefits in 2004A.

        60% of Network's overall revenue is derived from subscription / affiliate fees (though certain TWX channels are either more ad-driven or carriage fee driven). Networks is expected to become increasingly important to revenue and OIBDA growth at TWX given the division's strong forecasted growth.

        Over the next five years, revenue is expected to grow to $13.4 billion in 2010, representing a CAGR of 6.9% from 2005PF-2010. OIBDA margins are forecasted to improve from 33.5% in 2005 to 36.3% in 2010, which will generate a CAGR of 8.7% over the period.

Exhibit 2B.38: NETWORKS PROJECTED FINANCIALS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue
Turner Networks	$5,498	$5,930	$6,370	$6,838	$7,334	$7,859	7.4%
HBO	3,468	3,698	3,937	4,169	4,411	4,661	6.1%

Total Revenue	$8,966	$9,627	$10,306	$11,007	$11,745	$12,520	6.9%
% Growth	6.8%	7.4%	7.1%	6.8%	6.7%	6.6%
OIBDA	$3,003	$3,268	$3,546	$3,861	$4,186	$4,543	8.6%
% Margin	33.5%	33.9%	34.4%	35.1%	35.6%	36.3%
Less: Corporate Expense(a)	$(27)	$(27)	$(28)	$(29)	$(30)	$(30)

Pro Forma OIBDA	$2,976	$3,241	$3,518	$3,832	$4,157	$4,512	8.7%
% Margin	33.2%	33.7%	34.1%	34.8%	35.4%	36.0%

Less: Depreciation & Amortization	$(237)	$(255)	$(271)	$(288)	$(304)	$(322)

Operating Income	$2,739	$2,986	$3,247	$3,544	$3,852	$4,191	8.9%
% Margin	30.5%	31.0%	31.5%	32.2%	32.8%	33.5%

Memo:
Capital Expenditures	$313	$321	$329	$336	$343	$349
% Margin	3.5%	3.3%	3.2%	3.0%	2.9%	2.8%

Source: Information and estimates based on various Wall Street research reports and company filings.

Note:
Financials exclude the results of the WB Network.

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005PF corporate overhead of $100 million for TWX allocated across Networks ($27 million), Filmed Entertainment ($33 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        A significant portion of the revenue growth at Networks over the next five years is expected to be driven by Turner Networks. Turner Networks' revenue will increase from $5.5 billion in 2005 to $7.9 billion in 2010, representing a 7.4% CAGR. HBO will experience slightly slower growth rates driven by the development of new services (e.g., IP video) and international expansion.

VIII. OVERVIEW OF FILMED ENTERTAINMENT

        Filmed Entertainment produces and distributes theatrical motion pictures, home video product, television shows, animation and other programming, and licenses rights to the Company's feature films, television programming and characters. All of the businesses are conducted by Warner Bros. Entertainment Inc. ("Warner Bros.") and New Line Cinema Corporation ("New Line"). The library currently has more than 6,600 feature films, 40,000 television titles, and 14,000 animated titles (including 1,500 animated shorts).(a) Filmed Entertainment can be subdivided as follows:

Exhibit 2B.39: FILMED ENTERTAINMENT OVERVIEW

Note: Table is illustrative breakdown of Filmed Entertainment and is not a legal structure.
 Information Source: Company filings.

(a)
Company filings.

        In 2005, Filmed Entertainment is expected to generate $11.8 billion in revenue (25% of TWX's total revenue) and $1.3 billion in OIBDA (11% of TWX's OIBDA).(b) Revenue has grown at a CAGR of 7.8% from 2001 through 2005E and OIBDA has grown at 6.3% over the same period. 2005E revenues by source are estimated to be as follows:

(b)
Financials are based on Wall Street research. Percentages are based on pro forma financials assuming the Adelphia/Comcast transactions closed on January 1, 2005. Financials are prior to corporate allocation and intersegement eliminations.

Exhibit 2B.40: 2005E REVENUE BREAKDOWN

Source: Information and estimates based on various Wall Street research reports.

        Filmed Entertainment is divided into four groups: Theatrical Motion Pictures, Home Video, Television and Other Entertainment Assets.

Theatrical Motion Pictures

Warner Bros. Pictures

        Warner Bros. has been in the film business for almost 100 years and produces feature films both on its own and under co-financing arrangements. Warner Bros. also distributes completed films produced and financed by others. The terms of Warner Bros.' agreements with independent producers are separately negotiated and vary depending upon, among other factors, the production, the amount and type of financing provided by Warner Bros., the media and territories covered and the distribution term. Warner Bros.' feature films are produced under the banners of Warner Bros. Pictures and Castle Rock (collectively "Warner Bros. Pictures"). In 2004, Warner Bros. Pictures created a new separate third studio called Warner Independent Pictures ("WIP").

Exhibit 2B.41: FILMED ENTERTAINMENT TIMELINE

Information Source: Company filings.

        Warner Bros.'s joint venture arrangements include a joint venture with Village Roadshow Pictures, a division of Village Roadshow Limited, to co-finance the production of motion pictures.

        Warner Bros. distributes feature films to more than 125 international territories. In 2004, Warner Bros. released internationally 18 English-language motion pictures and 23 local language films that it either produced or acquired.

        During 2004, Warner Bros. Pictures together with Village Roadshow (collectively the "Studio") released a total of 22 original motion pictures (more than any other studio) for theatrical exhibition, including Harry Potter and the Prisoner of Azkaban, The Polar Express, Ocean's Twelve and the Academy Award-winning Million Dollar Baby. Warner Bros. financed 6 of the 22 releases in 2004, while the remaining 16 releases were either partly or wholly financed by others. 2004 was the most successful year ever for the Studio. The studio generated approximately $3.4 billion in worldwide box office receipts, including $2.2 billion in overseas receipts.(a)

(a)
Company filings.

        In 2005, the Studio released 19 films including, Batman Begins, Charlie and the Chocolate Factory, Miss Congeniality 2: Armed and Fabulous, Tim Burton's Corpse Bride, Dukes of Hazzard, Rumor Has It and Harry Potter and the Goblet of Fire (the fourth Harry Potter film).

        Many of the Company's recent releases have been the Studio's most successful films. Four of the five most successful movies are based on the Harry Potter novels. Warner Bros. owns the film and merchandising rights for Harry Potter and will also be producing the movies based on the remaining novels.

Exhibit 2B.42: WARNER BROTHERS STUDIO TOP MOVIES—ALL TIME ($ MM)

RANK	MOVIE	RELEASE DATE	TOTAL DOMESTIC GROSS	TOTAL INTL. GROSS	TOTAL GROSS	WORLD WIDE RANK(a)
1	Harry Potter and the Sorcerer's Stone	11/16/2001	$318	$659	$977	2
2	Harry Potter and the Chamber of Secrets	11/15/2002	$262	$615	$877	5
3	Harry Potter and the Goblet of Fire(b)	11/18/2005	$278	$535	$814	10
4	Harry Potter and the Prisoner of Azkaban	6/4/2004	$250	$540	$790	11
5	The Matrix Reloaded	5/15/2003	$282	$457	$739	12

Information Source: Public sources. Totals through December 31, 2005.

(a)
Still in active release as of December 31, 2005.
(b)
Based on top worldwide films since 2000.

        The newly established WIP produces or acquires smaller budget (under $20 million) and alternative films for domestic and/or worldwide release. In 2004, WIP released Before Sunset, We Don't Live Here Anymore and A Very Long Engagement, among others. In 2005, releases included March of the Penguins and Good Night, and Good Luck.

Exhibit 2B.43: WIP—MOVIES RELEASED ($ MM)

RANK	TITLE	RELEASE DATE	TOTAL DOMESTIC GROSS
1	March of the Penguins	6/24/05	$77
2	Good Night, and Good Luck.(b)	10/7/05	$23
3	A Very Long Engagement	11/26/04	$7
4	The Jacket	3/4/05	$6
5	Before Sunset	7/2/04	$6
6	We Don't Live Here Anymore	8/13/04	$2
7	Everything is Illuminated	9/16/05	$2
8	A Home at the End of the World	7/23/04	$1
9	Criminal	9/10/04	$1
10	Paradise Now	10/28/05	$1
11	Around the Bend	10/8/04	—
12	Eros	4/8/05	—

Information Source: Public sources and Company filings. Totals through December 31, 2005.

(a)
Still in active release as of December 31, 2005.
(b)
Based on top worldwide films since 2000.

New Line

        Theatrical films are also produced and distributed by New Line, a leading independent producer and distributor of theatrical motion pictures with three film divisions, New Line Cinema, Fine Line Features and Picturehouse. Included in its 14 films released during 2004 were The Notebook and The Butterfly Effect. In 2005 New Line released a total of 9 original motion pictures.

        New Line Cinema has achieved significant success in 2005 with the summer box office hits Wedding Crashers and Monster-in-Law. These two films have generated worldwide box office receipts in excess of $435 million. Additional releases in 2005 include The New World and A History of Violence. In recent years, the success of The Lord of the Rings series of films in theaters and on DVD has driven New Line's financial performance.

        The final installment of the series The Lord of the Rings: The Return of the King has earned more than $1.1 billion at the worldwide box office since its 2003 release, making it the second-highest-grossing film of all time. In fact, all three Lord of the Rings films rank among the top 10 highest-grossing films ever. These films have earned almost $3 billion at the worldwide box office and have generated an additional $3 billion in consumer spending on DVDs and related merchandise.(a)

(a)
Company filings.

        Highlighted by the Lord of the Rings Trilogy, New Line Cinema has had many successful hits:

Exhibit 2B.44: NEW LINE CINEMA TOP MOVIES ALL-TIME ($ MM)

RANK	MOVIE	RELEASE DATE	TOTAL DOMESTIC GROSS	TOTAL INTL. GROSS	TOTAL GROSS	WORLDWIDE RANK(b)
1	The Lord of the Rings: The Return of the King	12/17/2003	$377	$742	$1,119	1
2	The Lord of the Rings: The Two Towers	12/18/2002	$342	$585	$927	3
3	The Lord of the Rings: The Fellowship of the Ring	12/19/2001	$315	$557	$872	6
4	Rush Hour 2	8/3/2001	$226	$121	$347	—
5	Austin Powers: The Spy Who Shagged Me	6/11/1999	$206	$105	$311	—

Information Source: Public sources and Company filings. Totals through December 31, 2005.

(b)
Based on top worldwide films since 2000.

        In 2004, New Line's Fine Line Features division had success with three critically acclaimed and award-winning releases: The Sea Inside, which won an Academy Award for Best Foreign Language Film and Vera Drake and Maria Full of Grace (with HBO Films), which were honored at several film festivals.

Home Video

        Warner Home Video Inc. ("Home Video") distributes for home video use DVDs and videocassettes containing filmed entertainment product produced or otherwise acquired by the Network/Filmed Entertainment's various content-producing units including Warner Bros. Pictures, Warner Bros. Television, Castle Rock, New Line, Home Box Office and Turner Broadcasting System. In addition to the creation of DVDs from new content generated by Network + Filmed Entertainment, Home Video produces and distributes DVDs from the Company's extensive filmed entertainment library. The library, which contains content that is both owned or managed by Warner Bros., currently has more than 6,600 feature films, 40,000 television titles, and 14,000 animated titles (including 1,500 animated shorts).(a)

(a)
Company filings.

        Home Video also distributes other companies' products, including DVDs and videocassettes for BBC and National Geographic, national sports leagues, and Leapfrog (a children's learning toy company) in the US, and certain producers in Italy, the UK, Australia and France. Home Video sells and/or licenses its product in the US and in international territories to retailers and/or wholesalers through its own sales force, with warehousing and fulfillment handled by third parties. DVD product is replicated under long-term contracts with third parties. Videocassette product is manufactured under contracts with independent duplicators.(a)

(a)
Company filings.

        Among Home Video's 2004 DVD and videocassette releases, 16 film titles generated US sales of more than one million units each. Since inception of the DVD format, Home Video has released over 3,000 DVD titles in the US and international markets, led by sales of Warner Bros.' three Harry Potter films, which have had total net worldwide sales of over 68 million DVD units.(a)

(a)
Company filings.

Television

        Warner Bros. is one of the world's leading suppliers of television programming, distributing programming in more than 175 countries and in over 40 languages. Warner Bros. both develops and produces new television series, made-for-television movies, mini-series, reality-based entertainment shows and animation programs and also licenses programming from the Warner Bros. library for exhibition on media all over the world. Warner Bros.' television programming is primarily produced by Warner Bros. Television Production Inc. ("WBTV"), which produces primetime dramatic and comedy programming for the major networks and for cable, and Telepictures Productions Inc. ("Telepictures"), which specializes in reality-based and talk/variety series for the syndication and primetime markets.(a)

(a)
Company filings.

        For the 2004-05 season, WBTV was the industry's number one supplier of primetime programming, producing series for all six broadcast networks and cable's FX network. WBTV is also the number one supplier to the WB Network. For the 2004-05 season, WBTV produced 22 primetime series, including 16 network returning series.(a)

(a)
Company filings.

        For the 2005-06 season WBTV and Telepictures produce the following shows that are licensed to a variety of broadcasters:

Exhibit 2B.45: WBTV: 2005-2006

TITLE	NETWORK	TITLE	NETWORK	TITLE	NETWORK
Freddie	ABC	The War At Home	FOX	Eve	WB
George Lopez	ABC	Nip/Tuck	FX	Everwood	WB
Hot Properties	ABC	ER	NBC	Gilmore Girls	WB
Invasion	ABC	E-Ring	NBC	One Tree Hill	WB
Close to Home	CBS	Joey	NBC	Related	WB
Cold Case	CBS	The West Wing	NBC	Smallville	WB
Two and A Half Men	CBS	The Closer	TNT	Supernatural	WB
Without A Trace	CBS	Veronica Mars	UPN	Twins	WB
The O.C.	FOX	All of Us	WB	What I Like About You	WB
Reunion	FOX	Blue Collar TV	WB

Information Source: Company filings.
Note: Shading denotes shows ranked in the top 25 by overall ratings based on Nielsen Media Research January 1, 2005-November 20, 2005.

Exhibit 2B.46: TELEPICTURES: 2005 - 2006

TITLE	HIGHLIGHTS
The Ellen DeGeneres Show	Earned 12 Daytime Emmy nominations and won Outstanding Talk Show
Extra	In production for over 12 years
Judge Mathis	In November 2005, Judge Mathis aired its 1000th episode
The Tyra Banks Show	Top ranked show in timeslot among women A18-34
Elimidate	1 of 2 reality dating shows currently in first run syndication
The Bachelor/The Bachelorette	8th installment of The Bachelor

Information Source: Company filings.

        Warner Bros. Animation Inc. is responsible for the creation, development and production of contemporary television, programming made for DVD and feature film animation, as well as for the creative use and production of classic animated characters from Warner Bros.' and DC Comics' libraries, including properties from the Looney Tunes and Hanna-Barbera libraries.

Other Entertainment Assets

Warner Bros. Interactive Entertainment ("WBIE")

        WBIE licenses and produces interactive games for a variety games of platforms based on Warner Bros.' and DC Comics' properties. WBIE acquired in October 2004 Monolith Productions as part of its strategy to become more involved in game production. Monolith is a game developer specializing in personal computer, console and online games. WBIE released The Matrix Online, Warner Bros.' first multiplayer online game, in the spring of 2005.

Warner Bros. Consumer Products Inc.

        This unit licenses rights in both domestic and international markets to the names, likenesses, images, logos and other representations of characters and copyrighted material from the films and television series produced or distributed by Warner Bros., including the superhero characters of DC Comics, Hanna-Barbera characters, classic films and Harry Potter.

Warner Bros. International Cinemas Inc. ("WBIC")

        WBIC owns interests in more than 70 multiplex cinemas and more than 650 screens in five key overseas territories (Japan, Italy, Spain, Taiwan, China). WBIC also manages 22 theaters with 130 screens in the US.(a)

(a)
Company filings.

        Warner Bros. Theatre Ventures was inaugurated in May 2003 to exploit Warner Bros. library and iconic characters for theatrical presentation. The group serves as the developer and producer.

DC Comics

        DC Comics publishes more than 50 regularly issued comics magazines featuring such popular characters as Superman, Batman, Wonder Woman and The Sandman. DC Comics also derives revenues from motion pictures, television, product licensing and books. The Company also owns E.C. Publications, Inc., the publisher of MAD Magazine. The Company has been able to license its characters into successful movie franchises. The Company has re-introduced its Batman series with Batman Begins and is planning to launch a new Superman movie in June 2006.

        The following table lists the comic book adaptations that Warner Bros. Pictures has produced:

Exhibit 2B.47: DC COMICS MOVIES ($ MM)

RANK	TITLE	US BOX OFFICE RECEIPTS(b)	RELEASE
1	Batman	$403	06/23/89
2	Superman	$367	12/15/78
3	Batman Forever	$271	06/16/95
4	Batman Returns	$251	06/19/92
5	Superman II	$249	06/19/81
6	Batman Begins	$205	06/15/05
7	Batman and Robin	$150	06/20/97
8	Superman III	$122	06/17/83
9	Constantine	$76	02/18/05
10	Catwoman	$41	07/23/04
11	Supergirl	$27	11/21/84
12	Superman IV: The Quest for Peace	$26	07/24/87
13	Batman: Mask of the Phantasm	$9	12/25/93
14	Steel	$2	08/15/97

Information Source: Public sources and Company filings.

(b)
Adjusted for inflation.

Competitive Environment

        Filmed entertainment spending, which includes home video and box office is estimated at approximately $40 billion in 2005.

Exhibit 2B.48: CONSUMER SPENDING ($ MM)

Information Source Veronis Suhler Stevenson

        The MPAA ("Motion Picture Association of America") identifies as major studios Metro-Goldwyn-Mayer Inc., Paramount Pictures Corporation, SPE (including Columbia Pictures and Tristar), The Walt Disney Company, Twentieth Century Fox Film Corp., Universal Studios and Warner Bros. In the past seven years, the total number of feature films released in the US has increased slightly with 509 released in 1998 compared to 541 released in 2005, according to the MPAA. Major studios also distribute films of independent production studios such as Pixar Animation Studio and Revolution.

        According to the MPAA, film studio revenue growth for the major studios has been driven by home video in recent years, accounting for approximately 78% of the total growth in filmed entertainment since 2000.

Exhibit 2B.49: FILMED ENTERTAINMENT MARKET ($ BN)

Information Source: Information from various Wall Street research reports and Veronis Suhler Stevenson.

        Overall growth in consumer spending for domestic home video has accelerated with the introduction of the DVD format. According to PricewaterhouseCoopers, domestic home video sales(a) grew from approximately $8 billion in 2000 to $19 billion in 2005 or a 18% CAGR. During the same period, home video DVD sales grew from $3 billion to $18 billion while home video VHS sales declined from $5 billion to $0.6 billion. US home video DVD household penetration is expected to plateau by 2009 (estimated 2009 penetration of 92% versus 80% currently); therefore, growth in this segment (10% CAGR from 2005-2009) will be significantly lower than historical growth rates. Despite the plateau, analysts still expect home video DVD sales to generate the largest component of revenue for the motion picture industry as box office receipts continue to struggle. (b)

(a)
Excludes rentals.

(b)
Information from various Wall Street research reports and Veronis Suhler Stevenson.

Exhibit 2B.50: SOURCES OF FEATURE FILM REVENUES

Information Source Various Wall Street reports and Kagan Research

        Major feature films are usually scheduled for release in the domestic home video market within 3-6 months after domestic theatrical release to capitalize on the theatrical advertising and publicity for the film. The international release date window can vary significantly, but is generally within 3-9 months following domestic theatrical release.

        International revenues are expected to continue to outpace domestic revenues and provide a significant portion of total growth for the foreseeable future.

Exhibit 2B.51: INTERNATIONAL VS. DOMESTIC FILM REVENUE ($ BN)

Information Source: Kagan Research and Wall Street research.

Theatrical Motion Pictures

        The Filmed Entertainment division of TWX is the leading player in the industry with over 6,600 film titles in its library.

Exhibit 2B.52: COMPARISON OF FILM BUSINESSES AMONG KEY PLAYERS

Source: Company filings and public sources.

(a)
Not pro forma for Pixar.

(b)
Not pro forma for DreamWorks.

(c)
Pro forma for MGM.

        The competitive position of Filmed Entertainment would have been substantially enhanced if TWX had been successful in acquiring MGM. Pro forma for an MGM acquisition, the library of Filmed Entertainment would have been more than twice as large as the next largest library. Exhibit 2B.53 discusses the missed opportunity in connection with MGM.

Exhibit 2B.53: MISSED OPPORTUNITY TO PURCHASE MGM

        TWX, on several occasions, has missed the opportunity to acquire MGM. In 2002, TWX and MGM had discussions. In 2003, TWX and MGM had discussions. In 2004, TWX and MGM had discussions. By the summer of 2004, the deal appeared to be TWX's to lose.

        The proxy filed by MGM makes clear that TWX was indecisive and unable to create deal momentum. In early August 2004, TWX had the opportunity to acquire the company without competition from the Sony consortium. Kirk Kerkorian seemed to favor a deal with TWX.(a) By the end of August 2004, TWX it appeared could have acted quickly and definitively and won the deal. On about August 27, MGM was consulting with its board on the terms of the TWX deal, including "the significant likelihood that TWX would be able to complete the merger, the absence of a financing condition, and the continuing lack of progress in negotiations with the Sony consortium... By this time most of the contractual issues with TWX had been resolved and the parties continued to expeditiously resolve the remaining open issues. TWX indicated that it would need approximately two weeks to complete its due diligence."(a)

(a)
MGM proxy, October 29, 2004.

        By September 1, the possibility of a transaction had leaked to the press. TWX could have used this opportunity, and the attendant pressure, to resolve all open points expeditiously and definitively announce an agreement. Sony (and subsequently Comcast), however, had the opening they needed.

        On September 13, TWX issued a press release stating that TWX had withdrawn its bid for MGM, having not been able to "reach agreement with MGM at a price that would have represented a prudent use of our growing financial capacity."(b)

(b)
Time Warner Press Release, Time Warner Inc. Statement on Metro-Goldwyn-Mayer Inc., September 13, 2004.

        Ten days went by and then, 90 minutes before the board of MGM was to consider the transaction with the Sony consortium, TWX indicated that in two to three days, TWX could be in a position to make a binding commitment at a price in excess of the $12.00 price from the Sony consortium. MGM's board approved the deal with the Sony consortium.

        How was TWX to justify as prudent an increased offer 10 days later? As stated by The New York Times, "...TWX's last-minute effort raises some awkward questions about the earlier comments of Mr. Parsons about withdrawing from the deal. If buying MGM was too expensive, as he had said, how would he justify making an even higher offer later?"(c)

(c)
Andrew Ross Sorkin, Time Warner Said No Deal and Then Tried to Deal, The New York Times, October 31, 2004.

        The idea of acquiring MGM still makes strategic sense for TWX. On December 8, 2005, Mr. Parsons said TWX was still open to the idea of acquiring MGM stating that "the basic idea of a deal remains" if MGM could be obtained at a reasonable price.(d)

(d)
Agence France-Presse, Time Warner Still Open to Buying MGM at Reasonable Price, December 8, 2005.

        TWX was the leader in 2005 with 4 movies grossing over $200 million in U.S box office receipts.

Exhibit 2B.54: 2005 DOMESTIC GROSSES ($ MM)

RANK	MOVIE TITLE	STUDIO	TOTAL GROSS
1	Star Wars: Episode III—Revenge of the Sith	Fox	$380.3
2	Harry Potter and the Goblet of Fire	WB	278.7
3	The Chronicles of Narnia: The Lion, the Witch and the Wardrobe	BV	236.1
4	War of the Worlds	Par.	234.3
5	Wedding Crashers	NL	209.2
6	Charlie and the Chocolate Factory	WB	206.5
7	Batman Begins	WB	205.3
8	Madagascar	DW	193.2
9	Mr. & Mrs. Smith	Fox	186.3
10	King Kong	Uni.	183.5
11	Hitch	Sony	179.5
12	The Longest Yard	Par.	158.1
13	Fantastic Four	Fox	154.7
14	Chicken Little	BV	132.5
15	Robots	Fox	128.2
16	The Pacifier	BV	113.1
17	The 40-Year-Old Virgin	Uni.	109.3
18	Walk the Line	Fox	93.3
19	Flightplan	BV	89.2
20	Saw II	Lions	87.0
21	Monster-in-Law	NL	82.9
22	Are We There Yet?	Sony	82.5
23	The Dukes of Hazzard	WB	80.3
24	March of the Penguins	WIP	77.4
25	The Ring Two	DW	76.2

Information Source: Public sources as of December 31, 2005.

        Warner Bros., in addition, has been consistently gaining market share over the past few years with 2005 estimated share at 15.6%.

Exhibit 2B.55: US BOX OFFICE MARKET SHARE (BASED ON GROSS DOLLARS)

RANK	DISTRIBUTOR	2005 MOVIES	2002	2003	2004	2005(a)
1	Warner Bros.	19	11.7%	12.8%	12.9%	15.6%
2	20th Century Fox	18	10.1	8.4	9.9	15.3
3	Universal	19	9.5	11.6	9.5	11.4
4	Sony	23	17.2	13.0	14.3	10.3
5	Paramount	12	7.4	7.1	6.7	9.4
6	Buena Vista	17	13.0	16.5	12.4	10.4
7	DreamWorks SKG	9	5.2	3.0	10.0	5.7
8	New Line	10	9.5	10.1	4.6	4.8
9	Lions Gate	18	—	—	3.2	3.2
10	Dimension	6	—	3.1	—	2.1
Memo:	WB/New Line(a)	29	21.2	22.9	17.5	20.4

Information Source: Company filings and public sources as of December 31, 2005.

(a)
Excludes WIP.

Home Video

        Home Video commands the largest worldwide distribution infrastructure in the video marketplace. Home Video was the industry leader in the US in 2004 with a share of 19.7% of overall consumer spending (sales and rental of DVD and VHS combined). Since the inception of DVDs in 1997, Home Video has been the leading seller of DVDs for the last 8 consecutive years (1997 to 2004).(b)

(b)
Company filings.

Television

        WBTV has the leading breadth and depth of TV production and also one of the largest library of TV episodes (40,000 television titles, and 14,000 animated titles including 1,500 animated shorts) that it monetizes through syndication and DVD sales such as Seinfeld and Friends. WBTV is the only supplier of programming that feeds all six broadcast networks and cable's FX network. WBTV is by far the largest producer of shows; 28 shows currently in production have the potential to be syndicated.

Exhibit 2B.56: SYNDICATION COMPARISON

STUDIO	PRODUCTION COMPANY	SELECTED TITLES		POTENTIAL OVERALL NUMBER OF SYNDICATIONS
Time Warner	Warner Bros. TV Telepictures	ER West Wing Gilmore Girls	Smallville Two and a Half Men The O.C.	28

News Corp.	20th Century Fox	Simpsons Malcolm in Middle Family Guy	Yes, Dear Bernie Mac 24	17

Viacom	CBS Production Paramount TV Spelling TV	CSI King of Queens Everybody Hates Chris	CSI Miami CSI: New York 7th Heaven	23

Walt Disney	Touchstone TV	Alias According to Jim Scrubs	Desperate Housewives Grey's Anatomy Commander in Chief	15

NBC	NBC Universal TV	Law & Order Will & Grace Law & Order: SVU	Law & Order: CI Las Vegas House	9

Sony	Sony Pictures TV Carsey-Werner	King of Queens That 70's Show		3

Information Source: Company filings and Wall Street research.

Analyst Estimates

        Filmed Entertainment's national revenue growth rate is projected to exceed its traditional peers because of the continued advantage of its large international distribution network and its massive film library. Filmed Entertainment theatrical film OIBDA growth rate, however, is not expected to exceed its peer group.

Exhibit 2B.57: FILM GROSS REVENUE GROWTH	Exhibit 2B.58: FILM OIBDA GROWTH

Source: Information and estimates based on various Wall Street research reports.

        Filmed Entertainment's television production unit is expected to grow faster on an OIBDA basis than the peer group because of its dominance in off-network television syndication and international primetime licensing and number of shows in production with potential for syndication including Two And A Half Men, The OC, Cold Case, and Nip Tuck.

Exhibit 2B.59: TELEVISION GROSS REVENUE GROWTH	Exhibit 2B.60: TELEVISION OIBDA GROWTH

Source: Information and estimates based on various Wall Street research reports.

(a)
Based on entire company's revenue and OIBDA estimates. Pixar's and DreamWorks's growth rates are based on 2005-2008E compound annual growth rates because IBES estimates were not available for 2009 figures.
(b)
Based on Warner Bros. and New Line.

(c)
Based on 20th Century Fox, Blue Sky Studios, Fox Searchlight.

(d)
Based on Paramount Pictures.

(e)
Based on Buena Vista, Walt Disney Pictures, Touchstone, Hollywood Pictures.

(f)
Based on CBS Paramount Television and KingWorld.

IX.    SWOT ANALYSIS

Exhibit 2B.61:SWOT

X.    SUMMARY FINANCIALS

        Warner Bros. has diversified sources of revenues with its film, television and home video businesses, combined with an extensive film library and global distribution infrastructure. This diversification helps Warner Bros. deliver consistent performance. New Line's primary source of revenues is the creation and distribution of theatrical motion pictures.

        The sale of DVDs has been one of the primary drivers of the segment's profit growth over the last few years. Warner Bros.' library is positioned to benefit from continuing growth in DVD hardware penetration. TWX believes that a significant opportunity remains for international DVD sales growth with DVD hardware penetration levels relatively low on a worldwide basis. This will help offset the flattening of DVD sales in the US.

        Warner Bros.' industry-leading television business has experienced growing revenue including the successful releases of television series into the home video market.

        Since 2001, revenue and OIBDA have grown at a CAGR of 7.8% and 6.3%, respectively. Much of this growth can be attributed to the release of the Lord of the Rings and Harry Potter franchises—the former is now complete and the latter has two remaining installments. OIBDA margins and revenue have generally improved year-over-year, but fell in 2005 due to difficult comparisons from the lack of significant revenues from these two franchises. Harry Potter's 4th installment was released in December 2005 but the bulk of the revenue is expected in 2006.

Exhibit 2B.62: FILMED ENTERTAINMENT—HISTORICAL FINANCIALS ($ MM)

	2001	2002	2003	2004	2005E	CAGR '01-'05
Revenue(a)	$8,759	$10,040	$11,007	$11,853	$11,813	7.8%
% Growth	—	14.6%	9.6%	7.7%	(0.3)%
OIBDA(b)	$1,017	$1,098	$1,352	$1,474	$1,297	6.3%
% Growth	—	8.0%	23.1%	9.0%	(12.0)%
% Margin	11.6%	10.9%	12.3%	12.4%	11.0%
Operating Income(b)	$450	$828	$1,060	$1,157	$975	21.3%
% Growth	—	84.0%	28.0%	9.2%	(15.8)%
% Margin	5.1%	8.2%	9.6%	9.8%	8.3%

Source:  Information and estimates based on various Wall Street research reports and company filings.

Note:
2001 does not reflect impact of FAS 142 or significant transactions recognized in 2002. 2002-2005 reflects restatements. OIBDA and operating income are pre-corporate expense allocations.

(a)
Excludes a negative effect of $40m reserve established in 2003 in connection with an international VAT matter.

(b)
Excludes a $43m gain on sale related to UK Cinemas in 2003. Excludes $25m of non-recurring restructuring charges expected in Q4 2005E.

        Analysts forecast Filmed Entertainment revenue and OIBDA will grow at a CAGR of 4.0% and 6.2%, respectively from 2005-2010. 2005 is expected to see a recovery due to the full year release of Harry Potter and the Goblet of Fire as well as the home video releases of Harry Potter and the Prisoner of Azkaban and Wedding Crashers. Television and syndication revenue from Without a Trace will partially help offset the end of Friends first-run life on NBC.

        Post 2006, analysts are projecting long term normalized revenue growth rates for both film and television production of approximately 4%.

Exhibit 2B.63: FILMED ENTERTAINMENT—PROJECTED FINANCIALS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$11,813	$12,345	$12,863	$13,339	$13,833	$14,345	4.0%
% Growth	(0.3)%	4.5%	4.2%	3.7%	3.7%	3.7%
OIBDA	$1,297	$1,407	$1,505	$1,574	$1,660	$1,750	6.2%
% Margin	11.0%	11.4%	11.7%	11.8%	12.0%	12.2%
Less: Corporate Expense(a)	$(33)	$(33)	$(34)	$(35)	$(36)	$(37)

Pro Forma OIBDA	$1,264	$1,374	$1,471	$1,539	$1,624	$1,713	6.3%
% Margin	10.7%	11.1%	11.4%	11.5%	11.7%	11.9%

Less: Depreciation & Amortization	$(322)	$(333)	$(341)	$(353)	$(359)	$(372)

Operating Income	$941	$1,041	$1,130	$1,185	$1,264	$1,340	7.3%
% Margin	8.0%	8.4%	8.8%	8.9%	9.1%	9.3%

Memo:
Capital Expenditures	$189	$196	$207	$216	$226	$238
% of Revenue	1.6%	1.6%	1.6%	1.6%	1.6%	1.7%

Source: Information and estimates based on various Wall Street research reports.

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005PF corporate overhead of $100 million for TWX allocated across Networks ($27 million), Filmed Entertainment ($33 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        TWX does not break down revenues by business line within Filmed Entertainment, however, an estimate of the division's revenues are as follows:

Exhibit 2B.64: 2005E REVENUE BREAKDOWN

Source: Information and estimates based on various Wall Street research reports.

(b)
TV Revenue includes prime-time and other television production, as well as television syndication.

FEBRUARY 1, 2006

CHAPTER 2C: OVERVIEW AND ANALYSIS OF THE DIVISIONS OF TWX

Publishing

CHAPTER 2C: PUBLISHING

I.	EXECUTIVE SUMMARY	103
II.	OVERVIEW OF PUBLISHING UNIT	104
III.	COMPETITIVE ENVIRONMENT	121
IV.	SWOT ANALYSIS	135
V.	FINANCIAL PERFORMANCE	136

I.     EXECUTIVE SUMMARY

        The publishing segment of TWX ("Publishing") is the leading consumer magazine publisher in the US with over 150 magazines, including People, Sports Illustrated, Time, In Style, Fortune, Entertainment Weekly, Southern Living and Real Simple. Publishing also owns the leading UK consumer magazine publisher (IPC Media), a leading consumer book publishing operation and a direct marketing business conducted through Synapse Group, Southern Living At Home and Book-of-the-Month Club.

        Publishing is a large organization that needs to be more nimble, more focused and more innovative. To maintain its position as one of the world's preeminent franchises and aggregators of audiences, Publishing needs to revamp its cost structure and invest in new launches and online initiatives. Re-investing in new product should be the highest priority for Publishing. No US magazine launched by Publishing after 2000 has made a material impact on the revenue of the division and none are among the top 300 magazines in the US as ranked by Advertising Age. The division should reinvest its significant cash flow into the business to reinvigorate organic growth and pursue global expansion.

        Publishing announced an internal reorganization in December 2005 that highlighted management's concerns about the organizational structure and the need to streamline decision making and reduce costs. Ann Moore, Publishing's Chairman & CEO, was quoted in a number of press articles explaining the rationale for the reorganization:

          "This new alignment is the result of a very thoughtful and thorough process to de-layer our management structure, speed decision-making, simplify communications and reduce costs." (a)

(a)
Julie Bosman and Richard Siklos, Time Inc., Facing Declining Ad Pages, Lays Off 105, Including Top Executives, The New York Times, December 14, 2005.

          "Too many layers make you very averse to risk. You've got to be able to make fast decisions. We were like middle-aged people. We needed to slim down." (b)

(b)
Stephanie D. Smith, Time Inc.'s Moore Streamlines Decision-Making Process to Stimulate Growth, Mediaweek, December 19, 2005.

          "We are reallocating our workload and assets in order to invest in areas of higher growth, including online and new launches." (c)

(c)
Janet Whitman, Time Inc Cuts 105 Jobs; Names Two Co-Oper Chiefs, Dow Jones News Service, December 13, 2005.

          "We are big, and we need big bets. I think that as we have become more layered, the culture here has become risk-avers." (d)

(d)
David Carr, At Time Inc., The Big Heads Roll, Too, The New York Times, December 19, 2005.

        On January 30, 2006, Publishing announced another round of job cuts of approximately 100 editorial and business-side employees. A TWX spokesperson said, "The current round of cuts is largely because of reallocation of resources as the company increases its online presence and consolidates some of its business functions." (e)

(e)
Katharine Seelye, Time Inc. to Cut 100 More Jobs As It Focuses on Web Business, The New York Times, January 31, 2006.

        Publishing is the US industry's behemoth as the business is nearly twice as large as its closest competitor (in terms of revenue). The unit operates in a mature sector, and industry participants have remained relatively stable over time (the ranking of the top ten players has been reasonably consistent over the last decade). Publishing has the premier collection of consumer publishing assets:

  •
  Leading magazine publisher with 23.1% share in overall US magazine advertising spending and 21.1% share in the UK

  •
  Diverse portfolio across numerous genres, advertising categories and geographies

  •
  Strong, well-established franchises and brands including People, Sports Illustrated and Time which claimed the top three spots in the US magazine publishing industry in 2003 and 2004 based on gross revenue. Each magazine generates over $1 billion of gross annual revenue

  •
  Benefits from economies of scale, especially in fulfillment and distribution

  •
  Strong existing relationships with advertisers and retailers

  •
  Stable and predictable cash flows

        Publishing, despite its strong presence in print, lags the industry in its online presence given an inconsistent TWX corporate strategy.

        Publishing appears to have no material strategic or financial ties to the other TWX divisions. Few, if any, meaningful synergies have ever been generated or documented. The justification for Publishing remaining within the TWX portfolio appears to be based on: (1) the generation of inter-segment revenues (i.e., ad revenues from other TWX divisions, generally representing 1-2% of the annual revenues of Publishing, which could continue as a separate entity); (2) the use of Publishing content for Warner Bros., New Line, WBTV or HBO creative product; and (3) the use of other TWX brands for Publishing to exploit in print. None of these revenue streams or relationships appears significant enough to justify Publishing being 100% owned by TWX.

II.    OVERVIEW OF PUBLISHING UNIT

        Publishing is projected to generate $5.8 billion of revenue and $1.2 billion of OIBDA in 2005, representing approximately 12% and 10% of total TWX revenue and OIBDA (pre-corporate), respectively.

Exhibit 2C.1: PUBLISHING ($ BN)

Source: Information and estimates based on various Wall Street research reports.

(a)
Includes intersegment revenue and pro forma for Adelphia transaction.

(b)
Pre-corporate expenses.

        Publishing consists principally of (1) Magazine Group, (2) Book Publishing and (3) direct-marketing and direct-selling businesses.

Exhibit 2C.2: PUBLISHING REVENUE BREAKDOWN ($ BN)

Source: Information and estimates based on Company filings and various Wall Street research reports.

        Based on various Wall Street research estimates, Publishing's revenue is expected to grow at approximately 4.0% in 2006 and 4.4% per annum thereafter through 2010. OIBDA margins are expected to improve slightly from 21% in 2005 to 23% in 2010. OIBDA is expected to be approximately $1.3 billion in 2006 and increase to $1.6 billion in 2010.

Exhibit 2C.3: PUBLISHING FINANCIAL SUMMARY ($ MM)

	Historical					Projected(e)
	Reported 2001	Adjusted 2001(a)(b)	2002	2003(c)	2004(d)	2005E	2006E	2007E	2008E	2009E	2010E
Revenue	$4,689	$5,064	$5,422	$5,533	$5,565	$5,805	$6,040	$6,307	$6,585	$6,877	$7,182
% Growth	—	—	7.1%	2.0%	0.6%	4.3%	4.0%	4.4%	4.4%	4.4%	4.4%
PF OIBDA	$909	$992	$1,155	$1,104	$1,188	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614
% Growth	—	—	16.5%	(4.4)%	7.6%	2.3%	3.8%	6.4%	7.8%	5.1%	6.1%
% Margin	19.4%	19.6%	21.3%	20.0%	21.3%	20.9%	20.9%	21.3%	22.0%	22.1%	22.5%

Source: Information and estimates based on Company filings and various Wall Street research reports.

(a)
Pro forma as if the acquisition of IPC had occurred on January 1, 2001. Assumes IPC revenue of $500 million and OIBDA of $110 million for the full year 2001.
(b)
In December 2001, Time Warner increased its ownership stake in Synapse from 20% to 80% and began to consolidate Synapse results.
(c)
PF OIBDA excludes $149 million of extraordinary items consisting of a $99 million impairment charge for goodwill and intangible assets, a $29 million loss on sale of assets and $21 million of merger and restructuring costs. 2003 results include $352 million of revenue and a $63 million OIBDA loss from Time Life, which was sold at the end of 2003. Excluding the $149 million of one-time amounts and the $63 million OIBDA loss from Time Life, 2003 OIBDA would be $1,167 million.
(d)
PF OIBDA excludes an $8 million gain on sale of assets. Excluding Time Life's $352 million of 2003 revenue, revenue growth in 2004 would be 7.4%.
(e)
Projected PF OIBDA includes additional corporate expenses required to operate as a stand-alone public company. Total 2005PF additional corporate expenses for Networks, Filmed Entertainment, Publishing and AOL are estimated to be $100 million, which is allocated based on 2005E revenue contribution. Additional corporate expenses allocated to Publishing in 2005 and 2006 are $16 million, which is assumed to grow at 3% per annum thereafter.

Magazine Group

Overview

        The Magazine Group, a wholly owned subsidiary of TWX, is the leading consumer magazine publisher in the US and worldwide with approximately 13,000 employees and over 150 magazines as of September 30, 2005, including People, Sports Illustrated, Time, In Style, Fortune, Entertainment Weekly, Southern Living and Real Simple. The Magazine Group includes IPC Media, the UK's largest magazine company. The Magazine Group is expected to represent 80% of Publishing's 2005 revenue. TWX does not separately disclose OIBDA for the Magazine Group.

Exhibit 2C.4: TOTAL PUBLISHING REVENUE ($ BN)

Source: Information and estimates based on Company filings and various Wall Street research reports.

        The Magazine Group generates revenues primarily from advertising, magazine subscription and newsstand sales, and its growth is derived by increasing circulation and advertising on existing magazines, new magazine launches and acquisitions.

        The Magazine Group has expanded its core magazine businesses primarily through the development of product extensions and international editions. Product extensions are typically managed by the individual magazines and include new magazines, specialized editions and distribution of editorial content through different media.

        The Magazine Group's direct-selling division, Southern Living At Home, sells home decor products through approximately 35,000 independent consultants throughout the US.

Description of Magazines

        Publishing's major magazines and their areas of editorial focus are summarized below:

          People is a weekly magazine that reports on celebrities and other notable personalities. People generated approximately 13% of Publishing's revenues in 2004. People has expanded its franchise in recent years to include People en Español, a Spanish-language magazine aimed primarily at Hispanic readers in the US, and Teen People, aimed at teenage readers. Who Weekly is an Australian version of People managed by IPC Media, Publishing's consumer magazine publisher in the UK.

          Sports Illustrated is a weekly magazine that covers sports. Sports Illustrated for Kids is a sports magazine intended primarily for pre-teenagers. Sports Illustrated on Campus is a sports supplement inserted weekly into major college newspapers.

Information source: Company filings.

          Time is a weekly newsmagazine that summarizes the news and interprets the week's events, both national and international. Time also has four weekly English-language editions that circulate outside the US. Time for Kids is a current events newsmagazine for children, ages 5 to 13.

          In Style is a monthly magazine that focuses on celebrity, lifestyle, beauty and fashion. In Style has recently expanded internationally by launching in Australia and the UK under the management of IPC Media; it is also published in Germany, Brazil, South Korea, Greece and Spain.

          Fortune is a bi-weekly magazine that reports on worldwide economic and business developments and compiles the annual Fortune 500 list of the largest US corporations.

          Entertainment Weekly is a weekly magazine that includes reviews and reports on movies, DVDs, video, television, music and books.

          Real Simple is a monthly magazine that focuses on life, home, body and soul and provides practical solutions for simplifying various aspects of busy lives.

        IPC Media, the UK's leading consumer magazine publisher, publishes over 80 magazines as well as special issues and guides in the UK and Australia. These publications are largely focused in the television, women's lifestyle, home and garden, leisure and men's lifestyle categories. Magazines include What's on TV, TV Times, Woman, Marie Claire, Homes & Gardens, Country Life, Loaded, Horse & Hound and Nuts.

        Southern Progress Corporation publishes eight magazines, including the regional lifestyle magazines Southern Living and Sunset and the specialty magazines Cooking Light and Health.

        Time4 Media publishes 17 sport and outdoor activity enthusiast magazines such as Golf, Field & Stream, Outdoor Life, Ski, Yachting, Salt Water Sportsman, Transworld Skateboarding, Transworld Snowboarding, and Popular Science. In addition, Time4 Media oversees the publication and production of This Old House magazine and the television series This Old House and Ask This Old House.

        The Parenting Group publishes Parenting and Babytalk magazines.

        Publishing also has responsibility under a management contract for American Express' publishing operations, which includes lifestyle magazines Travel & Leisure, Food & Wine and Departures.

Information source: Company filings.

        Exhibit 2C.5 represent the titles, brands and franchises owned or controlled by the Magazine Group:

Exhibit 2C.5: MAGAZINE GROUP BRANDS

25 Beautiful Gardens
25 Beautiful Homes
25 Beautiful Kitchens
4x4
Aeroplane
All You
Amateur Gardening
Amateur Photographer
Ambientes
Angler's Mail
Audi Magazine
BabyTalk
Balance
Bird Keeper
Bulfinch Press
Business 2.0
Cage & Aviary Birds
Caravan
Center Street
Chat
Chilango
Classic Boat
Coastal Living
Cooking Light
Cottage Living
Country Homes & Interiors
Country Life
Cycle Sport
Cycling Weekly
Decanter
Elle
Entertainment Weekly
Essence
Essentials
European Boat Builder
Eventing
EXP
Expansión
Family Circle (UK)
Field & Stream	Fortune
Fortune Asia
Fortune Europe
FSB: Fortune Small Business
Golf Magazine
Golf Monthly
Guitar
Hair
Health
Hi-Fi News
Homes & Gardens
Horse
Horse & Hound
IDC
Ideal Home
In Style
In Style (UK)
International Boat Industry
Land Rover World
Life
Life and Style
Livingetc
Loaded
Loaded Fashion
Manufactura
Marie Claire (UK)
MBR—Mountain Bike Rider
MiniWorld
Mizz
Model Collector
Money
Motor Boat & Yachting
Motor Boats Monthly
Motor Caravan
MotorBoating
Navigator
NME
Now
Nuts
Obras	Outdoor Life
Parenting
Park Home & Holiday Caravan
People
People en Español
Pick Me Up
Popular Science
Practical Boat Owner
Practical Parenting
Prediction
Progressive Farmer
Quién
Quo
Racecar Engineering
Real Simple
Ride BMX
Rugby World
Salt Water Sportsman
Ships Monthly
Shoot Monthly
Shooting Times
Ski
Skiing
Soaplife
Southern Accents
Southern Living
Sporting Gun
Sports Illustrated
Sports Illustrated For Kids
Stamp Magazine
Sunset
Sunset Books
SuperBike
Targeted Media, Inc.
Teen People
The Field
The Golf
The Golf+
The Railway Magazine	The Shooting Gazette
This Old House
Time
Time Asia
Time Atlantic
Time Australia
Time Canada
Time For Kids
TransWorld Business
TransWorld Motocross
TransWorld Skateboarding
TransWorld Snowboarding
TransWorld Surf
TV & Satellite Week
TV Easy
TVTimes
Uncut
VolksWorld
Vuelo
Wallpaper
Warner Faith
Web User
Wedding
What Camera
What Digital Camera
What's on TV
Who
Woman
Woman & Home
Woman's Own
Woman's Weekly
Women & Golf
World Soccer
Yachting
Yachting Monthly
Yachting World
Yachts

Information source: Company filings.

Recent Acquisitions and Divestitures

        The Magazine Group is a collection of long-held premiere titles, start-up publications and other well-regarded magazines. The portfolio has been expanded through a series of acquisitions over the past five years.

Exhibit 2C.6: SIGNIFICANT ACQUISITIONS AND DIVESTITURES SINCE 2000

        TWX enhanced its position in the magazine market in 2000 with its $475 million acquisition of the Times Mirror Magazines (now called Time4 Media). The acquisition included such titles as Field & Stream, Golf and Yachting.

        In June 2001, TWX announced the acquisition of Business 2.0 magazine, its brand and related conference and online activities from The Future Network plc for approximately $68 million.

        In the fall of 2001, TWX completed the $1.6 billion purchase of IPC Group Limited, the UK's leading consumer magazine publisher, which publishes over 80 regular frequency magazines, special issues and guides.

        In December 2001, TWX acquired a majority stake in Synapse, a company that distributes magazine subscription offers through a variety of marketing channels.

        In December 2003, Publishing sold its Time Life Inc. operations. TWX did not receive any cash consideration for the sale. Instead, TWX will receive contingent consideration based on Time Life meeting certain performance targets. Time Life had revenues of $352 million and an OIBDA loss of $63 million in 2003.

        In the 1st quarter of 2005, TWX acquired the remaining 51% stake it did not already own in Essence Communications Partners. Terms were not disclosed but industry estimates placed a value of $170 million on 100% of Essence.

        In the 3rd quarter of 2005, TWX acquired Grupo Editorial Expansión, a Mexican magazine publisher, which publishes 15 consumer and business magazines for the Mexican market. Terms were not disclosed, but industry estimates of the purchase price are in the $50-$75 million range.

Advertising

        The Magazine Group's portfolio generated approximately 60% of revenue from advertising and 40% from circulation in 2005E.

Exhibit 2C.7: 2005E MAGAZINE REVENUE BREAKDOWN ($ BN)

Source: Information and estimates based on Company filings and various Wall Street research reports.

        Advertising carried in the group's US magazines is predominantly for consumer advertising, such as domestic and foreign automobiles, toiletries and cosmetics, food, media and entertainment, pharmaceuticals, retail and department stores, computers and technology, and financial services. In 2004 and from January through October 2005, Publishing's magazines accounted for approximately 24.2% and 23.1%, respectively, of overall US magazine advertising spending.

        People, Sports Illustrated and Time were ranked #1, #2 and #3, respectively, by Advertising Age, and TWX had seven of the 30 leading magazines in terms of advertising and circulation dollars in 2004.

Exhibit 2C.8: TOTAL GROSS ADVERTISING AND CIRCULATION REVENUE ($ MM)

2004	2003	MAGAZINE	2004	2003	% CHG
1	1	People	$1,271	$1,235	2.9%
2	2	Sports Illustrated	1,032	936	10.2
3	3	Time	1,018	923	10.2
13	15	In Style	421	356	18.3
16	18	Fortune	384	344	11.5
18	16	Entertainment Weekly	373	352	5.9
28	23	Southern Living	281	272	3.6

Information source: Company filings, various Wall Street research and Advertising Age.

Circulation

        Circulation revenue represented approximately 40% of the Magazine Group's total revenue in 2005.

        Circulation is an important component in determining advertising revenues as advertising page rates are based on circulation and readership. Most of Publishing's US magazines are sold by subscription and delivered through the mail. Subscriptions are sold primarily through direct mail and online solicitation, subscription sales agents, marketing agreements with other companies and insert cards in the group's magazines and other publications.

        Newsstand sales of magazines, which are reported as a component of subscription revenues, are sold through traditional newsstands, retail outlets, supermarkets and convenience and drug stores. TWX Retail Sales & Marketing Inc. is responsible for distributing and marketing newsstand copies of the group's magazines and books sold through wholesalers primarily in the US and Canada.

        In August 2005, the Audit Bureau of Circulations ("ABC") released magazine circulation statistics for the six months ended June 30, 2005. Analysis of circulation data has become more important in recent years given deteriorating circulation trends, as well as overstatements by several magazines and newspapers. Publishing owns four of the top 30 US magazines based on paid circulation figures as of June 2005 as illustrated in Exhibit 2C.9:

Exhibit 2C.9: TOTAL PAID CIRCULATION BY PUBLICATION

2005 RANK	2004 RANK	PUBLICATION NAME	JAN-JUN 2005 TOTAL PAID	JAN-JUN 2004 TOTAL PAID	% CHANGE	2004 TOTAL PAID	2003 TOTAL PAID	% CHANGE
10	11	Time	4,050,589	4,034,491	0.4%	4,034,272	4,104,284	(1.7)%
12	12	People	3,779,640	3,730,287	1.3	3,690,387	3,615,795	2.1
14	16	Sports Illustrated	3,339,229	3,314,174	0.8	3,319,300	3,238,974	2.5
19	20	Southern Living	2,754,937	2,705,778	1.8	2,718,108	2,604,682	4.4

Information source: Public sources.

New Launch Magazines

        Publishing has launched 33 magazines in the US over the last decade (1995-2005), including Teen People, which was launched in 1998, and Real Simple, which was launched in 2000.

        Publishing, since the new corporate management team was appointed at TWX in 2002, has only launched 18 new publications in the US. However, many of the titles are merely extensions of existing franchises or titles with minimal positive impact on the financial results of the Magazine Group.Publishing, through IPC in the UK, has launched several promising titles in 2004 and 2005.

Information source: Company filings and other public sources.

        Exhibit 2C.10 lists the US launches by the Magazine Group from 1995-2005.

Exhibit 2C.10: US PUBLISHING TITLES LAUNCHED SINCE 1995

TITLE	LAUNCH DATE
California Official State Visitors Guide & Travel Planner (year)	1995
This Old House	1995
People en Espanol	1996
Time for Kids	1996
Coastal Living	1997
Sunset 250 Best-Selling Home Plans	1998
Teen People	1998
Transworld Surf	1999
BabyTalk First-Year Guide	2000
Fortune Small Business (FSB)	2000
Real Simple	2000
Business 2.0(a)	2001
Sports Illustrated SI Adventure	2001
Stylewatch People Extra	2001
Transworld Motocross	2001
Sports Illustrated Teen Edition	2002
Sunset Holiday Entertaining	2002
Hollywood Daily	2003
Sports Illustrated on Campus	2003
Sunset Summer Travel	2003
All You	2004
Cottage Living	2004
Life(b)	2004
Sports Illustrated Sportsman of the Year (year)	2004
BabyTalk First Months	2005
In Style Makeover	2005
People—Desperate Housewives	2005
Quad Off-Road	2005
Racing Fan	2005
Rap Up Magazine	2005
Sports Illustrated Latino	2005
Sunset Living 101	2005
Your Diet Magazine	2005

Information source: MediaFinder.com.

(a)
Business 2.0 was acquired and re-launched by Publishing in 2001.

(b)
Life was re-launched by Publishing in 2004.

        Only six of the US titles launched since 1995 are ranked among the top 300 magazine titles as recorded by Advertising Age (based on total 2004 advertising and circulation gross revenue). The total gross revenue generated from these six titles was approximately $540 million in 2004. No US magazine launched by Publishing after 2000 has made a material impact on the revenue of the division and none are among the top 300 magazines in the US as ranked by Advertising Age.

Exhibit 2C.11: PUBLISHING MAGAZINES LAUNCHED SINCE 1995 IN THE TOP 300 AD AGE RANKING ($ MM)

2004 RANK	LAUNCH DATE	MAGAZINE	GROSS REVENUE	AD PAGES	CIRCULATION
42	2000	Real Simple	$208	1,513	1,809,792
103	1998	Teen People	98	864	1,560,480
116	1995	This Old House	83	928	963,101
153	2000	Fortune Small Business	54	557	530,144
162	1997	Coastal Living	50	878	663,767
177	1996	People en Espanol	45	844	454,265

			$538

Information source: Company filings, various Wall Street research and Advertising Age for gross revenue, ad pages and circulation; MediaFinder.com for launch dates.

Note: Rank reflects 2004 total gross revenue. Excludes Business 2.0 and Life.

Online Presence

        Publishers continue to try to boost revenues derived from Internet operations. Exhibit 2C.12 illustrates Publishing's online presence:

Exhibit 2C.12: SELECTED MAGAZINES ONLINE METRICS

Information source: comScore Media Metrix.

Note: Figures reflect average of monthly data for October, November and December 2005.

        Publishing's online presence has arguably been hindered by a lack of consistent strategy at TWX. The online strategy of Publishing appears to have been driven by two tenets: (1) a corporate view that the size of Publishing portfolio has relevance to the audience (e.g., Pathfinder, AOL exclusivity) and (2) under-investment at the individual title level.

        Publishing, over the years, has pursued its own initiatives and pursued strategies directed by corporate. In the 1990s, the division was asked to coordinate its online efforts with Pathfinder and, after the AOL Time Warner merger, asked to coordinate its activities with AOL. None of these initiatives proved successful at creating and industry-leading products or services with long-term appeal or traction with the consumer. The result is that Publishing is late in its efforts to gain a leadership position and needs to aggressively invest in online initiatives. SI.com has a substantially smaller audience than ESPN.com. Time.com is trailing Newsweek online and Fortune's online effort has lagged, while Forbes has a successful online presence.

        The launch of Pathfinder proved less than successful and the site was de-emphasized in 1999. Pathfinder was launched as an "umbrella" site that brought together all of Publishing's new-media properties to a single Web address, on the assumption that readers knew that TWX published a particular magazine. Eventually, Web users went directly to the individual magazine sites.

        In 2001, Publishing, together with AOL, undertook various initiatives to bolster online revenues, reduce overhead costs and benefit from cross-company marketing and distribution agreements including:

  •
  In February 2001, Publishing began to publish On, a magazine about life on the Internet. The new magazine received AOL's assistance in marketing. AOL subscribers were able to buy subscriptions on AOL Web sites and some first-time AOL subscribers were being offered free subscriptions. On was shut down in November 2001, after less than a year.

  •
  In March 2003, Publishing announced that it would start charging for its online versions of People and Entertainment Weekly. Approximately 14 other magazines were scheduled to follow shortly thereafter including Teen People, Real Simple, In Style, SI For Kids, Sunset, Time for Kids, Coastal Living, Cooking Light, Southern Accents, Southern Living, Parenting and Health. The Internet editions of the magazines would become accessible only to AOL members, subscribers to the magazines and those who have purchased the magazines from the newsstand.

        The benefits from such alliances with AOL appear to have been minimal leaving Publishing in need of bolstering its online position. Richard Greenfield, a research analyst, said the company's publishing division was among the least integrated with TWX's online businesses, especially AOL. "It's all a question of what Time Inc.'s revenue growth potential is and how they see their business model evolving, and how stable are Time Inc.'s revenues going forward," Mr. Greenfield said. "Can Time Inc. be a killer brand online? If not, they'd better figure out ways to harvest cash from cost-cutting."(a)

(a)
Julie Bosman and Richard Siklos, Time Inc., Facing Declining Ad Pages, Lays Off 105, Including Top Executives, The New York Times, December 14, 2005.

        The recent re-launch of CNNMoney.com, a merger of old CNNMoney.com, Fortune.com, FSB.com and Business2.com, is both an acknowledgement of competitive concerns versus Forbes and MarketWatch and a step toward online growth. "This is an unprecedented combination of world-class brands." "It reinforces Time Inc.'s commitment to the Internet and our effort to deliver content in multiple ways,"(a) said Ms. Moore.

(a)
CNN and Time Inc. Will Merge Business and Finance Internet Assets to Create Premier Business and Financial Website, Company filings, September 12, 2005.

        Observers, however, question whether online visitors would give preference to one source offering a wide selection or more targeted sites such as Forbes.com or Dow Jones' MarketWatch. "It's going to be a challenge targeting four different audiences on one page," says David Smith, chief executive of Mediasmith Inc., a media buying and planning agency. "It's a question of whether there's a place for a site that's a catch-all and serves many masters, versus the more specific sort of sites."(b) The success or failure of the CNNMoney.com launch will be determined in time; however, this integrated approach, in general, has had limited success online and is reminiscent of the strategy of Pathfinder. Publishing executives believe that a comprehensive site is what users want. "We're serving one master, and that master is the user, who is looking for a single destination with full breadth that offers an array of choices, so he doesn't have to bounce around".(b)

(b)
Matthew Flamm, Time tries on the Web, again, Crain's New York Business, January 16, 2006.

        On January 23, 2006, Publishing, in its latest online move, acquired ownership of the website Golf.com. With an average of 1.3 million unique visitors monthly, GOLF.com will complete Publishing's existing golf portfolio comprised of Golf Magazine, GolfOnline, Sports Illustrated, SI Golf Plus and SI.com's Golf Plus.

Reorganizations: Past and Present

        Since becoming CEO of Publishing in July 2002, Ms. Moore has implemented selective programs designed to modestly reduce costs. In 2002, the Financial Times reported that Ms. Moore was exploring ways to consolidate newsstand and distribution resources as part of a wide-ranging review of costs. Ms. Moore said a combination of cost cuts and new product launches will sustain growth at the division: "I feel very optimistic that there is money hidden here and it can be unleashed by increasing cooperation between the group's magazines. My biggest headache is freeing up the capital to make (new) investment because times are tough and the advertising recession is still lingering."(a)

(a)
Christopher Grimes, Time Inc head looks to cut costs, Financial Times, October 16, 2002.

        On December 14, 2005, Publishing implemented it largest reorganization in years with the dismissal of 105 staff members including several senior managers. The restructuring was touted by Ms. Moore as one that will allow for faster decision making, speed up magazine development projects and broaden each brand's digital offerings. "This is not about cost cutting; there's a need to de-layer,"(b) explained Ms. Moore. The restructuring is projected to free up more cash for development ($7-$10 million, according to analysts' estimates), which will be used to invest in online properties and wireless. The downsizing covered only 1% of the division's 13,000 employees but as Ms. Moore said "The process is not over. This is not a one-day fix."(b) There is a clear potential for more cost reduction and streamlining at Publishing.

(b)
Stephanie D. Smith, Time Inc.'s Moore Streamlines Decision-Making Process to Stimulate Growth, Mediaweek, December 19, 2005.

        Restructuring, cost cutting and focus on growth are even more critical given that several key Publishing titles were under pressure in 2005. While People and In Style ad pages were up 6.4% and 4.0%, respectively, Sports Illustrated was down 16.8% compared to 2004, Fortune was down 9.8% and Time was down 12.2% as illustrated in Exhibit 2C.13:

Exhibit 2C.13: AD PAGES SUMMARY BY PUBLICATION

RANK	PUBLICATION	2005 AD PAGES	2004 AD PAGES	AD PAGES CHANGE	% CHANGE
1	People	3,853	3,623	230	6.4%
2	In Style	3,503	3,369	134	4.0
4	Fortune	3,070	3,405	(335)	(9.8)
13	Time	2,293	2,612	(319)	(12.2)
14	Yachting	2,222	2,319	(97)	(4.2)
18	Sports Illustrated	2,104	2,528	(424)	(16.8)
24	Transworld Skateboarding	1,894	2,098	(204)	(9.7)
33	Real Simple	1,744	1,513	231	15.3

Information source: Public sources.
Note: Rank reflects 2005 ad pages.

        Most industry observers believe that this reorganization should have occurred much earlier. In The New York Times, an article highlighted Publishing's multiple layers of management: "why should a single magazine have a president, a publisher and an executive in charge of sales?"(c) In The Wall Street Journal, even Ms. Moore said "This is long overdue at Time Inc."(d)

(c)
David Carr, At Time Inc., The Big Heads Roll, Too, The New York Times, December 19, 2005.

(d)
Joe Hagan, Time Inc. Thins Managerial Ranks In Restructuring, The Wall Street Journal, December 14, 2005.

        On January 30, 2006, Publishing announced another round of job cuts of approximately 100 editorial and business-side employees. Time and Money will be the titles most affected but other Publishing titles such as Fortune, Sports Illustrated and Real Simple will also be impacted. This new round of job cuts is largely due to reallocation of resources as Publishing attempts to increase its online presence and consolidate some business functions.

Book Publishing

        TWX's book publishing operations are conducted primarily by TWX Book Group, a leading publisher of US consumer books focusing on commercial and literary fiction and non-fiction for adults and children. Book publishing is expected to represent approximately 10% of Publishing's 2005 revenue.

Exhibit 2C.14: PUBLISHING REVENUE BREAKDOWN ($ BN)

Source: Information and estimates based on Company filings and various Wall Street research reports.

        TWX Book Group is one of the largest US book publishers and competes with Random House, Penguin Group, Harper Collins and Simon Schuster. The Book Industry Study Group, a trade organization, reported sales of general-interest books for adults rose 4.8% in 2004.(a) TWX Book Group, the fifth-largest publisher in the US of general interest books for adults, has grown much faster than the industry. Sales in 2004 were approximately $450 million, which translates into a growth rate of 11%. TWX Book Group is expecting sales of more than $500 million in 2005(a). TWX Book Group publishes its titles under a number of well-known imprints including Warner Books and Little, Brown and Company. Warner Books is one of the leading publishers in the US of commercial adult hardcover titles and trade and mass market paperbacks. Little, Brown and Company, founded in 1837, is also one of the preeminent publishers of commercial and literary fiction and non-fiction in the US. TWX also publishes under other imprints that focus on Christian, children's and illustrated books, and operates an audiobooks division.

(a)
Edward Wyatt, Chief of Time Warner Books To Step Down by Year-End, The New York Times, May 17, 2005.

        TWX Book Group publishes books in the UK and acts as a third-party distribution and fulfillment agent for other publishers.

Exhibit 2C.15: TIME WARNER BOOK GROUP

Information source: Company filings.

        2005 has been a record year for TWX Book Group with approximately 70 titles on The New York Times bestsellers list including James Patterson's Lifeguard, Joel Osteen's Your Best Life Now and Elizabeth Kostova's The Historian, which all ranked #1 in their category during the third quarter. TWX Book Group also placed 58 books on The New York Times bestseller lists in 2004. The group's recurring bestselling authors include David Baldacci, Nelson DeMille, James Patterson and Nicholas Sparks.

Information source: Company filings.

        TWX Book Group handles book distribution for Little, Brown and Warner Books, as well as Disney, Microsoft and other publishers. The marketing of trade books is primarily to retail stores, online outlets and wholesalers throughout the US, Canada and the UK.

        Oxmoor House, Inc., Leisure Arts, Inc. and Sunset Books publish and distribute a variety of how-to and lifestyle books covering the areas of cooking, entertaining, health, home improvement, gardening, general crafts, needlecrafts, decorating and organizing. Time Inc. Home Entertainment publishes branded book specials and commemorative editions using Publishing's magazine editorial content and content from third-party publishers.

Direct Marketing

        TWX conducts its direct marketing businesses through Synapse, Southern Living and Book-of-the-Month. Direct marketing is forecasted by various Wall Street analysts to represent approximately 10% of Publishing's 2005 revenue.

Exhibit 2C.16: PUBLISHING REVENUE BREAKDOWN ($ BN)

Source: Information and estimates based on Company filings and various Wall Street research reports.

        TWX owns 92% of Synapse, a leading magazine subscription agent in the US. Synapse sells magazine subscriptions principally through marketing relationships with credit card issuers, consumer catalog companies, commercial airlines with frequent flier programs and Internet businesses. Additionally, Synapse is a direct marketer of consumer products, including software, DVDs and other merchandise. In April 2006, the minority shareholders of Synapse may exercise their right to require TWX to purchase their remaining interest in Synapse (the "Synapse Put"), and in May 2006, TWX may exercise its right to require the Synapse shareholders to sell their entire interest in Synapse to TWX (the "TWX Call"). The price to be paid upon exercise of either the Synapse Put or the TWX Call would be based upon Synapse's earnings for 2005.

        Southern Living At Home, the direct selling division of Southern Progress Corporation, specializes in home décor products which are sold through independent consultants.

        Book-of-the-Month Club, Inc. ("BOMC") has a 50-50 joint venture with Bertelsmann's Doubleday Direct, Inc. to operate jointly the US book clubs of BOMC and Doubleday. The joint venture, named Bookspan, acquires the rights to manufacture and sell books to consumers through clubs. Bookspan operates its own fulfillment and warehousing operations. Beginning in June 2005, either Bertelsmann or Publishing may elect to terminate the venture by giving notice during specified termination periods. If such an election is made by either party, a confidential bid process will take place pursuant to which the highest bidder will purchase the other party's interest.

Information source: Company filings.

III.  COMPETITIVE ENVIRONMENT

US Magazine Publishing Overview

Advertising

        Magazine advertising revenue for 2005 increased by 7.2% to approximately $23 billion as illustrated in Exhibit 2C.17:

Exhibit 2C.17: ADVERTISING REVENUE HISTORICAL TREND ($ MM)

	2001	2002	2003	2004	2005
Advertising revenue	$15,924	$17,235	$19,216	$21,518	$23,068
% Growth	(4.9)%	7.6%	11.4%	11.1%	7.2%

Information source: Public sources.

        Veronis Suhler Stevenson estimates consumer magazine advertising spending will grow at a compound annual growth rate of 6.4% from 2005-2009(a).

(a)
Veronis Suhler Stevenson, Communications Industry Forecast 2005-2009.

        Revenue increased in 9 of 12 top advertising categories in 2005. Categories with the largest gains include Direct Response Companies up 16.6%, Financial, up 15.8% and Media & Advertising, up 14.8%. Automotive was down 3.4%, Technology, 3.3% and Home Furnishings & Supplies, 3.0%.

Exhibit 2C.18: CONSUMER MAGAZINE ADVERTISING SPENDING, BY TOP 12 CATEGORIES ($ MM)

CATEGORY	2004	2005	$ CHANGE	% CHANGE
Automotive	$2,376	$2,296	$(80)	(3.4)%
Toiletries & Cosmetics	1,930	2,166	236	12.2
Drugs & Remedies	1,810	2,013	203	11.2
Apparel & Accessories	1,794	1,931	137	7.7
Food & Food Products	1,588	1,797	209	13.2
Direct Response Companies	1,490	1,737	247	16.6
Home Furnishings & Supplies	1,757	1,705	(52)	(3.0)
Media & Advertising	1,333	1,530	197	14.8
Retail	1,281	1,401	120	9.4
Financial, Insurance & Real Estate	1,107	1,282	175	15.8
Technology	1,136	1,098	(38)	(3.3)
Public Transportation, Hotels & Resorts	932	1,044	112	12.0

Information source: Public sources.

        People, Time and Sports Illustrated are #1, #3 and #4, respectively based on 2005 ad revenue. People ad revenue increased 10.6% in 2005; however, Time and Sports Illustrated were down 8.1% and 13.5%, respectively.

Exhibit 2C.19: AD REVENUE SUMMARY BY PUBLICATION ($ MM)

RANK	PUBLICATION	2004 AD REVENUE	2005 AD REVENUE	$ CHANGE	% CHANGE
1	People	$769	$850	$81	10.6%
2	Better Homes & Gardens	715	800	85	11.8
3	Time	687	632	(55)	(8.1)
4	Sports Illustrated	721	624	(97)	(13.5)
5	Good Housekeeping	435	478	43	9.8
6	Newsweek	502	472	(30)	(6.0)
7	Woman's Day	353	408	55	15.8
8	In Style	356	391	35	9.8
9	Cosmopolitan	347	362	15	4.4
10	Vogue	316	345	29	9.4
11	Ladies' Home Journal	294	339	45	15.5
12	Family Circle	300	334	34	11.1
13	Business Week	365	332	(33)	(9.0)
14	Forbes	324	323	(1)	(0.3)
15	Fortune	326	313	(13)	(4.2)
16	Reader's Digest	270	301	31	11.4
17	ESPN Magazine	252	275	23	9.3
18	Glamour	236	271	35	14.6
19	Vanity Fair	257	259	2	0.9
20	US News & World Report	235	257	22	9.2
21	TV Guide	378	254	(124)	(32.6)
22	Entertainment Weekly	253	254	1	0.2
23	O The Oprah Magazine	207	244	37	17.8
24	Car and Driver	188	222	34	18.0
25	Real Simple	164	221	57	34.9
26	Southern Living	176	218	42	23.7
27	Rolling Stone	199	216	17	8.1
28	New Yorker	201	215	14	7.2
29	Elle	182	215	33	18.1
30	Us Weekly	144	201	57	39.1
31	Parenting	183	198	15	8.6
32	Parents	180	195	15	8.0
33	Maxim	187	194	7	4.1
34	Redbook	150	182	32	21.2
35	Golf Magazine	187	179	(8)	(4.3)
36	New York Magazine	136	176	40	29.4
37	Money	162	171	9	5.5
38	Golf Digest	150	166	16	11.1
39	GQ	144	165	21	14.2
40	Country Home	152	162	10	6.9

Information source: Public sources.
Note: Rank reflects 2005 ad revenue.

        For the full year 2005, ad pages are up a slight 0.5% compared to a year ago, reflecting a slowdown that set in during the fall, but rebounded in December. As recently as September 2005, annual growth was above 1%; however, October and November suffered declines of 2.1% and 1.0%, respectively, followed by an increase of 3.4% in December 2005. Exhibit 2C.20 illustrates the change in ad pages in 2005 for the top 40 magazines based on ad pages:

Exhibit 2C.20: AD PAGES SUMMARY BY PUBLICATION

RANK	PUBLICATION	2004 AD PAGES	2005 AD PAGES	AD PAGES CHANGE	% CHANGE
1	People	3,623	3,853	230	6.4%
2	In Style	3,369	3,503	134	4.0
3	Forbes	3,470	3,359	(111)	(2.9)
4	Fortune	3,405	3,070	(335)	(9.8)
5	New York Magazine	2,652	3,042	390	14.7
6	Vogue	3,011	2,958	(53)	(1.8)
7	Time Out New York	2,832	2,918	86	3.0
8	Business Week	3,164	2,759	(405)	(12.8)
9	Bridal Guide	2,798	2,736	(62)	(2.2)
10	Power & Motor Yacht	2,359	2,424	65	2.8
11	Bride's	2,473	2,380	(93)	(3.8)
12	Texas Monthly	1,973	2,371	398	20.2
13	Time	2,612	2,293	(319)	(12.2)
14	Yachting	2,319	2,222	(97)	(4.2)
15	New Yorker	2,288	2,220	(68)	(3.0)
16	Economist	2,198	2,155	(43)	(1.9)
17	Better Homes & Gardens	2,058	2,133	75	3.7
18	Sports Illustrated	2,528	2,104	(424)	(16.8)
19	Vanity Fair	2,273	2,072	(201)	(8.9)
20	Elle	1,867	2,067	200	10.7
21	Newsweek	2,231	1,984	(247)	(11.0)
22	W	2,015	1,978	(37)	(1.8)
23	Modern Bride	2,045	1,975	(70)	(3.4)
24	Transworld Skateboarding	2,098	1,894	(204)	(9.7)
25	Entertainment Weekly	1,998	1,893	(105)	(5.3)
26	Lucky	1,778	1,859	81	4.6
27	Cosmopolitan	1,869	1,811	(58)	(3.1)
28	US Weekly	1,638	1,802	164	10.0
29	O The Oprah Magazine	1,591	1,798	207	13.0
30	Woman's Day	1,621	1,788	167	10.4
31	Town & Country	1,866	1,776	(90)	(4.8)
32	Glamour	1,649	1,758	109	6.6
33	Real Simple	1,513	1,744	231	15.3
34	Good Housekeeping	1,672	1,743	71	4.3
35	Architectural Digest	1,715	1,712	(3)	(0.2)
36	Rolling Stone	1,752	1,704	(48)	(2.8)
37	US News & World Report	1,691	1,681	(10)	(0.6)
38	GQ	1,633	1,667	34	2.0
39	Muscle & Fitness	1,559	1,645	86	5.5
40	Travel + Leisure	1,701	1,628	(73)	(4.2)

Information source: Public sources.
Note: Rank reflects 2005 ad pages.

Circulation

        Circulation spending increased 3.0% to $10.3 billion in 2004, the largest increase in seven years, and is expected to grow at a CAGR of 2.1% through 2009.

Exhibit 2C.21: US CONSUMER MAGAZINE CIRCULATION SPENDING ($ MM)

	2001	2002	2003	2004	2005E	2006E	2007E	2008E	2009E	2005E-09E CAGR
Circulation	$9,966	$10,079	$10,033	$10,331	$10,654	$10,726	$11,053	$11,341	$11,562
% Growth	(0.1)%	1.1%	(0.5)%	3.0%	3.1%	0.7%	3.0%	2.6%	1.9%	2.1%

Information sources: Veronis Suhler Stevenson.

        Maintaining circulation remains challenging for most magazines. With annual subscription renewal rates averaging about 45%, retaining current subscribers and attracting new ones is critical to the industry's future health. Direct mail, telemarketing and third-party subscription agencies are not filling the void left by the sweepstakes-driven subscriptions. The decline of advertising and circulation revenues, furthermore, has resulted in further erosion of dollars available for circulation building.

  Subscription vs. Single Copy

        The growing importance of home subscriptions and the declining role of single-copy sales has been a long-term trend in magazine circulation. The impact of this can be seen in the shift in total circulation, with subscriptions rising from 71% of the total in 1970 to 86% of total circulation in 2004.

        The declining trend in single-copy sales is primarily due to the changing pattern of consumer shopping experience, including:

  •
  Reduced trips to traditional grocery stores where approximately 30% of single copy sales occur, driven by the rise of discount stores

  •
  Shifting retailer merchandising priorities at the checkout counter

  •
  Increase of average single copy price

Exhibit 2C.22: SUBSCRIPTIONS/SINGLE COPY SALES, 1994-2004 (MM)

YEAR	SUBSCRIPTION	% GROWTH	% TOTAL	SINGLE COPY	% GROWTH	% TOTAL	TOTAL	% GROWTH
1994	295.6	—	81%	67.9	—	19%	363.5	—
1995	299.0	1.2%	82	65.8	(3.0)%	18	364.8	0.4%
1996	299.5	0.2	82	66.0	0.2	18	365.5	0.2
1997	301.2	0.6	82	66.1	0.2	18	367.3	0.5
1998	303.3	0.7	83	63.7	(3.6)	17	367.0	(0.1)
1999	310.1	2.2	83	62.0	(2.6)	17	372.0	1.4
2000	318.7	2.8	84	60.2	(2.9)	16	378.9	1.8
2001	305.3	(4.2)	85	56.1	(6.9)	15	361.4	(4.6)
2002	305.4	0.1	85	52.9	(5.6)	15	358.3	(0.8)
2003	301.8	(1.2)	86	50.8	(4.0)	14	352.6	(1.6)
2004	311.8	3.3	86	51.3	1.0	14	363.1	3.0

Information source: Public sources.
Note: Comics, annuals and international editions are not included.

        Publishing owns four of the top 30 US magazines based on the first half 2005 paid circulation, with Time in the top 10, as illustrated in Exhibit 2C.23:

Exhibit 2C.23: TOTAL PAID CIRCULATION BY PUBLICATION

2005	2004	PUBLICATION NAME	JAN-JUN 2005 TOTAL PAID	JAN-JUN 2004 TOTAL PAID	% CHANGE	2004 TOTAL PAID	2003 TOTAL PAID	% CHANGE
1	1	AARP The Magazine	22,559,956	22,720,073	(0.7)%	22,668,583	21,035,278	7.8%
2	2	AARP Bulletin	22,042,940	22,038,673	0.0	22,103,758	21,622,232	2.2
3	3	Reader's Digest	10,128,943	10,228,531	(1.0)	10,155,054	11,067,522	(8.2)
4	4	TV Guide	9,073,543	9,016,188	0.6	9,015,866	9,018,212	0.0
5	5	Better Homes & Gardens	7,634,170	7,628,424	0.1	7,627,256	7,608,913	0.2
6	6	National Geographic	5,431,117	5,468,471	(0.7)	5,471,803	6,644,167	(17.6)
7	7	Good Housekeeping	4,606,800	4,623,113	(0.4)	4,631,527	4,679,941	(1.0)
8	8	Family Circle	4,298,117	4,372,813	(1.7)	4,252,730	4,615,536	(7.9)
9	10	Ladies' Home Journal	4,131,243	4,108,619	0.6	4,114,353	4,101,221	0.3
10	11	Time	4,050,589	4,034,491	0.4	4,034,272	4,104,284	(1.7)
11	9	Woman's Day	4,015392	4,060,619	(1.1)	4,130,507	4,166,097	(0.9)
12	12	People	3,779,640	3,730,287	1.3	3,690,387	3,615,795	2.1
13	13	AAA Westways	3,675,663	3,608,349	1.9	3,608,349	3,442,681	4.8
14	16	Sports Illustrated	3,339,229	3,314,174	0.8	3,319,300	3,238,974	2.5
15	15	Prevention	3,331,686	3,359,698	(0.8)	3,334,404	3,275,411	1.8
16	17	Newsweek	3,200,413	3,145,362	1.8	3,135,476	3,148,379	(0.4)
17	18	Playboy	3,114,998	3,176,215	(1.9)	3,113,780	3,100,093	0.4
18	19	Cosmopolitan	2,932,554	2,996,093	(2.1)	2,989,301	2,889,043	3.5
19	20	Southern Living	2,754,937	2,705,778	1.8	2,718,108	2,604,682	4.4
20	23	Guideposts	2,652,174	2,663,510	(0.4)	2,646,622	2,633,309	0.5
21	22	O, The Oprah Magazine	2,622,718	2,721,046	(3.6)	2,685,755	2,592,572	3.6
22	24	American Legion Magazine	2,531,867	2,573,029	(1.6)	2,567,988	2,591,965	(0.9)
23	25	Maxim	2,531,681	2,531,768	(0.0)	2,524,447	2,510,144	0.6
24	21	Via Magazine	2,435,904	2,676,644	(9.0)	2,686,173	2,633,163	2.0
25	26	Redbook	2,396,636	2,360,218	1.5	2,384,102	2,381,899	0.1
26	27	Glamour	2,340,958	2,361,637	(0.9)	2,379,573	2,286,429	4.1
27	30	Smithsonian	2,049,062	2,048,142	0.0	2,046,499	2,030,334	0.8
28	32	Parents	2,047,279	2,056,352	(0.4)	2,022,932	2,080,515	(2.8)
29	29	Seventeen	2,037,457	2,150,952	(5.3)	2,129,622	2,372,261	(10.2)
30	36	Game Informer Magazine	2,036,751	1,647,350	23.6	1,846,631	1,317,912	40.1

Information source: Public sources.

New Magazines

        The magazine sector is a mature, highly competitive and crowded industry. However, without launches and re-launches, a stable of attractive titles can lose its audience, miss new trends and ultimately become irrelevant. Launching new magazines requires financing, distribution leverage, advertising relationships, consumer research, editorial talent and management vision. Publishing's capabilities in these areas are vast. Publishing, with over $1.2 billion of OIBDA, can support the required marketing investments. Its distribution might is unparalleled (it has launched All You in an exclusive arrangement with Wal-Mart), its relationships with advertisers are extensive and its pool of editorial talent is enormous. What is the track record of Publishing with new launches?

Exhibit 2C.24: MAGAZINES LAUNCHED SINCE 1995 IN THE TOP 300 AD AGE RANKING ($ MM)

2004 RANK	LAUNCH	MAGAZINE	PARENT	GROSS REVENUE	AD PAGES	CIRCULATION
25	1998	ESPN The Magazine	Walt Disney	$302	1,657	1,792,359
27	2000	O, The Oprah Magazine	Hearst	294	1,591	2,650,464
31	1996	Maxim	Dennis Publishing	257	1,064	2,517,126
42	2000	Real Simple	TWX	208	1,513	1,809,792
64	2000	Lucky	Advance Publications	148	1,778	1,036,495
84	2002	In Touch Weekly	Bauer Publishing	121	472	1,019,887
89	2000	FHM	Emap	114	911	1,235,894
95	2000	American Profile	Publishing Group of America	106	518	6,485,443
103	1998	Teen People	TWX	98	864	1,560,480
108	1998	Stuff	Dennis Publishing	93	734	1,312,588
109	1999	CosmoGirl	Hearst	93	746	1,380,320
110	1998	More	Meredith	93	841	1,024,166
116	1995	This Old House	TWX	83	928	963,101
140	1997	Jane	Advance Publications	63	815	740,043
144	2000	Details	Advance Publications	60	1,160	408,844
151	1995	Fast Company	Mansueto Ventures	55	595	713,253
153	2000	Fortune Small Business	TWX/American Express	54	557	530,144
162	1997	Coastal Living	TWX	50	878	663,767
176	2000	Teen Vogue	Advance Publications	46	783	598,706
177	1996	People en Espanol	TWX	45	844	454,265
178	1998	Quick Cooking	Reader's Digest	45	0	2,227,654
186	2001	Blender	Dennis Publishing	44	745	534,800
190	1998	Travel & Leisure Golf	American Express	43	529	357,146
195	2001	Official Xbox Magazine	Future Network USA	40	580	401,134
200	1999	Nick Jr.	Viacom	40	468	534,340
208	1995	Birds & Blooms	Reader's Digest	37	0	1,846,109
216	1995	MediZine's Healthy Living	MediZine	35	239	3,503,528
225	1996	Latina	Latina Media Ventures	34	939	353,721
227	1998	Arthur Frommer's Budget Travel	Washington Post	34	709	561,463
237	2004	Cargo	Advance Publications	30	642	300,000
249	2001	The Week	Dennis Publishing	28	523	231,627
250	1995	Official US Playstation	Ziff Davis Media	28	590	262,038
251	2001	ElleGirl	Lagardere	28	513	509,758
257	2002	Budget Living	Budget Living	27	417	505,651
261	1999	National Geographic Adventure	National Geography	26	445	427,594
276	2000	Light & Tasty	Reader's Digest	24	0	1,170,718
277	2004	Everyday Food	Martha Stewart	24	303	764,428
291	1998	HFN	Advance Publications	21	1,276	6,362
293	1997	PSM	Future Network USA	21	510	400,565
297	1998	J-14	Bauer Publishing	20	185	615,695

Information source: Company filings, various Wall Street research and Advertising Age for gross revenue, ad pages and circulation; MediaFinder.com for launch dates.
Note: Rank reflects 2004 total gross revenue. Excludes the re-launch of Business 2.0 in 2001 and Life in 2004.

        Publishing has launched 33 new titles in the US since 1995 and has placed six of those new magazines in the top 300 magazines based on total gross revenue, more than any other competitors, as illustrated in Exhibit 2C.25. Publishing's record over the last few years, however, has been less spectacular as title launches have not generated significant revenue based on industry rankings as shown below.

Exhibit 2C.25: NEW LAUNCH MAGAZINES BY COMPANY IN TOP 300 ($ MM)

	SINCE 1995		SINCE 2001
COMPANY	# TITLES	REVENUE	# TITLES	REVENUE
TWX(a)	6	$538	—	—
Advance Publications	6	368	1	30
Dennis Publishing	4	422	2	72
Reader's Digest	3	106	—	—
American Express(a)	2	43	—	—
Bauer Publishing	2	141	1	121
Future Network USA	2	61	1	40
Hearst	2	387	—	—
Budget Living	1	27	1	27
Emap	1	114	—	—
Lagardere	1	28	1	28
Latina Media Ventures	1	34	—	—
Mansueto Ventures	1	55	—	—
Martha Stewart	1	24	1	24
MediZine	1	35	—	—
Meredith	1	93	—	—
National Geographic	1	26	—	—
Publishing Group of America	1	106	—	—
United Business Media	1	51	—	—
Viacom	1	40	—	—
Walt Disney	1	302	—	—
Washington Post	1	34	—	—
Ziff Davis	1	28	—	—
Total	41	$3,063	8	$342

Information source: Company filings, various Wall Street research and Advertising Age for ranking; MediaFinder.com for launch dates.

US Magazine Publishing Market: Positioning vs. Competitors

        TWX's magazine operations compete for circulation, audience and advertising with numerous other publishers, as well as other media. These magazine operations compete for advertising directed at the general public and at more focused demographic groups.

        TWX led the US Magazine Publishing market in 2004 with about twice the revenues of its closest competitor, as illustrated below in the Top 25 Magazine Companies by US Magazine Net Revenue in 2004.

Exhibit 2C.26: TOP 25 MAGAZINE COMPANIES BY US MAGAZINE NET REVENUE ($ MM)

RANK			MAGAZINE NET REVENUE(a)
2004						2004 GROSS AD REVENUE
	2003	COMPANY	2004	% CHG	TOP MAGAZINE
1	1	TWX	$4,851	7.5%	People	$769
2	2	Advance Publications	2,420	10.2	Parade	616
3	3	Hearst Corp.	1,837	7.9	Good Housekeeping	434
4	4	Meredith Corp.	1,534	2.6	Better Homes & Gardens	715
5	5	Primedia	1,206	1.0	Motor Trend	138
6	6	Reader's Digest Association	917	(0.2)	Reader's Digest	270
7	7	International Data Group	755	(0.7)	PC World	92
8	8	McGraw-Hill Cos.	687	2.9	BusinessWeek	366
9	9	Reed Elsevier	594	(1.1)	EDN	36
10	10	Hachette Filipacchi Media US	552	3.8	Woman's Day	350
11	11	American Media	537	4.1	Shape	143
12	13	Rodale	421	18.7	Men's Health	136
13	17	Forbes Inc.	370	16.5	Forbes	324
14	14	The Washington Post Co.	366	3.5	Newsweek	511
15	16	Walt Disney Co.	357	9.2	ESPN the Magazine	252
16	15	United Business Media	354	2.6	InformationWeek	127
17	12	Gemstar-TV Guide Intl.	321	(11.5)	TV Guide	378
18	19	Dennis Publishing	316	3.9	Maxim	187
19	18	VNU	299	(4.0)	Adweek	23
20	20	American Express Publishing	286	9.0	Travel & Leisure	140
21	23	National Geographic Society	256	14.0	National Geographic	99
22	21	IAC/InterActiveCorp	252	5.0	Entertainment(b)	252
23	22	Crain Communications	252	8.5	Automotive News	46
24	24	Zuckerman Media Properties	236	14.0	US News & World Report	245
25	25	Ziff Davis Media	204	5.3	PC Magazine	173

Information source: Public sources.

(a)
Figures for Magazine Net Revenue are estimated.

(b)
Estimated "net" revenue.

        TWX's People, Sports Illustrated and Time continue to claim the top three spots with each magazine generating over $1 billion of gross revenue. The three TWX publications accounted for nearly 10% of total gross revenue of the top 300 magazines in 2004.

Exhibit 2C.27: TOP 30 MAGAZINE BY TOTAL GROSS ADVERTISING AND CIRCULATION REVENUE ($ MM)

RANK				TOTAL GROSS ADVERTISING AND CIRCULATION REVENUE
2004	2003	MAGAZINE	PARENT COMPANY	2004	2003	$CHANGE	% CHG
1	1	People	TWX	$1,271	$1,235	$36	2.9%
2	2	Sports Illustrated	TWX	1,032	936	96	10.2
3	3	Time	TWX	1,018	923	95	10.2
4	4	TV Guide	Gemstar-TV Guide	918	917	1	0.1
5	5	Better Homes & Gardens	Meredith	888	836	52	6.2
6	7	Newsweek	Washington Post	662	598	64	10.8
7	6	Parade	Advance Publications	616	617	(1)	(0.2)
8	8	Reader's Digest	Reader's Digest	556	564	(8)	(1.3)
9	9	Good Housekeeping	Hearst	544	520	24	4.6
10	11	Cosmopolitan	Hearst	473	433	40	9.2
11	10	Woman's Day	Lagardere	450	440	10	2.2
12	13	BusinessWeek	McGraw-Hill	430	402	28	6.9
13	15	In Style	TWX	421	356	65	18.3
14	14	USA Weekend	Gannett	416	380	36	9.5
15	12	Family Circle	Meredith	396	430	(34)	(8.0)
16	18	Fortune	TWX	384	344	40	11.5
17	20	Forbes	Forbes	382	327	55	16.8
18	16	Entertainment Weekly	TWX	373	352	21	5.9
19	17	Ladies' Home Journal	Meredith	365	352	13	3.9
20	19	Vogue	Advance Publications	362	331	31	9.4
21	21	US News & World Report	Mortimer Zuckerman	343	300	43	14.2
22	30	Us Weekly	Wenner Media/Walt Disney	325	241	84	34.9
23	26	The New York Times Magazine	The New York Times	309	265	44	16.6
24	24	Glamour	Advance Publications	304	268	36	13.2
25	27	ESPN the Magazine	Walt Disney	302	264	38	14.4
26	29	Vanity Fair	Advance Publications	294	253	41	16.0
27	25	O, The Oprah Magazine	Hearst	294	268	26	9.7
28	23	Southern Living	TWX	281	272	9	3.6
29	22	National Geographic	National Geographic Society	274	290	(16)	(5.7)
30	31	The New Yorker	Advance Publications	260	240	20	8.6

Information source: Company filings, various Wall Street research and Advertising Age.

        The three leading categories by gross ad revenue in the top 300, women's, newsweeklies and general editorial, claimed $10.4 billion of total advertising or 41% of the top 300 in 2004, according to Advertising Age. Ad pages for these categories generated 4.4% growth. Paid circulation for the top 300 was down 0.4% to approximately 366.1 million, as paid subscribers were down 0.1%, and single-copy sales were down 2.4%.

Exhibit 2C.28: TOP CONSUMER MAGAZINE BY CATEGORY IN 2004 ($ MM)

RANK BY AD PAGES	CATEGORY/TOP MAGAZINE BY AD PAGES	AD PAGES	% CHG	TOTAL REVENUE	AD REVENUE	CIRCULATION REVENUE	MAGAZINE COUNT
1	Women's	39,317	3.9%	$5,853	$4,319	$1,535	35
	In Style	3,369	10.6	421	358	64
2	Home service & home	19,977	(1.9)	3,103	2,267	837	24
	Better Homes & Gardens	2,058	(2.8)	888	715	173
3	Business & Finance	19,155	7.8	2,062	1,647	414	13
	Forbes	3,470	11.3	382	324	58
4	Newsweeklies	18,679	4.3	5,478	3,496	1,982	8
	People	3,623	(2.2)	1,271	769	502
5	General editorial	16,332	5.1	3,578	2,571	1,008	18
	The New York Times Magazine	3,468	3.1	309	309	0
6	Men's	16,080	10.7	1,902	1,374	528	18
	GQ	1,633	1.3	166	145	21
7	Sports	15,200	1.1	1,244	959	285	15
	Transworld Skateboarding	2,098	(18.0)	41	36	5
8	Automotive	8,178	1.1	757	623	134	8
	AutoWeek	1,237	3.7	57	42	15
9	Boating & Yachting	8,002	3.5	226	207	18	5
	Power & Motoryacht	2,359	4.9	58	57	1
10	Brides, bridal	7,315	(10.8)	393	363	30	3
	Bridal Guide	2,798	(10.6)	101	94	7
11	Fashion, beauty & grooming	6,400	10.8	723	626	97	3
	Vogue	3,011	1.8	362	316	46
12	Travel	6,264	3.7	713	456	257	6
	Travel & Leisure	1,701	3.1	183	139	44
13	Music	6,081	(1.0)	545	424	121	6
	Rolling Stone	1,752	7.3	242	199	42
14	Metropolitan/regional/state	6,020	6.2	198	170	27	5
	Texas Monthly	1,973	8.7	70	63	7
15	Parenthood	5,855	(1.1)	703	580	123	7
	Parenting	1,468	12.2	214	183	31

Information source: Company filings, various Wall Street research and Advertising Age.
Note: Publishing titles are shaded. Results include only magazines in the Top 300. Monthlies are published 8 to 13 times a year; fortnightlies 22 to 27; weeklies 29 to 60.

        The Magazine Group of TWX maintains top ranked consumer titles such as People, Sports Illustrated and Time. However, TWX magazines are not among the fastest growing titles in terms of advertising pages or advertising revenue growth as shown in the tables below:

Exhibit 2C.29: TOP CONSUMER TITLES

BY AD PAGES				BY AD PAGE GROWTH
RANK	MAGAZINE	2004	% CHG	RANK	MAGAZINE	2004	% CHG
1	People	3,623	(2.2)%	1	Teen Vogue	783	67.1%
2	Forbes	3,470	11.3	2	Scientific American	444	45.4
3	New York Times Magazine	3,468	3.1	3	Easyriders	754	37.2
4	Fortune	3,405	11.5	4	Harper's Bazaar	1,521	31.0
5	In Style	3,369	10.6	5	Nick Jr.	468	30.8
6	BusinessWeek	3,164	4.2	6	ElleGirl	513	29.1
7	Vogue	3,011	1.8	7	Saveur	372	28.8
8	Bridal Guide	2,798	(10.6)	8	Us Weekly	1,638	27.6
9	New York	2,652	7.9	9	Premiere	560	27.1
10	Time	2,612	10.3	10	Out Magazine	802	26.1
BY AD REVENUE ($ MM)				BY AD REVENUE GROWTH ($ MM)
RANK	MAGAZINE	2004	% CHG	RANK	MAGAZINE	2004	% CHG
1	People	$769	2.4%	1	Teen Vogue	$36	106.0%
2	Sports Illustrated	726	13.0	2	The Week	11	66.3
3	Better Homes & Gardens	715	7.8	3	National Geograph Kids	11	65.0
4	Time	700	16.3	4	ElleGirl	19	63.2
5	Parade	616	(0.2)	5	Real Simple	164	61.9
6	Newsweek	511	14.7	6	Us Weekly	144	58.9
7	Good Housekeeping	435	4.5	7	Game Informer	23	57.8
8	USA Weekend	416	9.5	8	Blender	34	51.2
9	TV Guide	378	0.6	9	Scientific American	25	48.7
10	BusinessWeek	366	8.5	10	Metropolitan Home	66	43.2

Information source: Company filings, various Wall Street research and Advertising Age.
Note: Publishing titles are shaded.

Competition from Other Media

        Magazines' share of media industry spending has decreased from 3.4% in 1999 to 2.8% in 2004 as illustrated in the table below. The sector is expected to experience a continued erosion of share, declining to 2.5% in 2009. Consumer book publishing is also experiencing a decline in share of industry spending and is forecasted to decline to 2.0% in 2009.

Exhibit 2C.30: SHARE OF COMMUNICATIONS INDUSTRY SPENDING

	1999	2004	2009
Broadcast Television	6.0%	5.4%	4.8%
Cable & Satellite Television	9.3	11.6	12.1
Broadcast & Satellite Radio	2.8	2.5	2.5
Entertainment Media	10.7	11.0	11.2
Consumer Internet	2.0	4.7	6.7
Newspaper Publishing	9.9	7.9	6.6
Consumer Book Publishing	2.9	2.4	2.0
Consumer Magazine Publishing	3.4	2.8	2.5
Business-to-Business Media	3.4	2.6	2.5
Educational & Training Media	2.5	2.3	2.2
Professional & Business Information Services	12.0	12.2	12.8
Yellow Pages	2.1	2.0	1.8
Out-of-Home Advertising	0.8	0.7	0.7
Direct Marketing	17.1	16.9	16.3
Business-to-Business Promotions	5.9	5.2	5.0
Consumer Promotion	4.5	3.9	3.6
Custom Publishing	1.9	2.7	3.5
Branded Entertainment	2.4	2.6	2.8
Public Relations	0.4	0.4	0.5

Information source: Veronis Suhler Stevenson.

UK Magazine Publishing Market

        The consumer magazine market in the UK is a competitive sector with approximately 3,500 publications according to Emap 2005 Annual Report. The top 200 magazines by retail sales value account for over 80% of the total market. IPC/TWX is the leading publisher with 33 titles.

Exhibit 2C.31: MAGAZINES IN TOP 200 BY PUBLISHER

Information source: Public sources.

        Share of circulation in the UK magazine market is measured according to retail sales value (average circulation multiplied by frequency multiplied by cover price), as recorded by the Audit Bureau of Circulation. IPC is the established leader in the market with a 21.1% market share in 2004.

Exhibit 2C.32: CIRCULATION MARKET SHARE IN THE UK

%	2002	2003	2004
IPC/TWX	22.1%	21.6%	21.1%
Emap	15.8	16.8	17.7
Bauer	8.9	9.1	8.6
BBC	8.3	8.0	8.2
National Magazines	5.6	5.2	5.6

Information source: Public sources.

Exhibit 2C.33: SHARE OF CONSUMER MAGAZINE ADVERTISING BY VOLUMES

Information source: Public sources.

Book Publishing Market Overview

        The TWX Book Group faces competition from other major consumer publishers for top-selling authors and for third party distribution business.

        According to Veronis Suhler Stevenson, spending on consumer books is projected to grow at a 1.8% compound annual rate during the 2005-2009 period, increasing from $19.8 billion in 2004 to $21.9 billion in 2009.

Exhibit 2C.34: END-USER SPENDING ON CONSUMER BOOKS ($ MM)

	2001	2002	2003	2004P	2005E	2006E	2007E	2008E	2009E	CAGR 05E-09E
Adult Trade	$7,850	$8,505	$8,619	$8,993	$9,230	$9,420	$9,635	$9,790	$9,940
% Growth	0.3%	8.3%	1.3%	4.3%	2.6%	2.1%	2.3%	1.6%	1.5%	1.9%
Juvenile Trade	2,773	2,765	2,993	2,756	3,005	2,910	3,175	3,100	3,205
% Growth	(8.8)%	(0.3)%	8.2%	(7.9)%	9.0%	(3.2)%	9.1%	(2.4)%	3.4%	1.6%
Total Trade	$10,623	$11,270	$11,612	$11,749	$12,235	$12,330	$12,810	$12,890	$13,145
% Growth	(2.2)%	6.1%	3.0%	1.2%	4.1%	0.8%	3.9%	0.6%	2.0%	1.8%
Mass Market Paperbacks	2,602	2,900	2,934	2,811	2,785	2,765	2,815	2,850	2,880
% Growth	0.1%	11.5%	1.2%	(4.2)%	(0.9)%	(0.7)%	1.8%	1.2%	1.1%	0.8%
Religious	2,413	2,343	2,623	2,904	3,050	3,175	3,305	3,405	3,500
% Growth	5.1%	(2.9)%	12.0%	10.7%	5.0%	4.1%	4.1%	3.0%	2.8%	3.5%
Book Clubs	1,369	1,439	1,454	1,389	1,375	1,375	1,390	1,400	1,420
% Growth	6.0%	5.1%	1.0%	(4.5)%	(1.0)%	0.0%	1.1%	0.7%	1.4%	0.8%
Mail Order	395	374	374	369	369	365	361	360	358
% Growth	(12.2)%	(5.3)%	0.0%	(1.3)%	0.0%	(1.1)%	(1.1)%	(0.3)%	(0.6)%	(0.8)%
University Press	522	523	532	539	545	560	575	590	600
% Growth	2.9%	0.2%	1.7%	1.3%	1.1%	2.8%	2.7%	2.6%	1.7%	2.4%
Total	$17,924	$18,849	$19,529	$19,761	$20,359	$20,570	$21,256	$21,495	$21,903
% Growth	(0.5)%	5.2%	3.6%	1.2%	3.0%	1.0%	3.3%	1.1%	1.9%	1.8%

Information source: Veronis Suhler Stevenson.

        Online sales accounted for about 10.4% of total spending on consumer books in 2004, a slight increase over 2003. Bookstores accounted for about 40% of spending in 2004, even with 2003, and non-traditional channels (e.g., price clubs) accounted for about 12%. No other market channel accounted for more than 10%. Online sales grew at a faster rate than bookstore sales in 2004 and rose 9.6% in 2004 to $2.1 billion(a).

(a)
Veronis Suhler Stevenson.

        The growth of consumer book spending continued to be hampered by competition from other media in 2004. The National Endowment for the Arts released a study in July 2004 that documented the decline in the amount of time Americans spend reading. The survey found that approximately 57% of adult Americans had read a book in the previous year, compared to 61% in 1992. The report also found that reading fell among almost all groups surveyed, including the affluent and highly educated(a).

(a)
Veronis Suhler Stevenson.

IV.    SWOT ANALYSIS

V.     FINANCIAL PERFORMANCE

Historical Financial Performance

        Publishing generated revenue of $5.6 billion (12% of TWX's overall revenue, pre-intersegment eliminations) and $1.2 billion of OIBDA (10% of TWX's overall pre-corporate OIBDA) during 2004. Revenue increased 4.3% to $5.8 billion in 2005E and OIBDA was approximately $1.2 billion in 2005E.

        Subscription revenues increased by 5% to $1.6 billion in 2004 primarily due to a decrease in subscription allowances and the favorable effects of foreign currency exchange rates. Advertising revenues increased by 9% from $2.5 billion in 2003 to $2.7 billion due to strength in print advertising. Book publishing and content businesses increased by 4% to $544 million in 2004 due to several strong titles at TWX Book Group. This increase was partially offset by the sale of Time Life at the end of 2003. Direct marketing and Commerce revenues declined from $1.0 billion in 2003 to $714 million in 2004 primarily due to the sale of Time Life at the end of 2003.

        Since 2001, Publishing has delivered mid-single digit top line organic growth and stable margins. Overall revenue growth year-over-year was 7.1%, 2.0% and 0.6% in 2002, 2003 and 2004, respectively. However, on a normalized basis, excluding Time Life's $352 million of 2003 revenues, pro forma 2004 revenue growth would be 7.4%.

        OIBDA margins have been relatively stable since 2001 at 19-21%. 2003 OIBDA includes $149 million of one-time items that reduced OIBDA comprised of a $99 million impairment charge at the TWX Book Group, a $29 million loss on sale of Time Life and $21 million of restructuring costs. Normalized 2003 OIBDA and OIBDA margin (excluding one-time items and Time Life OIBDA loss of $63 million) would be $1,167 million and 22.5%, respectively.

Exhibit 2C.35: PUBLISHING—HISTORICAL FINANCIAL ($ MM)

	Reported 2001	Adjusted 2001(a)(b)	2002	2003(c)	2004(d)	2005E	CAGR '01-'05
Revenue	$4,689	$5,064	$5,422	$5,533	$5,565	$5,805	3.5%
% Growth	—	—	7.1%	2.0%	0.6%	4.3%
OIBDA	$909	$992	$1,155	$1,104	$1,188	$1,232	5.6%
% Growth	—	—	16.5%	(4.4)%	7.6%	3.7%
% Margin	19.4%	19.6%	21.3%	20.0%	21.3%	21.2%
Operating Income	$(96)	$(14)	$881	$813	$926	$992	NM
% Growth	—	—	NM	(7.7)%	13.9%	7.1%
% Margin	NM	NM	16.2%	14.7%	16.6%	17.1%

Source: Information based on Company filings.

(a)
Pro forma as if the acquisition of IPC had occurred on January 1, 2001. Assumes IPC revenue of $500 million and OIBDA of $110 million for the full year 2001.

(b)
In December 2001, TWX increased its ownership stake in Synapse from 20% to 80% and began to consolidate Synapse results.

(c)
Pro forma OIBDA excludes $149 million of extraordinary items consisting of a $99 million impairment charge for goodwill and intangible assets, a $29 million loss on sale of assets and $21 million of merger and restructuring costs. 2003 results include $352 million of revenue and a $63 million OIBDA loss from Time Life, which was sold at the end of 2003. Excluding the $149 million of one-time amounts and the $63 million OIBDA loss from Time Life, 2003 OIBDA would be $1,167 million.

(d)
Pro forma OIBDA excludes an $8 million gain on sale of assets. Excluding Time Life's $352 million of 2003 revenue, revenue growth in 2004 would be 7.4%.

        Exhibit 2C.36 illustrates Publishing's revenue growth, OIBDA growth and OIBDA margin compared to other public magazine publishing companies. TWX has produced solid top-line growth versus the industry and has significantly greater margins reflecting its size, scale and leading franchises.

Exhibit 2C.36: MAGAZINE PUBLISHING BENCHMARKING SUMMARY

	TIME WARNER PUBLISHING(a)	EMAP(b)	MEREDITH	READERS DIGEST(c)	PRIMEDIA(d)	MARTHA STEWART
Revenue Growth
2002	7.1%	11.4%	1.8%	(0.9)%	0.3%	2.9%
2003	2.0	8.7	9.0	0.4	(2.1)	(25.6)
2004	0.6 (e)	1.9	6.0	(1.8)	3.1	(29.4)
OIBDA Growth
2002	16.5%	15.5%	3.4%	(11.8)%	20.8%	(9.5)%
2003	(4.4)	12.7	14.3	(4.1)	8.5	NM
2004	7.6 (f)	5.5	11.4	(6.9)	7.6	NM
OIBDA Margin
2002	21.3%	16.0%	18.1%	9.9%	9.6%	34.3%
2003	20.0 (g)	16.6	18.7	9.4	21.7	14.5
2004	21.3	17.2	19.7	9.0	22.6	NM

Source: Information based on Company filing and various Wall Street research reports.
Note: Reflects financials for publishing segment as reported in Company filings.

(a)
Normalized growth and margins to exclude one-time items.

(b)
Reflects EBITA.

(c)
Reflects whole Company.

(d)
2001 normalized for acquisition of EMAP USA.

(e)
2004 revenue growth normalized to exclude Time Life's $352 million of 2003 revenue would be 7.4%.

(f)
Normalized OIBDA growth excluding Time Life 2003 OIBDA loss of $63 million would be 1.8%.

(g)
Normalized OIBDA margin excluding Time Life 2003 OIBDA loss of $63 million would be 22.5%.

Projected Financial Summary

        Based on various Wall Street research estimates, Publishing's revenue should grow at approximately 4.0% in 2006E and 4.4% per annum thereafter until 2010E. OIBDA margins are expected to improve slightly from 21% in 2005E to 23% in 2010E. OIBDA is expected to be approximately $1.3 billion in 2006E and increase to $1.6 billion in 2010E. The analysis assumes that a stand-alone Publishing company would require approximately $16 million in incremental corporate overhead costs.

        Publishing should exploit its stable, predictable cash flow and lever its balance sheet to enhance returns to shareholders. Publishing should obtain an investment grade rating while supporting 4.0x initial leverage or approximately $4.9 billion of debt in 2005E. Assuming a blended cost of debt of approximately 5.5%, Publishing would have to support approximately $260 million of net interest expense in 2006E, decreasing to approximately $160 million in 2009E (assuming no incremental debt raised). Publishing will likely require minimum operating cash of $200 million to support working capital and other short-term needs. Working capital needs are estimated to be approximately $10 million per annum or 0.2% revenues.

        Capital expenditures and product development costs are estimated to be approximately $225 million in 2006E growing to $270 million in 2010E based on various Wall Street research estimates. Historically, Publishing's capital expenditures and product development costs have been in the $100-$150 million range from 1999-2003 and increased to approximately $232 million in 2004 or 4.2% of revenue.

        Publishing, with an investment grade rating, could deliver a dividend of approximately $170 million per annum, reflecting an initial dividend yield of 2.0%.(a) This is in line with the S&P 500 dividend yield of 1.6% and the publishing competitors: median of US magazine publishing and book publishing are 1.8% and 1.1%, respectively.

(a)
Based on an enterprise valuation of 10.5x 2006E OIBDA. Assumes 4.0x initial leverage.

        Exhibit 2C.37 highlights the pro forma financial statements for Publishing for 2005E-2010E:

Exhibit 2C.37: PUBLISHING—PROJECTED FINANCIALS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$5,805	$6,040	$6,307	$6,585	$6,877	$7,182	4.4%
% Growth	4.3%	4.0%	4.4%	4.4%	4.4%	4.4%
OIBDA	$1,232	$1,278	$1,360	$1,465	$1,540	$1,633	5.8%
% Margin	21.2%	21.2%	21.6%	22.2%	22.4%	22.7%
Less: Incremental Corporate Expenses(a)	$(16)	$(16)	$(17)	$(17)	$(18)	$(18)
Pro Forma OIBDA	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
% Margin	20.9%	20.9%	21.3%	22.0%	22.1%	22.5%
Less: Depreciation & Amortization	$(240)	$(243)	$(247)	$(248)	$(259)	$(270)
Operating Income	$975	$1,019	$1,096	$1,200	$1,263	$1,344	6.6%
% Margin	16.8%	16.9%	17.4%	18.2%	18.4%	18.7%
Memo:
Capital Expenditures and Product Dev. Costs	$232	$227	$237	$248	$259	$270
% of Revenue	4.0%	3.8%	3.8%	3.8%	3.8%	3.8%

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005 corporate overhead of $100 million allocated across Networks ($27 million), Filmed Entertainment ($33 million), Publishing ($16 million) and AOL ($23 million) on the basis of 2005E revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast Transactions.

        Publishing is expected to generate steady free cash flow at a conversion rate of 40% of OIBDA.

Exhibit 2C.38: PUBLISHING—FREE CASH FLOWS ($ MM)

	Beginning	2006PF	2007PF	2008PF	2009PF	2010PF
Free Cash Flow
Net Income	$453	$485	$546	$626	$683	$753
Plus: Depreciation & Amortization	240	243	247	248	259	270
Less: Other Expenses (Non-cash)	2	2	2	2	2	2
Less: Capital Expenditures and Product Dev. Costs	(232)	(227)	(237)	(248)	(259)	(270)
Less: Changes in Working Capital	(9)	(10)	(10)	(11)	(11)	(11)
Free Cash Flow	$454	$494	$547	$618	$674	$744
% of Pro Forma OIBDA		39.1%	40.8%	42.7%	44.3%	46.1%
Less: Dividends(b)	$(170)	$(170)	$(170)	$(170)	$(170)	$(170)
Free Cash (Post Dividends)		$323	$377	$447	$504	$574

Source: Information and estimates based on various Wall Street research reports.
Note: Assumes all Publishing segment taxes are cash taxes.

(b)
Assumes an initial dividend yield of 2.0%. Based on an enterprise valuation of 10.5x 2006E OIBDA. Assumes 4.0x initial leverage.

FEBRUARY 1, 2006

CHAPTER 2D: OVERVIEW AND ANALYSIS OF THE DIVISIONS OF TWX

Time Warner Cable

		CHAPTER 2D-CABLE
I.	EXECUTIVE SUMMARY	140
II.	DESCRIPTION OF TIME WARNER CABLE (TWC)	141
III.	COMPETITIVE ENVIRONMENT	146
IV.	SWOT ANALYSIS	152
V.	HISTORICAL FINANCIAL PERFORMANCE	153
VI.	PROJECTED FINANCIAL PERFORMANCE	161

I.     EXECUTIVE SUMMARY

Introduction

        Time Warner Cable, majority owned by TWX, is one of the most respected cable companies—if not the premier cable company—in the US. TWC operates large, clustered cable systems in 27 states and in several important markets, including New York City and Los Angeles. In a strategy embraced and implemented in the late 1990s by then CEO, Mr. Levin, TWC has made significant investments and has upgraded its network to the highest standards in the industry. TWC's technologically-upgraded systems, together with its well-clustered subscriber base, improve both operating and capital efficiency that, in turn, substantially enhances the value of each customer. TWC continues to maintain its leadership among operators through superior product innovation and growth of premium services and triple play bundling (video, data, and telephony).

        TWC has been effectively operating as a stand-alone company since the original TWE transaction in 1993 when TWX sold a minority stake in the business. For over a decade, TWC has been managed on an "arms length" basis to TWX. TWC has the necessary size, scale and market position to generate superior operating and financial results.

        TWC does not require a continued ownership link to TWX's content assets or to AOL to succeed in the current environment against RBOCs, DBS and other current or emerging competitors. Continued ownership of TWC by TWX, in fact, could be a significant obstacle to the long-term strategy and value of its franchise. TWC has missed several significant opportunities to enhance its competitive position (e.g., AT&T Broadband, Cox) due, in part, to its ownership by TWX. In 2005, TWC did agree to acquire certain assets of Adelphia Communications Corporation ("Adelphia"), which has positioned TWC to generate industry-leading revenue and OIBDA growth over the intermediate term. Ongoing consolidation, however, will likely be required and be an important source of continued growth as TWC continues to rationalize its footprint and leverage its platform.

        In addition, TWC manages a highly capital intensive business that is fundamentally different from the high free cash flow businesses of TWX. Mr. Parsons has stated that cable companies "have a complexity of balance sheet and financial structure that [is] very different from a content company...our cable company could both grow more effectively and compete more effectively if it had its own financial house..."(a) TWC should develop its own financial strategy, exploit its capacity to manage a more leveraged balance sheet and generate higher returns on equity.

(a)
Bear Stearns conference call, March 1, 2005.

The Adelphia/Comcast Transactions

        On April 20, 2005, TWC and the Comcast Group ("Comcast") announced an agreement to purchase the assets of Adelphia. As part of this agreement, TWC will enter into certain transactions with Comcast which involve systems swaps and the redemption of Comcast's interests in TWC (together, the "Adelphia/Comcast transactions"). TWC, after completion of the transactions (expected to close by June 30, 2006), will gain a net additional 3.4 million subscribers, solidifying its position as the 2nd largest cable operator in the US with 14.4 million managed subscribers. TWX will own 84% of TWC (with former stakeholders of Adelphia owning 16% of TWC), and TWC will continue to manage the 1.59 million Texas and Kansas City subscribers in a 50-50 joint venture with Comcast.(b)

(b)
Company filings.

        After giving effect to the proposed Adelphia/Comcast transactions, TWC's cable network footprint is as follows:

Exhibit 2D.1: NETWORK MAP

Information Source: Estimated based on information provided in Company filings and TWX Investor Presentation.

II.    DESCRIPTION OF TIME WARNER CABLE (TWC)

Overview

        TWC, the second largest operator of cable systems in the US in terms of subscribers served, offers three product lines: video programming, high-speed Internet access and Digital Phone (an Internet protocol-based voice service). Cable systems owned or managed by TWC pass approximately 19 million homes, providing video service to approximately 10.9 million subscribers (including 4.8 million digital subscribers) and high-speed data services to 4.6 million residential subscribers. TWC also provides its Digital Phone service in all 31 of its regional divisions and has more than one million Digital Phone subscribers, as of November 2005. TWX currently holds an effective 79% stake in TWC, with Comcast holding the remaining interest.

        TWC operates large, clustered and technologically upgraded cable systems in 27 states. As of September 30, 2005, over 75% of its subscribers were in 19 geographic clusters, each serving more than 300,000 subscribers. All of its cable systems are capable of carrying two-way broadband services and have been upgraded to 750MHz or higher. Approximately 89% of TWC's subscribers are located in eight states and all but two of its 31 regional operating divisions are focused on discrete geographic areas.

        TWC manages approximately 1.59 million subscribers through a 50-50 joint venture with Comcast (Texas and Kansas City Cable Partners). TWC does not consolidate these subscribers, and instead receives a management fee from the joint venture. Beginning in June 2006, both parties have the right to trigger the dissolution of the partnership. The non-triggering party has the right to choose and take full ownership of one of two pools of systems (either the Houston systems or Kansas City and southwest systems) with the triggering party assigned the other pool.(a)

(a)
Company filings.

TWC Recent and Projected Performance

        TWC had an outstanding year in 2005 with impressive performance in each of its product segments. TWC produced strong results with year-over-year revenue generating unit ("RGU") growth of 11% (in the twelve months ending September 30, 2005), average revenue per user ("ARPU") growth of 13% and OIBDA growth of 12% (excluding one-time benefits).(a)

(a)
Company filings.

        Wall Street research estimates project robust revenue and OIBDA growth from 2006-2010. Analysts also predict an increase in OIBDA margin in 2006 and 2007 as the acquired Adelphia/Comcast systems are integrated and improved to TWC standards. Digital Phone subscribers and revenues are projected to experience strong growth through 2007 and continue to grow through 2010 despite a potential decline in ARPU as competition for the voice product intensifies. Basic subscriber growth and penetration are projected to remain flat over the next five years and digital subscriber penetration is projected to grow marginally in each year. Digital subscriber revenues are projected to grow steadily, despite the continued rollout of video by the Telcos over their fiber networks. High-speed data ("HSD") subscribers are projected to grow steadily, offsetting estimated declines in ARPU over the next few years. Capital expenditures per subscriber are projected to remain relatively flat over the 2006-2010 period.

        In 2005, TWC is estimated to have generated approximately $12.4 billion in revenue (26% of TWX's total revenue) and $4.5 billion in OIBDA (38% of TWX's OIBDA).(a)

(a)
Company filings.

Exhibit 2D.2: 2005E TWC FINANCIAL MIX ($BN)(a)

Source: Information and estimates based on various Wall Street research reports.

(a)
Pro forma for the pending Adelphia/Comcast transactions.

(b)
2005E Telephony OIBDA $(9) million.

Video, Data and Voice Services

        TWC is an industry leader in developing and deploying innovative video products and services including on demand, high definition television ("HDTV"), advanced set-top boxes with integrated digital video recorders ("DVRs") and, more recently, Interactive TV and Start Over. TWC is focused on marketing convenient bundles of these services to consumers and providing superior customer support in an effort to attract and retain customers.

        TWC offers subscribers various packages of analog video services, including basic and standard packages, and digital video services, including premium channels. TWC's video subscribers are typically charged monthly subscription fees based on the level of service selected and, in some cases, the type of equipment used. Video on demand, pay-per-view movies and special events are charged on a per use basis. Basic and standard service together provide, on average, approximately 80 channels, including local broadcast signals. Subscribers to digital video service currently receive all channels included in the basic and standard tiers plus approximately 60 digital cable channels and approximately 45 CD-quality audio music channels. Digital subscribers also have access to "mini tiers" of specialized and niche programming (e.g., sports tiers or Spanish language tiers). As of September 30, 2005, approximately 47.6% of TWC's basic video subscribers purchased digital services.(c)

(c)
Company filings.

        TWC offers its subscribers premium channels for additional monthly fees, with discounts generally available for the purchase of packages of more than one premium service. Premium subscribers typically receive multiplex versions of these premium services and, in some cases, digital set-top box users may receive subscription video on demand access to programming from such services as part of their monthly package. The digital set-top boxes that these subscribers receive also provide interactive program guides and access to on demand offerings.

        DVR is offered in all 31 of TWC's regional operating divisions. DVR allows users to record programming, to pause, rewind and fast forward recorded programming, as well as watch two shows simultaneously. TWC has also been an early-mover in HDTV, first providing the service in 1998. As the prices of HD-ready televisions have come down in recent years, the popularity of HDTV programming has grown immensely. Today TWC offers, among other channels, HBO, Showtime, ESPN, Discovery, Fox Sports, ABC, NBC and CBS in high definition.

        Interactive TV is a two-way function offered by TWC in select locations, allowing subscribers to select music and provide feedback, vote on game shows or track their favorite players in fantasy football. TWC's most recent offering, Start Over (testing in South Carolina), is provided through a partnership with NBC's USA, CNBC, MSNBC, Bravo and SCI FI networks and allows viewers to stop and restart enabled programs that are already in progress.

        Video programming rights represent the single largest cost component for TWC. Programming services impose a monthly fee per subscriber, and these fees typically increase over time. TWC's programming costs continue to rise, especially for sports programming. TWC has been relatively successful at passing these costs onto consumers, however, margins are predicted to compress as costs rise even further. Accordingly, TWC has looked elsewhere for additional revenue generation.(a)

(a)
Company filings and Conference Call transcripts.

        TWC has expanded its offerings to provide complementary products over its fiber optic networks. First launched in 1996, Road Runner High Speed Data offered an alternative to DSL and traditional ISP dial-up services. The dedicated cable line provided connection speeds twice as fast as DSL and up to 70 times faster than dial-up. Today, TWC offers numerous HSD options and bundles the service with its video services to expand its customer offering and reduce churn.

        In 2004, TWC launched its IP-based telephony service, Digital Phone, providing local, in-state and domestic calling, call waiting, caller ID, voice mail and enhanced "E911" services for a fixed monthly fee. The service allows subscribers to make and receive calls from virtually any telephone connected to normal telephony wiring. TWC exceeded one million Digital Phone subscribers in November 2005 and plans to continue marketing the product aggressively.

        In addition to video, data and telephony services, TWC generates revenue through advertising from national, regional and local businesses. TWC also operates a number of local news channels, including New York City's NY1 News and News 8 Austin in Texas.(a)

(a)
Company filings and Conference Call transcripts.

Corporate Structure

        TWC's corporate structure pro forma for the Adelphia/Comcast transactions is as follows:

Exhibit 2D.3: CORPORATE STRUCTURE

Information Source: Adelphia Communications Corporation Fourth Amended Disclosure Statement dated November 21, 2005. Debt figures estimated based on publicly available information.

Overview of the Adelphia/Comcast Transactions

        On April 20, 2005, TWC and Comcast announced their agreement to purchase assets of Adelphia out of bankruptcy via a series of transactions. Pro forma for the Adelphia/Comcast transactions, TWC will gain a net additional 3.4 million basic subscribers. TWX will own 84% of the equity of TWC, while former creditors of Adelphia will own the remaining 16%, which is intended to be publicly listed on the New York Stock Exchange.

        In addition to receiving 16% of TWC stock, TWC will pay Adelphia stakeholders approximately $9.2 billion in cash. Comcast will contribute $3.5 billion in cash to Adelphia stakeholders and, in connection with the swap of selected assets between Comcast and TWC, Comcast will redeem its stake in TWC.(a)

(a)
Company filings.

        The Adelphia/Comcast transactions should provide TWC with an opportunity to significantly improve financial performance. Importantly, TWC will hold a leadership position in a number of geographical clusters, including Los Angeles, New York City, Texas and Ohio. TWC also expects to substantially enhance the ARPU and margins of the acquired Adelphia systems as shown below:

Exhibit 2D.4: POTENTIAL REVENUE AND MARGIN EXPANSION: FULL YEAR PF2004

Information Source: Company filings; Time Warner investor presentation dated April 21, 2005.

(b)
Monthly ARPU is defined as average monthly revenue per basic cable subscriber.

(c)
Adjusted OIBDA is defined as Operating Income before Depreciation and Amortization excluding the impact of non-cash impairments of goodwill, tangible and fixed assets, as well as gains and losses on asset sales and transaction and certain other acquisition related costs.

III.  COMPETITIVE ENVIRONMENT

Overview

        The cable industry has historically provided video services, but as basic cable penetration has stabilized at approximately 55% of homes passed, cable operators have expanded their offerings significantly to include advanced services such as digital video, HDTV, VOD, high-speed Internet and voice telephony. Cable operators are now more focused on the growth of advanced services and RGUs than on the growth of basic customers. Direct Broadcast Satellite ("DBS") providers continue to compete aggressively and, more recently, the incumbent telephone companies have announced new initiatives to offer video service over either hybrid fiber/twisted copper pair networks or the extension of fiber optic cable to the home. Competition occasionally exists directly between cable companies, including from municipally-owned systems, and while industry consolidation has limited the number of players the presence of network overbuilders in some markets has introduced even more competition. New and developing technologies, such as Voice over Internet Protocol ("VoIP"), Internet service via satellite, wireless connections or power lines, also represent opportunities and risks for cable companies.

Exhibit 2D.5: LARGEST MULTI-CHANNEL VIDEO PROVIDERS: 2004 MANAGED SUBSCRIBERS (MM)

Source: Information and estimates based on various Wall Street research reports and Company filings.

Competition from Direct Broadcast Satellite

        DBS providers first emerged as an alternative to cable in the mid 1990s, offering satellite video services that competed with cable's analog and digital video services. Today, DBS providers Echostar ("DISH") and DirecTV ("DTV") represent the most direct competition to cable companies for video services.

        Competition from DBS has forced cable providers to upgrade their cable networks with two-way services and increased channel bandwidth. DBS companies upgraded their systems to offer subscribers DVR and VOD and increased their channel capacity in order to deliver local-to-local programming in most large and mid-sized markets in the US. Cable operators offered high-speed Internet access services to complement their standard video offering. DBS providers have successfully captured an approximate 25% market share of the video services in US, though, many analysts believe the DBS one-way network and inability to successfully provide bundled services to consumers provides a significant competitive advantage to the cable operators.

        Nevertheless, both DISH and DTV are expected to deploy improved HDTV services in 2006 (including local HD) positioning them at parity or ahead of cable's HD capabilities in an increasingly relevant battleground. Indeed, as the number of high-spending HD video subscribers and the currently limited amount of HD content expands, HD grows in importance. Satellite providers are also beginning to offer very high-end set top boxes (media centers, dual tuner HD/DVRs) and continue to be aggressive with pricing as well as capital spending for set top box subsidies and customer service.(a)

(a)
Information based on various Wall Street research reports.

Exhibit 2D.6: DIGITAL VIDEO SUBSCRIBER NET ADDITIONS

Source: Information and estimates based on various Wall Street research reports.

Competition from Telcos

        The Regional Bell Operating Companies' ("RBOC") recent entry into the video segment has further heightened cross industry competition between cable, satellite and telecommunications service providers. The largest RBOC first entered into co-marketing arrangements with DBS operators in an effort to provide customers with bundled DSL and video services from what appears to the customer to be a single source. Given video's importance and the competition with cable providers who are now offering voice service directly, certain RBOCs are beginning to roll out video services over new fiber networks. RBOCs utilize one of several types of broadband: fiber to the home (e.g., Verizon), fiber to the node (e.g., AT&T) and fiber to the curb (e.g., Bell South). Verizon's FiOS TV service has a number of municipal franchises and is currently in negotiations with numerous others in California, Virginia and elsewhere. AT&T is instead looking directly to state and national franchises.

        The telecom companies are generally larger and better capitalized than the cable companies, and generally benefit from ownership of wireless network operators. Cable operators, however, generally maintain superior networks. Many analysts believe that cable companies will likely lose some core video subscribers to the RBOCs, but in the near term cable operators are likely to benefit from their faster time-to-market advantage with their triple play bundled offerings.(a)

(a)
Information based on various Wall Street research reports.

        The following table illustrates the overlap of each RBOC with the cable companies that operate in their region.

Exhibit 2D.7: RBOC OVERLAP WITH CABLE MSO'S (MM BASIC SUBS)

	BELL SOUTH	QWEST	SBC	VERIZON
Time Warner Cable
Basic Subscribers	1.9	0.3	4.8	2.7
% RBOC overlap	34%	7%	32%	20%
Cablevision
Basic Subscribers	—	—	—	3.0
% RBOC overlap	—	—	—	22%
Charter
Basic Subscribers	0.7	0.2	1.3	0.4
% RBOC overlap	12%	3%	8%	3%
Comcast
Basic Subscribers	2.2	3.2	6.5	6.6
% RBOC overlap	39%	70%	43%	50%
Cox
Basic Subscribers	0.6	1.0	2.3	0.7
% RBOC overlap	11%	22%	15%	5%
Insight
Basic Subscribers	0.2	—	0.4	—
% RBOC overlap	4%	—	2%	—
Total Basic Subs	5.6	4.7	15.2	13.2
% RBOC overlap	100%	100%	100%	100%

Source: Information and estimates based on various Wall Street research reports.

Regulatory Environment

        The regulatory environment over the last decade has generally improved from the cable operator's perspective: rate regulation has been reduced and there has been limited proposed regulation with the exception of á la carte programming. The relaxation of regulation governing the cable providers has enabled cable companies to respond better to market demand and deploy new services more quickly and profitably.

        On June 27, 2005 in the FCC vs. Brand X case, the Supreme Court upheld the FCC's 2002 declaratory ruling in which it classified cable broadband service as a deregulated "information service" instead of a "telecommunications service, under the Telecommunications Act of 1996 and overturned a previous ruling by the 9th Circuit Court of Appeals which would force cable companies to lease their lines to Internet Service Providers ("ISP") at a discounted rate. Cable companies viewed the decision positively. The effect of the decision is that cable companies are not obligated to provide open access of their lines to competing ISPs and should, as the FCC argued, encourage cable companies to both invest more in their networks and more quickly deploy new services to consumers. Increasingly, the telephone companies also view the decision positively, with the argument that the FCC should no longer require telcos to share DSL lines with ISPs either. Indeed, the Court held that the FCC can use its discretion to impose targeted regulations on ISPs opening the door for possible regulatory relief for the telecoms.

Key Trends in the Industry

        Intensifying Competition.    The continuing overlap of the cable providers and telecoms into each other's primary product categories of video, data and voice will result in increased cross industry competition over the next several years. Despite the size of the telecoms, the cable providers may have the advantage, at least in the short-term, due to their more robust networks and time to market advantage. Cable operators and telecoms also face increasing competition from providers of broadband over power lines as that technology matures and regulatory hurdles are cleared, and from alternative (non-facilities based) providers of VoIP such as Vonage and ATT Call Advantage.

        Increased Use of Bundled Services.    Cable providers are currently focused on increased penetration of their advanced services. Those that are able to launch new products quickly and price their bundles competitively for long term retention will maintain a competitive advantage. The next step for industry participants may be to offer a package that includes four services: video, data, fixed-line voice and wireless.

        Continued Capital Intensity.    While many leading cable operators' ongoing investment requirements are largely success-based (e.g. network infrastructure spending for maintenance and line extensions and customer premise equipment), increased competition will likely force operators to continue to spend heavily on the roll out of new services and on customer retention.

        Continued Consolidation of Cable Players.    Cable operators will likely continue to consolidate with the goal of gaining the scale and footprint to better compete against the incumbent telecoms and DBS providers and to gain negotiating clout with programming and hardware suppliers.

        TWC, as a stand-alone company, would have the necessary scale to continue to produce excellent operating results. The company is the 2nd largest cable operator and the 3rd largest multichannel video programming distributor in the US pro forma for the Adelphia/Comcast transactions. This scale (with 14.4 million managed subscribers in attractive markets) gives TWC substantial clout with programming and hardware providers. TWC has upgraded its network to the highest standards in the industry and its well-clustered subscriber base improves operating and capital efficiency which, in turn, enhances the value of each customer. TWC's commercial performance (video, broadband and VoIP penetration) is exceptional in most markets. OIBDA margins, historically, have been among the highest in the industry.

        TWC had the opportunity to alter the competitive landscape in the cable industry by merging with AT&T Broadband in 2001. Comcast, however, prevailed and TWC, despite a still powerful market position, now finds itself as the number two cable operator. The missed opportunity is described in the following case study on the transaction.

Exhibit 2D.8: AT&T BROADBAND

        In the summer of 2001, Comcast made an unsolicited stock swap bid for AT&T's cable business ("AT&T Broadband"), the biggest cable network in the country. In rejecting the offer, AT&T effectively put AT&T Broadband up for sale, saying AT&T would explore "strategic and financial alternatives" for the subsidiary. In addition to the price offered, AT&T was not initially enamored of a deal with Comcast because the Roberts family's voting interest in a combined company would be disproportionate to its economic interest.

        For TWC, a deal with AT&T Broadband was highly coveted. If merged with TWC, the combined company would be nearly three times the size of the next largest competitor and would control one-third of the US cable business. The CEO of TWX at the time, Mr. Levin, who had long experience in the cable business, was determined to pursue the combination.

        The parties discussed a scenario in which AT&T Broadband would be spun off and merged with Time Warner Entertainment, the partnership jointly owned by TWX and AT&T that housed TWX's cable operations. The combined entity would be a separately traded public entity, not beholden to TWX or AT&T. TWX would own and vote approximately 40-45% of the combined company and would manage the operations. As part of the deal, the Warner Bros. film studio and HBO would be transferred back to TWX. In addition to making the combined entity the number one player in cable, the proposed transaction would also have resolved the long-running dispute between the parties about Time Warner Entertainment.(a)

(a)
Martin Peers and Deborah Solomon, The Wall Street Journal, "AOL Time Warner Transition Won't Damp Colossal Cable Ambitions—Parsons Affirms Commitment to AT&T Broadband Bid" December 6, 2001.

        The competition for AT&T Broadband continued throughout the summer and fall of 2001, a race between three companies—TWX, Comcast and Cox—and a possible spin-off of AT&T Broadband. In December 2001, TWX submitted a formal bid for AT&T Broadband and Mr. Levin abruptly announced his resignation.

        With the imminent departure of Mr. Levin in December 2001, the TWX Board was not in agreement on the wisdom of doing the deal. Hold over AOL board members, not versed in the merits of the cable business, had reservations. Mr. Case, in particular, objected. Regulatory scrutiny was a possibility. In addition, there was a concern that spending billions of dollars on one deal would preclude TWX from making other potential acquisitions in the Internet space.

        TWX lost the deal to Comcast. It was a landmark deal for Comcast which ultimately changed the face of the industry. As an analyst at Merrill Lynch succinctly said, "For AOL Time Warner, in the long run had they gotten AT&T Broadband, it would have been strategic brilliance."(b)

(b)
Saul Howard and Steve Lohr, The New York Times, "For AOL Goals are Deferred, Not Denied" December 21, 2001.

IV.    SWOT ANALYSIS

Time Warner Cable

STRENGTHS

- Third largest multi channel provider with 14.4 million managed subscribers (pro forma for Adelphia/Comcast transactions)
- Highly clustered sytems in major DMAs
  - 75% of TWC subscribers are located in 19 DMAs, serving more than 300,000 subscribers
- Control of the two most attractive markets: New York City and Los Angeles
- One of the most technologically advanced, fully upgraded cable systems
- Superior growth characteristics due to success of triple play and commercial initiatives
  - Digital telephony rolled out in each of its 31 systems, with over one million customers, giving it a substantial time-to-market advantage over the RBOCs in providing bundled services
  - 75% of TWC's telephony subs are triple play
- Product innovation and growth of premium services
- Strong management team with a proven track record in integrating acquisitions
- One of two (Comcast is the other) publicly traded Tier I cable companies that will attract significant investor demand

WEAKNESSES

- Highly capital intensive business, negatively impacting free cash flow generation
- Syndicated shows heavily exposed to loss of advertising due to DVR growth
- High programming costs (which are growing rapidly)
- Marketing and customer service (which have been historically weak compared to RBOCs)

OPPORTUNITIES

- Increased adoption of Digital Phone andtriple play
  - Penetration of Digital Phone is at 10% and growing
- Potential upside in synergies from the Adelphia acquisition
- Continued consolidation of cable franchises
- Potential upside from wireless quadruple play

THREATS

- Intense competition from DBS, RBOCs and other companies with new, potentially disruptive technologies
- Increased programming costs
- Potential for increased or unfriendly government regulation

V. HISTORICAL FINANCIAL PERFORMANCE

Historical Income Statement

        The following historical financial information reflects TWC's results pro forma for the deconsolidation of the Advance/Newhouse systems and the consolidation of Road Runner high-speed data systems in 2002. The historical financial information and the benchmarking analysis that follows are not pro forma for the Adelphia/Comcast transactions.

Exhibit 2D.9: HISTORICAL INCOME STATEMENT ($MM)

	Fiscal Year-Ended December 31,
	2002A	2003A	2004A	2005E	CAGR '02-'05
Revenue
Subscription	$6,374	$7,233	$7,969	$8,971	12.1%
Advertising	661	466	515	526	(7.3%)

Total Revenue	7,035	7,699	8,484	9,497	10.5%
% Growth	16.7%	9.4%	10.2%	11.9%
Cost of Revenue	3,046	3,343	3,723	4,118	10.6%
Video Programming Cost	1,444	1,661	1,865	2,087	13.1%
% Growth	21.0%	15.0%	12.3%	11.9%
% of Subscription Revenues	22.7%	23.0%	23.4%	23.3%
Other Costs	1,602	1,682	1,858	2,031	8.2%
% of Total Revenues	22.8%	21.8%	21.9%	21.4%
SG&A	1,229	1,349	1,483	1,681	11.0%
% of Total Revenues	17.5%	17.5%	17.5%	17.7%
Reported OIBDA	$(7,799)	$2,992	$3,278	$3,674	NM
% Growth	NM	NM	9.6%	12.1%
Normalized OIBDA	$2,745 (a)	$3,007	$3,278	$3,710 (b)	10.6%
% Growth	4.5%	9.5%	9.0%	13.2%
% Margin	39.0%	39.1%	38.6%	39.1%
Memo:
Capital Expenditures	1,813	1,637	1,712	1,789	(0.4%)

Source: Information and estimates based on various Wall Street research reports.

(a)
Excludes one time asset impairment charge of $10,550 million.

(b)
Excludes one time merger related charge of $36 million.

Historical Benchmarking Statistics vs. Peers

REVENUE AND SUBSCRIBER GROWTH

        TWC's revenue growth has accelerated over the period 2003-2005 largely due to the effectiveness of TWC's new video on demand, digital video recording and high-definition TV products.

Exhibit 2D.10: TOTAL REVENUE GROWTH

Source: Information and estimates based on various Wall Street research reports and Company filings.

        With approximately 16.6 million homes passed (excluding managed subscribers), TWC is currently the second largest cable MSO and set to grow considerably post the Adelphia/Comcast transactions which are expected to close in the first half of 2006.

Exhibit 2D.11: HOMES PASSED(a)

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

(a)
Includes only owned homes.

        TWC's penetration rate for basic cable subscribers is approximately 56%, which is broadly in line with industry averages for penetration rates as a percentage of homes passed.

Exhibit 2D.12: BASIC SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports and Company filings.

        Basic subscriber growth has remained relatively flat over the past three years, as TWC has focused its efforts on pushing new products to customers in order to drive RGU growth.

Exhibit 2D.13: BASIC SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

        Average revenue per basic subscriber at TWC has been increasing for the past three years. The increase in ARPU is generally in line with increases in programming expenses as the cable MSOs pass the expense on to customers. Total revenue per basic subscriber also shows the relative success of up-selling advanced products and services to current basic subscribers. TWC has been successful in packaging its upgraded service and products to increase revenues.

Exhibit 2D.14: AVERAGE REVENUE PER SUBSCRIBER

Source: Information and estimates based on various Wall Street research reports and Company filings.

        Cable MSOs, in an attempt to compete with the DBS providers, have been in the process of rolling out digital ready network that can provide greater bandwidth to allow a greater number of channels and other advanced service. Digital video penetration by cable companies varies based on when the rollout was initially implemented. Although TWC was not the first to rollout Digital, it has been successful as approximately 50% of basic subscribers purchase digital signals.

Exhibit 2D.15: DIGITAL SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

        TWC, after adjusting for the unique footprint of Cablevision, is in line with peers with regard to growth in digital subscribers. Cablevision rolled-out its digital offering in mid 2003 and has had great success in converting analog subscribers to its advanced optimum online standard.

Exhibit 2D.16: DIGITAL SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports and Company filings.

        TWC historically has had excellent pricing power within its markets. TWC has priced its standard digital package slightly above market and has been successful in increasing its prices year-over-year.

Exhibit 2D.17: DIGITAL ARPU

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

        TWC consolidated its Road Runner high-speed data service in 2002, and has heavily marketed it in a package with its video services. Earlier in 2005, TWC rolled-out its triple play package for $99 including cable, HSD and telephony services. As can be seen below, TWC has aggressively increased its HSD penetration to approximately 44% of basic subscribers through 2005.

Exhibit 2D.18: HSD SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

        TWC, with high-speed data reaching approximately 44% of basic subscribers, has recently experienced slowing subscriber growth.

Exhibit 2D.19: HSD SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports and Company filings.

        HSD ARPU has remained relatively stable at $43, though, rates are expected to decrease as DSL and other high-speed Internet competitors introduce more competitive packages in the future.

Exhibit 2D.20: HSD ARPU

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

        As of November 2005, TWC had achieved over 1 million telephony subscribers or approximately 10% penetration.

Exhibit 2D.21: TELEPHONY SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports and Company filings.

        Telephony ARPU throughout the industry has declined slightly in 2005 as competition has increased.

Exhibit 2D.22: TELEPHONY ARPU

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

PROFITABILITY

        TWC's OIDBA margin of 39.1% in 2005 historically has been at the high end of the peer group reflecting the well-clustered systems in attractive markets.

Exhibit 2D.23: OIBDA MARGIN

Source: Information and estimates based on various Wall Street research reports and Company filings.

        OIBDA growth at TWC has consistently increased year-over-year through the introduction of new high margin products and the success of up-selling efforts. While the majority of cable operators have seen declining growth rates, TWC has efficiently expanded its product offerings and is poised for considerable upside through expansion of its VoIP product and the integration of Adelphia.

Exhibit 2D.24: OIBDA GROWTH

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note: 2005 Estimates for TWC and Comcast are not pro forma for the Adelphia/Comcast transactions.

(a)
Pro forma for the reclassification of Comcast's regional sports channel and franchising fees into its cable segment.

VI.   PROJECTED FINANCIAL PERFORMANCE

OVERVIEW

        The financial projections that are summarized in this section are based on publicly available Wall Street research reports that include projections pro forma for the Adelphia/Comcast transactions.

        For purposes of capital structure and valuation analysis, consensus analyst projections have been utilized and the costs associated with TWC becoming a separate, publicly traded company are assumed to be incorporated into such forecasts (as TWC is expected to be a public company before June 30, 2006).

        TWC's financial results over the 2006-2010 period are expected to be driven by a number of factors:

  •
  Overall maturity of the video market

  •
  Ultimate penetration levels for high speed data

  •
  Success of the VoIP telephony rollout

  •
  VoIP's positive impact on data penetration

  •
  HDTV rollout and its impact on potential future capital expenditures

  •
  Impact of bundling to increase subscriber growth or reduce video subscriber churn

  •
  Imbedded discount strategies for bundled services

  •
  Projected basic rate increases

  •
  TWC's ability to develop a strong advertising market in New York City and Los Angeles

  •
  Successful M&A transactions

  •
  Price-based competition from DBS and RBOCs

  •
  The role of cable operators in home networking

        Revenues and OIBDA for TWC over the 2006-2010 period will be driven by growth in all products (video, high speed data and telephony). OIBDA as a percentage of total OIBDA for video, high-speed data and telephony in 2010 is expected to be approximately 60%, 30% and 10%, respectively.

Exhibit 2D.25: REVENUE/OIBDA COMPOSITION ($ BN)

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC figures are pro forma for the Adelphia/Comcast transactions.

        Revenues in 2006, pro forma for the Adelphia/Comcast transactions, are expected to exceed $13.6 billion. OIBDA is forecast at $5.15 billion. Revenues and OIBDA over the period 2005-2010 are forecast to grow by approximately 8% and 10%, respectively.

Exhibit 2D.26: SUMMARY INCOME STATEMENT ($MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$12,355	$13,699	$15,042	$16,204	$17,330	$18,391	8.3%
% Growth	—	10.9%	9.8%	7.7%	6.9%	6.1%
OIBDA	$4,452	$5,153	$5,815	$6,294	$6,800	$7,300	10.4%
% Margin	36.0%	37.6%	38.7%	38.8%	39.2%	39.7%
Less: Corporate Expenses @ 0.0%	$0	$0	$0	$0	$0	$0
Pro Forma OIBDA	$4,452	$5,153	$5,815	$6,294	$6,800	$7,300	10.4%
% Margin	36.0%	37.6%	38.7%	38.8%	39.2%	39.7%
Less: Depreciation & Amortization	(2,522)	(2,681)	(2,851)	(3,033)	(3,198)	(3,373)
Operating Income	$1,930	$2,472	$2,964	$3,261	$3,602	$3,927	15.3%
% Margin	15.6%	18.0%	19.7%	20.1%	20.8%	21.4%
Memo:
Capital Expeditures	$2,500	$2,995	$2,896	$2,799	$2,803	$2,859
% of Revenue	20.2%	21.9%	19.3%	17.3%	16.2%	15.5%

Source: Information and estimates based on various Wall Street research reports.

Benchmarking Statistics

        Wall Street analysts overall expect TWC to continue its double-digit revenue growth in 2006, outstripping the growth rates of Comcast and Cablevision. TWC is expected to grow at the high end of the range of the peer group driven by the benefits of Adelphia system improvements, increased HSD penetration and rapid VoIP deployment.

Exhibit 2D.27: TOTAL REVENUE GROWTH

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

Subscriber Growth and Penetration

        TWC is expected to have relatively stable homes passed, basic penetration and basic subscribers over the next four years.

Exhibit 2D.28: HOMES PASSED

Source: Information and estimates based on various Wall Street research reports.

Exhibit 2D.29: BASIC SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

Exhibit 2D.30: BASIC SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports.

        Digital penetration at TWC is expected to grow steadily from 48.3% in 2006 pro forma for the Adelphia/Comcast transactions to 52.8% in 2009.

Exhibit 2D.31: DIGITAL SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

Exhibit 2D.32: DIGITAL SUBSCRIBER GROWTH

Information Source: Information and estimates based on various Wall Street research reports.

        HSD penetration at TWC is expected to grow from 48% in 2006 to approximately 64% in 2009. TWC's HSD subscribers are expected to grow at a CAGR of 10% between 2006-2009.

Exhibit 2D.33: HSD SUBSCRIBER PENETRATION

Source: Information and estimates based on various Wall Street research reports.

Exhibit 2D.34: HSD SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports.

        Telephony penetration at TWC is expected to increase from 14.4% in 2006 to approximately 33% in 2009, implying a CAGR of more than 30% for telephony subscribers over the period.

Exhibit 2D.35: TELEPHONY PENETRATION

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

        Telephony subscriber growth is expected to slow over time from 92.0% in 2006E to 18.7% in 2009 as TWC further penetrates its markets.

Exhibit 2D.36: TELEPHONY SUBSCRIBER GROWTH

Source: Information and estimates based on various Wall Street research reports.

Unit Revenues

        TWC's overall ARPU is expected to increase from $89 per month in 2006 to $110 per subscriber in 2009.

Exhibit 2D.37: AVERAGE REVENUE PER SUBSCRIBER

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

        TWC's basic ARPU is expected to grow 13% over the period despite pricing pressure from DBS and the RBOCs.

Exhibit 2D.38: BASIC ARPU

Source: Information and estimates based on various Wall Street research reports.

        TWC's digital ARPU growth is projected to continue over the projection period due to ongoing growth in advanced services and products.

Exhibit 2D.39: DIGITAL ARPU

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

        TWC's HSD ARPU is projected to decline from $40 in 2006 to $38 in 2009. This is similar to the industry as a whole due to greater expected price competition.

Exhibit 2D.40: HSD ARPU

Source: Information and estimates based on various Wall Street research reports.

        Telephony ARPU at TWC is projected to decline from $42 in 2006 to $36 in 2009. Unit volume is projected to increase over the projection period, though, unit pricing is projected to decline as the competitive environment for telephony will likely become more price-driven.

Exhibit 2D.41: TELEPHONY ARPU

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

Profitability and Operating Costs

        TWC's OIBDA margin is projected to improve from 37.6% in 2006 pro forma for the Adelphia/Comcast transactions to 39.2% in 2009 as the Adelphia systems are integrated to TWC standards.

Exhibit 2D.42: OIBDA MARGIN

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

        TWC's programming costs are projected to remain relatively stable as a percent of video revenues over the period 2006-2010.

Exhibit 2D.43: PROGRAMMING COSTS % OF VIDEO REVENUES

Source: Information and estimates based on various Wall Street research reports.

        TWC's general and administrative expenses as a percent of revenues are projected to improve by more than 200 bps from 2006-2009.

Exhibit 2D.44: G&A % REVENUES

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

        TWC's marketing costs as a percentage of revenues will decrease from 5.0% in 2006 to 4.0% in 2009 as TWC improves efficiency in advertising and customer retention.

Exhibit 2D.45: MARKETING % REVENUES

Source: Information and estimates based on various Wall Street research reports.

Note: All TWC and CMCSA figures are pro forma for the Adelphia/Comcast transactions.

FEBRUARY 1, 2006

CHAPTER 3

Financial Strategy and Debt Capacity

CHAPTER 3 FINANCIAL STRATEGY AND DEBT CAPACITY

I.	EXECUTIVE SUMMARY	174
II.	THE TWX BORROWING STRUCTURE AND CREDIT	175
III.	TWX HAS CAPACITY TO SIGNIFICANTLY INCREASE ITS SHARE REPURCHASE PROGRAM	178
IV.	WHAT ABOUT THE SHAREHOLDERS?	181
V.	SHAREHOLDERS SHOULD NOT HAVE TO WAIT FOR A SUBSTANTIAL RETURN OF CAPITAL	190
VI.	IT'S TIME TO OPTIMIZE LEVERAGE AND RETURN CAPITAL TO SHAREHOLDERS	193
VII.	A SUBSTANTIAL REPURCHASE SHOULD BE ATTRACTIVE TO ALL SHAREHOLDERS AND TWX	198
VIII.	DEBT CAPACITY OF THE SEPARATECOs	202
IX.	SUMMARY	203
X.	AOL FINANCIAL STRATEGY	204
XI.	CONTENT FINANCIAL STRATEGY	209
XII.	PUBLISHING FINANCIAL STRATEGY	212
XIII.	TWC FINANCIAL STRATEGY	220
XIV.	TWX DEBT SUMMARY	236

I.     EXECUTIVE SUMMARY

Introduction

        TWX's financial strategy has been shortsighted and unduly conservative. Over the last three and one-half years, TWX has underestimated its future cash flows and financial capacity, and misjudged the financial markets. During this period, TWX under-invested in its businesses to preserve cash and sold core assets to reduce debt. Now in 2006, TWX finds itself with significant excess balance sheet capacity. Recognizing the issue, TWX has revised its target leverage ratios and authorized a share repurchase program; both however are characterized by the same overly cautious approach that will likely not maximize long-term value to shareholders or provide an optimal capital structure for TWX's business divisions.

        The financial strategy pursued by TWX should be overhauled to exploit the untapped borrowing capacity of the Company and its individual operating units. TWX is under-leveraged. As a consolidated entity, TWX should have up to $20.0 billion of debt capacity without jeopardizing an investment grade credit rating. The individual business units of TWX, if separated, should have the ability to manage even more debt, estimated at up to $23.0 billion. TWX should incorporate additional leverage on the balance sheet and return excess capital to shareholders, which would allow TWX to optimize its cost of capital and improve its return on equity. The balance sheet of TWX has sufficient capacity to enable the Company to return excess capital to shareholders and to fund future growth.

Overview

        This analysis examines the current financial strategy and capital structure of TWX based on its expected operating performance over the 2006 - 2010 period. We review the financial characteristics of each of the operating divisions of TWX assuming that each unit could become, as part of a broader restructuring of TWX, an independent, public company (a "SeparateCo"). The analysis includes a review of the credit profile, debt capacity and return requirements for each division in an attempt to determine the optimal capital structure for each SeparateCo. The objective was to determine the appropriate balance between the short-term cash demands and the long-term investment and growth requirements for the businesses.

        TWX from 2003 - 2005 embarked on a strategy of debt reduction that benefited TWX bondholders to the detriment of shareholders. At the time, the Company had substantial liquidity. TWX was not in financial distress, nor on the verge of losing its investment grade rating. The financial strategy resulted in a tentative posture towards acquisition opportunities, the untimely divestiture of core assets (e.g., Comedy Central and WMG) and delay in the authorization of a share repurchase program. A repurchase program was ultimately announced on July 29, 2005 for $5.0 billion—equal to 6.0% of the market capitalization of TWX. On October 28, 2005, TWX announced revised financial targets including new target leverage ratios (2.75x—3.00x) and a repurchase program for $12.5 billion (the "Management Repurchase Plan") due, in part, to shareholder pressure. The target ratios and repurchase program (spread out over a 24 month period from July 2005 to July 2007) do not reflect the debt capacity of TWX, its ability to generate free cash flow, or its ongoing cash needs.

        TWX, on a consolidated basis as of December 31, 2005, has an estimated $25.0 billion of net debt ($30.5 billion of debt, less cash of $5.5 billion). The Company is projected to generate $11.4 billion of OIBDA in fiscal 2005. The consolidated credit of TWX has leverage ratios of 2.7x total debt/2005 OIBDA or 2.2x net debt/2005 OIBDA.(a) TWX is expected to generate significant free cash flow ("Free Cash Flow" or "FCF")(b) of approximately $4.0 billion(c) in 2005 that is assumed to increase by

13% per year throughout the 2005 - 2010 projection period. This Free Cash Flow should de-lever the capital structure in a steady and predictable manner.

(a)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid. Debt assumes Adelphia/Comcast transactions-related debt of $11.2 billion. Assumes $1.03 billion of Free Cash Flow in the fourth quarter is used to pay down debt.

(b)
Free Cash Flow is defined as OIBDA less cash taxes, interest expense, capital expenditures and working capital.

(c)
Free Cash Flow is pro forma for the Adelphia/Comcast transactions. Based on various Wall Street research reports, 2005E Free Cash Flow not pro forma for Adelphia is $4.0 billion.

        TWX, as a consolidated entity, should have up to $20.0 billion of debt capacity without jeopardizing an investment grade credit rating. TWX, if it used such capacity for immediate share repurchases, would have a leverage ratio of 3.8x at year-end 2005PF that would decline to 3.2x by the end of 2006.(d) There should be sufficient cushion within the credit rating for unexpected shortfalls in operating performance and investment.

(d)
The analysis assumes that TWX will repurchase a total of $20.0 billion of TWX shares (including $1.960 billion of shares assumed to have been repurchased from July 29—December 31, 2005). The total debt/OIBDA ratio for TWX (excluding TWC) would be 4.0x in 2005PF and 3.3x in 2006E, respectively. Figures pro forma for Adelphia/Comcast transactions.

        The individual business units of TWX, if separated, should have the ability to manage even more debt, estimated at up to $23.0 billion without jeopardizing their ability to secure investment grade ratings. Currently, any borrowings at TWX for general corporate purposes are funded solely on the cash flows of TWX excluding the cable operations of TWC. By separating the businesses, TWX shareholders would be able to tap the debt capacity of TWC (as a standalone credit after the close of the Adelphia/Comcast transactions) and exploit the ability of certain businesses (e.g., TWC, Publishing) to handle, if desired, additional debt and capital structures with lower or non-investment grade implied ratings. The analysis does not recommend that any TWX entity should be leveraged to a credit profile below investment grade, though certain entities could handle such levels if desired by their Board of Directors.

        Even allowing for incremental investment in the business, the analysis suggests that TWX could use its substantial debt capacity for a larger and more immediate return of capital to shareholders than currently contemplated in the Management Repurchase Plan. As compared to the Management Repurchase Plan, the financial impact on TWX of a larger, more immediate repurchase would be higher free cash flow and EPS growth, less cash taxes paid, and a higher return on equity.

II.    THE TWX BORROWING STRUCTURE AND CREDIT

        In reviewing the financial strategy and credit of TWX, forecasts were developed for the Company and each of the operating units based on information that was publicly available. The forecasts were created using 2005 as the base year (adjusted for the Adelphia/Comcast transactions) and projected for the five year period from 2006 - 2010. The projections for the individual units incorporated estimated incremental costs associated with each unit being an independent, publicly listed company. The analysis also assumes that either the consolidated TWX or the separate entities should be able to achieve general and administrative cost reductions.

        TWX's credit was analyzed by examining the underlying credit profiles of several borrowing entities:

    (1)
    TWX on a consolidated basis

    (2)
    TWX excluding TWC

    (3)
    TWC standalone

    (4)
    Time Warner Entertainment LP ("TWE")

    (5)
    Each SeparateCo

        TWC is a separate credit from TWX and cannot borrow to support the activities of the other divisions within TWX or borrow to directly support a broader share repurchase program at TWX. Any borrowing at TWX for share repurchases or for other general corporate activities must rely solely on the cash flows and credit of TWX (excluding TWC). TWX does not provide any significant guarantees to TWC other than supplemental guarantees from TWX subsidiaries, Warner Communications Inc. ("WCI") and American Television and Communications Corporation ("ATC"). The assets of WCI (HBO and Warner Bros.), however, could be moved from under the guarantor leaving no assets to support the guarantee.(a) The TWE ratings reflect cross guarantees between TWC and TWE.

(a)
Neil Begley, Moody's, Time Warner, Inc., December 2005.

        The current borrowers within the TWX family of companies are highlighted in Exhibit 3.1.

Exhibit 3.1: CURRENT TWX BORROWING STRUCTURE(a)(b)(c)

Source: Moody's report dated December 2004 and Company filings

Note:
Dollar values in parentheses represent estimated outstanding debt held at the respective entity as of December 31, 2005. Debt is pro forma for Adelphia/Comcast transactions. Assumes that transaction debt is raised at Time Warner Cable, Inc. "CP" denotes commercial paper program. Dotted lines represent indirect interest held. Certain companies guarantee the debt of certain other companies within the TW borrowing structure.

(a)
CP borrowing at Time Warner Inc is supported by the unused committed capacity of the $7.0 billion credit facility. Borrowings by Time Warner Finance, Ireland are guaranteed by Time Warner, Inc.

(b)
Stake held directly in TW NY Cable Holding Inc., which is a subsidiary of Time Warner Cable. TW NY Cable Holding Inc. is the holding company of Time Warner NY Cable LLC which owns Time Warner Entertainment Co., L.P. The remaining 87.6% held in Time Warner NY Cable Holding Inc. is held by Time Warner Cable, Inc.

(c)
Combined CP outstanding may not exceed $3.0 billion.

        The current credit ratings for each of the rated borrowers are highlighted in Exhibit 3.2:

Exhibit 3.2: TWX CREDIT RATINGS

		MOODY'S		S&P
Entity
	Rating Category	Rating	Comment	Rating	Comment
TWX(a)	Issuer/Corporate Senior Unsecured Short Term	Baa1 Baa1 P-2	Review downgrade	BBB+ BBB+ A-2	Negative Watch
TWC/TWE(b)	Issuer/Corporate Senior Debt Short Term	Baa1 Baa1 P-2	Review downgrade	BBB+ BBB+ A-2	Negative Watch

(a)
Reflects cross guarantee among TWX, Historic TW Inc., Time Warner Companies, Inc. and Turner Broadcasting System, Inc.

(b)
Reflects cross guarantee between TWC and TWE.

        The rating agencies placed TWX on credit watch negative as of November 2, 2005 (S&P) and November 4, 2005 (Moody's) following the announcement of the Management Repurchase Plan.(c) S&P, in its comments on TWX, stated that the credit implications of the Management Repurchase Plan were a "downside ratings risk limited to one-notch" citing "uncertainty about the direction of TWX's financial policy" and concern that "shareholder pressure may not abate in near term".(d)

(c)
TWC was already on review for possible downgrade (Moody's April 22, 2005) due to its plan to finance the acquisition of Adelphia with primarily debt.

(d)
Heather Goodchild, S&P, TWX Long-Term Ratings Placed on CreditWatch Negative, November 2, 2005.

III.  TWX HAS CAPACITY TO SIGNIFICANTLY INCREASE ITS SHARE REPURCHASE PROGRAM

        The estimated impact of the Management Repurchase Plan on the credit statistics and FCF/share of TWX, TWX (excluding TWC) and TWC is illustrated in Exhibit 3.3. The full implementation of the Management Repurchase Plan is assumed to result (for purposes of this analysis) in the repurchase of a total of 695 million shares, or 15% of the total outstanding shares of TWX, being repurchased evenly over a 24 month period (beginning July 2005 and ending July 2007) at an assumed price of $18.00 per share. Total debt/OIBDA at TWX, despite the repurchases, would decline from 2.7x in 2005PF to 2.2x in 2006. Total debt /OIBDA at TWX (excluding TWC) would decrease from 2.1x in 2005PF to 1.7x in both 2006 and 2007 and decline swiftly thereafter. TWX, despite the full implementation of the Management Repurchase Plan, would continue to be overcapitalized with significant excess debt capacity.

        TWX appears to have the capacity to increase its share buyback program to $20.0 billion over the 24 month periodwithout risk of a downgrade below Baa2—a fact implicitly acknowledged by Moody's.(e) Moody's in November, 2005, stated that TWX "has the financial flexibility, within the current Baa1debt rating, to absorb the larger share repurchase [i.e., the Management Repurchase Plan] in the time allotted by management"(e) (implying that TWX would maintain its Baa1 rating with a $12.5 billion repurchase). Moody's then stated in December 2005 that the agency "remains concerned that TWX's latest leverage targets (i.e., 2.75x—3.0x debt/OIBDA) would effectively raise stock repurchases to the $20.0 billion level"(f) (implying that such an increase would trigger a downgrade from Baa1, but that TWX would likely be rated "Baa2").

(e)
Neil Begley, Moody's, Moody's Places TWX Long-Term Debt Ratings on Review for Possible Downgrade,November 4, 2005.

(f)
Neil Begley, Moody's, Time Warner, Inc., December 2005.

        The analysis reveals that TWX (excluding TWC), assuming the high end of management's target leverage ratio of 3.00x, could repurchase an incremental $9.4 billion of stock in 2006. Higher leverage ratios of 3.25x—3.50x for TWX (excluding TWC) would enable TWX to pursue substantially greater repurchases or accelerate the implementation of the Management Repurchase Plan and remain an investment grade credit.

Exhibit 3.3: TWX DEBT ANALYSIS—$12.5 BILLION REPURCHASE ($ MM)(a)

	2005PF		2006E		2007E		2008E		2009E		2010E		CAGR '05E-'10E
OIBDA (post-corporate)	$11,428		$12,630		$13,739		$14,708		$15,787		$16,840		8.1%
% Margin	24.2%		25.4%		26.3%		26.9%		27.6%		28.1%
% Growth	—		10.5%		8.8%		7.0%		7.3%		6.7%
Free Cash Flow(b)	$4,010		$4,910		$5,626		$5,512		$6,447		$7,343		12.9%
Free Cash Flow Per Share	$0.85		$1.09		$1.36		$1.35		$1.58		$1.80		16.2%
Less: Dividends(c)	(465)		(883)		(815)		(803)		(803)		(803)
% of Cash Flow	11.6%		18.0%		14.5%		14.6%		12.4%		10.9%
Free Cash Flow (post-dividends)	$3,545		$4,027		$4,811		$4,709		$5,644		$6,541		13.0%
Leverage
Total Debt	$30,541		$28,210		$27,272		$22,563		$16,918		$10,378
Cash	(5,521)		(550)		(550)		(550)		(550)		(550)

Net Debt	$25,020		$27,660		$26,722		$22,013		$16,368		$9,828

Repurchase Summary
Shares Repurchased	109		370		215		0		0		0

Amount Repurchased	$1,960		$6,668		$3,873		$0		$0		$0

TWX Consolidated Credit Statistics
FCF (post-dividends)/OIBDA	31.0%		31.9%		35.0%		32.0%		35.8%		38.8%
Total Debt/OIBDA	2.7	x(d)	2.2	x	2.0	x	1.5	x	1.1	x	0.6	x

Adj. Debt/OIBDAR(e)	3.0		2.5		2.3		1.8		1.4		0.9
OIBDA/Net Interest	6.3		6.9		7.5		9.0		12.3		19.1
TWX (ex. TWC) Credit Statistics
FCF (post-dividends)/OIBDA	42.5%		45.8%		45.4%		35.2%		38.3%		41.0%
Total Debt/OIBDA	2.1	x	1.7	x	1.7	x	1.2	x	0.8	x	0.3	x

Adj. Debt/OIBDAR(e)	2.5		2.1		2.0		1.5		1.1		0.6
OIBDA/Net Interest	9.1		9.3		9.2		11.0		16.2		30.9
TWC Credit Statistics
FCF (post-dividends)/OIBDA	13.1%		11.6%		20.9%		27.7%		32.4%		36.0%
Total Debt/OIBDA	3.6	x	3.0	x	2.4	x	1.9	x	1.5	x	1.0	x

Adj. Debt/OIBDAR(e)	3.8		3.2		2.6		2.2		1.7		1.2
OIBDA/Net Interest	4.3		5.0		6.0		7.3		9.3		12.7
Cumulative Incremental Year-End Capacity Avail.
For Share Repurchases Based on TWX (ex. TWC) Debt Ratios:
Assumed Max Total Debt Leverage: 3.00x			$9,390		$10,272		$14,430		$19,164		$24,152

TWX Implied Total Debt/OIBDA	3.0	x			2.7	x	2.5	x	2.3	x	2.1	x
TWX Implied Adj. Debt/OIBDAR(e)			3.3		3.0		2.8		2.6		2.4
Assumed Max Total Debt Leverage: 3.25x			$11,231		$12,165		$16,382		$21,190		$26,242
TWX Implied Total Debt/OIBDA			3.1	x	2.9	x	2.7	x	2.5	x	2.3	x
TWX Implied Adj. Debt/OIBDAR(e)			3.4		3.2		2.9		2.7		2.5
Assumed Max Total Debt Leverage: 3.50x			$13,072		$14,059		$18,333		$23,216		$28,333
TWX Implied Total Debt/OIBDA			3.3	x	3.0	x	2.8	x	2.6	x	2.4	x
TWX Implied Adj. Debt/OIBDAR(e)			3.5		3.3		3.1		2.9		2.7

Source: Information and estimates based on various Wall Street research reports.

Note:
2005PF includes Adelphia/Comcast transactions which are assumed to occur on January 1, 2005 for comparative purposes.

(a)
Assumes $12.5 billion in common stock evenly repurchased over two years beginning in July 2005 at an average price of $18.00 per share. Incremental repurchases are funded by debt at an assumed interest rate of 6.0% (implying a rating no lower than Baa2/BBB).

(b)
FCF assumes an NOL balance of approximately $5.6 billion at the beginning of 2006.

(c)
Assumes $0.05 quarterly dividend per share over the projection period.

(d)
Implies a net debt/OIBDA of 2.2x.

(e)
Adjusted net debt represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other. OIBDAR includes rent expense.

        The cumulative incremental year end capacity available (shown above) represents the total debt that TWX (excluding TWC) could borrow in excess of the Management Repurchase Plan assuming the leverage ratios remain at 3.00x, 3.25x, and 3.50x, respectively, at the end of each projected period.

IV.    WHAT ABOUT THE SHAREHOLDERS?

        TWX has never been in financial distress or at the precipice of a significant decline that would jeopardize its investment grade status or substantially limit its financial flexibility. Although there were pressures on the Company in 2002 and 2003 to delever, those pressures emanated from short-term nervousness in the market and management's desire to maintain a Baa1/BBB+ rating. S&P confirmed TWX's ratings in May 2002. The agency then stated on August 21, 2002 and October 24, 2002 that it "expects the ratings downside potential to be only one notch to the BBB investment grade level".(a)(b) On January 30, 2003 and again on July 3, 2003, S&P stated that TWX's credit rating, if there were a downgrade, "could be lowered one notch to BBB and a "Stable' outlook likely would accommodate risks and uncertainties".(c)(d) During this period, the Company:

(a)
Heather Goodchild, S&P, AOL Time Warner Long-Term Ratings Put on CreditWatch Negative on Increased Debt Concerns, August 21, 2002. S&P at this time reaffirmed its short-term rating at A-2.

(b)
Heather Goodchild, S&P, AOL Time Warner: Research Update, October 24, 2002.

(c)
S&P, AOL Time Warner Long-Term Ratings Still on Credit Negative, January 30, 2003.

(d)
S&P, AOL Time Warner Credit FAQ, July 3, 2003.

  1.
  Negotiated to settle the AOL Europe put with Bertelsmann in cash for $6.75 billion ($5.45 billion payment in January 2002 and $1.45 billion in July 2002)(e)

(e)
TWX, based on Company filings, had the option to settle these transactions in cash, TWX stock or a combination of cash and stock.

  2.
  Discontinued its share repurchase program in the 1st quarter of 2002 (it was initiated on January 18, 2001) after purchasing $3 billion of the $5 billion authorized

  3.
  Funded its investment in One Time Warner Center(f)

(f)
Company filings.

  4.
  Restructured its investment in TWE which included a payment to Comcast of $1.5 billion in TWX stock and $2.1 billion in cash(e)

(e)
TWX, based on Company filings, had the option to settle these transactions in cash, TWX stock or a combination of cash and stock.

    5.
    Bought 11% of The WB Network for $128 million in cash(f)

(f)
Company filings.

  6.
  Lowered its target leverage ratio from 3.00x to 2.75x(g)

(g)
Heather Goodchild, S&P, AOL Time Warner Rating Still on Watch Negative; S&P Tightens Target Leverage Standard, June 13, 2003. S&P lowered its target debt to EBITDA ratio for AOL Time Warner a BBB+ corporate rating to 2.75x from 3.00x.

  7.
  Paid Vivendi Universal $813 million in cash for its interest in AOL Europe in April 2003(e)

(e)
TWX, based on Company filings, had the option to settle these transactions in cash, TWX stock or a combination of cash and stock.

  8.
  Settled litigation with Six Flags for $391 million.(f)

(f)
Company filings.

        TWX pursued a strategy of rapid de-leveraging to ease concerns of the rating agencies and bondholders and, in the process, used cash for certain questionable asset purchases. The Company stumbled further with the untimely sale of several attractive assets (e.g., Comedy Central and WMG) that were core to the content creation strategy of TWX. As was reported in the New York Times, "Investors have wondered about AOL Time Warner's ability to obtain decent prices for businesses during an economic downturn, when buyers are scarce".(a) TWX did sell some non-core assets, but failed to dispose of others including, for example, Warner Books and the Atlanta Braves, which had less strategic relevance to the Company. The logic to sell Comedy Central and WMG can be debated, however, the cost of the decision cannot—approximately $3.0 billion of value was transferred from TWX to the buyers based on current market values.(b) As one media consultant said, "It's rather sad that AOL Time Warner couldn't keep one of its most valuable brands in television like Comedy Central"(c). Even a bond investor, in commenting on the sale of Comedy Central said, "Companies like AOL are having to sell their best and most profitable assets in order to make a dent on the debt on their balance sheets. Nobody's focusing on shareholder value".(d)

(a)
David Kirkpatrick, "AOL in Seen in Deal to Sell Comedy Central to Viacom", New York Times, April 22, 2003.

(b)
WMG, sold for $2.595 billion in March 2004, is now valued at $5.0 billion based on its current public market enterprise value; 50% of Comedy Central was sold for $1.225 billion; 100% of Comedy Central is valued currently at $4.8 billion according to Morgan Stanley equity research dated December 15, 2005. TWX retains an option to re-acquire 15% of WMG at any time within 3 years of the close of the sale or to acquire 19.9% if WMG enters into a merger with another music company.

(c)
Jack Myers Investors' Business Daily, April 23, 2003.

(d)
Doug Tsuruoka, "AOL Begins its Revamp with Comedy Central" Investors' Business Daily, April 23, 2003.

Exhibit 3.4: THE DECISION TO SELL WMG

        TWX faced a dilemma as it considered the sale of WMG. As a result of online piracy problems, pricing pressure, digital downloading, competition from other forms of entertainment, such as video games and DVDs, sales industry-wide were declining. On the other hand, there was the distinct possibility that problems could be addressed over time and that music companies would embrace the transformation to digital music and successfully accommodate change.

        There was also widespread agreement in the industry that greater consolidation was necessary to combat shrinking sales. Significant cost savings could be achieved by reducing the number of big music companies, as evidenced by the subsequent merger of Sony and Bertelsmann's recorded music businesses. WMG executives believed a strategic combination promised significant synergies. In November 2003, an analyst at Morgan Stanley estimated £158 million of total synergies in a combination of EMI Group ("EMI") and WMG.(e) Although regulators had blocked the merger of WMG with EMI three years earlier and could make a strategic transaction more difficult, there was a possibility that regulators would take into consideration the dramatic change within the industry.

(e)
Sarah Simon, Morgan Stanley, November 6, 2003.

        Fearing the volatility of the business and the digital music revolution, TWX opted to sell the business. As became obvious a short time later, TWX did not extract maximum value for WMG.

        In November 2003, TWX agreed to sell WMG to a private equity consortium for $2.595 billion. The transaction closed in March 2004 and within 14 months, the new owners recapitalized the business, reduced expenses by an estimated $250 million (or 8% of the total operating costs excluding depreciation and amortization) and completed an IPO. WMG has a current equity value of approximately $3.1 billion and an enterprise value of over $5.0 billion. WMG now trades at approximately 10.3x 2006E OIBDA. Less than 22 months after purchasing WMG, the private equity consortium has recouped its entire equity investment via pre-IPO dividends and owns 75% of the business. In addition, WMG shareholders have the opportunity to capture incremental value through a potential merger with EMI. Citigroup's equity analyst recently stated that a "merger between the two industry players could result in $250 million in annual pre-tax savings"(f), representing approximately 5% of the combined cost base.

(f)
Jason Bazinet, Citigroup, December 9, 2005.

        Since the merger with AOL in 2001, the bondholders of TWX have generated a 46%(g) overall return (6% price appreciation plus interest). Shareholders were not so fortunate. During the same period, TWX shareholders have lost more than 60% of the value of their investment. TWX appears to have sought to protect the Baa1/BBB+ rating as opposed to "managing" to a lower investment grade rating that would still preserve access to funds at attractive rates and financial flexibility. Could the Company not function if it were downgraded to Baa2/BBB or even Baa3/BBB-? Would access to funds dry up? Would its cost of capital increase dramatically? The answer to all three questions is no.

(g)
Assumes price appreciation of 5.7% based on the weighted average price of TWX debt securities for which prices are readily available. Coupon payments reflect weighted average interest rate of 8.0%, which is aggregated on an annual basis.

Exhibit 3.5: TWX BONDS VS SHARE PRICE PERFORMANCE SINCE AOL/TWX MERGER

(a)
Represents weighted average bond price returns. Includes all TWX's currently outstanding public bonds issued prior to January 12, 2001. Excludes discount debentures.

(b)
Represents the common stock of TWX.

Information Source: Public sources.

        Exhibit 3.6 illustrates the share price and bond price performance of TWX since Mr. Parsons assumed the CEO position at the Company on May 16, 2002. TWX bondholders have reaped returns of 40%(c) over the period (14% price appreciation plus interest) while shareholders have experienced an 8% decline in value.

(c)
Assumes price appreciation of 14.5% based on the weighted average price of TWX debt securities for which prices are readily available. Coupon payments reflect weighted average interest rate of 7.4%, which is aggregated on an annual basis.

Exhibit 3.6: TWX BONDS VS SHARE PRICE PERFORMANCE SINCE PARSONS

(d)
Represents weighted average bond price returns. Includes all TWX's currently outstanding public bonds issued prior to May 16, 2002. Excludes discount debentures.

Information Source: Public sources.

        TWX had ample liquidity and access to funds throughout this period. TWX, in fact, tapped the markets for various re-financings in mid-2002. TWX, in May 2002, issued $6.0 billion of investment grade debt (to refinance the AOL Europe purchase) and, in July 2002, established a $10 billion bank facility that provided funds at LIBOR + 50bps. TWX was hardly viewed as a distressed credit heading toward non-investment grade status. TWX's bank and other short-term facilities provided ample liquidity and incorporated a covenant package that permitted leverage ratios of 4.5x debt/OIBDA at TWX and 5.0x debt/OIBDA at TWE. TWX replaced the $10 billion facility in June 2004 with a $7 billion facility at TWX and $4 billion facility at TWC that provide funds at LIBOR + 39bps.

        The following table provides detailed information on TWX's debt issuance since 2002.

Exhibit 3.7: TWX RECENT DEBT ISSUANCE ($ MM)

Notes and Debentures

Date Issued	Maturity	Issue	Coupon	Comments
May-02	May-05	$1,000	5.63%	No Longer outstanding
May-02	May-07	1,000	6.15%
May-02	May-12	2,000	6.88%
May-02	May-32	2,000	7.70%

Credit Facilities

Date Issued	Maturity	Issue	Rate	Comments
July-02	July-02	$6,000	L+50bps	Replaced by current TWX credit facility
July-02	364 day	4,000	L+52.5bps	Replaced by current TWX credit facility
June-04	June-09	7,000	L+39bps	Current TWX credit facility
Nov-04	Nov-09	4,000	L+39bps	Current TWC credit facility

Information Source: Public sources and Company filings.

        TWX, prior to this period, had thoughtfully managed its debt in terms of a balance of fixed/floating rate exposure and had appropriately staggered its repayments and maturities. TWX did not have a liquidity crisis developing in 2002; debt maturities were spread comfortably over the 2003 - 2013 period with the remaining debt due thereafter.

Exhibit 3.8: TWX DEBT MATURITY PROFILE—AS OF JANUARY 1, 2003 ($ MM)

Information Source: Moody's, December 2002 analysis on AOL Time Warner Inc.

        TWX credit spreads did widen considerably in the summer of 2002 (as did spreads for all media credits, especially cable-related credits). TWX, during this period, also reported weak earnings at AOL, the onset of the SEC investigation, and the TWE restructuring; however, liquidity was not a concern for TWX and TWX did not require access to the public or private debt markets.

Exhibit 3.9: COMPARABLE SPREADS

Information Source: Public sources.

        Certain peers of TWX, including lower rated credits, easily accessed the public debt markets during the fall of 2002. By the end of 2002, spreads had returned to pre-summer levels and issuers like Comcast completed large financings and exchange offers to complete the purchase of AT&T Broadband.

Exhibit 3.10: INVESTMENT GRADE DEBT ISSUANCE BY MONTH ($ MM)

        Information Source: Public sources.

        On January 29, 2003, when TWX management announced its formal decision to pursue its debt reduction policy, much of the market's concern about TWX had eased. TWX, again, had no material external funding needs that could not be accommodated by its 2002 financings. TWX, at the height of the market's concern, still had approximately $10 billion of untapped credit capacity.(a)

(a)
Company filings.

        The Company's announced intention was to reduce its overall level of indebtedness, with a stated target net debt of $20 billion at year end 2004 (down from a net debt balance of $25.8 billion as of December 31, 2002). Funding for the debt reduction would come through Free Cash Flow and the sale of "non-core" assets.

        On October 24, 2003, S&P removed TWX from CreditWatch and reaffirmed its BBB+ (Negative) rating and, on December 19, 2003, Moody's stated that it would reaffirm TWX's outlook to Baa1 (Stable).(b) The Company despite the reaffirmation of its ratings and despite achieving its target in the 2nd quarter of 2004, continued to pursue debt reduction as its sole financial objective.

(b)
Heather Goodchild, S&P, TWX Rating Affirmed. Off CreditWatch; Outlook Negative, October 24, 2003. Neil Begley, Moody's, Time Warner Inc, December 19, 2003.

        TWX pursued the strategy of debt reduction during a period of historically attractive long-term interest rates (though rising, short term rates) as evidenced in Exhibit 3.11 below. Over the period, TWX redeemed $2.5 billion of public debt securities and met bond maturities of $1.75 billion. TWX's net debt/LTM OIBDA ratio reached 3.0x at the end of 2002 (and 3.6x in the summer of 2002), but has declined to the current level of 1.2x(a) net debt/OIBDA as of September 30, 2005.

(a)
Not pro forma for Adelphia/Comcast transactions. Debt balance as of September 30, 2005.

Exhibit 3.11: TWX HISTORICAL NET DEBT LEVERAGE VS INTEREST RATES

	12/2001	12/2002	12/2003	12/2004	9/2005(a)	12/2005 Pro forma
Net Debt	$22,696	$25,779	$22,705	$16,236	$12,426	$25,020
Total Debt	$23,467	$27,509	$25,745	$22,375	$20,385	$30,541
Change in Total Debt(c)	$2,104	$4,669	$(1,764)	$(3,370)	$(1,990)	—
Debt/Cap.(e)(d)	13%	34%	31%	27%	24%	32%
Moody's Rating(c)/Outlook	Baa1/ Stable	Baa1/ Negative	Baa1/ Stable	Baa1/ Stable	Baa1/ Downgrade Review	Baa1/ Downgrade Review
S&P Rating(e)/Outlook	BBB+/ Stable	BBB+/ Watch Negative	BBB+/ Negative	BBB+/ Stable	BBB+/ Watch Negative	BBB+/ Watch Negative

Information Source: Company filings.

(b)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid. Debt assumes Adelphia/Comcast related debt of $11.2 billion. Assumes $1.03 billion of Free Cash Flow in the fourth quarter is used to pay down debt.

(c)
Balance sheet items calculated based on year-ending balance.

(d)
Capitalization is defined as debt plus the book value of shareholders' equity.

(e)
Public sources.

        The following table illustrates the debt maturity profile of TWX as of September 30, 2005. Little has changed. There was no liquidity crisis in 2002 - 2003 (given the financing in May/July 2002), and there is none likely for TWX in the foreseeable future—why then the concern about adding debt for incremental share repurchases?

Exhibit 3.12: TWX DEBT MATURITY PROFILE—AS OF SEPTEMBER 30, 2005 ($MM)(a)

(a)
Excludes capital leases of $0.2 billion. Excludes $0.1 billion drawdown on TWX's $7.0 billion revolver with maturity on June 30, 2009. Excludes $1.3 billion drawdown on TWC's $4.0 billion revolver with maturity on November 23, 2009. Not pro forma for Adelphia/Comcast transactions.

Information Source: Public sources and Company filings.

        TWX appears to have a more conservative financial policy and leverage targets than many of its competitors in the media sector (both diversified media and cable credits). The Company should be more aggressive in exploiting its balance sheet for the benefit of shareholders. TWX (excluding TWC) is currently levered on a net debt basis of 1.3x—second only to News Corp.'s 1.2x net debt/OIBDA.

Exhibit 3.13: MEDIA CREDITS: NET DEBT/2005E OIBDA

Adj. Net Debt(d)/OIBDAR	5.7x(e	)	2.8x	2.4x	1.8x	1.9x	2.5x
Moody's/Outlook	Ba1/ Negative		—	Baa1/ Possible Upgrade	Baa1/ Review Downgrade	Baa2/ Recent Upgrade	Baa1/ Review Downgrade
S&P/Outlook	BB+/ Watch Negative		—	A-/ Stable	BBB+/ Watch Negative	BBB/ Recent Upgrade	BBB+/ Watch Negative

Source: Information based on Company filings and various Wall Street research reports.

(b)
Includes Publishing, Filmed Entertainment, Networks and AOL and excludes TWC. Pro forma for Management Repurchase Plan.

(c)
Pro forma for Adelphia/Comcast transactions and Management Repurchase Plan.

(d)
Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitization and other.

(e)
Includes 75% of the face value (approximately $3.4 billion) of the company's hybrid exchangeable securities.

        And TWC, one of the premier cable credits based on its footprint and system quality, is only modestly levered compared to its peer group (with the exception of Comcast). There may be significant capital needs for cable companies in the future given a more competitive environment for video, voice and data, but TWC at current leverage levels of 3.5x net debt/OIBDA has more than sufficient financial flexibility as projected OIBDA and Free Cash Flow will allow for rapid delevering of this conservative balance sheet.(a)

(a)
The recently announced or completed transactions in the cable sector (e.g., Cox, Cablevision, Insight) are instructive as to the conservative leverage targets of TWC.

Exhibit 3.14: CABLE CREDITS: NET DEBT/2005E OIBDA

Moody's/Outlook	Caa1/Stable	B1/Stable	B1/Negative	Baa3/Stable	Baa1/Negative	Baa2/Stable
S&P/Outlook	CCC+/Negative	BB-/Negative	BB-/Negative	BBB-/Stable	BBB+/Negative	BBB+/Stable

Source: Information based on Company filings and various Wall Street research reports.

(b)
Pro forma for the pending sale of certain cable systems to Cebridge Connections.

(c)
Pro forma for the Adelphia/Comcast transactions.

V. SHAREHOLDERS SHOULD NOT HAVE TO WAIT FOR A SUBSTANTIAL RETURN OF CAPITAL

        The Management Repurchase Plan falls short of the need to return excess capital to shareholders through share repurchases or dividends.

        Most major media and entertainment companies have been actively restructuring and returning capital to shareholders over the last few years.

Exhibit 3.15: RESTRUCTURING AND RETURN OF CAPITAL COMPARISON(a)

Information Source: Company filings

(a)
Represents selected returns of capital to shareholders of the respective companies.

        Since 2002, TWX has returned significantly less capital to its shareholders than other major US media companies. Exhibit 3.16 reveals that TWX has returned 1.5% of its capital to shareholders over the past five years, the lowest in its peer group.

Exhibit 3.16: COMPARABLE MEDIA COMPANIES
CAPITAL RETURNED TO SHAREHOLDERS 2002 - 2005

'05—'07 CAGR
Revenue	6.3%	4.9%	3.4%	11.7%	8.0%	5.5%	5.1%
OIBDA	10.0%	8.1%	10.7%	15.2%	9.3%	10.8%	9.8%

Source: Information based on Company filings and various Wall Street research reports.

        TWX, until recently, had not paid dividends, and from March 2002 to July 2005 had not repurchased any stock. The Management Repurchase Plan remains insufficient and will likely prove ineffective in its impact on the stock price of TWX given its intended implementation over 24 months. TWX pursued another ineffective repurchase plan in 2001—2002 when the Company repurchased 79.4 million shares at an average price of $39.07 over a 15 month period. The Company stopped the repurchase program in the 1st quarter of 2002 after completing $3.0 billion of the $5.0 billion program. The repurchases did little to bolster the stock price of TWX, which was in a free-fall throughout the period.

EXHIBIT 3.17: TWX REPURCHASE PROGRAM 2001—2002 ($ MM, EXCEPT PER SHARE FIGURES)

% of Avg. Mkt.Value	0.4%	0.4%	0.5%	0.5%	0.1%	0.0%	0.0%	0.0%

Information Source: Company filings and public sources.

(a)
Reflects amount of cash dividends paid since January 1, 2002 as a percentage of average equity value.
(b)
Reflects amount of cash used to repurchase shares since January 1, 2002 as a percentage of average equity value.

        If it were appropriate for TWX to discontinue the repurchase program in the 1st quarter of 2002, why didn't the Company consider repurchasing shares in late 2002 or 2003 when the stock price was $10—$13 per share? If the SEC investigation, announced by TWX on July 24, 2002, played a role in halting any repurchase plans (which appears to be the case), shouldn't TWX make up for lost time and immediately return capital to shareholders now that the $300 million settlement and the related class action lawsuits for $3.0 billion are behind the Company?(a) TWX has significant capacity to more aggressively return capital to shareholders.

(a)
The SEC in July 2002 commenced an investigation into the accounting and disclosure practices of TWX principally involving AOL. The Company on March 21, 2005 settled with the SEC and agreed to pay $300 million.

VI.   IT'S TIME TO OPTIMIZE LEVERAGE AND RETURN CAPITAL TO SHAREHOLDERS

        TWX's total debt (before the impact of the Adelphia/Comcast transactions) as of September 30, 2005 was $20.4 billion with net debt of $12.4 billion.

        Current interest rates continue to be attractive and provide TWX with the opportunity to raise long-term debt at favorable rates, despite a spike in short-term rates. TWX should take advantage of the current interest rate environment and optimize its underlevered balance sheet. The funds generated from the prudent leveraging of the balance sheet and projected increases in free cash flow should be immediately returned to shareholders given the significant undervaluation of TWX stock and fewer (and more expensive) consolidation opportunities in the marketplace.

        Mr. Parsons, on December 8, 2005, said that he believed that TWX has "hit the right balance"(b) between the demands for short term repurchases and desires of long-term investors who want TWX to invest in the business. What is TWX saving its debt capacity for?

(b)
UBS Investor Conference, December 8, 2005.

        TWX should maintain "balance" and retain sufficient financial flexibility to invest in its businesses and pursue strategic initiatives. One, however, can disagree on the point of balance where the perceived desires of management conflict with the benefits of returning excess capital to the owners. TWX needs to manage its capital structure not just to maximize strategic flexibility, but also to maximize equity returns. The Company, given its attractive cash flow characteristics, should be more levered and has little justification for the 2.75x—3.00x target currently pursued by TWX.

        TWX, as currently configured, should adjust its long-term total debt/OIBDA target to 3.25x—3.50x, and allow leverage to exceed the target episodically to accommodate a large repurchase or a critical acquisition. TWX, at this target ratio, should be able to fund an immediate $20.0 billion repurchase program without harming its strategic or financial flexibility, or an investment grade rating. Sufficient sources of funds should exist in the bank and credit markets to raise the funds at a cost only marginally higher than the current estimated borrowing costs of TWX of 6.1% (weighted average yield on public outstanding bonds as of January 27, 2006).

        The debt markets have already priced a one-notch downgrade into TWX's outstanding debt securities given the announcement of the Management Repurchase Plan and the current debate with shareholders over the structure of TWX and size of the repurchase program. The following table demonstrates how spreads have widened on TWX's outstanding debt since the announcement.

Exhibit 3.18: TWX SPREADS SINCE JULY 1, 2004 TO PRESENT

Information Source: Public sources. TWX 6.875% due 2012.

        Given the current lending environment, TWX should have ample access to capital at extremely attractive rates to finance a larger share repurchase program.

        The cost of 10-year debt for TWX should not be materially different whether TWX is rated Baa2/BBB or Baa3/BBB-. The analysis assumes a 10-year non-callable note for TWX would be priced in the range of 6.00% (for Baa2/BBB rating) and priced in the range of 6.50% (for Baa3/BBB-rating).(a) Exhibit 3.19 illustrates the current spreads for selected intermediate debt securities of TWX and other diversified media credits. The assumed difference in the cost of borrowing for TWX as a Baa2/BBB versus Baa3/BBB- credit is likely 25 - 50 bps. The aggregate cost of borrowing the incremental funds (i.e., the difference between the Management Repurchase Plan and the $20 billion repurchase plan) at the assumed higher blended interest rate would be approximately $45.0—$90.0 million pre-tax per year.

(a)
Approximately 150 bps and 200 bps above the 10-year Treasury for Baa2/BBB and Baa3/BBB-, respectively.

Exhibit 3.19: COMPARISON OF SELECTED DEBT ISSUERS ($ MM)

COMPANY	RATING	MATURITY DATE	YTW	SPREAD TO INTERPOLATED US TREASURY (BPS)	OUTSTANDING
Time Warner	Baa1/BBB+
6.875%		05/01/12	5.66%	120	$2,000
9.125%		01/15/13	5.96%	149	1,000
8.375%		07/01/13	6.43%	196	300
7.25%		10/15/17	6.25%	172	500
6.875%		06/15/18	6.22%	167	600
Disney	Baa1/A-
6.375%		03/01/12	5.32%	86	$1,250
6.20%		06/20/14	5.46%	97	450
5.875%		12/15/17	5.56%	102	300
News Corp.	Baa2/BBB
9.25%		02/01/13	5.62%	115	$500
5.30%		12/15/14	5.50%	100	750
7.60%		10/11/15	5.78%	127	200
8.00%		10/17/16	5.79%	127	400
Viacom	Baa3/BBB+
6.625%		05/15/11	5.53%	108	$1,000
8.625%		08/01/12	6.39%	193	249
5.625%		08/15/12	5.37%	99	600

Information Source: Public sources as of January 27, 2006.

        Exhibit 3.20 illustrates the impact of a larger and more immediate share repurchase program on the credit statistics and Free Cash Flow per share of TWX. The analysis assumes the repurchase of a total of $20.0 billion of common stock (consisting of $18.0 billion via a dutch auction and $1.960 billion of stock already assumed repurchased in 2005). The dutch auction is assumed, for ease of presentation, to occur on January 1, 2006 at an average price of $18.00 per share. This repurchase would result in pro forma TWX total debt rising to $43.6 billion or 3.8x total debt/2005PF OIBDA. TWX (excluding TWC) would have a total debt/2005E OIBDA ratio of 4.0x. These debt levels would be expected to rapidly decline to 3.2x and 3.3x, respectively, within twelve months.

Exhibit 3.20: TWX DEBT ANALYSIS—$20 BILLION REPURCHASE ($ MM)(a)

	2005PF	2006E	2007E	2008E	2009E	2010E	CAGR '05E—'10E
OIBDA (post-corporate)	$11,428	$12,630	$13,739	$14,708	$15,787	$16,840	8.1%
% Margin	24.2%	25.4%	26.3%	26.9%	27.6%	28.1%
% Growth	—	10.5%	8.8%	7.0%	7.3%	6.7%
Free Cash Flow(b)	$3,443	$4,307	$5,189	$5,145	$6,070	$6,956	15.1%
Free Cash Flow Per Share	$0.94	$1.17	$1.41	$1.40	$1.65	$1.90	15.1%
Less: Dividends(c)	(465)	(720)	(720)	(720)	(720)	(720)
% of Cash Flow	13.5%	16.7%	13.9%	14.0%	11.9%	10.3%
Free Cash Flow (post-dividends)	$2,978	$3,587	$4,469	$4,425	$5,350	$6,236	15.9%
Leverage

Total Debt	$43,570	$39,983	$35,513	$31,088	$25,738	$19,501

Cash	(550)	(550)	(550)	(550)	(550)	(550)

Net Debt	$43,020	$39,433	$34,963	$30,538	$25,188	$18,951

Repurchase Summary
Shares Repurchased	109	1,000	0	0	0	0

Amount Repurchased	$1,960	$18,000	$0	$0	$0	$0

TWX Consolidated Credit Statistics
FCF (post-dividends) / OIBDA	26.1%	28.4%	32.5%	30.1%	33.9%	37.0%
Total Debt / OIBDA	3.8x(d )	3.2x	2.6x	2.1x	1.6x	1.2x

Adj. Debt / OIBDAR(e)	4.1	3.4	2.9	2.4	1.9	1.4
OIBDA / Net Interest	4.2	4.5	5.5	6.6	8.4	11.2
TWX (ex. TWC) Credit Statistics
FCF (post-dividends) / OIBDA	34.4%	40.0%	41.1%	31.9%	35.0%	37.8%
Total Debt / OIBDA	4.0x	3.3x	2.7x	2.2x	1.7x	1.3x
Adj. Debt / OIBDAR(e)	4.3	3.5	3.0	2.5	2.0	1.5
OIBDA / Net Interest	4.2	4.2	5.1	6.2	7.8	10.3
TWC Credit Statistics
FCF (post-dividends) / OIBDA	13.1%	11.6%	20.9%	27.7%	32.4%	36.0%
Total Debt / OIBDA	3.6x	3.0x	2.4x	1.9x	1.5x	1.0x
Adj. Debt / OIBDAR(e)	3.8	3.2	2.6	2.2	1.7	1.2
OIBDA / Net Interest	4.3	5.0	6.0	7.3	9.3	12.7
Cumulative Incremental Year-End Capacity Avail.
For Share Repurchases Based on TWX (ex. TWC) Debt Ratios:
Assumed Max Total Debt Leverage: 3.00x		$0	$2,812	$6,970	$11,704	$16,692
TWX Implied Total Debt / OIBDA		3.0x	2.7x	2.5x	2.3x	2.1x
TWX Implied Adj. Debt / OIBDAR(e)		3.3	3.0	2.8	2.6	2.4
Assumed Max Total Debt Leverage: 3.25x		$0	$4,706	$8,922	$13,730	$18,783
TWX Implied Total Debt / OIBDA		3.1x	2.9x	2.7x	2.5x	2.3x
TWX Implied Adj. Debt / OIBDAR(e)		3.4	3.2	2.9	2.7	2.5
Assumed Max Total Debt Leverage: 3.50x		$1,740	$6,599	$10,874	$15,756	$20,873
TWX Implied Total Debt / OIBDA		3.3x	3.0x	2.8x	2.6x	2.4x
TWX Implied Adj. Debt / OIBDAR(e)		3.5	3.3	3.1	2.9	2.7

Source: Information and estimates based on various Wall Street research reports.

Note: 2005PF includes Adelphia/Comcast transactions which are assumed to occur on January 1, 2005 for comparative purposes.

(a)
Assumes $18.0 billion repurchased on January 1, 2006 at a price of $18.00 per share. Incremental repurchases are funded by debt at an assumed interest rate of 6.50% (implying a rating no lower than Baa3/BBB-). The 2005PF financials reflect incremental debt required for repurchase.

(b)
FCF assumes an NOL balance of approximately $5.6 billion at the beginning of 2006.

(c)
Assumes $0.05 quarterly dividend per share.

(d)
Implies a net debt/OIBDA of 3.8x.

(e)
Adjusted net debt represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other. OIBDAR includes rent expense.

        The cumulative incremental year end capacity available (shown above) represents the total debt that TWX (excluding TWC) should be able to borrow in excess of the proposed $20.0 billion repurchase plan assuming the leverage ratios stay at 3.00x, 3.25x, and 3.50x, respectively, at the end of each projected period.

        A comparison of the impact on the credit ratios of TWX and TWX (excluding TWC) resulting from the Management Repurchase Plan and the more immediate $20.0 billion repurchase is illustrated in Exhibits 3.21—3.22 (a repurchase price of $18.00 is assumed under both plans). Leverage levels, after the impact on the first two years, converge over the 2007 - 2010 time frame.

Exhibit 3.21: PROJECTED NET DEBT/OIBDA—CONSOLIDATED TWX

Source: Information and estimates based on various Wall Street research reports.

(a)
Management Repurchase Plan contemplates a $12.5 billion repurchase program implemented over 24 months.

(b)
$20.0 billion plan assumes a dutch auction for $18.0 billion (assumed to occur on January 1, 2006) and $1.960 billion already repurchased from July 29, 2005 through December 31, 2005.

Exhibit 3.22: PROJECTED NET DEBT/OIBDA—TWX (EXCLUDING TWC)

Source: Information and estimates based on various Wall Street research reports.

(a)
Management Repurchase Plan contemplates a $12.5 billion repurchase program implemented over 24 months.

(b)
$20.0 billion plan assumes a dutch auction for $18.0 billion (assumed to occur on January 1, 2006) and $1.960 billion already repurchased from July 29, 2005 through December 31, 2005.

VII.   A SUBSTANTIAL REPURCHASE SHOULD BE ATTRACTIVE TO ALL SHAREHOLDERS AND TWX

        The analysis of TWX's financial strategy suggests that, even if the Company did nothing more than use its excess debt capacity to repurchase $20.0 billion of stock (consisting of an $18.0 billion repurchase via dutch auction and $1.960 billion of stock already assumed repurchased in 2005), TWX shareholders and the Company should benefit over the long-term.

        The following analysis, for illustrative purposes only, assumes that the full $20.0 billion repurchase occurs at TWX (i.e., at the Parent level only). The broader restructuring of TWX, however, would include a proposal to disaggregate TWX into SeparateCos and would include repurchase programs at multiple entities.

        The analysis suggests that one of the better uses of TWX funds at this point in the investment cycle is to aggressively repurchase its common stock. A dutch auction should allow each shareholder to voluntarily determine the number of shares, if any, and price that the shareholder is willing to convert its holdings to cash. The rationale appears straightforward:

  (1)
  TWX trades at a meaningful discount to its estimated asset value

  (2)
  a repurchase should be accretive to FCF/share and EPS

  (3)
  a repurchase should improve TWX's pro forma return on equity and optimize it cost of capital

  (4)
  private market valuations in the media sector continue to be robust with implied multiples substantially higher than public market multiples—TWX stock appears to be a more attractive investment than any acquisition target that is potentially available.

        TWX Trades at a Meaningful Discount to its Estimated Asset Value: A swift commitment to return capital to shareholders should reduce the current gap between TWX's share price and its estimated intrinsic value. The most equitable and transparent approach to repurchase such a large number of shares would be through a dutch auction.

        The pursuit of a dutch auction, in conjunction with other actions, should help reduce the valuation gap between the current stock price of TWX and the estimated intrinsic value of the Company. The gap is estimated at $25—$40 billion. A detailed valuation of TWX and each of the SeparateCos is included in Chapter 4 "Valuation".

        A Repurchase Should Be Accretive to FCF/Share and EPS:    The repurchase of a total of $20.0 billion of common stock (consisting of $18.0 billion via dutch auction and $1.960 billion of stock already assumed repurchased in 2005) should benefit shareholders as the redemption of shares is expected to be immediately accretive in 2006 to FCF/share and EPS. The analysis assumes an $18.00 purchase price and average interest cost on the debt financing required to fund the transaction of 6.00% (for the Management Repurchase Plan) and 6.50% (for the $20 billion repurchase). Exhibit 3.23 compares the impact of the Management Repurchase Plan versus a $20 billion repurchase on FCF/share and EPS at various TWX repurchase prices.

Exhibit 3.23: REPURCHASE PLANS COMPARISON ACCRETION/DILUTION

	$12.5B Repurchase (Mgmt.)		$20.0B Repurchase		% Accretion/(Dilution)
	2006E	2007E	2006E	2007E	2006E	2007E
FCFPS(a)
@ $18.00	$1.09	$1.36	$1.17	$1.41	7.2%	4.2%
@ $19.00	1.09	1.35	1.16	1.39	5.9%	3.4%
@ $20.00	1.09	1.34	1.14	1.38	4.8%	2.7%
EPS
@ $18.00	$0.89	$1.09	$0.92	$1.11	3.7%	2.1%
@ $19.00	0.89	1.08	0.91	1.10	2.4%	1.3%
@ $20.00	0.88	1.08	0.90	1.08	1.4%	0.6%

Source: Information and estimates based on various Wall Street research reports.

        The $20.0 billion repurchase has modest advantages in terms of Free Cash Flow and EPS growth at TWX. TWX's FCF/share and EPS are anticipated to grow at a more accelerated rate under the dutch auction (FCF/share increases 15.8% versus 14.6%, and EPS increases 17.0% versus 15.9%). FCF/share is estimated to be $0.08 higher per share in 2006 and $0.10 higher per share by 2010. This incremental benefit together with the return of capital to shareholders, the creation of SeparateCos and potential cost reductions is beneficial to the Company and it business divisions and should create long-term value for TWX shareholders.

Exhibit 3.24: FREE CASH FLOW PER SHARE COMPARISON

Source: Information and estimates based on various Wall Street research reports.

Note: The NOL balance is reduced to zero in mid-2008E, which increases the cash taxes considerably as compared to 2007. Assumes 2005E FCFPS of $0.91 based on various Wall Street research reports.

(a)
FCF assumes an NOL balance of approximately $5.6 billion at the beginning of 2006.

(b)
Management Repurchase Plan contemplates a $12.5 billion repurchase program implemented over 24 months.

(c)
$20.0 billion plan assumes a dutch auction for $18.0 billion (assumed to occur on January 1, 2006) and $1.960 billion already repurchased from July 29, 2005 through December 31, 2005.

Exhibit 3.25: EPS COMPARISON

Source: Information and estimates based on various Wall Street research reports.

Note: Assumes 2005E EPS of $0.77 based on various Wall Street research reports.

        Immediate Share Repurchase Should Improve TWX's Return on Equity:    The repurchase of shares via a dutch auction is expected to improve TWX's return on equity (ROE). TWX has over the past five years ranked among the lowest in the diversified media sector on metrics such as ROIC and ROE. Assuming a $20.0 billion repurchase, TWX's 2006E ROE is estimated to increase to 7.6% from the current estimate of 6.4% (which includes the impact of the Management Repurchase Plan).

Exhibit 3.26: TWX PEER COMPARISON RETURNS ANALYSIS(c)

	TWX(d)	PF TWX(b)	VIA(e)	DIS(f)	NWS(g)
Return on Inv. Capital
2001	2.8%	—	3.0%	5.8%	—
2002	1.9%	—	3.8%	3.9%	—
2003	2.2%	—	3.7%	5.5%	4.3%
2004	2.5%	—	4.1%	6.3%	5.1%
2005E	2.6%	—	4.2%	6.9%	5.8%
2006E	2.9%	—	4.6%	8.1%	6.8%
Return on Equity
2001	(1.4%)	—	3.4%	7.7%	—
2002	1.9%	—	3.3%	5.0%	—
2003	4.0%	—	3.6%	6.6%	6.9%
2004	5.6%	—	5.0%	9.3%	7.7%
2005E	5.9%	—	6.6%	10.2%	8.3%
2006E	6.4%	7.6%	7.5%	11.6%	9.6%
WACC
Current	9.6%	—	8.8%	8.9%	9.6%

Source: Information and estimates based on various Wall Street research reports and Company reports.

Note: Share price data as of January 27, 2006.

(a)
Management Repurchase Plan contemplates a $12.5 billion repurchase program implemented over 24 months.

(b)
$20.0 billion plan assumes $1.960 billion has already been purchased from July 29, 2005 through December 31, 2005 and a dutch auction for $18.0 billion (assumed to occur January 1, 2006).

(b)
$20.0 billion plan assumes $1.960 billion has already been purchased from July 29, 2005 through December 31, 2005 and a dutch auction for $18.0 billion (assumed to occur January 1, 2006).

(c)
Return on Invested Capital is defined as NOPAT adjusted for operating leases and excluding goodwill impairments divided by stockholders' equity plus debt, operating leases, minority interests, goodwill impairment charges, accumulated goodwill amortization, deferred taxes less excess cash. Return on Equity is defined as net income from continuing operations (adjusted for one time charges and impairments) divided by average stockholders' equity.

(d)
Net income and OIBDA exclude goodwill impairment charges of approximately $42.5 billion in 2002. Net income excludes the negative effect of a $54.2 billion change in accounting principal in 2002. Forecasted net income for 2005E excludes a $3.0 billion legal reserve.

(e)
Net income excludes a $1.5 billion and $1.3 billion change in accounting principal in 2002 and 2004, respectively, and a $1.3 billion and $18.0 billion goodwill impairment charge in 2003 and 2004, respectively.

(f)
Q3 2004 and forward results reflect the consolidation of HK Disney and Euro Disney under FIN 46.

(g)
On November 12, 2004, News Corporation became a US corporation and began presenting its financial statements in accordance with US GAAP.

        TWX Stock Appears to be a More Attractive Investment than any Acquisition Target:    TWX shares appear to be a more attractive investment for TWX shareholders than almost any other media company in the market. The idea of purchasing TWX shares at 8.3x 2006E OIBDA or 15.6x 2006E FCF appears to be a more attractive investment for TWX shareholders than using the excess balance sheet capacity for an acquisition at a steep multiple relative to the current trading multiple for TWX.

        The logical acquisition candidates for TWX include several high growth properties in the cable, cable programming and games sectors including Cablevision, E.W. Scripps, Univision and Electronic Arts. Most of these properties currently trade in the public market at meaningfully higher multiples than TWX (in part, due to growth and return expectations), before considering any control premium that will need to be paid to the target. None are "for sale" or likely to be actionable for an extended period of time, if ever. The purchase of these, or other targets, could be attractive for TWX though the cost is high relative to TWX's current valuation.

Exhibit 3.27: TRADING VALUES OF SELECTED POTENTIAL TARGETS(a)

	TWX		CVC		SSP		UVN		EA
2005E EBITDA Multiple	9.2x		8.5x		12.9x		18.2x		22.2x
2006E EBITDA Multiple	8.3		7.6		11.0		15.3		19.2
2005E P/E Multiple	22.5	x	—		26.1x		37.8x		36.4x
2006E P/E Multiple	20.3		—		23.4		29.1		32.1
2005E P/FCF	18.0	x	—		24.7	x	31.9	x	—
2006E P/FCF	15.6		28.4	x	21.8		22.2		38.9x

Source: Information and estimates based on various Wall Street research reports.

(a)
Share price data as of January 27, 2006.

        TWX appears better served by immediately initiating actions to bolster its stock price (through a dutch auction and other initiatives) to create a more attractive acquisition currency. Expansion by means of future acquisitions, as a result, may not have to occur at value destroying multiples.

        Absent evidence that TWX has an attractive strategic use for its debt capacity, the repurchase of shares from the owners is an appropriate deployment of capital.

VIII.   DEBT CAPACITY OF THE SEPARATECOS

        The restructuring of TWX should involve a substantial increase in the leverage of the Company or the newly created SeparateCos for the benefit of the Company, its business divisions and shareholders.

        The specific debt levels for TWX and the SeparateCos would be based on the growth prospects, free cash flow characteristics, credit rating sensitivities, comparable precedents in the market and the targeted credit profiles of each entity. The benefits of differentiated and optimized capital structures for each entity should allow the aggregate debt capacity of the SeparateCos to exceed the current capacity of consolidated TWX given an ability to tap the debt capacity of TWC (as a standalone business after the close of the Adelphia/Comcast transactions) and the ability of certain SeparateCos to handle, if desired, capital structures with lower or non-investment grade implied ratings. The analysis recommends that all TWX entities should be leveraged to a maintain an investment grade credit profile, though, access to capital and the cost of capital may not vary materially for certain SeparateCos if they pursued a more leveraged strategy. The conclusion is that the SeparateCos could borrow up to $23.0 billon of debt to be used to return capital to shareholders or for future strategic initiatives.

        Exhibit 3.28 illustrates the estimated incremental debt capacity available at each SeparateCo based on an assessment of the optimal financial targets and credit ratings for each entity. The debt capacity of each SeparateCo, though available, may not be fully or immediately used (see Chapter 5 "Summary and Recommendation").

Exhibit 3.28: 2005PF DEBT CAPACITY ANALYSIS ($ MM)

	AOL	Content	Publishing	TWC	Total(a)
2005PF OIBDA(b)	$1,905	$4,240	$1,216	$4,452	$11,776
Target Credit Rating	Baa3/BBB-	Baa3/BBB-	Baa3/BBB-	Baa3/BBB-	—
Target Debt/PF OIBDA	1.50x-2.00x	3.25x-3.50x	3.25x-3.50x	3.75x-4.00x	3.17x-3.46x
Initial Maximum Debt/PF OIBDA	2.50x	3.75x-4.00x	4.00x	4.75x-5.00x	3.96x
Implied Total Debt	$4,762	$15,899-$16,959	$4,863	$21,145-$22,258	$46,668-$48,840

Implied Incremental Debt(c)	—	—	—	—	21,098-23,270

Adj. Debt(d)/PF OIBDAR	2.76x	4.07x-4.31x	4.20x	4.96x-5.20x	4.21x-4.39x
FCF (post-dividends)(e)/PF OIBDA	43.3%	32.2%-31.2%	23.4%	8.4%-7.5%	28.2%-27.5%

Source: Information and estimates based on various Wall Street research reports.

(a)
2005PF OIBDA assumes $35 million of intersegement eliminations in 2005 based on Wall Street consensus estimates.

(b)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005 corporate overhead of $100 million for TWX allocated across Content ($60 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

(c)
Total debt of $30.5 billion less total cash of $5.5 billion except for $550 million which remains for maintenance cash.

(d)
Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other.

(e)
Publishing is the only SeparateCo that is assumed to pay a dividend, which is approximately $170 million annually.

        The debt capacity analysis does not incorporate any benefit to the financial flexibility of TWX and the SeparateCos from the potential monetization of certain non-core or unconsolidated assets, including:

Exhibit 3.29: OTHER ASSETS ($ MM)

ASSET	GROSS PRE-TAX ASSET VALUE
Time Warner Telecom	$500-600
Atlanta Braves(a)	450-650
BookSpan	125-175
Atlanta Spirit	25-30

$1,100-$1,480

(a)
Various Wall Street research reports.

        These assets, valued in excess of $1.0 billion, could be used to reduce initial indebtedness levels or provide funds for re-investment in the core business of TWX. In addition, TWX could monetize the AOL access business (particularly in Europe) and various real estate holdings (including One Time Warner Center).

        A $20.0 billion share repurchase (consisting of $18.0 billion via dutch auction and $1.960 billion of stock already assumed repurchased in 2005) should not burden the financial flexibility of TWX or the SeparateCos. The proposal is not short-term oriented, but a realistic assessment of capacity of each of these businesses to manage debt. Each SeparateCo should have substantial liquidity and should reduce debt meaningfully over a short period given its projected growth in cash flow. It is anticipated that bank and credit markets will be extremely receptive to financing the capital structures of each SeparateCo. The credit agencies should also favorably view the respective credits and recognize the attractive attributes of each SeparateCo.

IX.   SUMMARY

        The financial strategy pursued by TWX should be overhauled to exploit the leverage capacity of the Company and its individual operating units. TWX is underlevered.

        TWX, as a consolidated entity, appears to have up to $20.0 billion of debt capacity without jeopardizing an investment grade credit rating. The individual units of TWX, if separated, should have the ability to manage even more debt, estimated up to $23.0 billion without jeopardizing their ability to secure investment grade ratings. By separating the businesses, TWX shareholders can effectively tap the debt capacity of TWC (as a standalone credit after the close of the Adelphia/Comcast transactions) and exploit the ability of certain businesses (e.g., TWC, Publishing) to handle, if desired, additional debt and capital structures with lower or non-investment grade implied ratings. TWX should incorporate additional leverage on the balance sheet and return excess capital to shareholders to optimize its cost of capital and improve returns on equity.

        TWX, the SeparateCos and their respective shareholders should materially benefit from the more rigorous use of the balance sheet of the Company. This, in conjunction with other proposed restructuring measures, should contribute to maximizing long-term value.

The following pages review the financial strategy and provide a detailed credit analysis of the Separate Cos.

X.    AOL FINANCIAL STRATEGY

        AOL, as a standalone company, should seek to maintain an investment grade rating and pay no dividend. AOL should be able to support $4.8 billion in debt and achieve a rating of no lower than Baa3/BBB-.

        While most Internet competitors have no debt, AOL's business mix is different in that it has significant exposure to the more mature access business. As a result, it has less operating leverage than its pure advertising based Internet competitors. To compensate for this difference, it appears appropriate to capitalize AOL with a manageable amount of debt to help optimize its capital structure and enhance its equity returns.

        AOL could support significant future leverage, however, AOL should maintain the capacity to reposition itself in a rapidly changing market and to pursue an aggressive investment and acquisition strategy. AOL's major Internet sector rivals, including Microsoft, Google, Yahoo!, eBay and IAC, all have multi-billion dollar cash balances available for investment and acquisition purposes, and actively compete for acquisitions.

        By maintaining an investment grade rating and by paying no dividend, AOL should have the flexibility to invest in organic growth opportunities or in acquisitions. AOL should also retain the flexibility to increase its leverage at a future date or, if appropriate, to accommodate dividends or future stock repurchases.

Investment Grade Rating: Could Support Leverage of $4.8 Billion

        AOL should maintain an investment grade rating with leverage of $4.8 billion, representing 2.5x 2005E OIBDA and 2.8x 2005E OIBDAR, based on both its expected cash flows and perceived risks:

  •
  Free cash flow is projected to be $1,245 million in 2006

  •
  Free cash flow conversion is projected at 63% in 2006, increasing to 74% by 2008

  •
  Free cash flow/debt is projected to be 35% in 2006, with the projected ability to repay all debt by 2009, assuming all available excess cash is used to repay debt

  •
  Incorporating the potential to reduce cash taxes through the utilization of NOLs solely at AOL increases free cash flows by approximately $2.1 billion cumulatively over the 2006 - 2010 projection period(a)

(a)
Assuming the NOLs are retained by AOL, reductions in cash taxes paid are expected to yield a total present value of $1.4 billion.

        The investment grade rating of Baa3/BBB- should be supported by AOL's ability to generate predictable cash flows due to its established subscriber base and leading position across several Internet segments.

        There is the possibility that AOL may be viewed as a non-investment grade credit by the rating agencies due to concerns about the continued expected decline in the Access business. AOL, despite such declines (which are forecast to be partially offset by OIBDA generated by the fast-growing advertising segment) should still completely repay its proposed $4.8 billion of debt in three years given the substantial free cash flow that is expected to be generated by the business. AOL, as a stand-alone credit in 1998 - 1999, was rated Ba1/BB+ with credit concerns arising due to the rapidly evolving environment and short record of consistent operating performance. AOL's current operating performance, despite the expected decline in the Access business, appears predictable from a short-to-intermediate term credit perspective.

        If AOL were at risk of being a non-investment grade credit, TWX could consider several alternative paths to enhance the credit at AOL including; (1) structured financing including securitization of certain receivables or (2) the sale of the Access business (in the U.S. and/or Europe). AOL should have access to funds at an attractive cost whether the SeparateCo is a Baa3/BBB-, split-rated or a Ba1/BB+ credit.

Leverage Considerations

        The following factors were considered in assessing the optimal capital structure for AOL:

Exhibit 3.30: CONSIDERATIONS

Business Profile	•	Combined business has modestly declining revenues and slightly growing earnings
	•	Bulk of OIBDA currently from declining access business
	•	Access paired with a smaller, but rapidly growing advertising based business
	•	Large customer base makes AOL strategically relevant in rapidly consolidating sector
Cash Flow Generation	•	Will generate significant free cash flows of $1.2 billion in 2006; expected to grow to $1.8 billion in 2010
	•	Potential federal tax loss carryforwards of up to an estimated $5.6 billion at AOL expected to reduce cash taxes
Perceived Business Risks	•	Subscriptions may decline faster than forecasted
	•	Need to execute transition from walled garden to portal strategy
Desire for Financial Flexibility	•	To reposition company in rapidly changing market, AOL may need to maintain capacity to pursue aggressive investment and acquisition strategies
	•	Desire for continued liquidity with flexibility for additional leverage if desired
Market Considerations	•	Likely risk profile of potential investors
	•	Optimizing cost of capital

Substantial Strategic and Financial Flexibility

        AOL (assuming initial maximum leverage of 2.5x OIBDA or $4.8 billion) is projected to generate approximately $4.1 billion of free cash flow over the next three years and $7.6 billion of cash flow over the 2006 - 2010 period. This significant cash generation should provide AOL with substantial flexibility to reduce debt and pursue investments and strategic acquisitions.

Exhibit 3.31: DEBT ANALYSIS ($ MM)

	2005PF		2006PF		2007PF		2008PF		2009PF		2010PF		CAGR '05PF-'10PF
Free Cash Flow:
OIBDA (Post-Corporate)	$1,905		$1,989		$1,994		$2,013		$2,141		$2,173		2.7%
% Margin	22.9%		25.1%		25.9%		27.0%		28.9%		29.3%
% Growth	—		4.4%		0.3%		1.0%		6.4%		1.5%
Free Cash Flow:
OIBDA (Post-Corporate)	$1,905		$1,989		$1,994		$2,013		$2,141		$2,173		2.7%
Less: Net Interest(a)	(333)		(290)		(200)		(100)		(3)		78
Less: Taxes(b)	(285)		(332)		(368)		(415)		(503)		(548)
Plus: Change in Deferred Taxes	285		332		368		415		503		455
Less: Capital Expenditures	(414)		(406)		(402)		(399)		(399)		(399)		(0.7%)
Less: Working Capital	(48)		(47)		(30)		(28)		(6)		1
Free Cash Flow	$1,110		$1,245		$1,363		$1,485		$1,733		$1,760		—

Leverage:
Total Debt	$4,762		$3,566		$2,204		$719		$0		$0

Cash	0		(50)		(50)		(50)		(1,064)		(2,824)

Net Debt	$4,762		$3,516		$2,154		$669		($1,064)		($2,824)

FCF Statistics
FCF/OIBDA	58.3%		62.6%		68.3%		73.8%		80.9%		81.0%
FCF/Debt	23.3%		34.9%		61.8%		206.7%		NA		NA
Credit Statistics
Debt/OIBDA	2.5	x	1.8	x	1.1	x	0.4	x	NM		NM

Net Debt/OIBDA	2.5		1.8		1.1		0.3		NM		NM

OIBDA/Net Interest	5.7	x	6.8	x	10.0	x	20.1	x	NM		NM
(OIBDA-Capex-WC)/Net Interest	4.3		5.3		7.8		15.8		NM		NM
Adjusted Credit Statistics(c)
Adj. Debt/OIBDAR	2.8	x	2.1	x	1.4	x	0.7	x	0.3	x	0.3	x
Adj. Net Debt/OIBDAR	2.8		2.1		1.4		0.7		NM		NM
OIBDAR/(Net Interest + Rent)	4.6	x	5.3	x	7.0	x	10.5	x	21.6	x	97.9	x
(OIBDAR-Capex-WC)/(Net Interest + Rent)	3.6		4.2		5.5		8.4		17.7		80.7
Cumulative Year-End Capacity Avail.
For Share Repurchases
Assumed Max Total Debt Leverage(d)
1.0x	$0		$0		$0		$1,295		$3,124		$4,863
1.5	0		0		787		2,273		4,101		5,822
2.0	0		411		1,769		3,213		5,030		6,689

Source: Information and estimates based on various Wall Street research reports.

(a)
Assumes 7.00% blended interest rate.

(b)
Assumes 37% tax rate.

(c)
Debt figures adjusted for operating leases, pension benefits, post retirement benefits, securitizations, and guarantees.

(d)
Assumes Baa3/BBB- credit rating.

Pro Forma Credit Profile vs. Selected Media Companies

        Given AOL's business mix and the fact that industry competitors generally support no leverage, no pure comparable companies from a credit and industry group standpoint exist.

        AOL with $4.8 billion in debt would be positioned against a broader group of investment grade and non-investment grade rated media and communications companies. The investment grade companies support total debt/OIBDA ratios above 2.5x, while the non-investment grade companies generally have total debt/OIBDA ratios in the range of 4.0x—5.0x. Many of these companies also have dividend commitments.

Exhibit 3.32: AOL VERSUS PEERS—2005 CREDIT STATISTICS(a)

			BBB-				BB										B
			Traditional Media				Mature Newspaper/Publishing						Directory Services				Satellite		Access
	AOL		Scholastic		Clear Channel		Journal Register		MediaNews(b)		Reader's Digest		Donnelley		Yell		PanAmSat		United Online(c)
Moody's
Credit Rating	Baa3		Baa3		Baa3		Ba2		Ba3		Ba1		B1		Ba2		Ba3		B1
Outlook	—		Stable		Negative		Stable		Pos.		Stable		Stable		Stable		Develop.		Stable
S&P
Credit Rating	BBB-		BBB-		BBB-		BB		BB		BB		BB		BB		BB		B
Outlook	—		Negative		Negative		Stable		Stable		Negative		Neg.		Stable		Neg.		Stable
Free Cash Flow Statistics
FCF/OIBDA	58.3%		38.7%		49.4%		59.3%		28.1%		52.1%		60.8%		42.8%		33.4%		47.0%
FCF/Debt	23.3%		13.8%		13.5%		10.9%		5.0%		16.0%		11.2%		9.9%		6.8%		105.1%
Credit Statistics
Debt/OIBDA	2.5	x	2.8	x	3.7	x	5.5	x	5.6	x	3.2	x	5.4	x	4.3	x	4.9	x	0.4	x
Net Debt/OIBDA	2.5		2.7		3.2		5.4		5.6		3.0		5.4		4.2		4.8		NM
OIBDA/Net Interest	5.7		7.1		5.9		3.5		3.2		5.4		2.6		3.7		3.1		20.9
(OIBDA-Capex-WC)/Net Interest	4.3		4.5		4.8		3.1		2.2		5.5		2.4		3.3		2.3		18.9
Adjusted Credit Statistics(d)
Adj. Debt/OIBDAR	2.8	x	3.0	x	3.8	x	5.5	x	5.6	x	3.8	x	5.6	x	4.5	x	4.8	x	0.9	x
Adj. Net Debt/OIBDAR	2.8		3.0		3.5		5.5		5.6		3.5		5.6		4.4		4.7		NM
OIBDAR/(Net Interest + Rent)	4.6		3.9		2.2		3.2		2.9		4.0		2.2		3.5		2.3		12.9
(OIBDAR-Capex-WC)/(Net Interest + Rent)	3.6		2.7		2.0		2.9		2.0		4.1		2.1		3.2		1.8		11.7
Dividend Yield	0.0%		0.0%		2.6%		0.6%		0.0%		2.6%		1.1%		2.0%		6.3%		5.8%

Source: Information and estimates based on various Wall Street research reports and Company filings.

  (a)
  All debt figures as of September 30, 2005. All other operating financials based on FYE December 2005.

  (b)
  Based on twelve months ended September, 2005.

  (c)
  United Online's credit rating is shown for reference only and is not meant to be representative of relevant leverage statistics. United Online's B1/B rating was achieved in the context of a November 2004 offering of $150 million and a proposed stock buyback. The rating has not been updated since that time, although United Online has repaid a significant part of the debt.

  (d)
  Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other. TWX, on a consolidated basis included: operating leases ($3.7 billion), net unfunded pension obligations ($82 million), securitizations ($1,156 million), letters of credit ($531 million) and excludes the Six Flags guarantee ($2.3 billion). Premier who purchased Six Flags from the Company together with the Company entered into a Subordinated Indemnity Agreement pursuant to which Premier agreed to guarantee the performance of the Guaranteed Obligations when due and to indemnify the Company, among others, in the event that the Guaranteed Obligations are not performed and the Six Flags Guarantee is called upon. Premier's obligations to the Company are secured by its interest in all limited partnership units that are purchased by Premier.

Leverage Considerations

        The AOL business is projected to have OIBDA of about $1.9 billion in 2005, which is projected to grow 14% over the forecast period.

        The Access business is estimated to account for a majority of the combined OIBDA in 2005, estimated to be about $1.1 billion. However, its declining subscriber base is expected to cause OIBDA from access to decline to about $760 million by 2008. The advertising based portal business is expected to act as a natural hedge, with increasing profitability offsetting the decline of the access business over this period. The strong free cash flows generated by the subscription business in the first years would both support a higher level of debt and help fund expansion or acquisitions at the portal business. The combined business will offer investors exposure to a combination of strong initial cash flows from the Access business and strong growth opportunities from the portal business. The combination also diversifies the sources of revenue between ISP and Portal, reducing overall risk. As a result, a combined AOL would have attractive investment features for both equity and debt holders.

Dividends or Share Repurchases

        A standalone AOL should not declare dividends or directly return capital to shareholders in the intermediate term. Cash, after an initial distribution to the Parent, should be preserved for growth and debt reduction. Most of the relevant comparable companies do not pay dividends or undertake material share buybacks. However, IAC bought back shares, in part to offset dilution from its 100% stock acquisition of Ask Jeeves, and Earthlink and United Online are currently deploying aggressive strategies to return capital to shareholders as shown in Exhibit 3.33.

Exhibit 3.33: PEER DIVIDEND YIELD AND SHARE REPURCHASE ANALYSIS ($ MM)

	INTERNET SEARCH AND CONTENT			INTERNET ADVERTISING			INTERNET ACCESS
	Dividend Yield	Share Repurchases		Dividend Yield	Share Repurchases		Dividend Yield	Share Repurchases
Google	0.0%	$0	aQuantive	0.0%	$2	Earthlink	0.0%	$230
Yahoo!	0.0%	230	ValueClick	0.0%	68	United Online	5.8%	94
IAC	0.0%	1,824	Marchex	0.0%	0	Iliad	0.1%	0
CNET	0.0%	0	24/7 Real Media	0.0%	0	Tiscali	0.0%	0
iVillage	0.0%	1				Freenet	1.4%	11
Ebay	0.0%	0
Amazon	0.0%	0

Information Source: Company filings and public sources.

Note: Share repurchases since 2001.

        Internet companies have been making significant acquisitions and building cash reserves in preparation for expansion. Yahoo, for example, has been spending at a rate of $700 million in cash per year on acquisitions, while Google has been raising capital and now has $6.6 billion in cash on its balance sheet.(a) Investors in these companies are not expecting to gain value through cash disbursements or share buybacks. AOL will likely have greater opportunities for value creation for shareholders through appropriate strategic investments or acquisitions versus the value that would be created by paying dividends. Cash generated by AOL should be used primarily to fund expansion of the portal business, both through internal development and potential acquisitions.

(a)
Pro forma for its $1.0 billion investment for a 5% stake in AOL.

XI.   CONTENT FINANCIAL STRATEGY

        Content, as a standalone company, should seek to maintain an investment grade rating and pay no dividend. Content should be able to support a leverage of 3.75x 2005PF OIBDA and achieve a rating of no lower than Baa3/BBB-. The following factors, among others, were considered in assessing the capital structure and target ratings of the Networks/Filmed Entertainment of TWX (together "Content"):

Exhibit 3.34: CONSIDERATIONS

Business Profile	•	Premier asset; "must-have" content
	•	High/moderate revenue growth
	•	Strong free cash flow conversion with high margins
	•	Scale, scope and full distribution
Dividend/Share	•	No dividend (similar to closest comparable (Viacom))
Repurchase Policy	•	Share repurchases from excess cash flows
Financial Capacity	•	Significant liquidity; rapid ability to delever
	•	Need for strategic flexibility for potential add-on acquisitions/share repurchases
Other Obligations(a)	•	Securitized receivables
	•	Lease obligations
	•	Six Flags Guarantee
Market Considerations	•	Impact on fully distributed valuations
	•	Profile of investors: Growth
	•	Cost of capital

(a)
Represents interest bearing debt and allocation of additional liabilities: operating leases ($1.6 billion), net unfunded pension obligations ($37 million), securitizations ($764 million), and excludes the Six Flags guarantee ($2.3 billion). Premier who purchased Six Flags from the Company together with the Company entered into a Subordinated Indemnity Agreement pursuant to which Premier agreed to guarantee the performance of the Guaranteed Obligations when due and to indemnify the Company, among others, in the event that the Guaranteed Obligations are not performed and the Six Flags Guarantee is called upon. Premier's obligations to the Company are secured by its interest in all limited partnership units that are purchased by Premier.

        Content should establish a financial strategy that involves modest long-term leverage targets (3.25x—3.5x total debt/PF OIBDA) consistent with the objective of obtaining a rating of no lower than Baa3/BBB-. Such a credit profile should allow Content to return significant capital to shareholders through increased leverage, while maintaining the financial flexibility to pursue internal or external growth initiatives. A non-investment grade rating could, if desired, be supported by the cash flow characteristics of Content, which would enable the company to return excess capital to shareholders and reap greater tax benefits due to the increased leverage. Content and its shareholders should be better served by maintaining an investment grade rating to capture the following advantages:

  •
  Provides the flexibility to access the securitization markets

  •
  Significantly lesser impact of any contingent liabilities on debt capacity and valuations

  •
  Provides cushion given shifting landscape of video distribution and the volatility of film production business

  •
  Marginally lower cost of debt

  •
  Strategic and financial flexibility including for acquisitions

  •
  Less stringent financial covenants

  •
  Greater flexibility to return capital to shareholders through future dividends and share repurchases

  •
  Reduces dependence on the state of the debt capital markets—as non-investment grade markets can be more volatile

Credit Profile of Content

        Content could maintain an investment grade profile with initial leverage of 3.75x total debt/OIBDA (adjusted leverage of 4.1x(a)) and a target leverage ratio of approximately of 3.25x—3.50x 2005PF OIBDA. The debt level is expected to decline quickly due to Content's strong growth profile and high conversion of OIBDA into cash:

(a)
Represents interest bearing debt and allocation of additional liabilities: operating leases ($1.6 billion), net unfunded pension obligations ($37 million), securitizations ($764 million), and excludes the Six Flags guarantee ($2.3 billion). Premier who purchased Six Flags from the Company together with the Company entered into a Subordinated Indemnity Agreement pursuant to which Premier agreed to guarantee the performance of the Guaranteed Obligations when due and to indemnify the Company, among others, in the event that the Guaranteed Obligations are not performed and the Six Flags Guarantee is called upon. Premier's obligations to the Company are secured by its interest in all limited partnership units that are purchased by Premier.

•
Free cash flow conversion for Content is projected at 35% in 2006 increasing to 41% by 2008.

•
Free cash flow/debt is projected to be 11% in 2006; increasing to 15% in 2007 and in excess of 20% for the remainder of the projection period

•
Free cash flow is expected to grow at a CAGR of 16.0% for the period 2005 - 2010

        The rating should be supported by Content's leading positions in numerous targeted demographics, national coverage with MSOs and satellite providers for almost all TWX channels and strong brands/franchises including HBO, the leader in pay television programming.

        Exhibit 3.35 highlights the strong OIBDA growth, high free cash flow conversion and swift debt reduction at Content over 2006 - 2010. Content's initial leverage of $15.9 billion declines to approximately $14.3 billion of debt at the end of 2006 (representing 3.1x total debt/2006PF OIBDA). Leverage ratios are projected to continue declining by roughly 0.6x per year. Cumulative free cash flow from 2006 - 2010 is expected to total $11.1 billion.

Exhibit 3.35: DEBT ANALYSIS—CONTENT(a)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF—"10PF
Free Cash Flow
PF OIBDA	$4,240	$4,615	$4,989	$5,371	$5,780	$6,225	8.0%
% Margin	20.4%	21.0%	21.5%	22.1%	22.6%	23.2%
% Growth	—	8.9%	8.1%	7.7%	7.6%	7.7%
Free Cash Flow
PF OIBDA	$4,240	$4,615	$4,989	$5,371	$5,780	$6,225	8.0%
Less: Net Interest(b)	(1,013)	(961)	(847)	(715)	(562)	(387)
Less: Cash Taxes(c)	(987)	(1,135)	(1,306)	(1,485)	(1,685)	(1,903)
Less: Capital Expenditures	(502)	(518)	(536)	(552)	(569)	(586)
Less: Working Capital	(371)	(391)	(412)	(432)	(453)	(475)
Free Cash Flow	$1,367	$1,610	$1,888	$2,187	$2,511	$2,874	16.0%
Less: Dividends	0	0	0	0	0	0
% of Free Cash Flow	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Free Cash Flow (post-dividends)	$1,367	$1,610	$1,888	$2,187	$2,511	$2,874	16.0%
Leverage

Total Debt	$15,899	$14,288	$12,400	$10,213	$7,702	$4,829

Cash	(500)	(500)	(500)	(500)	(500)	(500)

Net Debt	$15,399	$13,788	$11,900	$9,713	$7,202	$4,329

FCF Statistics
FCF/PF OIBDA	32.2%	34.9%	37.8%	40.7%	43.4%	46.2%
FCF/Total Debt	8.6%	11.3%	15.2%	21.4%	32.6%	59.5%
FCF (post-dividends)/PF OIBDA	32.2%	34.9%	37.8%	40.7%	43.4%	46.2%
FCF (post-dividends)/Total Debt	8.6%	11.3%	15.2%	21.4%	32.6%	59.5%
Credit Statistics
Total Debt/PF OIBDA	3.8x	3.1x	2.5x	1.9x	1.3x	0.8x
PF OIBDA/Net Interest	4.2	4.8	5.9	7.5	10.3	16.1
(PF OIBDA-Capex-WC) / Net Interest	3.3	3.9	4.8	6.1	8.5	13.3
Adjusted Credit Statistics(d)
Adj. Total Debt/PF OIBDAR	4.1x	3.4x	2.8x	2.2x	1.7x	1.1x
PF OIBDAR/(Net Interest + Rent)	3.5	4.0	4.7	5.8	7.3	10.0
(PF OIBDAR-Capex-WC)/(Net Int. + Rent)	2.8	3.2	3.9	4.8	6.1	8.3
Cumulative Year-End Capacity Avail.
For Share Repurchases:
Assumed Max Total Debt Leverage
3.25x	$0	$710	$3,798	$7,133	$10,741	$14,672
3.50	0	1,864	5,021	8,401	12,056	16,039
3.75	0	3,018	6,244	9,669	13,371	17,406

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
Content OIBDA is pro forma to include incremental corporate expenses required as a standalone public company.

(b)
Assumes 6.5% interest rate.

(c)
Assumes as tax rate of 37%.

(d)
Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other.

        Exhibit 3.36 summarizes the analysis of comparable credits in the content and programming sector (a list which includes most of the current comparable companies to TWX). TWX (excluding TWC) currently is rated by Moody's and S&P at Baa1/BBB+, though, includes Publishing (which should aid the credit profile of Content) and AOL (which should detract from the credit profile of Content).

Exhibit 3.36: CONTENT VERSUS PEERS—2005 CREDIT STATISTICS(a)

		Diversified Media Peers
					Liberty Media	Consol. TWX(b)	TWX (ex. TWC)
	Content	Viacom	Disney	News Corp.
Moody's
Credit Rating	—	—	Baa1	Baa2	Ba1	Baa1	—
Outlook	—	—	—	Stable	Negative	—	—
Review	—	—	Possible Upgrade	Recent Upgrade	—	Review for Downgrade	—
S&P
Credit Rating	—	—	A-	BBB	BB+	BBB+	—
Outlook	—	—	Stable	Recent Upgrade	Watch Negative	Watch Negative	—
Free Cash Flow Statistics
FCF/OIBDA	32.2%	48.5%	38.0%	41.3%	41.2%	35.1%	49.2%
FCF/Total Debt	8.6%	21.4%	16.8%	16.8%	8.0%	13.1%	23.3%
FCF (post-dividends)/OIBDA	32.2%	48.5%	29.2%	36.0%	41.2%	31.0%	42.5%
FCF (post-dividends)/Total Debt	8.6%	21.4%	12.9%	14.6%	8.0%	11.6%	20.1%
Credit Statistics
Total Debt/OIBDA	3.8x	2.3x	2.3x	2.5x	5.2x	2.7x	2.1x
Net Debt/OIBDA	3.6	2.2	2.0	1.2	4.1	2.2	1.3
OIBDA/Net Interest	4.2	111.0	10.2	7.9	2.9	6.3	9.1
(OIBDA-Capex-WC)/Net Interest	3.3	96.0	6.1	5.7	2.5	4.1	7.1
Adjusted Credit Statistics(c)
Adj. Total Debt/OIBDAR	4.1x	2.8x	2.8x	3.1x	6.7x	3.0x	2.5x
OIBDAR/(Net Interest + Rent)	3.5	18.8	7.2	5.2	2.7	5.0	6.2
(OIBDAR-Capex-WC)/(Net Interest + Rent)	2.8	15.5	4.4	3.9	2.3	3.3	4.9
Dividend Yield	—	0.0%	1.0%	1.0%	—	1.2%	—

Source: Information and estimates based on various Wall Street research reports.

        Note: Share price data as of January 27, 2006.

(a)
All debt figures as of September 30, 2005. All other operating financials based on FYE December 2005. Content OIBDA is pro forma to include incremental corporate expenses required as a standalone public company.

(b)
Pro forma for Adelphia/Comcast transactions.

(c)
Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other.

XII.   PUBLISHING FINANCIAL STRATEGY

        Publishing, as a standalone company, should seek to maintain an investment grade rating. Publishing should be able to support leverage of 4.0x 2005PF OIBDA and still achieve an investment grade rating of Baa3/BBB- or higher. Publishing should also pay a dividend on its common stock (assumed yield of 2.0% in 2005, a slight premium to the S&P 500 dividend yield of 1.6% and the dividend yield of US magazine and book publishing peers of 1.8% and 1.1%, respectively).

        Publishing should target a long-term leverage ratio of 3.25x—3.50x total debt/OIBDA. Why is this the appropriate credit profile?

  •
  Stable and predictable business with assumed revenue and OIBDA growth at a 4.4% and 5.8% CAGR, respectively over the 2005 - 2010 period

  •
  Large and diversified portfolio of leading titles

  •
  Size and scale of Publishing with $5.8 billion in revenue and $1.2 billion OIBDA in 2005—Publishing dwarfs its next largest publicly traded peer

  •
  Strong free cash flow (post-dividends) conversion in excess of 25% enables Publishing to delever to 3.8x in 12 months and 3.2x in 24 months

  •
  Diversified revenue sources: magazine publishing, book publishing and direct marketing

  •
  Expanding geographical presence

        The analysis conducted on Publishing appears to suggest that Publishing as an independent company could manage leverage of up to 6.0x total debt/OIBDA depending on the objectives sought by the Board of Directors of the unit. Initial leverage of 6.0x total debt/OIBDA, however, would likely result in a non-investment grade rating (Ba1/BB+) for Publishing, though, would allow for a large, immediate return of excess capital to shareholders, greater tax benefits and more leveraged equity returns. The recommendation, however, is to create a long-term capital structure for Publishing that results in an investment grade credit profile.

        Exhibit 3.37 illustrates the cash flow forecasts for Publishing assuming the incurrence of $4.9 billion of total debt or initial leverage of 4.0x total debt/OIBDA (for an assumed rating of Baa3/BBB- or higher). The long-term target ratio for Publishing is assumed to be 3.25x—3.50x. Publishing, based on these forecasts, is expected to generate approximately $2.2 billion of FCF over the period after the payment of approximately $170 million of annual dividends (representing an assumed 2.0% yield).

Exhibit 3.37: PUBLISHING DEBT ANALYSIS AT 4.0x

	2005PF(a)	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF—"10PF
Pro Forma OIBDA(b)	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
% Margin	20.9%	20.9%	21.3%	22.0%	22.1%	22.5%
% Growth	—	3.8%	6.4%	7.8%	5.1%	6.1%
Free Cash Flow:
Pro Forma OIBDA	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
Less: Net Interest(c)	(267)	(260)	(242)	(220)	(193)	(164)	(9.3%)
Less: Cash Taxes(d)	(267)	(286)	(322)	(369)	(402)	(444)	10.7%
Plus: Other Income/(Expenses)	15	15	16	17	18	19
Less: Capital Expenditures(e)	(232)	(227)	(237)	(248)	(259)	(270)	3.1%
Less: Working Capital	(9)	(10)	(10)	(11)	(11)	(11)	4.4%
Free Cash Flow	$454	$494	$547	$618	$674	$744	10.4%
Dividends (f)	(170)	(170)	(170)	(170)	(170)	(170)
% Free Cash Flows	37.5%	34.5%	31.1%	27.6%	25.2%	22.9%
Free Cash Flow After Dividends	$284	$323	$377	$447	$504	$574
Leverage:

Total Debt(g)	$4,863	$4,739	$4,362	$3,915	$3,411	$2,837

Cash	0	(200)	(200)	(200)	(200)	(200)

Net Debt	$4,863	$4,539	$4,162	$3,715	$3,211	$2,637

FCF Statistics (Post Dividends)
FCF/PF OIBDA	23.4%	25.6%	28.1%	30.9%	33.1%	35.6%
FCF/Debt	5.8%	6.8%	8.6%	11.4%	14.8%	20.2%
Credit Statistics
Debt/PF OIBDA	4.0x	3.8x	3.2x	2.7x	2.2x	1.8x
Net Debt/PF OIBDA	4.0	3.6	3.1	2.6	2.1	1.6
Debt/(PF OIBDA-Capex)	4.9	4.6	3.9	3.3	2.7	2.1
PF OIBDA/Net Interest	4.5x	4.9x	5.5x	6.6x	7.9x	9.9x
(PF OIBDA-Capex-WC)/Net Interest	3.6	3.9	4.5	5.4	6.5	8.1
Adjusted Credit Statistics(h)
Adj. Debt/OIBDAR	4.2x	4.0x	3.5x	2.9x	2.5x	2.0x
Adj. Net Debt/OIBDAR	4.2	3.8	3.3	2.8	2.4	1.9
OIBDAR/(Net Interest + Rent)	3.8x	4.0x	4.5x	5.2x	6.0x	7.2x
(OIBDAR-Capex-WC)/(Net Interest + Rent)	3.1	3.3	3.7	4.3	5.0	6.0
Memo:
Cumulative Year-End Capacity Avail.
For Share Repurchases
Assumed Maximum Total Debt Leverage
3.25x	$0	$0	$0	$787	$1,519	$2,351
3.50	0	0	335	1,143	1,881	2,723

Source: Information and estimates based on various Wall Street research reports.

Note: Debt numbers as of September 30, 2005 and operating financials are FYE 2005. Analysis assumes leverage at 4.0x 2005E OIBDA.

(a)
Pro forma for interest payment reflecting a 4.0x 2005E leverage. Pro forma for dividends paid equal to 2006E dividends. Assumes interest rate of 5.5%.

(b)
Includes additional corporate expenses required to operate as a standalone public company. Total 2005PF additional corporate expenses for Networks, Filmed Entertainment, Publishing and AOL are estimated to be $100 million, which is allocated based on 2005E revenue contribution. Additional corporate expenses allocated to Publishing in 2005 and 2006 are $16 million, which is assumed to grow at 3% per annum thereafter.

(c)
Assumes 4.0x 2005E leverage.

(d)
Assumes tax rate of 37.0%.

(e)
Information and estimates based on various Wall Street research reports.

(f)
Reflects a current dividend yield of 2.0% based on an enterprise valuation of 10.5x 2006E OIBDA.

(g)
Assumes no mandatory repayment of debt and a minimum cash balance of $200 million.

(h)
Represents interest bearing debt and allocation of operating leases, net unfunded pension obligations, securitizations and rent expenses.

        Exhibit 3.38 provides a summary of the credit of Publishing with leverage of 6.0x total debt/OIBDA (which assumes a non-investment grade rating of Ba1/BB+). Publishing, under this scenario, will raise initial debt of $7.3 billion and is expected to delever to investment grade status by 2008-2009.

Exhibit 3.38: PUBLISHING DEBT ANALYSIS AT 6.0x

	2005PF(a)	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF—"10PF
Pro Forma OIBDA(b)	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
% Margin	20.9%	20.9%	21.3%	22.0%	22.1%	22.5%
% Growth	—	3.8%	6.4%	7.8%	5.1%	6.1%
Free Cash Flow:
Pro Forma OIBDA	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
Less: Net Interest(c)	(474)	(465)	(442)	(412)	(378)	(339)	(6.5%)
Less: Cash Taxes(d)	(191)	(210)	(248)	(298)	(334)	(379)	14.7%
Plus: Other Income/(Expenses)	15	15	16	17	18	19
Less: Capital Expenditures(e)	(232)	(227)	(237)	(248)	(259)	(270)	3.1%
Less: Working Capital	(9)	(10)	(10)	(11)	(11)	(11)	4.4%
Free Cash Flow	$324	$365	$422	$497	$558	$634	14.4%
Dividends(f)	0	0	0	0	0	0
% Free Cash Flows	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Free Cash Flow After Dividends	$324	$365	$422	$497	$558	$634
Leverage:

Total Debt(g)	$7,294	$7,129	$6,708	$6,211	$5,653	$5,019

Cash	0	(200)	(200)	(200)	(200)	(200)

Net Debt	$7,294	$6,929	$6,508	$6,011	$5,453	$4,819

FCF Statistics (Post Dividends)
FCF/PF OIBDA	26.7%	28.9%	31.4%	34.3%	36.7%	39.3%
FCF/Debt	4.4%	5.1%	6.3%	8.0%	9.9%	12.6%
Credit Statistics
Debt/PF OIBDA	6.0x	5.6x	5.0x	4.3x	3.7x	3.1x

Net Debt/PF OIBDA	6.0	5.5	4.8	4.2	3.6	3.0
Debt/(PF OIBDA-Capex)	7.4	6.9	6.1	5.2	4.5	3.7
PF OIBDA/Net Interest	2.6x	2.7x	3.0x	3.5x	4.0x	4.8x
(PF OIBDA-Capex-WC)/Net Interest	2.1	2.2	2.5	2.9	3.3	3.9
Adjusted Credit Statistics(h)
Adj. Debt/OIBDAR	6.1x	5.8x	5.1x	4.4x	3.9x	3.3x
Adj. Net Debt/OIBDAR	6.1	5.6	5.0	4.3	3.8	3.2
OIBDAR/(Net Interest + Rent)	2.4x	2.5x	2.8x	3.1x	3.5x	4.1x
(OIBDAR-Capex-WC)/(Net Interest + Rent)	1.9	2.0	2.3	2.6	2.9	3.4
Memo:
Cumulative Year-End Capacity Avail.
For Share Repurchases
Assumed Maximum Total Debt Leverage
5.50x	$0	$0	$674	$1,733	$2,649	$3,696
6.00	0	439	1,336	2,424	3,347	4,409

Source: Information and estimates based on various Wall Street research reports.

Note: Debt numbers as of September 30, 2005 and operating financials are FYE 2005. Analysis assumes leverage at 6.0x 2005E OIBDA.

(a)
Pro forma for interest payment reflecting a 6.0x 2005E leverage. Assumes interest rate of 6.5%.

(b)
Includes additional corporate expenses required to operate as a standalone public company. Total 2005PF additional corporate expenses for Networks, Filmed Entertainment, Publishing and AOL are allocated based on 2005E revenue contribution. Additional corporate expenses allocated to Publishing in 2005 and 2006 are $16 million, which is assumed to grow at 3% per annum thereafter.

(c)
Assumes 6.0x 2005E leverage.

(d)
Assumes tax rate of 37.0%.

(e)
Information and estimates based on various Wall Street research reports.

(f)
Assumes no regular dividend.

(g)
Assumes no mandatory repayment of debt and a minimum cash of $200 million.

(h)
Represents interest bearing debt and allocation of operating leases, net unfunded pension obligations, securitizations and rent expenses.

        The magazine and book publishing sector is comprised of both investment grade and non-investment grade companies.

        Publishing's initial leverage at 4.0x total debt/OIBDA would be greater than the leverage levels of most of the peer group. Publishing, however, has the size, scale and competitive position to support a solid investment grade rating at these levels as leverage is expected to decline dramatically over the next 24 months.

Exhibit 3.39: PRO FORMA PUBLISHING VERSUS PEERS—2005 CREDIT STATISTICS(a)

					Publishing Peers
	PF Publishing				EMAP		Meredith		Reader's Digest		Primedia		McGraw- Hill		John Wiley		Scholastic		Journal Register		Media News(b)
Moody's
Credit Rating	—		—		Baa1		—		Ba1		B2		A1		—		Baa3		Ba2		Ba3
Outlook	—		—		Stable		—		Stable		Develop		Stable		—		Stable		Stable		Pos.
S&P
Credit Rating	—		—		BBB		—		BB		B		A-1		—		BBB-		BB		BB
Outlook	—		—		Stable		—		Negative		Watch/Neg.		—		—		Negative		Stable		Stable
Valuation
2005E OIBDA	$1,216				$447		$306		$214		$192		$1,530		$184		$235		$135		$161
Market Value(c)	—				$3,864		$2,790		$1,488		$501		$19,138		$2,355		$1,279		$585		—
Free Cash Flow Statistics(d)
FCF/OIBDA	23.4%		26.7%		56.5%		52.6%		52.1%		3.2%		52.9%		56.5%		38.7%		59.3%		28.1%
FCF/Debt	5.8%		4.4%		22.8%		26.6%		16.0%		0.4%		NM		43.8%		13.8%		10.9%		5.0%
Credit Statistics
Debt/OIBDA	4.0	×	6.0	×	2.5	×	2.0	×	3.2	×	8.3	×	NM		1.3	×	2.8	×	5.5	×	5.6	×

Net Debt/OIBDA	4.0		6.0		2.4		1.9		3.0		6.4		NM		1.2		2.7		5.4		5.6
Debt/(OIBDA-Capex)	4.9		7.4		2.6		2.2		3.6		9.9		NM		1.5		3.6		6.1		8.2
OIBDA/Net Interest	4.5	×	2.6	×	10.2	×	12.5	×	5.4	×	1.5	×	NM		24.4	×	7.1	×	3.5	×	3.2	×
(OIBDA-Capex-WC)/Net Interest	3.6		2.1		9.5		11.0		5.5		1.2		NM		21.1		4.5		3.1		2.2
Adjusted Credit Statistics(e)
Adj. Debt/OIBDAR	4.2	×	6.1	×	2.7	×	2.1	×	3.8	×	8.0	×	0.9	×	2.2	×	3.0	×	5.5	×	5.6	×
Adj. Net Debt/OIBDAR	4.2		6.1		2.6		2.1		3.5		6.3		0.7		2.1		3.0		5.5		5.6
OIBDAR/(Net Interest + Rent)	3.8	×	2.4	×	9.5	×	9.0	×	4.0	×	1.4	×	11.3	×	6.5	×	3.9	×	3.2	×	2.9	×
(OIBDAR-Capex-WC)/(Net Interest + Rent)	3.1		1.9		8.8		8.0		4.1		1.2		9.9		5.7		2.7		2.9	×	2.0	×

Source: Information and estimates based on various Wall Street research reports, Company filings, S&P and Moody's credit reports.

(a)
All debt figures as of September 30, 2005. All other operating financials based on FYE December 2005.

(b)
Based on twelve months ended September, 2005.

(c)
As of January 27, 2006.

(d)
Free Cash Flow defines as OIBDA less Net Interest less Cash Taxes less Capital Expenditures less Working Capital.

(e)
Represents interest bearing debt and liabilities adjusted for operating leases, pension benefits, post retirement benefits, securitizations, guarantors and other.

        The following qualitative and quantitative factors influencing the credit strength and target ratings of Publishing were assessed:

Exhibit 3.40: KEY CREDIT CONSIDERATIONS

Size, Scale and Cash Flow Generation	•	Revenues
	•	OIBDA and FCF
	•	Paid circulation
Liquidity and Debt Capacity	•	Initial leverage and ability to rapidly de-lever
	•	Balance sheet strength
	•	Capacity to incur greater leverage, as necessary
Acquisition-Related Risk	•	Size, frequency and likelihood of future large scale acquisitions
	•	Potential impact of acquisition activity
	•	Effect of acquisition activity on credit metrics
Business Diversification	•	Geographic presence
	•	Diversity of ad categories, brands and franchises
Dividend Policy	•	2.0% yield
Industry Trends	•	Advertising market
	•	Online competition
	•	Circulation trends

        Size, Scale and Resulting Cash Flows:    Publishing, as a separate stand alone company, would be the largest publicly traded company in the consumer magazine industry in the US. Assuming an initial leverage ratio of 4.0× total debt/ 2005E OIBDA, Publishing equity value would be more than twice the market value of EMAP and five and six times Reader's Digest and Scholastic, respectively. Publishing also is unmatched in the quality and relative stability of its franchises and in its operating performance over different economic cycles.

        Publishing is expected to generate 2005E revenue of $5.8 billion—approximately twice the revenues of Scholastic and three times the revenues of EMAP—and $1.2 billion in pro forma OIBDA in 2005, more than the combined OIBDA of EMAP, Meredith, Reader's Digest and Scholastic.

        Leverage, Debt Capacity and Access to Funds:    Publishing, at initial leverage of 4.0× and 6.0× total debt/2005E OIBDA, should be able to borrow approximately $4.9 billion and $7.3 billion, respectively. Publishing, at these respective leverage levels, should have access to bank and capital markets and could likely raise funds at a blended cost of approximately 5.5% (at initial 4.0× leverage) and 6.5% (at initial 6.0× leverage). The table below illustrates the current prices and yields of debt securities issued by comparable credits in the industry.

Exhibit 3.41: SELECTED COMPARABLE CREDITS: LONG-TERM DEBT

Issuer	Moody's/S&P Ratings	Coupon	Principal Amount	Maturity	Bid price	Yield
EMAP	Baa1/BBB	6.25%	$250	12/9/2013	104.53	5.52%
Scholastic	Baa3/BBB-	5.00%	$175	4/15/2013	94.75	5.90%
Scholastic	Baa3/BBB-	5.75%	$300	1/15/2007	100.50	5.21%
Reader's Digest(a)	Ba1/BB	6.50%	$300	3/1/2011	99.13	6.70%

Information source: Public sources. As of January 27, 2006.

(a)
Reflects senior secured corporate rating. Moody's/S&P ratings for these senior unsecured notes are Ba2/BB-.

        High levels of debt can result in fixed charge pressure, squeeze discretionary free cash flow, restrict financial flexibility and stifle growth. The credit of Publishing at initial leverage of 4.0× would likely not experience these concerns. Publishing at this leverage level would have an estimated $250 million of annual interest expense, though, has ample capacity given a FCF/OIBDA conversion ratio greater than 25% after dividends (40% before dividends). Publishing should decrease leverage to 3.8x within 12 months and 3.2× in 24 months. At 6.0x initial leverage and a blended cost of debt at around 6.5%, Publishing would have an estimated $450 million of annual interest expense. Publishing's cash flows should allow the company to decrease leverage to 5.6x within 12 months and 5.0× in 24 months.

        Acquisition-Related Risk:    Publishing has had a history of periodic acquisitions: Times Mirror Magazines for $475 million in 2000, UK-based IPC for $1.6 billion in 2001 and, more recently, the acquisition of Grupo Editorial Expansion and Essence Communications in 2005.

        Publishing should be able to continue its strategy to further increase revenue and profitability by strengthening its position via acquisitions despite the increase in initial leverage as a standalone company. Publishing will be fully capable as a standalone, publicly traded company to use its equity as a currency and selectively pursue strategic bolt-on acquisitions to increase top line growth and earnings. Publishing would need to clearly articulate its acquisition strategy to the rating agencies and its potential willingness to use equity for large-scale acquisitions, if needed, to preserve its credit profile. The event risk associated with a large-scale acquisition would be limited given few targets of size that are available within the industry.

        Business Diversification:    Publishing is a diversified company in terms of business mix, geography and sources of revenue (advertising and subscription). The group has three primary business segments: (1) magazine publishing representing approximately 80% of total revenues; (2) book publishing representing 10% of total revenues; and (3) direct marketing representing 10% of total revenues. This mix allows Publishing to absorb changes in the advertising environment and mitigate volatility of financial results. Publishing has also expanded its geographical presence in the last five years with IPC, the leading UK magazine publisher, and with the acquisition of Grupo Editorial Expansion, the premier publisher of high-end consumer and business magazines in Mexico.

        Publishing is the leading magazine and book publishing company in the US with its magazines accounting for approximately 23.1% of overall US magazine advertising spending. Flagship magazines People, Sports Illustrated and Time claimed the top three spots in the US magazine publishing sector (based on total gross revenues) in 2003 and 2004 with each magazine generating over $1 billion of gross revenues. This allows Publishing to attract a larger scope of advertisers and compensate for any major downturn in any one market.

        Liquidity:    Publishing, even with the addition of substantial debt, should have significant liquidity to accommodate seasonal working capital needs, to provide for maturing debt obligations, and to bridge unexpected shortfalls in operating performance. At initial 4.0x leverage, Publishing is expected to have an OIBDA/Net Interest ratio of 4.5x in 2005.

        Industry Trends:    Magazine advertising pages are expected to post minimal growth in 2006, in the low-single-digit percentage range. Ad pages increased 0.5% in 2005, according to the Publishers Information Bureau. The consumer magazine sector has been struggling to reestablish a growth trend since 2001. The sector's share of total communication industry spending has declined to about 2.8% in 2005, from 3.4% in 1999 according to Veronis Suhler Stevenson.

        New-magazine launches are likely to continue at a robust pace in 2006 as publishers seek to gain revenue share through better niche targeting—increasing competition for circulation and advertising dollars for established titles.

        Circulation-related costs are expected to remain high in the US magazine industry. Paper, printing, and postage costs account for approximately 40% of operating expense. The industry will face a modest postage rate increase in 2006, the first hike since June 2002. The Postal Rate Commission has approved a 5.7% increase in the postage rate for weekly news magazines, to 18.5 cents, and a 5.5% hike for household magazines, to 28.9 cents. Paper cost increases have eased in late 2005 and are expected to be flat into 2006.

Ratings History of Peer Group

        The following is a summary of the ratings history of Publishing's peer group over the 2000 - 2005 period.

Exhibit 3.42: MOODY'S/S&P RATING HISTORY OF PEER GROUP

COMPANY	2000		2001		2002		2003		2004		2005(a)
EMAP
Rating	NR		NR		NR		Baa1/BBB		Baa1/BBB		Baa1/BBB
Debt/EBITDA	3.6	×	1.	×	1.2	×	1.4	×	2.5	×
Scholastic Corp.
Rating	Baa2/BBB		Baa2/BBB		Baa2/BBB		Baa2/BBB		Baa2/BBB-		Baa3/BBB-
Debt/EBITDA	3.1	×	5.0	×	3.0	×	3.8	×	3.2	×	2.8	×
Reader's Digest
Rating	NR		NR/BBB-		NR/BB+		Ba1/BB		Ba1/BB		Ba1/BB
Debt/EBITDA	3.3	×	3.3	×	3.1	×	3.3	×	3.2	×
Primedia
Rating	Ba3/BB-		B1/BB-		B3/B		B3/B		B3/B		B2/B
Debt/EBITDA(b)	8.5	×	10.6	×	13.8	×	8.8	×	8.4	×	8.3	×
McGraw-Hill
Rating	A1/A-1		A1/A-1		A1/A-1		A1/A-1		A1/A-1		A1/A-1
Debt/EBITDA	1.1	×	1.1	×	0.6	×	0.0	×	0.0	×	0.0	×

Information sources: Public sources, Moody's and S&P credit reports.

(a)
All debt figures as of September 30, 2005. All other operating financials based on FYE December 2005.

(b)
Includes preferred stock.

XIII. TWC FINANCIAL STRATEGY

        The estimated capitalization for TWC as of January 1, 2006 pro forma for the contemplated Adelphia/Comcast transactions is shown below. The pro forma capitalization is based on historical and projected financial information provided in Adelphia's Fourth Amended Disclosure Statement dated November 21, 2005. For purposes of the discussion and analysis that follows, assumptions have been made with respect to certain debt instruments (e.g., interest rates) where information was either not provided or where such information is subject to change.

        Pro forma TWC, as shown in Exhibit 3.43, is expected to have total debt of approximately $15.8 billion as of January 1, 2006 or 3.6x net debt/2005E OIBDA (with covenants allowing for maximum leverage of 5.0x total debt/OIBDA).

Exhibit 3.43: ESTIMATED PRO FORMA CAPITAL STRUCTURE OF TWC ($ MM)

	Face Amount	Interest Rate	Maturity	Debt/ '05E OIBDA
Cash	$50
Bank Borrowings and Commercial Paper
Bank Borrowings(a)	1,530	Libor + 50bps(a)	2008
Commercial Paper (TWC)	1,229

Total Bank Borrowings and Commercial Paper	$2,759			0.6×
TWE Notes and Debentures(b)
Senior Debentures due 2008	600	7.25%	2008
Senior Notes due 2012	250	10.15%	2012
Senior Notes due 2012	350	8.875%	2012
Senior Debentures due 2023	1,000	8.375%	2023
Senior Debentures due 2033	1,000%	8.375	2033

Total TWE Notes and Debentures	$3,200			1.3×
Capital Leases and Other	8
Subordinated Loan from Time Warner	9,338			3.4×
TW NY Mandatorily Redeemable Preferred	500			3.6×

Total Debt	$15,805			3.6×

Net Debt	$15,755			3.5×

Information Source: Information and estimates based on Adelphia Communications Corporation's Fourth Amended Disclosure Statement dated November 21, 2005.

(a)
$4 billion five-year unsecured revolver. Interest rate depends on the rating of TWC (currently LIBOR + 39 bps plus 11bps for commitment fees). Covenants include maximum leverage of 5.0x and minimum interest coverage of 2.0x.

(b)
Excludes $170 million in unamortized fair value adjustment recorded in connection with the AOL Merger.

        The corporate structure and borrowing entities of TWC pro forma for the Adelphia/Comcast transactions are shown in Exhibit 3.44:

Exhibit 3.44: CORPORATE STRUCTURE

Information Source: Information and estimates based on Adelphia Communications Corporation's Fourth Amended Disclosure Statement dated November 21, 2005.

        TWC's projected operating results and cash flow based on the current anticipated capital structure pro forma for the Adelphia/Comcast transactions are presented for 2006 - 2010. TWC is projected to generate OIBDA of $5.15 billion in 2006, which is forecast to increase by a 9.1% CAGR between 2006 - 2010. Capital expenditures are projected to remain at approximately $2.8-$3.0 billion per year over the period. The forecast includes approximately $650 million of capital expenditures in 2006/2007 to upgrade the acquired Adelphia/Comcast systems to TWC standards and to provide for the accelerated rollout of telephony services in those systems. Levered free cash flow (assuming minimal changes in working capital requirements) is projected to increase by 27.5% CAGR due to free cash flow conversion from OIBDA of 17.2% in 2005 which will reach 35.3% in 2010. Cumulative free cash flow from 2006 - 2010 will total approximately $8.1 billion.

Exhibit 3.45: SUMMARY FREE CASH FlOW ($ MM)(a)

	2005E	2006PF	2007PF	2008PF	2009PF	2010PF	'05E-'10E CAGR
OIBDA	$4,452	$5,153	$5,815	$6,294	$6,800	$7,300	10.4%
Net Interest	667	955	921	799	622	414	(9.1%)
Capital Expenditures	2,500	2,995	2,896	2,799	2,803	2,859	2.7%
Taxes Levered Free Cash Flow	520	625	842	1,014	1,228	1,448	22.7%

Levered Free Cash Flow	$765	$578	$1,156	$1,682	$2,148	$2,580	27.5%

Source: Information and estimates based on various Wall Street research reports.

(a)
Cash flows are estimated based on the pro forma capital structure.

Current Credit Ratings

        TWC and TWE are currently rated Baa1/BBB+ by Moody's and S&P, though are under review for a possible downgrade following the announcement to increase the targeted leverage ratios to accommodate the Management Repurchase Plan by TWX.

        Moody's:    As of December 2005, Moody's ratings for TWC and TWE were both Baa1 (under review for possible downgrade). The report stated that the ratings reflect "...[TWC's] strength as the second largest US cable system operator, with strong operating trends, healthy liquidity and strengthening credit metrics. Moody's expects the cable company to increase its Revenues/Homes Passed, a measure that captures the company's success in adding new products, up-selling existing products and retaining customers, from $476 for 2004 to about $532 during 2005 and over $539 in 2006. Moody's expects the cable company's transactions with Comcast to acquire selected cable assets of Adelphia and simultaneous system swaps, will further support its leading position as a cable distribution company and that the additional subscribers and geographic clustering from the transactions will help enhance its ability to grow earnings and generate strong free cash flow."(b)

(b)
Moody's research report dated December 2005.

        Standard & Poor's:    S&P's corporate credit rating and senior unsecured debt rating for TWC is currently BBB+, but on November 30, 2005 S&P stated the ratings were on CreditWatch with negative implications following the announcement that TWX was adjusting its target gross debt/OIBDA to 3.00x. S&P's stated target debt/OIBDA ratio at the BBB+ rating is 2.75x. S&P stated that, "the cable TV business is gaining subscriber units with its digital video and high-speed data services. Capital needs of this business should remain relatively stable, but video programming costs and new-service rollout costs are likely to hamper meaningful improvement in OIBDA margins over at least the near term."(c)

(c)
S&P research reports dated October 17, 2005 and November 30, 2005.

        Both Moody's and S&P ascribe minimal or no value to TWC's reciprocal guarantee from TWX subsidiaries, American Television and Communications ("ATC") and Warner Communications Inc. ("WCI"), with respect to the $4.0 billion revolving credit facility due in 2009. The guarantee is deemed to be discretionary on the part of TWX and, therefore, provides little credit support.

Review of Cable Credit Profiles

        The following table shows the credit statistics and current ratings for the major participants in the cable industry. TWC and TWE are the most highly rated credits in the sector, which includes predominantly non-investment grade credits with the notable exception of Comcast which is rated Baa2/BBB+. A detailed summary of each credit as currently viewed by the rating agencies is provided in Exhibit 3.46.

Exhibit 3.46: PRO FORMA TWC VERSUS PEERS—2005 CREDIT STATISTICS(a)

	Cable MSO Peers
											Current Consolidated TWX(c)		Current TWC(c)
	Comcast		Cablevision		Charter		Cox(b)		Mediacom
Moody's
Credit Rating	Baa2		B1		Caa1		Baa3		B1		Baa1		Baa1
Outlook	Stable		Negative		Stable		Stable		Stable		Negative		Negative
S&P
Credit Rating	BBB+		BB-		CCC+		BBB-		BB-		BBB+		BBB+
Outlook	Stable		Negative		Negative		Stable		Negative		Negative		Negative
Free Cash Flow Statistics
Cable OIBDA/2005E Subscriber	$385		$462		$326		$417		$286		—		$348
Credit Statistics
Total Debt/2005E OIBDA	3.0	×	6.	×	9.9	×	4.5	×	7.6	×	2.7	×	4.8	×
Total Debt/(2005E OIBDA—Capex)	5.2		12.8		22.7		9.0		17.9		3.9		8.1
Net Debt/2005E OIBDA	2.6		5.6		9.9		4.5		7.6		2.2		3.5
Total Debt/Basic Subscriber	$1,177		$3,400		$2,814		$1,886		$2,181		—		$1,235
OIBDA/Net Interest	5.4	×	2.0	×	1.5	×	3.6	×	2.0	×	6.3	×	5.0	×
(OIBDA-Capex)/Net Interest	3.2		1.0		0.7		1.8		0.8		4.3		2.2
Dividend Yield	0.0%		0.0%		0.0%		0.0%		0.0%		1.2%		0.0%

Source: Information and estimates based on various Wall Street research reports and Company Filings.

(a)
All debt figures as of September 30, 2005. All other operating financials based on fiscal year ending December 31, 2005.

(b)
Pro forma for the sale of certain assets to Cebridge Connections.

(c)
Pro forma for the Adelphia/Comcast transactions.

        Comcast Corporation:    Comcast's current leverage ratio is approximately 3.0x total debt/2005E EBITDA. Comcast reported approximately $27.5 billion of debt and $579 million of cash on its balance sheet as of September 30, 2005. Comcast has produced strong operating results for the twelve months ending September 30, 2005, with year-over-year digital video subscriber growth of 12.4%, digital penetration of 44.1% of basic subscribers, high-speed data subscriber growth of 24.2% and penetration of 19.9%, and an EBITDA margin of 39.8%. Wall Street research forecasts EBITDA growth at a 8.7% CAGR from 2006 - 2009.

        On December 8, 2005, Moody's affirmed its Baa2 senior unsecured rating for Comcast with "Stable Outlook," citing as positive factors Comcast's position as the largest cable company; its strong management track record; stable business profile with improving operational and credit metrics; sufficient near-term liquidity; strong outlook for cash flow generation and prudent balance sheet management. Negative factors include competition from DBS; growing competition from RBOCs; the possibility of the company entering into leveraging transactions; and the lack of significant business diversification (which may be mitigated by the recent JV with Sprint Nextel, Cox and TWC). Moody's suggests an upper bound of 3.5× debt/LTM EBITDA for the current rating level of Baa2.

        On November 9, 2005 S&P affirmed its senior unsecured rating of BBB+ (Stable) also citing Comcast's strong business position as the largest cable operator; good advanced services growth; expectations that Comcast will maintain a solid competitive position against satellite and RBOC competition; cost advantages related to its large scale; growth prospects for its VoIP service; and a moderate financial policy. S&P targeted a 3.0x total debt/LTM EBITDA ratio to maintain the rating of BBB+.

        Comcast has stated that it does not intend to pay dividends on any of its Class A shares (CMCSA), Class A Special shares (CMCSK) or Class B common stock for the foreseeable future. However, in 2004, Comcast repurchased approximately $1.3 billion of its stock, representing about 2.2% of Class A and Class A Special shares then outstanding. In the first nine months of 2005, Comcast repurchased a further $1.3 billion (on a settlement date basis). As of the end of the 3rd quarter of 2005 Comcast was authorized to repurchase up to $1.25 billion under its existing program.

        The long-term senior bonds of Comcast (due 2010 - 2016) are currently trading at spreads of 95 - 125 bps to comparable US Treasuries as shown in Exhibit 3.47.

Exhibit 3.47: COMCAST—CREDIT SPREAD TO US TREASURIES

Information Source: Public sources.

        Cablevision ("CVC"):    CVC's current leverage ratio is approximately 6.5x total debt/2005E EBITDA. The Company reported $8.9 billion of debt and $351 million of cash on its balance sheet as of September 30, 2005. CVC's recent operating and financial performance has been strong with the company recording its sixth consecutive quarter of basic subscriber gains, digital video subscriber penetration of 61.3% of basic subscribers, high speed data subscriber growth of 27% year-over-year and penetration of 35.8%, telephony subscriber growth of 25% since June 2005, telephony subscriber penetration of 13.6%, and an EBITDA margin of 38.8%. Wall Street research forecasts EBITDA growth of 8.8% CAGR from 2006 - 2009.

        Credit analysts note the increased challenges facing CVC in the next few years as Verizon deploys its fiber optic network-based data and video services into many of CVC's markets including the important New York/New Jersey metropolitan market.

        On December 5, 2005, S&P announced that its BB corporate rating for CVC remains on CreditWatch with negative implications and its B-2 short-term rating would remain on CreditWatch with developing implications. S&P cited CVC's intention to evaluate a new CSC Holdings Inc. $5.5 billion secured credit facility. The new facility would replace the existing CSC Holdings facility and provide funds for a potential $3.0 billion special dividend and up to $1.0 billion of availability. Pro forma for a $3.0 billion dividend, Cablevision's net debt would increase to approximately $11.5 billion representing 7.7x 2005E EBITDA.

        On October 25, 2005 Moody's reported that all ratings for CVC and CSC Holdings would remain on review for downgrade given the announcement of the $3 billion special dividend. Moody's downgraded CVC's corporate family rating to B1 from Ba3 on December 13, 2005.

        On December 19, 2005 CVC announced the cancellation of the special dividend due to a breach of covenants under certain CSC Holdings credit facilities arising from the proposed new bond offering. CVC's ratings were subsequently lowered (affirmed) to B1/BB-. CVC/CSC Holdings' various senior notes issues due 2008 - 2018 are currently trading at spreads of 300 - 370bps to comparable US Treasuries as shown in Exhibit 3.48.

Exhibit 3.48: CABLEVISION—CREDIT SPREAD TO US TREASURIES

Information Source: Public sources.

        Charter Communications ("CHTR"):    CHTR's current leverage is 9.9x total debt/2005E EBITDA. CHTR reported $19.1 billion of debt and $22 million of cash on its balance sheet as of September 30, 2005. In the third quarter of 2005, CHTR added 75,800 digital video customers, 98,400 high-speed Internet (HSI) subs and 22,100 telephone subscribers. Digital video subscriber penetration for the quarter was 47% of basic subs, high speed data subscriber penetration was 19% of Internet homes passed, total residential phone subs were 89,900 and CHTR's EBITDA margin was 35%. Wall Street research forecasts EBITDA growth of 8.0% CAGR from 2006 - 2009.

        CHTR's subsidiaries CCH II and CCO Holdings are leveraged at approximately 5.4x and 4.4x total debt/2005E EBITDA, respectively. CCH II's Senior Notes due 2010 (Caa1/CCC-) currently trade at 580bps above US Treasuries while CCO Holdings' 8.75% Senior Notes due 2013 (rated B3/CCC—) trade at 500bps above US Treasuries.

Exhibit 3.49: CHARTER—CREDIT SPREAD TO US TREASURIES

Information Source: Public sources.

        Cox Communications ("COX"):    Cox's leverage pro forma for the sale of 940,000 subscribers to Cebridge Connections is projected to be approximately 4.5x total debt/LTM EBITDA. Cox's recent financial performance has been robust despite the damage to its Louisiana systems caused by Hurricane Katrina. Revenues and EBITDA for the nine months ended September 30, 2005 were 10% and 15% higher, respectively, than the prior year period. Moody's senior unsecured rating for Cox is Baa3 (Stable) while S&P's rating is BBB- (Stable). Cox's 4.625% senior notes due 2010 and 5.45% Senior Notes due 2014 currently trade at 125bps and 145bps above US Treasuries, respectively.

Exhibit 3.50: COX—CREDIT SPREAD TO US TREASURIES

Information Source: Public sources.

        Mediacom Communications ("MCCC"):    MCCC is currently leveraged at 7.6x total debt/LTM EBITDA. MCCC's recent financial performance was affected by two hurricanes with year-over-year basic subscribers declining by 17,000, digital video subs increasing by 22,000 and high speed data subs increasing by 27,000. As of September 30, 2005, basic video penetration was 51% of homes passed, digital video sub penetration was 33% of basic subs, high-speed data penetration 16% of homes passed and residential phone subs were 2,000. MCCC's LTM EBITDA margin was 37.3%. Wall Street research forecasts EBITDA growth of 7.4% CAGR from 2006 - 2009.

        Moody's rating for MCCC is B1 (Stable) while S&P's rating is BB- (Negative). Mediacom LLC and Mediacom Broadband LLC's various senior notes due 2011- 2015 currently trade at approximately 500 - 575bps above US Treasuries.

Exhibit 3.51: MEDIACOM—CREDIT SPREAD TO US TREASURIES

Information Source: Public sources.

Review of Recent Leveraged Cable Transactions

        The following Exhibit 3.52 summarizes the pro forma capital structures for the three "going private" transactions in the US cable sector in 2004 and 2005 (Cox Communications, Insight Communications and Cablevision (abandoned)) and the recent Cablevision financing for its proposed $3.0 billion special dividend (abandoned) to assess leverage statistics, pricing and covenants:

Exhibit 3.52: GOING PRIVATE/LEVERAGING TRANSACTIONS

Company	Proposed Financing	Cost of Debt	Pro Forma Leverage	Moody's/S&P PF Ratings
Cox Communications	$0.5 Floating Rate Notes 3-year $1.25 Bn 5-year Notes $1.25 Bn 10-year Notes $1.5 Bn Revolving Credit Facility $2.0 Bn 5-year Unsecured Term Loan $1.25 Bn Credit Facility	4.625% 5.45%	5.5x(a) 2004E EBITDA	Baa3/BBB-
Cablevision (Abandoned)	$2.8 Bn Bank Facility $4.25 Bn High-Yield Notes		9.0x 2005E EBITDA	Ba3/BB
Cablevision $3 Billion Dividend (Abandoned)	$1.0 Bn Revolving Credit Facility $1.0 Bn Term Loan A $2.5 Bn Term Loan B $1.0 Bn Senior Notes (Not issued)	8.375%(b)	7.7x 2005E EBITDA	Ba3/BB
Insight Communications	No Change of Control; $1.1 Bn Term B Loan (Refinancing)	LIBOR + 200	5.8x 2005E EBITDA	Caa1/CCC+

Information Source: Wall Street research, Company filings, Moody's and S&P credit reports.

(a)
Pro forma for the sale of certain systems to Cebridge Connections, 2005 ending leverage is projected to decrease to approximately 4.5x.

(b)
Price talk as of December 16, 2005.

        The Cox transaction in 2004 is viewed as instructive to the potential rating analysis for TWC.

        On August 2, 2004, Cox Enterprises, Inc. ("CEI"), the parent of Cox Communications, Inc. ("Cox") announced its intention to purchase the outstanding publicly held 38% minority interest in Cox. Prior to the announcement, Cox was rated Baa2/BBB with a debt/EBITDA leverage ratio of approximately 3.0x. On December 8, 2004, CEI announced the completion of its acquisition for approximately $8.4 billion, and Cox, as a result of the transaction, was levered at 5.5x total debt/EBITDA, and Cox was downgraded to Baa3/BBB-. Both agencies maintained a stable outlook, though, noting Cox's commitment to reduce leverage into the investment grade range within a reasonable period.

        S&P stated (December 9, 2004): "Although the resulting leverage exceeds the level appropriate for a 'BBB-' rating on an ongoing basis, the ratings incorporate S&P's expectations that Cox has the capacity and commitment to reduce consolidated debt to EBITDA within two years to the low-to-mid 4x area. Maintaining a steady trajectory towards the this target will be equally important to retaining an investment grade rating."

        Moody's stated (December 20, 2004): "The rating outlook is stable. Moody's believes that management is committed to reducing debt and improving credit metrics to levels appropriate with the Baa3 rating level following higher leverage resulting from its acquisition of [Cox's] public shares outstanding." Exhibit 3.53 illustrates CEI's and Cox's rating history since 2001.

Exhibit 3.53: COX RATINGS HISTORY SINCE 2001

Cox Enterprises, Inc.				Cox Communications, Inc.
Moody's		S&P		Moody's		S&P
Date	Rating	Date	Rating	Date	Rating	Date	Rating
Jan.'01-Oct.'04	Baa1	Jan.'01-Dec.'04	BBB	Jan.'01-Oct.'04	Baa2	Jan.'01-Dec.'04	BBB
Oct.'04-Jan.'06	Baa3	Dec.'04-Jan.'06	BBB-	Oct.'04-Jan.'06	Baa3	Dec.'04-Jan.'06	BBB-

Information Source: Moody's and S&P credit reports.

        On December 2, 2004, in connection with the acquisition, Cox entered into new credit agreements providing Cox with a five-year unsecured $1.5 billion revolving credit facility, a five-year unsecured $2.0 billion term loan and an 18-month unsecured $3.0 billion term loan. The interest rate under the credit facilities varies depending on Cox's credit ratings as determined by S&P and Moody's. The financial covenants under the credit facilities require Cox to maintain a leverage ratio of not more than 5.5x debt to EBITDA prior to December 31, 2005 and not more than 5.0x on December 31, 2005 and thereafter.

        On December 15, 2004, Cox completed the private placement of $3.0 billion of new notes (consisting of $500m of floating rate notes due 2007, $1.25 billion of 4.625% notes due 2010 and $1.25 billion of 5.45% notes due 2014) to refinance the 18-month unsecured $3.0 billion term loan. The 4.625% notes due 2010 were issued at a yield of 112bps over US Treasuries. The 5.45% notes due 2014 were issued at a yield of 134bps over US Treasuries.

        As of September 30, 2005, Cox was levered at approximately 5.0x trailing EBITDA, and, as of December 31, 2005, Cox leverage was reduced to an estimated 4.5x given continued strong operating performance and pro forma the divestiture of certain cable systems for approximately $2.5 billion (expected to close in the second quarter of 2006).

        Cox's ratings reflect its strong credit profile and disciplined approach to balance sheet management. TWC, like Cox, has robust operating trends, non-cyclical and predictable revenue and cash flow generation, improving free cash flow conversion of EBITDA and manageable near-term debt maturities. TWC does have greater overall scale than Cox, including a strong presence in large, attractive markets, such as New York City and Los Angeles, and, if it becomes a fully independent company, will also have a public equity, which could materially enhance its strategic and financial flexibility.

        The going private transaction originally proposed by CVC suggested leverage of 9.0x total debt/OIBDA. This transaction was abandoned not due to difficulty in obtaining financing, but due to the inability of the parties to reach agreement on purchase price. The recently proposed CVC financing in connection with the $3 billion special dividend, while cancelled, provides another illustrative benchmark for TWC. The $1 billion issue of CSC Holdings 10-year Senior Unsecured Notes were initially priced (though not subsequently issued) to yield 8.375% or 389 bps above US Treasuries. At 7.7x leverage pro forma for the financing and dividend (compared to 6.5x currently), the new notes were priced to yield approximately 50bps more than CSC's 6.75% due 2012.

        The going private transaction of Insight Communications completed in December 2005 did not result in a change of control at Insight Communications and there was no refinancing of outstanding debt in connection with the transaction. In July 2005, however, Insight did refinance its $1.1 billion Term B loan facility under the Insight Midwest Credit Agreement which reduced its interest rate from L+275 to L+200, with the provision that the margin would be reduced by a further 25bps when the Midwest Holdings leverage ratio dropped below 2.75x. The maximum leverage covenants under the facility were also reset from 3.75x to 4.50x with annual step-downs of 0.25x. Insight Communications' 12.25% senior discount notes due 2011 (rated Caa1/CCC+) currently trade at 560bps over US Treasuries.(a)

(a)
Information from public sources.

Ratings Considerations for the Cable Industry

        To assess the credit impact of various capital structures for TWC, a variety of factors were considered including reports issued directly by the credit agencies that provide guidance on rating metrics and methodology.

        TWC compares favorably to its industry peers across most of the ratings criteria discussed by Moody's and S&P and in the benchmarking analysis that was reviewed in this presentation. TWC has strong attributes such as scale, successful deployment of advanced services, highly attractive markets, geographic clustering, technological capability, cash flow generation, and a demonstrated track record of execution. The following is an analysis of the credit of TWC based on the criteria as published by the rating agencies:

  •
  Markets

  •
  TWC has a dominant market presence in the top two DMAs (New York City and Los Angeles) and strong presence in other large growth markets

  •
  TWC has meaningful market overlap with BellSouth (which is not yet deploying competing video services); Comcast has significant overlap with Verizon and SBC (who both present more immediate competitive challenges)

Exhibit 3.54: RBOC OVERLAP WITH CABLE MSO'S

	BELL SOUTH	QWEST	SBC	VERIZON
Time Warner Cable
% RBOC overlap	34%	7%	32%	20%
Cablevision
% RBOC overlap	—	—	—	22%
Charter
% RBOC overlap	12%	3%	8%	3%
Comcast
% RBOC overlap	39%	70%	43%	50%
Cox
% RBOC overlap	11%	22%	15%	5%
Insight
% RBOC overlap	4%	—	2%	—

Source: Information and estimates based on various Wall Street research reports. Figures may not total to 100% due to rounding.

  •
  Clustering and Scale

  •
  TWC is the second largest multi-channel video provider in the US with 14.4 million managed subscribers (compared to 23.3 million for Comcast and 14.9 million for DirecTV)

  •
  75% of TWC's subscribers are located in 19 geographic clusters, each serving more than 300,000 subscribers; 89% of TWC's subscribers are located in eight states

  •
  Only CVC has equally attractive clustering and demographics as TWC

  •
  Plant Technical Status

  •
  Homes passed in all 31 of TWC's operating divisions have two-way bandwidth capacity of 750Mhz or greater

  •
  Advanced Services Deployment

  •
  TWC (excluding Adelphia systems) has rolled out telephony in each of its 31 operating divisions since 2004 giving it a substantial time-to-market advantage versus the RBOCs in deploying a triple play bundle

  •
  TWC announced that as of November, 2005 it had surpassed one million telephony subs (75% were triple play subscribers)

  •
  Triple play penetration grew from 1% of customer relationships in December 2004 to 5% in September 2005

  •
  Marketing and Customer Service

  •
  RGU net additions nearly doubled to 1.7 million in the three quarters ending September 30, 2005 compared to the prior year

  •
  Advertising Revenue

  •
  TWC's advertising revenues comprise approximately 6% of total revenues and have grown by 6% in the twelve months ended September 30, 2005 (compared to 11% the prior year)

  •
  Financial Benchmarks

    •
    TWC could potentially maintain its investment grade rating with a target leverage ratio of up to 4.75x debt/OIBDA; at 4.75x—6.0x TWC would be likely rated Ba1/BB+ or lower

  •
  Recovery Considerations

  •
  The value of TWC's assets provide full asset coverage (based on enterprise value or book value) with a significant equity cushion, even at 6.0x leverage

  •
  Operating Capabilities

  •
  As shown in the benchmarking analysis, TWC has industry leading operating metrics (ARPU, penetration rates and margins) relative to the peer group

  •
  The Adelphia systems had an ARPU of $65 and OIBDA margin of 27% in 2004; there is considerable scope to turn around the acquired systems and bring their operating and financial performance in line with the TWC average ($76 ARPU and 39% OIBDA margin)

  •
  Ability to Respond to Changes in the Competitive Landscape

  •
  TWC has deployed a full complement of products (VOD, DVR, HDTV, Interactive TV, Start Over). TWC is ahead of most of the peer group in this regard

  •
  TWC has recently announced several new technologies such as Start Over, switched digital video and digital simulcast. TWC also recently announced its involvement in the joint venture between MSOs and Sprint Nextel to provide quadruple play services

Proposed Capital Structure

        TWC, as a standalone, public company should seek to increase leverage on its balance sheet and should adopt a policy of no dividends for the intermediate term.

        The current capital structure for TWC (pro forma for the Adelphia/Comcast transactions) at 3.6x total debt/2005 OIBDA is sub-optimal in terms of balancing the returns to equity holders and financial flexibility. TWC's robust projected free cash flow growth and management's strong track record of innovating and delivering operating results should enable TWC to support, if desired, up to a 6.0x total debt/OIBDA ratio. Such a capital structure would allow TWC to maintain sufficient liquidity to meet ongoing operating capital requirements and overall financial stability.

        TWC, on a standalone basis, should target long-term leverage of 3.75x-4.0x total debt/OIBDA. However, the analysis suggests that TWC could support initial leverage of approximately 4.75x and achieve a rating of no lower than Baa3/BBB- from Moody's and S&P. This is a lower rating than that pursued by TWX, which has stated that a BBB+ rating offers the optimal balance between cost-of-capital benefits and accommodating its agenda for growth and shareholder returns. An initial Baa3/BBB-rating with a long-term target of 3.75x-4.0x should provide TWC with ample financial flexibility consistent with generating attractive returns on invested capital.

        The estimated financial impact to TWC of the proposed capital structure is analyzed in Exhibit 3.56. The cost of TWC's incremental debt would depend on market conditions at the time of issuance, however, the assumption is that at 4.75x leverage, TWC's senior intermediate term debt would cost approximately 6.00%-6.25% or a spread of approximately 150 - 175bps over US Treasuries. These levels were estimated by reviewing the current trading levels of TWC's peers. Comcast senior notes are trading 100bps over US Treasuries and Cox's 5.45% Notes due 2014 (Baa3/BBB-, 4.5x 2005E total debt/OIBDA) are trading at approximately 145bps over US Treasuries. Cablevision's CSC Holdings, a Ba3/BB credit, has notes trading at approximately 310 - 350bps over US Treasuries. TWE has outstanding securities that trade at the following spreads to US Treasuries:

Exhibit 3.55: TWE BOND SPREADS

PRINCIPAL AMOUNT	DEBT SECURITY	SPREAD TO US TREASURIES AS OF 1/27/06
$600	7.25% due September 1, 2008	89
250	10.15% due May 1, 2012	153
350	8.875% due October 1, 2012	134
1,000	8.375% due March 15, 2023	227
1,000	8.375% due July 15, 2033	215

Information Source: Public sources.

        The analysis undertaken assumes, after the incremental borrowings are raised at TWC, that TWC uses internally generated free cash flow to repay debt in order to reach the target leverage of 3.75x-4.0x. TWC's leverage, based on the forecasts, should reach 4.0x total debt/OIBDA by 2007 - 2008. This should allow TWC to be solidly within investment grade guidelines based on S&P criteria.

Pro Forma Credit Statistics

        The following analysis illustrates the cash flow forecasts of TWC assuming initial leverage of 4.75x total debt/OIBDA. TWC's leverage ratio, based on the forecasted free cash flow, is expected to decline to 4.0x and 3.4x by the end of 2006 and 2007, respectively.

Exhibit 3.56: TWC DEBT ANALYSIS AT 4.75X ($ MM)(a)

	2005PF		2006PF		2007PF		2008PF		2009PF		2010PF		CAGR '05PF-'10PF
OIBDA	$4,452		$5,153		$5,815		$6,294		$6,800		$7,300		10.4%
% Margin	36.0%		37.6%		38.7%		38.8%		39.2%		39.7%
% Growth	—		15.8%		12.8%		8.2%		8.0%		7.4%
Free Cash Flow
OIBDA	4,452		5,153		5,815		6,294		6,800		7,300
Less: Net Interest	(892)		(1,290)		(1,276)		(1,200)		(1,074)		(890)
Less: Cash Taxes	(427)		(487)		(695)		(849)		(1,042)		(1,251)
Less: Capital Expenditures	(2,500)		(2,995)		(2,896)		(2,799)		(2,803)		(2,859)		2.7%
Less: Changes in Working Capital	0		0		0		0		0		0
Free Cash Flow	$632		$381		$947		$1,446		$1,882		$2,300		29.5%
Less: Dividends	0		0		0		0		0		0
% of Cash Flows	0.0%		0.0%		0.0%		0.0%		0.0%		0.0%
Free Cash Flow (Post-Dividends)	$632		$381		$947		$1,446		$1,882		$2,300		29.5%
Leverage
Total Debt	$21,145		$20,764		$19,817		$18,371		$15,489		$12,189

Cash	50		50		50		50		50		50

Net Debt	$21,095		$20,714		$19,767		$18,321		$15,439		$12,139

Credit Statistics
Total Debt/LTM OIBDA	4.75	x	4.0	x	3.4	x	2.9	x	2.3	x	1.7	x

Net Debt/LTM OIBDA	4.7		4.0		3.4		2.9		2.3		1.7
Total Debt/Subscriber	1,652		1,617		1,539		1,422		1,196		938
OIBDA/LTM Net Interest Expense	5.0	x	4.0	x	4.6	x	5.2	x	6.3	x	8.2	x
(OIBDA-Capex)/LTM Net Interest Expense	2.2		1.7		2.3		2.9		3.7		5.0
Capacity for Share Repurchase
Assumed Maximum Leverage
3.50x	—		$0		$637		$3,116		$3,555		$3,778
3.75	—		0		2,091		3,208		3,623		3,839
4.00	—		0		3,544		3,301		3,692		3,899

Source: Information and estimates based on various Wall Street research reports.

(a)
Assumes initial 4.75x leverage at a rate of 6.1% (including swap costs). Debt amortization payments are assumed at $1,000 in each of 2009 and 2010. Assumes a minimum cash balance of $50 million is maintained in all periods.

        The financial impact on TWC was also analyzed assuming initial leverage at 6.0x total debt/OIBDA. At 6.0x initial leverage, TWC could generate approximately $10.9 billion of capital to distribute to shareholders compared to $5.3 billion at 4.75x initial leverage. A cable company with the size, scale and footprint of TWC could manage a 6.0x leverage capital structure, though, such a capital structure could result in TWC having less room for operating shortfalls or a dramatic change in competitive environment. TWC would likely be rated Ba1/BB+ and, based on the projections, not return to investment grade status until 2008 - 2009 when leverage is expected to decline to 3.9x and the interest coverage ratio is expected to increase to 3.8x. With a lower initial leverage of 4.75x, TWC should retain sufficient financial flexibility to effectively carry out its operations and pursue strategic opportunities.

PRO FORMA CREDIT STATISTICS: 6.0X DEBT/2006E OIBDA

Exhibit 3.57: TWC DEBT ANALYSIS AT 6.0X ($ MM)(a)

	2005PF		2006PF		2007PF		2008PF		2009PF		2010PF
Credit Statistics
Total Debt/LTM OIBDA	6.00	x	5.2	x	4.5	x	3.9	x	3.2	x	2.6	x

Net Debt/LTM OIBDA	6.0		5.1		4.4		3.9		3.2		2.6

Total Debt/Subscriber	2,087		2,070		2,010		1,913		1,706		1,469
OIBDA/LTM Net Interest Expense	3.7	x	3.0	x	3.4	x	3.8	x	4.4	x	5.3	x
(OIBDA-Capex)/LTM Net Interest Expense	1.6		1.3		1.7		2.1		2.6		3.2
Cumulative Capacity for Share Repurchase			$0		$0		$697		$4,303		$8,164

Source: Information and estimates based on various Wall Street research reports.

(a)
Assumes 6.0x initial leverage at a rate of 6.3% (including swap costs). Debt amortization payments are assumed at $1,000 in each of 2009 and 2010. Assumes a minimum cash balance of $50 million is maintained in all periods. Analysis assumes an amendment to the maximum 5.0x leverage covenant under the TWC Credit Agreement. Assumes a target leverage of 4.0x.

Dividend Policy

        TWC, like its closest comparable Comcast, should not consider a regular dividend on its common stock assuming either the capital structure as currently proposed by management or a more appropriately levered one as highlighted in this analysis. Equity investors in the cable sector do not typically expect such a dividend payment and TWC should more appropriately conserve cash and use funds for capital expenditures and debt repayment.

XIV. TWX DEBT SUMMARY

Exhibit 3.58: TWX DEBT SUMMARY ($ MM)

Entity	Type of Debt	Capacity/ Outstanding	Coupon	Leverage Covenants	Call Option
TIME WARNER INC.	Revolving Credit Facility due 6/30/09	$7,000	L+0.50%	4.5x EBITDA; 2.0x Cash Interest
	Commercial Paper	5,000
	Notes due 4/15/06	1,000	6.13%	—	Make Whole +25bps
	Notes due 5/1/07	1,000	6.15%	—	Make Whole +25bps
	Notes due 4/15/11	1,000	6.75%	—	Make Whole +30bps
	Notes due 5/1/12	2,000	6.88%	—	Make Whole +30bps
	Debentures due 4/15/31	2,000	7.63%	—	Make Whole +35bps
	Debentures due 5/1/32	2,000	7.70%	—	Make Whole +35bps

	Subtotal	$9,000
HISTORIC TW INC.	Debentures due 6/15/18	$600	6.88%	—	—
	Debentures due 5/15/29	1,000	6.63%	—	Make Whole +20bps

	Subtotal	$1,600
TIME WARNER COMPANIES, INC.	Debentures due 8/15/06	$548	8.11%	—	—
	Debentures due 8/15/07	548	8.18%	—	—
	Debentures due 1/15/08	166	7.48%		—
	Debentures due 1/15/13	1,000	9.13%		—

	Debentures due 1/15/16	150	8.05%			—
	Debentures due 10/15/17	500	7.25%			—
	Debentures due 2/1/23	602	9.15%		1.5x Cash Flow Ratio(a)	—
	Debentures due 2/1/24	450	7.57%			—
	Debentures due 1/15/26	28	6.85%			—
	Debentures due 1/15/28	500	6.95%			—
	Discount Debentures due 1/15/36	200	8.30%		—

	Subtotal	$4,692
TURNER BROADCASTING SYSTEM, INC.	Senior Notes due 7/1/13	$300	8.38%		1.5x Interest Ratio	At Holder Option Upon Change of Control

	Subtotal	$300
TIME WARNER CABLE TIME WARNER ENTERTAINMENT COMPANY, L.P.	Revolving Credit Facility due 11/23/09	$4,000	L+0.39	%(b)	5.0x EBITDA; 2.0x Cash Interest of TWC
	Commercial Paper	2,000
	Commercial Paper	1,500
	Senior Debentures due 9/1/08	600	7.25%		—	—
	Senior Notes due 5/1/12	250	10.15%		—	—
	Senior Notes due 10/1/12	350	8.88%		—	—
	Senior Debentures due 3/15/23	1,000	8.38%		—	—
	Senior Debentures due 7/15/33	1,000	8.38%		—	—

	Subtotal	$3,200

	Total Outstanding (as of 9/30/05)	$18,792

Information Source: Company filings. Not pro forma for Adelphia/Comcast transactions.

(a)
Reflects Cash Flow/Interest Expense.

(b)
Interest rate depends on the rating of TWC (currently LIBOR + 39 bps plus 11bps for commitment fees).

        Based on a review of the existing indebtedness of TWX and its subsidiaries (including publicly disclosed agreements and indentures for the bank credit facilities and the public debt securities of TWX, TWC and TWE), it appears that certain indebtedness may be implicated by the proposed tax-free distributions of the TWX businesses. As a result, certain actions may be required in order to effect the proposed distributions. These actions may include certain internal reorganizations of TWX's corporate structure, refinancing certain indebtedness and/or taking such other actions as necessary. A further analysis of the indebtedness that would exist at the time of the proposed distributions, together with discussions with the relevant parties (as appropriate), may be required in order to maximize the benefit of the proposed distributions and to minimize any associated costs. For the purposes of this analysis, (i) the assumption is that any potential issues associated with the existing indebtedness will be addressed and (ii) the potential fees, expenses and other costs associated with such arrangements, if any, have not been taken into account (or reflected) in these materials.

FEBRUARY 1, 2006

CHAPTER 4

Valuation

		CHAPTER 4 VALUATION
I.	EXECUTIVE SUMMARY	238
II.	THE VALUE LOST DUE TO THE CONGLOMERATE STRUCTURE	239
III.	THE RATIONALE FOR SEPARATION	241
IV.	THE OPTIMAL GROUPING OF THE ASSETS	249
V.	EACH SEPARATECO SHOULD BENEFIT AS AN INDEPENDENT, PUBLIC COMPANY	252
VI.	THE PIECES ARE WORTH MORE THAN THE WHOLE	266
VII.	AOL: SUMMARY VALUATION	270
VIII.	CONTENT: SUMMARY VALUATION	279
IX.	PUBLISHING: SUMMARY VALUATION	298
X.	TWC (CABLE): SUMMARY VALUATION	307

I.     EXECUTIVE SUMMARY

        TWX, by any measure, is undervalued. There appears to be a significant valuation gap between the current stock price of TWX and the estimated intrinsic value of the underlying assets of the Company.

        The most effective means of unlocking the intrinsic value of TWX would be to disaggregate the assets. TWX, if broken up into four independent, public companies (each a "SeparateCo"), should trade, on a fully distributed basis, at an implied value per TWX share of approximately $22.52-$25.68 (which excludes the value impact of share repurchases—see Chapter 5 "Summary and Recommendation").

Exhibit 4.1: IMPLIED TWX SHARE PRICE (EXCL. VALUE IMPACT OF SHARE REPURCHASES)

	LOW	HIGH
Current TWX Share Price (01/27/06)	$17.29
Inc. in Value from Separation	3.55	6.50
Dec. in Value from NOL Usage	(0.08)	(0.08)
Inc. in Value from Corporate O/H Reductions	0.70	0.78
Inc. in Value from SG&A Cost Reductions	1.06	1.19

Implied TWX Share Price (excludes the value impact of share repurchases)	$22.52	$25.68
Implied Multiple of 2006PF OIBDA	9.7x	10.9x

Source: Information and estimates based on various Wall Street research reports and company filings.

        TWX currently trades at 8.3x and 15.6x 2006E OIBDA and FCF, respectively. Despite owning the premier portfolio of global media assets (cable, networks, filmed entertainment and publishing) and having a leading online presence (AOL), TWX trades at a discount to the mean and median multiples of the diversified media group (and at a significant discount to the major online peers). Most of the diversified media conglomerates, in turn, trade at a discount to their sum-of-parts valuations based on the estimates of Wall Street research analysts.

Exhibit 4.2: TWX VERSUS DIVERSIFIED MEDIA GROUP ($ MM, EXCEPT PER SHARE FIGURES)(a)

					Enterprise Value as a Multiple of:		Price per Share as a Multiple of:
	Stock Price
					EBITDA		FCFPS		FCF Yield
Company		% of 52W High	Market Value	Enterprise Value
	1/27/2006				2005E	2006E	2005E	2006E	2005E	2006E
News Corp.	$16.71	91.6%	$52,739	$42,017	9.2x	8.3x	19.6x	19.8x	5.1%	5.0%
Viacom	$43.29	—	33,625	39,967	13.8	12.5	24.8	21.9	4.0%	4.6%
Walt Disney	$25.08	83.6%	48,613	60,408	10.8	9.3	22.2	25.1	4.5%	4.0%
			Median		10.8x	9.3x	22.2x	21.9x	4.5%	4.6%
			Mean		11.3	10.0	22.2	22.3	4.5%	4.5%
Time Warner	$17.29	91.0%	$80,755	$105,278	9.2x	8.3x	18.0x	15.6x	5.6%	6.4%
TWX (ex. TWC)	—	—	55,019	61,480	8.8	8.2	15.4	12.3	6.5%	8.1%

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
TWX and TWX (excluding TWC) include the impact of deferred taxes due to the use of NOLs. Disney is not pro forma for the announced acquisition of Pixar.

        TWX is not likely to maximize long-term shareholder value by maintaining its current corporate structure. TWX's poor stock performance can be linked to the following:

  (1)
  TWX is a portfolio of businesses with disparate fundamentals / growth characteristics that are valued by investors based on different metrics

  (2)
  Complicated investment thesis and unnatural shareholder base

  (3)
  Limited focus on the growth prospects and value of Content; significant market focus on the prospects of TWC and AOL

  (4)
  Limited ability of one division to impact the operating results of consolidated TWX

  (5)
  Bloated corporate and divisional infrastructure and costs (as evidenced by recent cost cutting initiatives at Publishing, Warner Bros. etc. and by the $250 million of cost cuts at WMG).

  (6)
  Under-leveraged capital structure.

        Separation of the divisions should deliver substantial value to shareholders over the long-term. TWX has been managed as a collection of autonomous units with little evidence that synergy has been created from the portfolio of distribution, content and online assets. Mr. Don Logan (former Co-COO) said in December 2003, "our Company still believes in decentralized operations, because all of our businesses are very different and compete in different industries."(a) Mr. Glenn Britt, the Chairman and CEO of TWC on December 5, 2005 said that "we run [TWC] as a stand-alone business…we operate at arm's length [to the Parent] and have for years."(b) Mr. Steve Case (former Chairman of the Board), on December 11, 2005, pointed to the same issue, stating that "the 'one company' strategy never got off the ground...each division did its own thing."(c) Separation should not have any negative impact on the operating and financial results of each of unit. Each division would have the size, scale and market clout to be successful as an independent, public company.

(a)
Q+A—Logan: AOL to See Double-Digit Gains, Advertising Age, December 15, 2003.

(b)
UBS Conference, December 5, 2005.

(c)
Steve Case, It's Time to Take it Apart, The Washington Post, December 11, 2005.

        This analysis will specifically review the following in addressing the question of whether TWX should be broken up into SeparateCos:

  (1)
  What value is potentially lost due to the conglomerate structure?

  (2)
  What is the rationale for separation? What could a restructuring accomplish that cannot be achieved under the current TWX umbrella?

  (3)
  What is the optimal grouping of the assets/divisions?

  (4)
  How would each SeparateCo benefit from structural separation?

II.    THE VALUE LOST DUE TO THE CONGLOMERATE STRUCTURE

        There appears to be little evidence that TWX has been an effective conglomerate despite the amalgamation of sector-leading media businesses. What then is the benefit of the corporate structure?

        Many of the equity analysts that cover TWX assign a "discount" to their valuation of the Company. The magnitude of the "discount" at TWX, as estimated by various research analysts, is approximately 10%-15% of the gross equity value of TWX.

Exhibit 4.3: CONGLOMERATE DISCOUNT

FIRM	DATE	SELECTED COMMENTS
Goldman Sachs	11/10/05	"We hold a different perspective on the value of TWX…and also apply a holding company reverse synergy discount in all of our Entertainment company SOP values." The valuation assumes a 10% discount applied to gross equity value or $9.5-$11.3 billion or approximately $2.00-$2.50 per share
Banc of America	11/10/05	"Academic studies show that the market systemically places a discount on the value of conglomerates…10%…Implied Media Conglomerate Equity Discount" or approximately $8.5 billion or $1.79 per share
Citigroup	10/31/05
"By disaggregating the respective businesses, we think the market is more apt to recognize the underlying value of each business. While investors have long argued that TWX is inexpensive using a sum-of-the-parts valuation, we think this discount will likely persist until management allows the market to own each business individually." The "extra value" is assumed to be $15.2 billion or $3.25 per share.

"However, even if we are right that the synergies between content and distribution do not exist, it does not necessarily imply that keeping the assets together impairs Time Warner's market value. However, we believe there are three reasons to suggest it might. First, the cable business and content business rely on markedly different valuation methodologies. While the content business is increasingly valued on free cash flow, we believe cable will continue to use EV/EBITDA multiples—or per sub multiples—for the foreseeable future. Second, although debates continue about the merits of content versus distribution, by owning both assets, a company is destined to own at least one underperforming asset. This virtually ensures that a media conglomerate will underperform half of pure-play peers. Third, we believe continued consolidation in both content and distribution will likely continue. By holding both assets under one corporate roof, M&A may be thwarted, denying existing shareholders one avenue of meaningful equity appreciation, an acquisition premium."
Morgan Stanley	10/21/05
"The $5-$6 market discount to TWX's intrinsic value is likely spread across the company's segments. Despite the partial spin-off of TWC, this discount is unlikely to disappear in the near future, as resolving corporate and capital structure issues should take about two years. And, in our view, a complete spin-off of TWC could actually dilute the value of TWX without further changes to the capital structure."

Source: Information and estimates based on various Wall Street research reports.

        An examination of the sum-of-the-parts ("SOTP") valuations for TWX by the research community reveals that most analysts believe TWX is undervalued. The published reports estimate high-end values from $19.77-$24.75(a) per TWX share.

(a)
Excludes Bear Stearns (Raymond Lee Katz) who on September 13, 2005 stated that we "[Bear Stearns] believe his [Icahn's] positions have strong logic" and that the value of the Icahn proposal could be a price of $23.00.

        The price per share derived from the SOTP reference range, as calculated by the research analysts, would be further increased if one assumes the:

  (1)
  elimination of the estimated "discount" associated with the conglomerate structure (a gain of $1.79-$3.25 per TWX share)

  (2)
  reduction of certain overhead, and general and administrative costs

        The assumed cost savings include the elimination of 100% of the corporate overhead expense of TWX (partially offset by an aggregate of $100 million of incremental expenses which are allocated to the SeparateCos as independent, public companies, except TWC) and the reduction in SG&A expenses of 5% at each SeparateCo (based on 2005E figures).

        It is estimated that with these adjustments to the SOTP values of the research analysts, TWX shares have an implied value as high as $22.01-$26.97(a).

(a)
Excludes Bear Stearns (Raymond Lee Katz) who on September 13, 2005 stated that we "[Bear Stearns] believe his [Icahn's] positions have strong logic" and that the value of the Icahn proposal could be a price of $23.00.

Exhibit 4.4: ANALYST VALUATION RANGE

Brokerage	Date of Report	SOTP High- End Value	Elimination of Discount for Structure	Reduction of Corporate O/H and SG&A(b)	Adjusted SOTP High Value
Bernstein	30-Jan-06	$20.05	—	$1.96	$22.01
Goldman Sachs	30-Jan-06	22.00	$2.44	2.05	26.49
Banc of America	21-Dec-05	19.77	1.79	2.08	23.64
Thomas Weisel	20-Dec-05	22.77	—	2.35	25.12
Oppenheimer	19-Dec-05	24.75	—	2.22	26.97
Merrill Lynch	06-Dec-05	20.00	—	2.06	22.06
American Technology	05-Dec-05	21.55	—	2.11	23.66
CIBC	03-Nov-05	21.16	—	1.90	23.06
Citigroup	02-Nov-05	20.73	3.25	2.08	26.06
Natexis Bleichroeder	27-Oct-05	21.47	—	2.07	23.54
Bear Stearns	14-Oct-05	17.59	—	2.02	19.61
	Median	$21.16	$2.44	$2.07	$23.64
	Mean	21.08	2.49	2.08	23.84

Source: Information and estimates based on various Wall Street research reports.

(b)
Represents the elimination of $452 million of TWX corporate expenses and $36 billion of intersegment eliminations in 2006E plus the addition of $100 million in 2006PF corporate expenses associated with each SeparateCo as an independent, public company. The net corporate expense savings are capitalized at each analyst's estimated consolidated multiple for TWX or multiple applied by the analyst to value, in aggregate, the corporate expenses. Includes a reduction of $510 million (5% of total 2005E SG&A expenses for TWX) of SG&A expenses across the various business units of TWX and are capitalized at the pro forma OIBDA multiple for each business.

III.  THE RATIONALE FOR SEPARATION

        The break-up of the Company should extract the maximum fully distributed trading value for the divisions of TWX. The fundamental logic is that TWX's size, scale and structure have created a significant discount that has not been offset by demonstrable operating efficiencies among the divisions. Other media companies, including Clear Channel, IAC, Liberty Media and Viacom (with CEOs that have large ownership positions), appear to have come to the same conclusion and have undertaken restructurings to enhance long-term value.

        Each of the operating units of TWX has been reasonably well managed (with the exception of AOL which has been slow to respond to the rapidly changing landscape) and each would have the size, scale, infrastructure and market position to be successful as an independent, public company. Each SeparateCo should be valued by investors based on a variety of metrics including its growth prospects, cash flow characteristics, capital structure, dividend policy, competitive position and quality of management. A favorable market reception could be envisioned for each SeparateCo.

        What could a restructuring of TWX accomplish that cannot be achieved under the current organizational structure?

  (1)
  Allows each SeparateCo to develop a natural shareholder base given a simple, clear and transparent proposition to the market

  (2)
  Allows each SeparateCo to develop a rational, tailor-made financial strategy, an optimal capital structure and appropriate policy toward return of excess capital to shareholders (e.g.; repurchases and dividends)

  (3)
  Disciplines each SeparateCo to streamline its cost structure, enhance margins and efficiently invest and allocate capital

  (4)
  Allows each SeparateCo the freedom of strategic movement; creates an acquisition currency to pursue initiatives without concern for portfolio-driven constraints of TWX; eliminates any negative synergies from TWX ownership

  (5)
  Allows each SeparateCo to create appropriate management incentive plans to attract and retain talent based on the underlying performance of the business.

  (6)
  Allows for the possible future sale of each SeparateCo, if desired by the Board of the SeparateCo and its shareholders, to maximize value through a change of control premium

The creation of SeparateCos could lead to an increase in the underlying trading multiple for the combined units versus the current blended trading multiple for TWX.

        The following is a more detailed discussion of the potential benefits of the separation of TWX as outlined above.

1.     FULL SEPARATION WOULD ALLOW THE DEVELOPMENT OF NATURAL SHARE-HOLDER BASE

        The strategy and structure of TWX has led to an unnatural shareholder base and, ultimately, to a sub-optimal trading multiple for the conglomerate. The combination of distribution assets (TWC), content assets (Networks, Film Entertainment, and Publishing) and online assets (AOL) presents a complicated investment thesis to an equity market that seeks simplicity and transparency. Prospective investors in TWX are required to develop a constructive view on the prospects of the cable, programming and publishing sectors. The equity story at TWX, however, is more clouded due to the inclusion of AOL. Only one of the major sell-side research analysts who publishes on TWX (predominantly analysts who follow the diversified media sector) covers the peer group of the least transparent of TWX divisions, AOL. If AOL is the most complex division, shouldn't it be "liberated" as Mr. Case suggests?(a)

(a)
Steve Case, It's Time to Take it Apart, Washington Post, December 11, 2005.

Exhibit 4.5: EQUITY COVERAGE OF DIVERSIFIED MEDIA VS INTERNET STOCKS

TWX Analyst	Other Companies Covered by TWX Analyst	Analyst Covering Internet Companies: eBay, Google, and Yahoo!
Douglas S. Shapiro (Banc of America)	Viacom, Comcast, Cablevision, Walt Disney, News Corp., DirecTV, Charter, Mediacom, Echostar, Gemstar TV Guide	John Jenides
Raymond Katz (Bear Stearns)	Cablevision, Charter, Comcast, DreamWorks, Liberty Media, Pixar, Viacom, Walt Disney	Robert Peck
Jason Bazinet (Citigroup)	Warner Music, Charter, Walt Disney, Viacom, Comcast, Cablevision, Echostar, Mediacom, DirecTV, PanAmSat	Mark Mahaney
William Drewry (CSFB)
	Journal Communications, Lee Enterprises, Journal Register, Viacom, Belo, Walt Disney, Gannett, McClatchy, News Corp., Liberty Media, Media General, New York Times, Playboy Enterprises, EW Scripps, Tribune, Dow Jones, Pixar, Washington Post, Knight Ridder, Discovery, CNET Networks, Primedia, Factset, Viacom, News Corp., Martha Stewart, Penton Media	Heath Terry
Anthony Noto (Goldman Sachs)
	eBay, VistaPrint, WebMD Health, Expedia, RealNetworks, Walt Disney, Baidu.com, IAC/InterActive, DreamWorks, FTD Group, Priceline.com, Viacom, Warner Music, Google, Yahoo!, GSI Commerce, Earthlink, 1-800-FLOWERS.COM, News Corp, CNET Networks, Dolby Laboratories, Amazon.Com	Anthony Noto
Douglas Mitchelson (Deutsche Bank)	Pixar, New Skies Satellite, Liberty Media, Warner Music, News Corp., PamAmSat, Discovery, EchoStar, Walt Disney, Viacom, Comcast, Cablevision, DirecTV	Jeetal Patel
Spencer Wang (JP Morgan)	News Corp., Pixar, DreamWorks, Walt Disney, Viacom, Liberty Media, Clear Channel, Univision, Cumulus, Cox Radio, Radio One, Citadel Broadcasting, Entercom	Imran Khan
Vijay Jayant (Lehman Brothers)	Cablevision, Viacom, Warner Music, XM Satellite, New Skies Satellite, News Corp., Liberty Global, Liberty Media, Comcast, DirecTV, Viacom, EchoStar, Sirius, Walt Disney	Douglas Anmuth
Jessica Rief Cohen (Merrill Lynch)	Discovery, News Corp., Comcast, Walt Disney, Cablevision, Liberty Media, DreamWorks, Pixar, DirecTV, Viacom, Univision, MediaCom, Warner Music	Lauren Rich Fine

Richard A. Bilotti (Morgan Stanley)	Liberty Media, Viacom, Charter, Walt Disney, Cablevision, News Corp., DreamWorks, Discovery, Pixar, Comcast, Warner Music, RCN Corp/Old	Mary Meeker
Katherine Styponias (Prudential Equity)	Six Flags, Viacom, Liberty Media, Walt Disney, Cablevision, EchoStar, Pixar, DirecTV, Comcast, DreamWorks	Mark Rowen

Source: Information and estimates based on various Wall Street research reports.

        The restructuring into separate companies is expected to create "pure play" equities that provide simplicity, transparency and clarity to prospective investors and analysts. Each SeparateCo should fit comfortably into research categories and portfolio manager responsibilities so that each is able to attract a natural shareholder base. Investors, not TWX, can then diversify their portfolios, as they deem necessary.

        The TWX portfolio is a mix of businesses with fundamentally different investment attributes. TWX is a blend of some high growth, high capital intensive businesses, some moderate growth, low capital intensive businesses and even some high growth, high risk, low capital intensive businesses. Since 2001, TWX has experienced a dramatic turnover in institutional ownership as growth investors have abandoned the stock, which has contributed to the contraction of TWX's multiple.

Exhibit 4.6: TWX HISTORICAL SHAREHOLDER BASE: 2001-2005

Information Source: Public sources.

        TWX's current shareholder base differs from pure-play content and distribution (cable) stocks in the market.

Exhibit 4.7: ANALYSIS OF CURRENT SHAREHOLDER BASE:
TWX VS. CONTENT AND CABLE STOCKS

Information Source: Public sources.

(a)
Includes E.W. Scripps, DreamWorks, Discovery, Pixar and Lions Gate Entertainment.

(b)
Includes Comcast, Cablevision, Charter and Mediacom.

        TWX's divisions are valued by investors based on different metrics: OIBDA, FCF, EPS or yield. Each of TWX's divisions should be positioned to appeal to specific categories of investors: Growth, GARP, Value and Index. Each SeparateCo will likely become a "must-own" stock in its sector.

        Full separation, not partial separation through the distribution of a minority ownership stake, is required to achieve a positive outcome for both the SeparateCos and the shareholders. The example of TWC will be used to illustrate this point.

        A partial listing of TWC shares, while it would place a public market value on TWC, would not eliminate the imbedded discount which results from several factors, including (1) the dual class voting stock; (2) a controlling majority shareholder and uncertain strategy of the Parent; (3) a significant overhang position; and (4) more limited liquidity given the proposed 16% float.

        The full separation of TWC would allow the equity to be valued based on TWC's performance and prospects, rather than on the strategy and constraints of TWX. A fully independent TWC would develop its own shareholder base and realize, over time, a full valuation. The partial distribution of TWC is not the optimal mechanism to maximize the value to Adelphia constituents and to TWX shareholders. The 16% minority stake, despite TWC's relatively large capitalization, creates insufficient float for investors seeking to build positions. A full distribution would provide substantial liquidity and allow the intrinsic value of the asset to be more fully and more rapidly reflected in the stock. TWX attempted the strategy of a partial float of its cable company in 1986 with the public offering of American Television and Communications, Inc. ("ATC") that was subsequently taken private again by TWX in 1992. ATC, according to the Bear Stearns' equity analyst, "traded at a discount to its cable comparables."(a)

(a)
Raymond Katz, Time Warner—Mr. Icahn's 14A- A Critique, Bear Stearns, September 13, 2005.

        There should be significant investor demand for a pure play cable company with the strong attributes of TWC. TWC, as a "best of breed" equity, is expected to be an attractive alternative to Comcast and other publicly traded MSOs. Comcast's public float comprises approximately 90% of the outstanding float of cable sector, up from 84% in 2003 due to the "going private" transactions for Cox and Insight.(b)

(b)
Public sources.

Exhibit 4.8: TOP 25 HOLDERS OF CABLE STOCKS BY EQUITY MARKET VALUE ($ MM)

HOLDER NAME	$MKT VAL TWX	$MKT VAL CMCSA	$MKT VAL CVC	$MKT VAL ICCI	$MKT VAL CHTR	$MKT VAL MCCC	$MKT VAL EQUITY
Barclays Global Investors, N.A.	$2,811	$2,565	$88	$41	$15	$20	$5,541
Capital Research & Management Co.	4,205	980	0	0	0	0	5,185
Dodge & Cox, Inc.	2,372	2,232	0	0	0	0	4,604
SSgA Funds Management	2,452	1,351	47	10	4	3	3,867
Alliance Capital Management	3,032	525	1	0	0	0	3,559
Wellington Management Co. LLP	2,646	745	22	0	22	0	3,435
Vanguard Group, Inc.	1,908	1,061	63	10	6	5	3,052
Smith Barney Asset Management	2,268	250	514	1	5	1	3,038
Fidelity Management & Research Co.	1,572	464	24	0	16	0	2,076
Capital Guardian Trust Co.	1,799	124	129	0	0	0	2,053
Goldman Sachs Asset Management LP (US)	1,339	377	22	0	0	0	1,737
T. Rowe Price Associates, Inc. (MD)	1,125	428	54	1	0	0	1,608
Northern Trust Global Investments	907	581	13	5	2	2	1,511
Harris Associates LP	1,312	2	109	0	0	0	1,424
TIAA-CREF Investment Management LLC	743	392	29	5	2	2	1,172
Mellon Bank Asset Mgmt. (Mellon Capital Mgmt.)	574	328	13	2	1	1	918
Legg Mason Capital Management, Inc.	864	1	0	0	0	0	865
Van Kampen Asset Management	789	4	0	0	0	0	793
Merrill Lynch Investment Managers, Inc./Mercury Advisors	656	113	6	2	1	1	778
Morgan Stanley & Co., Inc.	623	103	4	1	0	0	731
GAMCO Investors	272	29	382	1	0	0	684
UBS Securities LLC	457	70	62	11	1	1	602
New York State Common Retirement Fund	381	206	2	0	0	0	589
UBS Global Asset Management (Americas), Inc.	563	13	0	0	0	0	576
S.A.C. Capital Advisors LLC	510	0	44	0	0	0	555

Information Source: Public sources.

2.     EACH SEPARATECO NEEDS ITS OWN RATIONAL FINANCIAL STRATEGY

        The creation of SeparateCos will allow tailor-made capital structures for each entity based upon its growth prospects, free cash flow characteristics, credit ratings sensitivities and specific sector challenges. The example of TWC will be used to explain the logic.

        The full separation of TWC would enable the division to determine the optimal capital structure that fits its long-term strategic plans and financial objectives. Mr. Parsons was correct in stating on March 1, 2005 that cable companies "have a complexity of balance sheet and financial structure that is very different from a content company...our cable company could both grow more effectively and compete more effectively if it had its own financial house that it lived in....".(a) TWC is expected to generate significant OIBDA and have stable (though substantial) capital spending requirements over the next five years. TWC, despite these cash needs, could meaningfully leverage its balance sheet while maintaining sufficient capacity to pursue strategic opportunities. TWC could then generate higher returns on equity as it benefits from the tax shield created by the incremental interest expense.

(a)
Bear Stearns conference call, March 1, 2005.

        The appropriate amount of financial leverage and the risk-return decisions of TWC should be decided by TWC and its Board of Directors following the close of the Adelphia/Comcast transactions. The financial plan should be tailored to TWC's strategic objectives and not to the strategies of TWX or its other divisions. TWC should dictate decisions regarding deployment of cash resources, investment hurdle rates and capital budgeting. This logic should apply to each SeparateCo. See Chapter 3 "Financial Strategy and Debt Capacity" for a more detailed discussion.

3.     INCENTIVES TO STREAMLINE THE COST STRUCTURE AND EFFICIENTLY INVEST CAPITAL

        The creation of the SeparateCos should not lead to an increase in the overall costs of each unit. In fact, costs could decrease over the long-term. Opportunities inevitably exist at each of the operating divisions to reduce costs through headcount reductions and consolidation of operations. The recent cost reduction efforts at certain divisions (Warner Bros., Publishing, etc) provide evidence that a focus on costs has begun at TWX.

        The analysis assumes that each SeparateCo will incur incremental "public company" costs (e.g., legal, tax, audit, SEC filings, director fees, etc.), but should be able to offset such increases with reductions in direct and allocated corporate, general and administrative expenses. The assumption is that each SeparateCo would have corporate costs that are considerably less than its pro rata share of TWX's corporate expense.

        The best example for the scope of potential cost reductions is found in one of TWX's most recent transactions: WMG. WMG was sold for $2.595 billion in March 2004, recapitalized through public and bank financing, and then taken public in the span of fourteen months.

        WMG's success in the capital markets was based on several factors, including the willingness of the private equity sponsors to do something simple and straightforward, to take $250 million of annualized costs out of the business or 8% of the total cost base.(b) According to Wall Street analysts, over 30% of these cuts were corporate overhead. OIBDA margins have increased from approximately 5.5% in FY2003 to approximately 14.0% in FY2005.

(b)
WMG Registration Statement dated May 10, 2005.

        WMG replaced the majority of corporate services provided by TWX after an initial transition agreement period. The services consisted primarily of accounting, tax, treasury, human resource and benefits, legal, payroll, travel, real estate management and information technology. The annualized cost of these services as reported by TWX and WMG was $7.0 million.(a) The WMG example illustrates either how few corporate services were used by WMG while owned by TWX or how large the divisional infrastructure has become at TWX.

(a)
WMG Registration Statement dated May 10, 2005.

        Each SeparateCo, as an independent company, would also be free to allocate capital based on its individual financial strategy. Each would be able to reinvest its cash flow to maximize the long-term value of the unit. TWX would no longer determine capital allocation and use the cash flow and profits of one division (e.g., Publishing and AOL) to fund the capital requirements of sister divisions.

        TWX, in addition, has numerous real estate leases that are expensive for the needs of the Company. One Time Warner Center is a world-class building, but is there a need for TWX to occupy 1 million square feet of expensive space in New York City? TWX owns the space, worth $850-$1,000 per square ft. (or $850 million to $1.0 billion). Is there a reason for TWX to tie up capital in real estate or be located in such expensive space? TWX also has 2.7 million square feet of additional space in mid-town Manhattan (some space is in the process of being subleased). TWC occupies offices in Stamford, CT, AOL in Dulles, VA and Turner in Atlanta, GA. Do the other divisions need such expensive space in mid-town Manhattan? The analysis would suggest that TWX could relocate to less expensive space and save approximately $90 million per year.

Exhibit 4.9: NY CITY REAL ESTATE ($ MM)

			Annual Operating Costs
Location	Time Warner Sq. Ft.	Sublease Space	(Status Quo) Current	(New) Pro Forma(b)	Annual Net Savings
One Time Warner Center	1,007,350	—	$(30.2)	$20.1	$50.4
75 Rockefeller Plaza Rockefeller Center	560,000	280,000	(35.4)	(21.4)	14.0
Time & Life Building Rockefeller Center	1,600,000	116,000	(101.1)	(81.6)	19.5
1100 and 1114 Ave. of the Americas	612,500	—	(36.1)	(31.8)	4.3
Total	3,779,850	396,000	$(202.8)	$(114.7)	$88.1

Source: Company filings and Lazard estimates.

(b)
Includes current annual occupancy costs plus new annual occupancy costs less rental revenues from the sublease of the current space at the locations. Assumes TWX can relocate to space at $30.00 per square foot net of relocation and other expenses.

4.     SEPARATION WOULD ALLOW FREEDOM OF STRATEGIC MOVEMENT AND CREATE ACQUISITION CURRENCIES

        The creation of SeparateCos would provide divisional management with freedom of strategic movement to pursue growth initiatives for the sole benefit of the SeparateCo. Management would no longer have to funnel cash to the Parent to fund the strategic initiatives of sister divisions or be forced to consider the objectives of the Parent. The creation of SeparateCos would allow the divisions to exploit newly created acquisition currencies that have appeal and value to industry participants. Separate common stocks would allow each division to expand without concern about diluting the Parent or using undervalued Parent equity. Separate stocks should facilitate transactions in consolidating sectors (e.g. cable) that might otherwise be value-destroying transactions within TWX. If there are strategically attractive cross-selling, cross-promotion or licensing arrangements that exist today between the divisions (which inevitably are at "arms-length"), such arrangements can be extended and formalized prior to separation so that each SeparateCo can continue to benefit.

        For example, if fully separated from TWX, TWC would be open to transforming deals that it may otherwise be unable to pursue as a captive division within TWX. This was evident in 2001 when TWC, Comcast and Cox each had the opportunity to fundamentally alter the competitive landscape in cable with the purchase of AT&T Broadband. This was a transaction that TWC seriously considered and was eager to consummate; however, the size and structure of the transaction required vision, an acquisition currency, and a willingness of TWX to reduce its ownership and voting interest in TWC to less than 50%. Comcast prevailed and has used its new-found clout. TWC's reaction to Comcast's coup was to seek scale by acquiring another, though significantly smaller, MSO (e.g., Cox or Adelphia) which would not dilute TWX's control position. A fully independent TWC with the freedom to maneuver will be critically important as TWC wrestles with further industry consolidation. The hesitant and half committed strategy of TWX to cable cannot be to the advantage of TWC or to TWX shareholders over the long-term.

5.     SEPARATION WOULD ALLOW FOR MORE APPROPRIATE INCENTIVE PLANS TO ATTRACT AND RETAIN MANAGEMENT

        The creation of the SeparateCos should enhance the ability of the divisions to attract and retain top managerial talent. Each SeparateCo would become more entrepreneurial in its approach and better positioned to attract and motivate employees given a more direct link between operating performance and share price. The migration of executive talent from TWX to TWC is an example of the allure of a separate public listing and the success at WMG (after it was sold by TWX and taken public) provides evidence of the power of management incentives to produce enhanced profitability.

6.     SEPARATION WOULD FACILITATE THE POSSIBLE SALE OF EACH SEPARATECO, IF DESIRED, TO MAXIMIZE VALUE BY CAPTURING A CHANGE OF CONTROL PREMIUM

        The creation of the SeparateCos would create independent companies that would each be able to select the best path to maximize long-term shareholder value, including its own sale. The SeparateCos would be focused on specific sectors, will be more appealing to potential acquirers and will be of more manageable size versus TWX. Each of the SeparateCos would be a leader in its industry and each possesses assets that are of strategic importance and relevance to the competition. Consolidation is expected in all the sectors in which TWX operates and the SeparateCos would likely participate either as buyers, merger-of-equal partners or sellers depending on the path determined by their respective Board of Directors and shareholders following the separation.

IV.    THE OPTIMAL GROUPING OF THE ASSETS

        This analysis also examines the logic for selecting which assets or divisions should be included in each SeparateCo. The following issues were considered:

  (1)
  Is there a compelling business logic or strategy that dictates that certain assets or divisions should remain together in one SeparateCo?

  (2)
  How attractive might certain SeparateCos be to equity investors and how would a division be valued on a stand-alone basis compared to its value in combination with another division?

        The recommendation is to restructure TWX into four SeparateCos: (1) AOL; (2) Content (which includes Networks and Filmed Entertainment); (3) Publishing, and (4) TWC. The logic for the creation of four independent companies was based on the business strategy, operating capabilities, degree of collaboration with other business units, financial performance and strength (e.g., OIBDA and FCF growth, capital requirements, ability to manage debt); competitive position and attractiveness to investors (e.g., desire for simplicity, performance of comparable company universe, appropriate valuation metrics).

        AOL:    AOL aspires to compete with high growth, fast moving companies like Yahoo, Google, MSN, IAC and eBay who are making significant investments to enhance their strategic position. AOL, on the other hand, has experienced substantial underinvestment over the last few years. The most successful of its online competitors are primarily aggregators of third party or user-generated content (compared to Content and Publishing that produce proprietary content for distribution to users). AOL needs to use the cash flow of the dial-up business to aggressively migrate to broadband and to invest in its online advertising driven businesses. AOL could also benefit from a separate equity that it could use to effect acquisitions in the Internet sector that would likely be at multiples substantially higher than the multiples of a consolidated TWX. AOL, given its financial characteristics, the challenges that the division faces within a highly competitive sector, and a fundamentally different investor base, should be separated from the other TWX divisions and made its own public company.

        Content:    Networks and Filmed Entertainment are naturally aligned operating units. The movies and the original programming produced by Warner Bros., New Line Cinema, WBTV and HBO enjoy wide access to the consumer, in part, due to in-house distribution capabilities. Each of the networks provides the creative arm of Filmed Entertainment with possible means of accessing the consumer and consequently, gives it leverage in discussions with other networks and distribution channels. Networks also benefits from access to the in-house content when negotiating with other content providers. The inherent volatility of the Filmed Entertainment business is also mitigated within the larger Content unit. The combined businesses are growing robustly and have relatively modest capital requirements (though the film studios do have working capital needs) and generate high free cash flow. An independent Content would likely trade at a higher multiple than most of the other diversified media companies.

        Publishing:    Publishing is a more mature business than any of the other divisions of TWX with stable and predictable cash flows and low capital intensity. Publishing needs to reduce its cost structure, enhance margins, increase investment in new launches and further its online presence. An independent publishing SeparateCo would be the leader in its category and better able to invest and pursue transactions to increase the profitability of the business. Publishing has significant opportunities for growth through the expansion of its brands onto new media platforms and through international acquisitions. Publishing has no material strategic or financial ties to any of the other TWX divisions.

        TWC:    TWC is in the distribution business and needs to defend its market position against Telco, satellite and other emerging competition. Cable is a higher capital-intensive business that can support higher leverage than the other divisions of TWX. TWC has a clearly defined universe of publicly traded companies to which it can be compared and the cable sector is valued based on well-recognized and accepted metrics.

        TWC does not require any ownership link to TWX and its content assets. Worldwide and industry-wide, the value of integrating distribution and content remains, at best, unproven. The fundamental flaw in any integration logic between distribution and content is that revenue flows amount to a "zero-sum game" within an ecosystem. Any commercial transaction benefiting a cable network will commensurably impose a cost on the cable system, and vice-versa—this is a classic argument well developed by analysts. As Morgan Stanley recently stated in connection with the separation of Viacom, "In general, we believe that there is strong evidence that vertical integration between content and distribution companies has had limited, if any success".(a) A careful observation of the industry would suggest that vertical integration is a rare occurrence: the exception rather than the rule.

(a)
Richard Bilotti, The Sum of the Parts is Greater than the Whole, Morgan Stanley, December 15, 2005.

        TWC, as a result, should be a separate public company as it requires no ownership link to the other divisions of TWX.

        Each of the four independent divisions should be a leading company in its sector and provide a straightforward alternative to investors seeking exposure to the industry. Each of the divisions, over the long-term, is likely to trade at a premium valuation (with the exception of AOL) given the scale and growth characteristics of the business.

V. EACH SEPARATECO SHOULD BENEFIT AS AN INDEPENDENT, PUBLIC COMPANY

        Any proposal to separate the divisions of TWX must address whether each SeparateCo can perform as well, if not better, apart from TWX. The following was considered:

  (1)
  Does each SeparateCo have sufficient size, scale and clout in its industry vertical?

  (2)
  Does each SeparateCo have the critical strategic assets required to compete (e.g., access to the consumer, leading brand franchises, earnings to fuel growth, management depth and strong performance metrics)?

  (3)
  Will each SeparateCo have the appropriate financial resources to make required investments and pursue initiatives?

  (4)
  Are there organic or M&A opportunities that each SeparateCo can now pursue as an independent company that it was prohibited from as a division of TWX?

        The following considers in greater detail the financial, operational and strategic benefits that could accrue to each SeparateCo (AOL, Content, Publishing and TWC), if it were an independent, public company.

AOL URGENT NEED TO BE A STAND-ALONE COMPANY TO ACCELERATE BROADBAND TRANSITION

        TWX merged with AOL in January 2001 based on the premise that the combination would have mutual benefits. TWX, through its cable network infrastructure, would help AOL accelerate the transition of its user base from narrowband to broadband. At the same time, AOL would invigorate TWX's traditional media businesses with a large Internet presence and digital focus and thereby better position TWX to benefit from the transition to digital media. These benefits, however, have not materialized.

        AOL has done little to leverage the TWC infrastructure in its largely unsuccessful attempts to transition its user base to broadband. TWX has kept the two businesses separate instead of integrating AOL with TWC's Road Runner broadband service and offering consumers a bundled service. Road Runner and AOL have competed for customers for most of the past five years, often using the same TWC infrastructure. From a regulatory perspective the merger delivered the exact opposite from what was needed: AOL and TWC became the target of regulators. The FTC was concerned, at the time of the merger, that the combination of AOL and TWC would be anti-competitive and would cause AOL to abandon DSL technology in TWC markets.

        TWX has put AOL at a competitive disadvantage. TWC has historically demanded from AOL high wholesale rates for access to its network that have caused AOL to offer broadband service at rates that, for many years, have been either uncompetitive or unprofitable. At the same time, TWC marketed its Road Runner service in competition with AOL causing AOL to loose subscribers. How many of RoadRunner's current 4.1 million subscribers(a) were at one point AOL dial up customers?

(a)
Company filings. Includes residential and commercial high-speed data subscribers excluding subscribers from unconsolidated investees.

        AOL recently announced in January 2006 broadband access agreements with Verizon, ATT, BellSouth and Qwest to sell a DSL-based broadband service in their territories at a price point starting at $25.90. The download speeds it will be offering using the Verizon and AT&T networks will be 1.5 mbps, about double the current speed of its offering that leverages the TWC infrastructure, but at the same price. The fact that AOL would find it more advantageous to provide service using a competitor's infrastructure within the TWC territory illustrates just how little synergy there is between AOL and TWC.

        AOL, at the same time, is not deriving value from its affiliation with the content assets of TWX. AOL's current ad campaigns and market position provide evidence of this lack of synergy. The primary benefits articulated by AOL to potential subscribers of its access service, besides the successful AOL music—a sector that TWX chose to exit—are security features such as anti-virus, spam-blocking and firewalls. Subscriber access to TWX related content is rarely promoted as a selling point for AOL. The evolution of the nature of Internet content since the AOL Time Warner merger suggests that the direct transfer of traditional media content brings less strategic value to AOL than initially expected in 2001 as consumers have become increasingly interested in user-generated content. In the marriage of TWX and AOL, both parties lost. The media divisions of TWX were not empowered to re-invent themselves for an online world and AOL was constrained both in its content sourcing and in its editorial freedom given the interests of TWX.

        The affiliation with TWX has not only produced few benefits to AOL, but seems to have actually weighed down AOL in its attempts to build the business. AOL, for instance, given its affiliation with TWX has been encouraged to pursue strategies to maximize short-term profitability at the risk of losing its long-term strategic relevance. AOL, despite losing its subscribers at an alarming rate, has historically priced its access service at aggressive rates to generate short-term earnings. This, in turn, aggravated the problem of subscriber losses. As a stand-alone Internet company, AOL shareholders would be more likely to take into account metrics other than OIBDA, FCF and net income contribution when valuing the business. Such an investor base would likely be more tolerant of strategic actions that were clearly designed to enhance the long-term strategic relevance of the AOL customer base, even if it came at the cost of short-term profitability. In addition, TWX has limited the roll-out of certain AOL initiatives, such as VoIP services, that were potentially competitive with other divisions.

        AOL, as an independent entity, could still be a formidable company with the scale and presence to sustain itself as one the top five Internet players. Exhibit 4.10 benchmarks AOL versus its peer group.

Exhibit 4.10: AOL PEER BENCHMARKING—ADVERTISING ($ MM)

				3 Year Growth
Company	2005E Revenue	2005E OIBDA	2005E Margin			Unique Visitors(a)
				Revenue	EBITDA
IAC	1	4	6	3	2	4
Google	2	1	1	1	1	3
Yahoo!	3	2	3	2	4	1
AOL Content	4	3	2	5	6	2
CNET	5	5	5	4	3	5
iVillage	6	6	4	6	5	6
Industry Catagorization:
Revenue Growth		High
Capital Intensity		Low
Free Cashflow Generation		High

Source: Information and estimates based on various Wall Street research reports.
Note: Three-year CAGR is based on 2005-2008 growth rate.

(a)
comScore Media Metrix, November 2005. IAC includes only Ask Jeeves property. AOL includes all Time Warner properties.

        An independent, public AOL could use its substantial free cash flow to reinvest in the business and could develop an acquisition currency for potential M&A transactions to drive long-term growth. TWX has allowed small and relatively marginal acquisitions since 2001 and lacked the ambition or vision that was necessary to allow AOL to compete. Yahoo, over the same period, redefined a large portion of its business through acquisitions (e.g., Overture) and, in the process, created substantial shareholder value, whereas AOL outsourced its search to Google. The use of AOL stock for potential acquisitions would likely be the most effective and cheapest approach for TWX shareholders to re-build AOL.

        Over the past five years, AOL has suffered a succession of changes in ownership, leadership and strategy. These disruptions have caused a costly talent drain and appear to have produced a highly political culture with low morale. Employees do not see a material impact from their contributions due to AOL being a relatively small portion (16% of OIBDA) of consolidated TWX earnings. The stock performance of TWX has hurt both shareholders and TWX employees, including AOL employees who have not participated in the significant appreciation of asset values in the Internet sector. AOL, as an independent company, would be better positioned to attract employees and to take quick, decisive actions as market conditions evolve.

        AOL's access business, though gradually losing subscribers, has a large, loyal and somewhat price insensitive customer base. The annual gross customer additions remain impressive and suggest that AOL's customer proposition remains strong. AOL, despite general under-investment, has continued to improve its unique technical suite delivering high levels of reliability, connectivity and security.

        Exhibit 4.11 shows the projections incorporated into the valuation analysis for AOL. Revenues and OIBDA are estimated to decrease by (1.6%) and increase by 2.2%, respectively, over the period.

Exhibit 4.11: AOL—PROJECTED FINANCIALS ($ MM)

	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue %	$7,930	$7,692	$7,465	$7,413	$7,422	(2.2)%
Growth	(4.5)%	(3.0)%	(3.0)%	(0.7)%	0.1%
PF OIBDA(a)	$1,989	$1,994	$2,013	$2,141	$2,173	2.7%
% Margin	25.1%	25.9%	27.0%	28.9%	29.3%
Free Cash Flow(b)	$1,245	$1,363	$1,485	$1,733	$1,760	—
% of PF OIBDA	62.6%	68.3%	73.8%	80.9%	81.0%

Source: Information and estimates based on various Wall Street research reports.

(a)
Includes additional corporate expenses in 2006PF of $23 million, which is assumed to grow at 3% per annum thereafter.

(b)
Includes the use of $5.6 billion of NOLs and assumes an initial leverage ratio of 2.5x 2005PF OIBDA.

        AOL should be "liberated" to engage in an aggressive broadband access migration, to re-establish its advertising credibility, and to develop (through acquisitions as well as organic growth) new brands, applications and features.

CONTENT: SHOULD IMPROVE THE MULTI-PLATFORM EXPLOITATION OF ITS CONTENT IF IT BECOMES A STAND-ALONE COMPANY

        The Networks and Filmed Entertainment divisions of TWX have the critical size and market position required to thrive in their business verticals and should be combined into one SeparateCo:

  (1)
  Turner's networks consistently deliver high ratings, albeit with higher programming costs. TNT, TBS, Cartoon Network and CNN are all rated either first or second in their respective programming genre.

  (2)
  HBO remains by far the largest pay-TV channel in the US with more than 28 million subscribers. Although subscriber growth has slowed, HBO has successfully re-invented itself, through production of original programming (roughly 20% of revenues) and SVOD offerings(a) which has reduced churn.

  (3)
  Warner Bros. and New Line Cinema form the largest film studio in the world and are the leading distributors of packaged media (20% of the domestic market).(b)

  (4)
  WBTV is by far the largest TV production company. Even in a business environment where the four largest broadcast networks (ABC, CBS, FOX and NBC) are vertically integrated with their own studios (Buena Vista, King World/Paramount, FOX and Universal), Warner Bros. is consistently the largest provider of regular series to prime-time TV (the unit currently produces 22 primetime series, including an industry-record 16 returning series).(c)

(a)
Information and estimates based on various Wall Street research reports and Kagan Research. Subscribers as of September 30, 2005.

(b)
Public Information.

(c)
Company filings.

        The Networks and Filmed Entertainment SeparateCo would be the leader in their respective sectors with must-own content. The financial profile and competitive analysis of these divisions are illustrated in Exhibits 4.12-4.15.

Exhibit 4.12: NETWORKS—PROJECTED FINANCIALS ($ MM)

	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$9,627	$10,306	$11,007	$11,745	$12,520	6.9%
% Growth	7.4%	7.1%	6.8%	6.7%	6.6%
PF OIBDA(d)	$3,241	$3,51 8	$3,832	$4,157	$4,512	8.7%
% Margin	33.7%	34.1%	34.8%	35.4%	36.0%
Free Cash Flow(e)	$1,237	$1,453	$1,704	$1,972	$2,272	—
% of PF OIBDA	38.2%	41.3%	44.5%	47.4%	50.3%

Source: Information and estimates based on various Wall Street research reports.
Note: Financials exclude the results of the WB Network.

(d)
Includes additional corporate expenses in 2006PF of $27 million, which are assumed to grow at 3% per annum thereafter.

(e)
Assumes a tax rate of 37.0% and an initial leverage ratio of 3.75x 2005PF OIBDA.

Exhibit 4.13: NETWORKS—PEER RANKINGS ($ MM)

				3-Year Growth
Company	2005E Revenues	2005E OIBDA	2005E Margin
				Revenues	OIBDA
Viacom(a)	1	2	3	1	4
Cable Networks	2	1	1	6	5
Disney	3	3	2	5	6
News Corp	4	4	5	3	1
Discovery	5	5	6	4	3
EW Scripps(b)	6	6	4	2	2
Industry Categorization:
Revenue Growth	Medium
Capital Intensity	Low
Free Cash Flow Generation	High

Source: Information and estimates based on various Wall Street research reports.
Note: Three-year CAGRs based on 2005-2008 growth rates.

(a)
Includes only networks owned by Viacom, and excludes CBS owned CSTV.

(b)
Includes Scripps's Networks and Shop-at-Home. Growth rates based on 2005-2007 CAGR.

Exhibit 4.14: FILMED ENTERTAINMENT—PROJECTED FINANCIALS ($ MM)

	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$12,345	$12,863	$13,339	$13,833	$14,345	4.0%
% Growth	4.5%	4.2%	3.7%	3.7%	3.7%
PF OIBDA(c)	$1,374	$1,471	$1,539	$1,624	$1,713	6.3%
% Margin	11.1%	11.4%	11.5%	11.7%	11.9%
Free Cash Flow(d)	$365	$425	$471	$528	$590	—
% of PF OIBDA	26.6%	28.9%	30.6%	32.5%	34.4%

Source: Information and estimates based on various Wall Street research reports.

(c)
Includes additional corporate expenses in 2006PF of $33 million, which are assumed to grow at 3% per annum thereafter.

(d)
Assumes a tax rate of 37.0% and an initial leverage ratio of 3.75x 2005PF OIBDA.

Exhibit 4.15: FILMED ENTERTAINMENT—PEER RANKINGS ($ MM)

					3-Year Growth
Company	2005E Revenues	2005E OIBDA	2005E Margin	2005E Box Office(e)
					Revenues	OIBDA
Filmed Entertainment	1	1	5	1	6	6
Disney(f)	2	6	7	3	7	1
News Corp(g)	3	2	3	2	4	7
Viacom(h)	4	3	4	4	3	5
Lions Gate	5	7	6	6	5	3
DreamWorks	6	5	2	5	2	4
Pixar	7	4	1	7	1	2
Industry Categorization:
Revenue Growth		Low
Capital Intensity		Medium
Free Cash Flow Generation		High

Source: Information and estimates based on various Wall Street research reports.
Note: Three-year CAGRs based on 2005-2008 growth rates.

(e)
Based on total US 2005 box office receipts.

(f)
Represents Disney's Studio Entertainment division. Not pro forma for Pixar.

(g)
Includes News Corp's Filmed Entertainment division.

(h)
Includes CBS's TV production and syndication operations and Viacom's Paramount Film Production. Pro forma beginning in 2006 for acquisition of DreamWorks Distribution.

        Networks and Filmed Entertainment have substantial access to the consumer which is critical to compete successfully in their respective businesses:

  (1)
  Warner Bros.' sheer scale and market share provides leverage with theatre chains to negotiate appropriate access and box office splits for its releases

  (2)
  Turner's networks reach a critical mass of households (TNT—92 million, TBS—92 million, CNN—91 million, Cartoon Network—90 million, Court TV—87 million, TCM—74 million, Boomerang—17 million)(a)

  (3)
  The WB Network has nationwide coverage despite TWX not owning any broadcast stations(b)

(a)
Company reports and Kagan Research.

(b)
On January 24, 2006, TWX and CBS announced the merger of the WB and UPN Networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network.

        Content is one of the few program producers with a major distributor as a sister division. There appears, however, no need for Content to be linked with TWC. The best argument for keeping Content and TWC together would be to leverage cable's distribution power to increase the value of the franchise through the launch of new networks. TWX has not demonstrated that there are material benefits from owning cable and content assets under the same roof—quite the opposite. Since the acquisition of Turner Broadcasting, TWX has not launched a single network that has achieved meaningful distribution. Most other major content companies, including those that have no affiliation with cable (though some benefit from retransmission consent)—Viacom, Disney, Hearst, NBC Universal and Scripps—have been able to achieve critical mass in distribution for the networks launched over the same period.

        The value (from the perspective of a content provider) of owning distribution has declined in the past few years. The critical success factor for content companies has always been the ability to reach the widest possible audience. The advent of new technologies is increasingly disrupting the traditional distribution chain. As a result, cable's competitive leverage over content providers could decline as alternative distribution channels mature.

        Changing consumer behavior towards "on-demand," and technological advancements related to bandwidth rates, compression and broadband delivery to consumers, should also provide programmers with alternative ways to monetize content. Movies, for example, could be released via high definition video on-demand or on DVD, shortly or simultaneously with the theatrical release. The sale of select television episodes from the major broadcast networks through iTunes (iPod) or video on-demand is another alternative distribution medium.

        Content providers need to be distribution agnostic and capture the opportunities that may arise due to the emerging forms of distribution. This may mean that content providers need to make their intellectual property available to the consumer in ways that may negatively impact companies along the distribution chain (e.g. cable operators and internet portals). Content, as part of consolidated TWX, may be constrained in its efforts to monetize its product in ways that disintermediate the traditional distributors. Warner Bros. and HBO may not be able to actively pursue strategies that maximize the value of their franchise as part of TWX due to the negative implications for TWC.

Exhibit 4.16: EVOLVING VIDEO DISTRIBUTION

        On a March 2005 conference call, Mr. Parsons said that cable companies "have a complexity of balance sheet and financial structure that is very different from a content company...".(a) Mr. Parsons is correct. Content and cable companies should have different balance sheets and financial structures. Content should be separate from cable. Content, over time, may need to pursue strategies that may not benefit (and potentially undermine) the other businesses of TWX.

(a)
Bear Stearns Conference, March 1, 2005.

        Viacom, as an example, has historically leveraged CBS retransmission consent to secure distribution for its cable networks. Viacom has recently split into two companies—Viacom (cable networks + Paramount studios) and CBS Corporation (CBS, radio, outdoor advertising, others)—signaling a belief that a broadcast business is no longer required to support and nurture the cable networks and the studios. The clout of the Viacom cable networks (e.g., MTV, Nickelodeon, Comedy Central), as is the case with Networks, is sufficient to deal with the distributors. Having TWC within the TWX portfolio has not demonstrably helped Networks secure more distribution or produce superior revenue and earnings growth.

        Viacom recognized that the benefits of owning distribution and content in the same company are no longer compelling and that the intrinsic value of the content assets were not being fully recognized by the market. Viacom, as a pure content company, is now trading at a premium multiple. An independent Content should similarly trade at a premium valuation to the diversified media sector. A pure play Content should also be better positioned to pursue acquisition opportunities in the sector given the higher multiples commanded by businesses in this asset class.

PUBLISHING    NO MATERIAL TIES TO OTHER DIVISIONS AND A NEED TO USE ITS CASHFLOW TO REINVEST TO RESTORE GROWTH

        Publishing is one of the dominant global participants in the magazine and book publishing sectors. Publishing is the US industry's behemoth with a 23.1% share of overall US magazine advertising spending. The division is significantly larger than its closest competitor (in terms of revenue) in a relatively stable industry (the ranking of the top ten players has been reasonably consistent over the last five years). Publishing owns and operates seven of the top 30 magazines in the US (in terms of gross revenue) and publishes over 150 titles worldwide. The longstanding popularity and commercial success of its three main brand franchises: People, Sports Illustrated and Time, its strong relationships with advertisers and retailers, and its 13,000 employees are evidence of its scale.

        Publishing is expected to generate $6.0 billion of revenue and $1.3 billion of OIBDA in 2006PF, which represents a 20.9% margin. Revenue and OIBDA over 2005-2010 are forecast to increase at 4.4% and 5.8% CAGR, respectively.

Exhibit 4.17: PUBLISHING—PROJECTED FINANCIALS ($ MM)

	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$6,040	$6,307	$6,585	$6,877	$7,182	4.4%
% Growth	4.0%	4.4%	4.4%	4.4%	4.4%
PF OIBDA(a)	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
% Margin	20.9%	21.3%	22.0%	22.1%	22.5%
Free Cash Flow(b)	$494	$547	$618	$674	$744	—
% of PF OIBDA	39.1%	40.8%	42.7%	44.3%	46.1%

Source: Information and estimates based on various Wall Street research reports.

(a)
Includes additional corporate expenses in 2006PF of $16 million, which is assumed to grow at 3% per annum thereafter.

(b)
Assumes a tax rate of 37.0% and an initial leverage ratio of 4.0x 2005PF OIBDA.

Exhibit 4.18: PUBLISHING PEER BENCHMARKING ($ MM)

				3 Year Growth(c)
Company	2005E Revenues	2005E OIBDA	2005E Margin
				Revenue	OIBDA
Publishing(d)	1	1	2	4	2
McGraw-Hill(e)	2	2	6	3	8
Reader's Digest	3	6	8	7	4
Scholastic	4	5	7	8	6
EMAP	5	3	1	1	1
Meredith(f)	6	4	3	6	5
Primedia	7	7	5	5	7
John Wiley	8	8	4	2	3
Industry Categorization:
Revenue Growth	Low
Capital Intensity	Low
Free Cashflow Generation	High

Source: Information and estimates based on various Wall Street research reports.
Note: All figures are calendarized. Three-year CAGR is based on 2005-2008 growth rate.

(c)
Reflects 2-year CAGR for McGraw-Hill and Reader's Digest and 1-year growth for Scholastic, EMAP, Primedia and John Wiley.

(d)
Financial information based on various Wall Street research.

(e)
Reflects Information and Media Services and Education segments.

(f)
Assumes full calendar year 2005 is pro forma for G&J titles acquisition.

        Publishing has consistently demonstrated its strength in the sector as the magazine industry has become more competitive with a multitude of titles aimed at similar audiences and shelf space materially reduced at the newsstand. Publishing has used its distribution and fulfillment companies to launch new mass market titles in the US. Certain titles were launched on a classic model (Real Simple and In Style), others were launched with innovative strategies (All You exclusively with Wal-Mart or Life as a free insert in newspapers).

        Publishing appears to have no material strategic or financial ties to the other TWX divisions. Few, if any, meaningful synergies have ever been generated or documented. The justification for Publishing remaining within the TWX portfolio appears to be based on: (1) the generation of inter-segment revenues (i.e., ad revenues from other TWX divisions, generally representing 1-2% of the annual revenues of Publishing, which could continue as a separate entity); (2) the use of Publishing content for Warner Bros., New Line, WBTV or HBO creative product; and (3) the use of other TWX brands for Publishing to exploit in print. None of these revenue streams or relationships appears significant enough to justify Publishing being 100% owned by TWX.

        TWX's filings state: "... Publishing generates advertising revenue by cross promoting the products and services of all TWX segments."(a) Publishing, however, derives limited revenue from other TWX units. TWX's filings show intersegment revenues derived by Publishing have historically been less than $100 million per year or 1-2% of Publishing's annual revenue. This revenue is primarily the result of cross-promotion by TWX, which is not automatically virtuous as it is unclear if such arrangements are financially attractive or strategically desired. Perhaps, Real Simple would rather have its content on Yahoo! or iVillage than on AOL? Perhaps advertisers would pay more for TBS inventory if it were bundled with magazines of Conde Nast rather than with magazines of Time Inc.? It is difficult to claim that these internal deals are better than the natural exercise of market forces. On December 14, 2005,

New York Times quoted Richard Greenfield, a media analyst, saying that "the Company's publishing division was among the least integrated with TWX's online businesses, especially AOL."(b) Exhibit 4.19 illustrates the intersegement revenues from 2001-2005 YTD.

(a)
Company filings.

(b)
Julie Bosman and Richard Siklos, Time Inc., Facing Declining Ad Pages, Lays Off 105, Including Top Executives, New York Times, December 14, 2005.

Exhibit 4.19: INTERSEGMENT REVENUE ANALYSIS ($ MM)

	2001	2002	2003	2004	YTD 2005
AOL	$228	$283	$102	$59	$18
Cable	58	159	69	54	32
Filmed Entertainment	767	841	816	757	539
Networks	544	576	605	602	440
Publishing	37	93	76	87	66

Total	$1,634	$1,952	$1,668	$1,559	$1,095

Information Source: Company filings; YTD figures are as of September 30, 2005.

        The second argument offered for Publishing to remain within the portfolio of TWX is to enable Warner Bros., New Line, WBTV or HBO to exploit the original content that it generates for television or film production. However, in the last five years, out of approximately 113 movies produced by Warner Bros., only three were created from materials produced by Publishing. New Line produced approximately 49 movies over the same time period, and only one movie was created with content from Publishing.

        Exhibit 4.20 summarizes, based on publicly available information, the TWX movies that were produced based on material from Publishing.

Exhibit 4.20: 2001-2005 TWX MOVIES CREATED FROM A TWX BOOK ($ MM)

Studio	Movie	Release Date	U.S. Gross Revenue	Rank(a)	Novel by	Publisher
Warner Bros.	A Walk to Remember	1/25/02	$41.3	67	Nicholas Sparks	Warner Books
Warner Bros.	Blood Work	8/9/02	26.2	100	Michael Connelley	Warner Books
Warner Bros.	Valentine	2/2/01	20.4	113	Tom Savage	Little Brown
New Line	The Notebook	6 25 4	81.0	31	Nicholas Sparks	Warner Books

Information Source: Public sources.
Note: Excludes comic books.

(a)
US gross revenue rank out of a total of 113 Warner Bros. and 49 New Line movies since 2001.

        These four movies combined generated $170 million or 2% of total US box office revenue generated by Warner Bros. and New Line from 2001-2005. Warner Bros. and New Line could, even if Publishing were a separate company, compete and acquire such film rights. Warner Bros. and New Line have generated $9.2 billion of US box office revenue over the same period with movies such as Harry Potter and Lord of the Rings where film rights were acquired on books published by competitors.

        The third argument offered for retaining Publishing within TWX has been for Publishing to exploit the other TWX brands in print. Interestingly, none of Publishing's new launches or titles bear any connection to the powerful content brands owned by the Parent. The TWX family of brands has not been used or has not made an impact on new magazine launch success at Publishing.

        Publishing, given its scale and predictable cash flows, is well positioned as a standalone company to build its global footprint and expand its revenue base, OIBDA and OIBDA margins. The unit as an independent company would also be more focused on its cost structure. TWX has not imposed sufficient discipline on streamlining expenses at Publishing. Ann Moore, Chairman and CEO of Publishing, recently acknowledged that Publishing has areas where progress is still necessary: "This [recent cost cutting] move is part of a larger effort to simplify our management structure, speed decision making and reduce costs. We are reallocating our workload and assets in order to invest in areas of higher growth, including online and new launches".(b) If Publishing were an independent, public company with its operations more transparent to shareholders, management would more aggressively invest in new launches and online initiatives and more closely scrutinize headcount.

(b)
Stephanie Smith, Time Inc. Streamlines to Stimulate Growth, Mediaweek, December 19, 2005.

        Publishing, with over 150 magazines or communities of interest, has a modest record of organic investment and innovation. The division has managed only six successful launches over the last decade (based on titles in the Top 300 Ad Age Ranking) with titles such as Real Simple and Teen People having the largest impact on Publishing's revenues. No titles launched by Publishing since 2000 have made the Top 300 list. Publishing should be reinvesting more in new product. The unit, as a standalone company, should reinvest its significant cash flow to reinvigorate organic growth (new launches and online products) and further expand internationally.

TIME WARNER CABLE (TWC)    AS A STAND-ALONE COMPANY, TWC WOULD BE OPTIMALLY POSITIONED TO FACE FUTURE COMPETITION

        The full separation of TWC from TWX is expected to deliver strategic and economic benefits to TWC and to both TWX and TWC shareholders versus the partial distribution of a 16% stake resulting from the Adelphia/Comcast transactions.

        TWC has been effectively operating as a standalone company since the original TWE transaction in 1993 when TWX began shared ownership of TWC with minority shareholders. The "arms length" relationship between TWC and TWX has been well-documented by executives of the Company. There appears to be no significant business process integration between TWC and TWX. Separation should be simple and straightforward. And since TWC will soon be a public company in any event, a full separation (which could only happen after the initial 16% stake is distributed in the 2nd quarter 2006), would have limited, if any, incremental costs to TWC.

        TWC, as a stand-alone company, has the necessary scale to continue to produce strong operating results. The company is the second largest cable operator and the third largest multichannel video programming distributor in the US. This scale (with 14.4 million managed subscribers in highly attractive markets) gives TWC substantial clout with programming and hardware suppliers. TWC has upgraded its network to the highest standards in the industry and its well-clustered subscriber base improves operating and capital efficiency that, in turn, enhances the value of each customer. TWC's commercial performance (digital video, cable modem and VoIP penetration) is exceptional in most markets. OIBDA margins are among the highest in the industry and there is significant room for expansion post the upgrades to the newly acquired Adelphia systems. TWC is also at the forefront of rolling out innovative technologies for subscribers. Exhibit 4.21 provides an overview of TWC's position in the industry compared to its peer group.

Exhibit 4.21: TWC PEER BENCHMARKING ($ MM)

				3 Year CAGR
Company	2005E Revenue	2005E OIBDA	2005E Margin			2005E Subscribers
				Revenue	OIBDA
Comcast	1	1	3	3	3	1
Time Warner Cable	2	2	1	1	1	2
Cox	3	3	4	NA	NA	4
Charter	4	4	6	4	5	3
Cablevision	5	5	2	2	2	5
MediaCom	6	6	5	5	4	6
Industry Categorization
Revenue Growth	High
Capital Intensity	High
Free Cashflow Generation	Medium

Source: Information and estimates based on various Wall Street research reports.
Note: Revenue and OIBDA exclude all non-broadband assets. Three-year CAGRs based on 2005-2008 growth rates. TWC and Comcast figures are pro forma for the Adelphia/Comcast transactions.

(a)
Represents Broadband Asset Value divided by 2005E basic cable subscribers.

        TWC is expected to generate a 7.6% and 9.1% CAGR in revenues and OIBDA, respectively, over the 2006-2010 period with OIBDA margins approaching 40%. TWC in the near-term should benefit from the roll-out of new services across all service areas and improvements in ARPU and margins at Adelphia's systems.

Exhibit 4.22: TWC—PROJECTED FINANCIALS ($ MM)(a)

	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$13,699	$15,042	$16,204	$17,330	$18,391	8.3%
% Growth	10.9%	9.8%	7.7%	6.9%	6.1%
PF OIBDA	$5,153	$5,815	$6,294	$6,800	$7,300	10.4%
% Margin	37.6%	38.7%	38.8%	39.2%	39.7%
Free Cash Flow(b)	$578	$1,156	$1,682	$2,148	$2,580
% of PF OIBDA	11.2%	19.9%	26.7%	31.6%	35.3%

Source: Information and estimates based on various Wall Street research reports.

(a)
2006PF assumes a full year of Adelphia's revenue and cash flows.

(b)
Assumes a tax rate of 41.2% and an initial leverage of 4.75x 2006PF OIBDA.

        There is no doubt that TWC's scale currently allows the company to generate excellent financial results. However, TWC may not be of sufficient scale to alter the rules of the cable industry. With penetration of cable/satellite ready homes reaching maturity, capital expenditures linked to set-top boxes continuing to increase, programming costs rising faster than video subscription growth and the Telco's aggressively entering the fray, TWC needs to do more to meet these challenges. TWC would have more options and a better ability to maneuver as a fully independent company.

        Dealing with DBS and Telco competitors in a mature market could require a significant change of scale for TWC. The best illustration of the use of scale is Comcast since the merger with AT&T Broadband. Comcast with 22 million subscribers has used its new-found clout to create value as follows:

  (1)
  contained programming costs by re-negotiating each of its carriage deals, achieving significant savings versus its peers (e.g. ESPN's annual increments)

  (2)
  gained strategic control over the conditional access used on its network, enabling it to design future services, to loosen its dependence on a single hardware provider and to reduce its long-term capital expenditures

  (3)
  invested in a national backbone to deliver content to any location within its coverage area, to roll out new applications, to guarantee the quality and security of its services to both subscribers and content providers and to capture all profits

  (4)
  secured control over the Electronic Program Guide that will become a critical navigational tool for its digital video subscribers

  (5)
  became the leading video provider in 18 of the country's 25 top DMAs, fueling growth in advertising revenue through the sale of unique national packages

  (6)
  aggregated Internet content to make Comcast.net the preferred portal for a large portion of its 8 million broadband subscribers (which promotes loyalty, reduces churn and fuels online advertising revenues)

        If TWC doesn't pursue additional scale, this shift in the strategic landscape could undermine the long-term value of the TWC franchise. TWC, however, is well positioned to benefit in the intermediate-term from the Adelphia/Comcast transactions. TWC is expected to generate industry-leading growth in OIBDA as the Adelphia systems are integrated and incremental revenues are generated (similar to what Comcast experienced in the aftermath of the AT&T Broadband transaction).

        TWC, over the long-term, still requires additional scale. Ongoing consolidation in the cable industry will likely be an important source of growth as MSOs seek to rationalize their footprints and leverage their platforms. A fully distributed TWC stock should provide a better currency for strategic deals than either TWX stock or a partially distributed TWC stock because it would erase concerns surrounding TWX's ability to assert control over any newly combined TWC. Three types of transaction could, as a result, become possible for TWC.

        First, a fully independent TWC will be better positioned to pursue potential transactions with Charter (the Los Angeles systems), BrightHouse Networks, Cablevision (New York systems) or even Cox Communications. The majority of owners of potential MSO targets, if they were to partner, merge or sell their businesses, would likely prefer a stake in a leading, independent "pure play" cable company than the common stock of TWX or stock in a dual class TWC. Transactions with many parties in the past have proven to be more difficult, if not impossible, to execute if TWX remains the controlling or majority shareholder.

        Second, a fully separated TWC will be able to aggressively enter into joint ventures and partnerships with third party content and technology players in order to build transforming consumer services. TWC will be in a position to enter into such agreements in its sole best interest without having to consider, for example, the impact on any prospective HBO deal (e.g., free SVOD), whether it boosts an exploitation window that Warner Bros. would frown upon (e.g., day and date PPV) or whether it erodes an AOL content play (e.g., a deal with Rhapsody).

        Third, TWC as an independent company may, in time, consider a large-scale strategic partnership or even merger or sale to another communication company in its drive to become a truly converged communications player.

        In summary, TWC requires freedom of movement if it is to realize the full intrinsic value of the business. This can only occur with full separation from TWX.

VI.   THE PIECES ARE WORTH MORE THAN THE WHOLE

        The analysis that was performed to estimate the intrinsic value of TWX involved an assessment of the following:

  (1)
  the fully distributed, indicative public trading value (and multiple) of each SeparateCo

  (2)
  the impact of the assumed cost reductions at each SeparateCo (e.g., elimination of TWX corporate overhead and reductions in SG&A expenses)

  (3)
  the impact of the usage and timing of the NOLs at TWX

        1.    Fully Distributed, Indicative Public Trading Value of Each SeparateCo    An analysis of the historical and projected financial performance of each of the divisions of TWX was conducted to estimate the fully distributed, indicative public trading value of each SeparateCo. The valuation analysis conducted on each SeparateCo included:

  •
  an analysis of historical and current public trading multiples of comparable companies ("Comparable Company Analysis")

  •
  a review of precedent private market transactions involving a change of control of comparable companies ("Precedent Transaction Analysis")

  •
  a discounted cash flow analysis ("DCF Analysis")

        The analysis assumes that each of the SeparateCos (with the exception of AOL) will likely trade, on a fully distributed basis, at a premium multiple due to its above average growth prospects, competitive position and strong operating management.

        The trading dynamics of the individual equities, it is assumed, would be further enhanced by the significant liquidity offered to investors and by shareholder-friendly corporate governance features. Each SeparateCo is assumed to have:

  •
  100% of its common stock distributed and trading in the public market

  •
  one voting class of stock (TWC's dual class voting structure is expected to be eliminated)

  •
  a fully autonomous Board of Directors to oversee the independent pursuit of shareholder value for each SeparateCo

        2.    Impact of Assumed Cost Reductions at Each SeparateCo    The projections used in the analysis were based upon current published estimates by Wall Street research for the period from 2006-2010. These estimates were then adjusted to include an increase in corporate expense ($100 million in the aggregate in 2006PF) given each SeparateCo's status as an independent, publicly listed entity (with the exception of TWC which was already assumed to have all the necessary infrastructure and costs of a public company). This assumed increase in divisional expense was offset by the elimination of TWX corporate headquarters expense (estimated to be $452 million in 2006 based on Wall Street research).

        The break-up of TWX, in addition, is assumed to produce incremental value to shareholders through a reduction of direct SG&A expenses at each SeparateCo. The analysis assumes that each SeparateCo should be more focused and more attentive to such costs as an independent, public company. The following table shows the impact of a 5.0% reduction to 2005E SG&A expenses at each SeparateCo. These cost reductions are not embedded in the financial projections for each SeparateCo and could result in additional value per TWX shares of $1.06-$1.19.

Exhibit 4.23: VALUE OF POTENTIAL SG&A SAVINGS ($ MM)

			Value of Potential Savings(a)
Division	2005E SG&A	5.0% Savings in SG&A(b)
			Low	High
AOL	$2,440	$122	$1,074	$1,288
Networks	1,850	93	1,127	1,242
Filmed Entertainment	1,500	75	819	901
Publishing	2,150	108	1,065	1,193
Cable	2,270	114	908	1,022

Total	$10,210	$511	$4,992	$5,645
Implied Value Per Share(c)			$1.06	$1.19

Source: Information and estimates based on various Wall Street research reports.

(a)
Assumes potential savings are capitalized at the implied fully distributed trading multiples for each of the divisions.

(b)
Assumes all savings in SG&A positively impact OIBDA.

(c)
Assumes diluted shares of approximately 4.7 billion.

        3.    Impact of the Usage and Timing of NOLs at TWX    The break-up of TWX could have an impact on the use of the estimated $5.6 billion of NOLs at TWX. It appears that the NOLs, based on limited public disclosure, were generated by AOL and are used to shelter the taxable income of all of TWX. If AOL were separated from the other divisions of TWX, the NOLs may be restricted in their use to only the taxable income of AOL. This would result in the NOLs being used over a more extended period of time as AOL would require several years to generate sufficient taxable income to fully extinguish the tax benefit. This should result in a net present value loss of approximately $369 million or $0.08 per share.(c)(d)

(c)
Assumes diluted shares of approximately 4.7 billion.

(d)
Assumes a statutory tax rate of 37% and a discount rate of 12.5%, which is the estimated weighted average cost of capital for AOL.

        The SOTP analysis, incorporating the assumed cost reductions and loss of value from the slower utilization of the NOLs, is shown in Exhibit 4.24 and yields an implied equity value for TWX of $22.52-$25.68 per share (which excludes the value impact of share repurchases). The implied value per TWX share represents a 30.2%-48.5% premium to the current TWX stock price—implying aggregate incremental value of approximately $25-$40 billion or $5.23-$8.39 per TWX share. Exhibit 4.24 illustrates the derivation of the implied TWX share price, though, it excludes the value impact from the repurchase of TWX shares via a dutch auction tender offer.

Exhibit 4.24: SUM OF THE PARTS ANALYSIS
(EXCLUDES VALUE IMPACT OF REPURCHASES) ($ MM)

		Implied Multiple					Enterprise Value (incl. Uncon. Assets)
				Enterprise Value
Division	2006PF OIBDA(a)					Uncon. Assets(b)
		Low	High	Low	High		Low	High
AOL	$1,989	8.8x	10.6x	$17,500	$21,000	$0	$17,500	$21,000
Content	4,615	11.8	13.0	54,500	60,000	1,356	55,856	61,356
Publishing	1,262	9.9	11.1	12,500	14,000	150	12,650	14,150
Cable	5,153	8.0	9.0	41,200	46,400	2,131	43,331	48,531

Total	$13,018	9.7x	10.9x	$125,700	$141,400	$3,637	$129,337	$145,037
Total Other Assets(c)							$2,003	$2,003
Total Other Liabilities/MinorityInterest(d)							$(5,049)	$(5,978)
Unlevered Asset Value							$126,292	$141,062
Debt(e)							$(30,541)	$(30,541)
Cash(f)							5,521	5,521
Implied Equity Value							$101,272	$116,043
Implied Share Price							$21.46	$24.49
SG&A Savings							$1.06	$1.19
Total Value Per Share (Excludes the Value Impact of Share Repurchases)							$22.52	$25.68
% Premium to Current ($17.29)							30.2%	48.5%
$ Premium to Current ($17.29)							$5.23	$8.39
$ Premium to Current Equity Value ($80,755)							$25,509	$40,933

Source: Information and estimates based on various Wall Street research reports and company filings.
Note: Share price data as of January 27, 2006.

(a)
Segment 2006PF OIBDA includes incremental corporate expenses of $100 million required under a scenario in which each division operates as a standalone public company. Incremental corporate expense is allocated to Content, Publishing and AOL. 2006PF OIBDA excludes an estimated $36 million of intersegement eliminations, which would result in an implied multiple range of 9.7x-10.9x 2006PF OIBDA.

(b)
Represents the midpoint of the valuation ranges of the respective assets. Content's unconsolidated assets include its 50% stake ($827 million) in Court TV, its 50% stake ($500 million) in the CW network and its 10% stake ($29 million) in Atlanta Spirit. Cable's unconsolidated assets include its 50% stake ($2.1 billion) in Texas and Kansas City Cable Partners. Publishing's unconsolidated assets include its 50% stake ($150 million) in BOOKSPAN.

(c)
Includes the estimated present value ($1.4 billion) of net operating losses, which are assumed to reside with AOL. NOLs are discounted at 12.5%, which represents AOL's estimated weighted average cost of capital. Also includes TWX's 44% stake ($559 million as of January 27, 2006) in Time Warner Telecom.

(d)
Includes the 5% stake ($0.9-$1.1 billion) in AOL owned by Google, the adjusted 16% stake (approximately $4.1-$4.8 billion) that will be held by Adelphia bondholders in TWC upon closing of the Adelphia/Comcast transactions and the 8% stake ($40 million) in Synapse not owned by TWX.

(e)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Debt assumes Adelphia/Comcast related debt of $11.2 billion. Assumes $1.03 billion of Free Cash Flow in the fourth quarter is used to pay down debt.

(f)
All figures are pro forma for the Adelphia/Comcast transactions, which is assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid.

        The implied weighted average fully distributed multiple for the SeparateCos, based on the analysis, is 9.7x-10.9x 2006PF OIBDA.

        The recent restructuring of Viacom provides evidence that the market should reward the disaggregation of media conglomerates. Viacom, before the announcement of the restructuring on March 16, 2005, was trading in line with the other diversified media companies. Viacom, after the creation of two new publicly traded companies (Viacom and CBS), trades at 12.5x 2006 EBITDA or 4.1 multiple points greater than the peer group.

Exhibit 4.25: DIVERSIFIED MEDIA COMPANIES 2006E EBITDA MULTIPLES(a)

Source: Information and estimates based on various Wall Street research reports, company filings and FactSet.

(a)
Prices as of January 27, 2006.

(b)
Net value created through multiple expansion is $12.7 billion, which represents the difference (4.1x) between Viacom's 2006E EBITDA multiple (12.5x) and the median 2006E EBITDA multiple (8.3x) of the diversified media companies less the difference (0.2x) between CBS's 2006E EBITDA multiple (8.2x) and the same median value (8.3x): (4.1x Viacom's 2006E EBITDA, or

  $13.3 billion, less 0.2x CBS's 2006E EBITDA, or $0.6 billion, results in $12.7 billion of net value created).

(c)
Represents the median of Disney, Time Warner and News Corp.

        The following sections provide the underlying assumptions and details for the valuation analysis performed on each SeparateCo.

VII. AOL: SUMMARY VALUATION

        The valuation analysis has been approached from the perspective of how the common stock of AOL would trade, on a fully distributed basis, assuming AOL (including Subscription and Advertising) were an independent, public company with no ongoing corporate relationship with TWX. This analysis assumes that the incremental corporate expense for AOL as an independent company is $23 million in 2005E and 2006E, and grows 3% per annum thereafter.(a)

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2006PF corporate overhead of $100 million allocated for TWX across Networks, Filmed Entertainment, Publishing and AOL on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        This valuation is based on publicly available information and considers the traditional methodologies: (1) Comparable Public Company Analysis; (2) Discounted Cash Flow Analysis; and (3) Precedent Transaction Analysis. The analysis also includes valuation estimates published by Wall Street equity research analysts that were compared to the reference range included in this presentation.

Exhibit 4.26: VALUATION METHODOLOGIES

	•	Considers the public market values of public companies:
• Mature media companies (satellite and directory services)
COMPARABLE		• Internet access providers (US and Europe)
COMPANY		• Internet search/content providers
ANALYSIS		• Internet advertising companies
	•	Based on revenue, OIBDA, P/E, and subscriber multiples
DISCOUNTED	•	Analyzes the present value of future free cash flows
CASH FLOW ANALYSIS	•	Projected revenue and OIBDA from 2006E-2010E
PRECEDENT TRANSACTION ANALYSIS	•	Considers the recent minority investment in AOL by Google as the most relevant precedent transaction for valuing the entire company

        AOL's operational and financial characteristics were considered in assessing potential public valuation:

  •
  One of the most recognized brands on the Internet

  •
  Participation in the growing Internet advertising sector

  •
  Large customer base of approximately 26 million subscribers (including Europe)

  •
  Considerable cash flow generation

  •
  Potential to capitalize on large subscriber or instant messenger base (e.g., migration to VoIP)

  •
  Potential added value as consolidation play

  •
  Potential to attract different investor base than the current TWX shareholders

  •
  Potential to provide investors with Internet sector exposure at a more reasonable valuation relative to other Internet companies (e.g., Google, eBay, Yahoo)

A. Summary of Valuation Analyses

        This analysis yielded an implied enterprise value range for AOL of $17.5-$21.0 billion. Over the longer term, valuation will be driven by how well management demonstrates its ability to adapt and respond to the changing competitive landscape.

Exhibit 4.27: SUMMARY OF VALUATION ANALYSIS ($ MM)

IMPLIED PF OIBDA MULTIPLE			
	2005E		2006E	
	LOW	HIGH	LOW	HIGH
Comparable Company Analysis				
– Consolidated Basis	8.4x	10.4x	8.0x	10.0x
– Sum of the Parts Basis	9.2	11.1	8.8	10.6
DCF Analysis[(a)]	8.2	10.5	7.8	10.1
Precedent Transaction	10.5		10.1	
Wall Street Research[(b)]	7.1	11.3	6.8	10.8
Reference Range	9.2	11.0	8.8	10.6

$15,909
$19,886
$17,544
$21,052
$15,525
$19,986
$20,000
$13,464
$21,482
(Median: $17,778)
$17,500
$21,000
$8,000
$13,000
$18,000
$23,000
$28,000

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Excludes potential benefits from NOLs, which have a projected present value of approximately $1.4 billion, assuming AOL receives all current TWX NOLs, estimated at $5.6 billion.

(b)
Valuation ranges adjusted to reflect pro forma impact on value of additional corporate expense incurred as an independent public company, based on a capitalized corporate adjustment of 8.5x-10.5x 2006PF corporate expense of $23 million, implying a total capitalized corporate expense adjustment of $199-$245 million.

B. Comparable Company Analysis

        AOL has been valued on a consolidated basis in comparison with other "mature media" companies, characterized as media companies that are facing growth constraints in a core segment or some form of transition to new technologies. Examples include yellow page directories and satellite TV operators. These companies have strong cash flows but must adapt to an evolving operating and strategic landscape. AOL has also been compared to IAC, which shares a number of similarities such as relative size and business mix. Both companies combine a large but mature business with an attractive emerging Internet services component. Finally, AOL has been valued in comparison with Internet competitors. A multiple range of 8.0x-10.0x 2006PF OIBDA implies a fully distributed enterprise value range of $15.9-$19.9 billion.

Exhibit 4.28: COMPARABLE COMPANY ANALYSIS—CONSOLIDATED BASIS ($ MM)

		Low			High
Enterprise Value		$15,909		-	$19,886
		Reference Range					Median of Comparable Co.'s
Enterprise Value to:
	Metric(a)	Low			High		IAC		Media(b)		Google		Yahoo!
Revenue
2005E	$8,308	1.91	x	-	2.39	x	1.48	x	3.76	x	31.64	x	9.44	x
2006E	7,930	2.01		-	2.51		1.23		3.29		19.62		7.23
PF OIBDA
2005E	$1,905	8.4	x	-	10.4	x	11.1	x	9.8	x	48.8	x	22.4	x
2006E	1,989	8.0		-	10.0		9.3		9.6		30.9		17.4
P/E
2005E	$486	22.9	x	-	31.1	x	23.6	x	16.5	x	70.1	x	58.5	x
2006E	558	20.0		-	27.1		21.4		17.4		49.3		54.8

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
AOL net income metric assumes $4.8 billion of leverage at 7% interest rate and tax rate of 37%.

(b)
Includes DIRECTV, EchoStar, PanAmSat, RH Donnelley and Yell Group.

        AOL is also likely to be valued on a "sum of the parts" basis in which the relative contribution from the Subscription and Advertising segments will be each valued based on comparable multiples for those respective pieces. Such analysis can only be performed on an illustrative basis, since the company does not currently break out the relative OIBDA contribution from these respective segments.

        For the Subscription segment, a multiple range of 5.0x-6.0x 2006PF OIBDA is assumed. This valuation is in line with domestic ISP competitors United Online and Earthlink, which trade at similar multiples. The Advertising segment is valued at 15.0x-18.0x 2006PF OIBDA. Advertising should trade at multiples closer to the Internet advertising companies than to the search and content competitors. This valuation reflects AOL's lower exposure to paid search and other faster growing advertising segments, as well as a conservative outlook given uncertainty surrounding AOL's transitioning portal strategy. The sum of the parts segment valuation implies an enterprise value range of $17.5-$21.1 billion, or 8.8x-10.6x 2006PF OIBDA as shown in Exhibit 4.29.

Exhibit 4.29: COMPARABLE COMPANY ANALYSIS—SUM-OF-THE-PARTS ANALYSIS ($ MM)

	Low		High
Subscription Segment Valuation	$6,143	-	$7,372
Advertising Segment Valuation	11,401	-	13,681
Combined Enterprise Value	$17,544	-	$21,052

SUBSCRIPTION SEGMENT VALUATION

	Low		High
Segment Value	$6,143	-	$7,372
						Median of Comparable Co.'s
		Reference Range
Segment Value Relative to:						Access US(a)		Access Europe(b)
	Metric	Low			High
PF OIBDA
2005E	$1,107	5.6	x	-	6.7x	5.3	x	12.2	x
2006E	1,229	5.0		-	6.0	5.6		9.0
Subscribers(m)
2005	25.7	$239		-	$287	$174		$397

ADVERTISING SEGMENT VALUATION

	Low		High
Segment Value	$11,401	-	$13,681
							Median of Comparable Co.'s
		Reference Range
Segment Value Relative to:							Search/ Content(c)		Internet Adv.(d)
	Metric	Low			High
PF OIBDA
2005E	$798	14.3	x	-	17.1	x	31.2	x	26.7	x
2006E	760	15.0		-	18.0		22.4		18.2

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Includes Earthlink and United Online.

(b)
Includes Freenet, Iliad and Tiscali.

(c)
Includes Amazon, CNET, eBay, Google, IAC, iVillage and Yahoo.

(d)
Includes 24/7 Real Media, aQuantive, Marchex and ValueClick.

Exhibit 4.30: COMPARABLE COMPANIES UNIVERSE ($ MM)

	Stock Price
					EP/EV/EBITDA				P/E				EV/ Subs.
Company		% of 52W High	Market Value	Enterprise Value
	1/27/06				2005E		2006E		2005E		2006E		2005E
Media
DIRECTV	$13.94	83%	$19,423	$18,663	14.1	x	9.2	x	NM		31.0	x
EchoStar	$27.81	86%	12,711	17,077	9.1		8.1		8.7	x	12.6
PanAmSat	$24.75	100%	3,122	6,246	9.5		9.6		65.6		28.5
RH Donnelley	$64.20	95%	4,516	15,104	9.8		9.8		15.1		17.4
Yell Group	£5.36	95%	6,690	10,151	12.4		10.6		17.8		15.2
			Median		9.8	x	9.6	x	16.5	x	17.4	x
US ISP
Earthlink	$11.51	94%	$1,558	$1,081	5.0	x	5.6	x	11.3	x	13.5	x	$201
United Online	$13.76	89%	929	748	5.7		5.6		12.7		13.1		147
			Median		5.3	x	5.6	x	12.0	x	13.3	x	$174
Europe ISP
Freenet	€25.10	97%	$1,795	$1,629	10.7	x	9.0	x	25.1	x	20.3	x	$447
Iliad	€55.65	94%	3,742	3,757	14.7		10.8		48.4		29.1		NM
Tiscali	€2.67	84%	1,287	1,634	12.2		7.4		NM		NM		346
			Median		12.2	x	9.0	x	36.8	x	24.7	x	$397
Internet Search and Content
Amazon	$45.22	90%	$19,353	$19,464	25.5	x	20.9	x	64.6	x	42.7	x
CNET	$15.24	95%	2,560	2,463	36.5		25.5		63.5		40.1
eBay	$44.07	92%	65,689	62,745	33.6		25.6		51.2		43.6
Google	$433.49	91%	135,481	127,851	48.8		30.9		70.1		49.3
IAC	$29.51	96%	10,242	8,696	11.1		9.3		23.6		21.4
iVillage	$7.63	88%	593	539	31.2		22.4		63.6		25.4
Yahoo!	$35.09	80%	54,171	34,900	22.4		17.4		58.5		54.8
			Median		31.2	x	22.4	x	63.5	x	42.7	x
Internet Advertising Services
24/7 Real Media	$8.67	88%	$420	$400	45.2	x	24.1	x	48.2	x	26.3	x
aQuantive	$25.83	86%	1,851	1,764	23.1		16.4		56.2		40.4
Marchex	$24.31	92%	951	894	30.3		20.0		69.5		45.9
ValueClick	$18.90	90%	1,991	1,765	22.1		13.8		42.0		31.5
			Median		26.7	x	18.2	x	52,2	x	35.9	x

Source: Information and estimates based on various Wall Street research reports and company filings.

C. Discounted Cash Flow Analysis

        The DCF analysis incorporates a review of the cost of capital of a number of companies in businesses similar to that of AOL, including other Internet access providers (Earthlink, United Online) and Internet search/content companies (Google, Yahoo!, eBay, Amazon, IAC, CNET). These companies have a median unlevered beta of 1.63 and a median cost of capital of 13.9%, as shown in Exhibit 4.31.

Exhibit 4.31: AOL COMPARABLE COMPANIES WACC ($ MM)

Company Name		Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC(d)
Earthlink		1.277	1.582	(30.6)%	13.89%
United Online		1.420	1.620	(18.4)%	13.96%
Google		1.341	1.390	(5.6)%	12.46%
Yahoo!		1.604	1.711	(10.0)%	14.41%
eBay		1.665	1.713	(4.5)%	14.27%
Amazon		1.663	1.657	0.5%	13.78%
IAC		1.070	1.182	(13.0)%	11.30%
CNET		1.608	1.647	(3.8)%	13.87%
	Mean	1.456	1.563	(10.7)%	13.5%
	Median	1.512	1.633	(7.8)%	13.9%
Assumptions		Pre-Tax/After-Tax Cost of Debt

Marginal Tax Rate	37.0%	6.00%	6.50%	7.00%	7.50%	8.00%
Risk-Free Rate of Return(e)	4.5%	3.78%	4.10%	4.41%	4.73%	5.04%
Equity Risk Premium(f)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(g)	Levered Beta	Cost of Equity(h)	Weighted Average Cost of Capital
0.0%	0.0%	1.633	1.000	1.633	13.7%	13.7%	13.7%	13.7%	13.7%	13.7%
10.0%	11.1%	1.633	1.070	1.748	13.3%	13.3%	13.3%	13.3%	13.3%	13.4%
20.0%	25.0%	1.633	1.158	1.891	15.1%	12.8%	12.9%	13.0%	13.0%	13.1%
30.0%	42.9%	1.633	1.270	2.075	16.1%	12.4%	12.5%	12.6%	12.7%	12.8%
40.0%	66.7%	1.633	1.420	2.320	17.5%	12.0%	12.1%	12.3%	12.4%	12.5%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta / [1 + (1-Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt.

(d)
Assumes 7.0% pre-tax cost of debt.

(e)
10-Year Treasury Bond Yield as of January 27, 2006.

(f)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(g)
Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(h)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(i)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost of Equity)(Equity / Cap.).

        Free cash flows are expected to grow modestly as the advertising segment ramps up and the access segment declines. The terminal value is estimated based on assumed exit multiples of 10.0x-12.0x final year OIBDA. This compares to a current estimated trading multiple range of 8.4x-10.4x 2005E PF OIBDA. The rationale for a higher multiple range in the future is the projected change in revenue mix, whereby a higher percent of revenue is projected to come from Advertising. Excluding cash tax reductions from federal tax carryforwards, a discounted cash flow analysis indicates an enterprise value range of $15.5-$20.0 billion.

Exhibit 4.32: AOL CONSOLIDATED DISCOUNTED CASH FLOW—EXCLUDING NOLS ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$8,308	$7,930	$7,692	$7,465	$7,413	$7,422	(2.2)%
% Growth	—	(4.5)%	(3.0)%	(3.0)%	(0.7)%	0.1%
Pro Forma OIBDA	$1,905	$1,989	$1,994	$2,013	$2,141	$2,173	2.7%
% Margin	22.9%	25.1%	25.9%	27.0%	28.9%	29.3%
Operating Income	$1,105	$1,189	$1,194	$1,223	$1,361	$1,403	4.9%
Less: Cash Taxes @ 37.0%	(409)	(440)	(442)	(453)	(504)	(519)
Unlevered Net Income	$696	$749	$752	$771	$858	$884	4.9%
% Growth	—	7.6%	0.4%	2.5%	11.3%	3.0%
Unlevered Free Cash Flow
Unlevered Net Income		$749	$752	$771	$858	$884
Plus: Depreciation & Amortization		800	800	790	780	770
Less: Capital Expenditures		(406)	(402)	(399)	(399)	(399)
Less: Changes in Working Capital		(47)	(30)	(28)	(6)	1
Unlevered Free Cash Flow		$1,096	$1,121	$1,133	$1,232	$1,256
% Growth		—	2.3%	1.1%	8.7%	1.9%
		PV of Terminal Value at 2010PF OIBDA Multiple
					Total Enterprise Value
Discount Rate	PV Unlev. FCF
		10.0x	11.0x	12.0x	10.0x	11.0x	12.0x
11.0%	$4,513	$12,894	$14,183	$15,473	$17,407	$18,696	$19,986
12.0%	4,419	12,328	13,561	14,794	16,747	17,980	19,213
13.0%	4,328	11,793	12,972	14,151	16,121	17,300	18,479
14.0%	4,241	11,284	12,413	13,541	15,525	16,654	17,782
	Implied Perpetual Growth Rate of Unlev. FCF at 2010PF OIBDA Multiple			Enterprise Value to 2006PF OIBDA
Discount Rate
	10.0x	11.0x	12.0x	10.0x		11.0x		12.0x
11.0%	4.9%	5.5%	5.9%	8.8	x	9.4	x	10.1	x
12.0%	5.9%	6.4%	6.9%	8.4		9.0		9.7
13.0%	6.8%	7.4%	7.8%	8.1		8.7		9.3
14.0%	7.8%	8.3%	8.8%	7.8		8.4		8.9
			Memo:	Implied Forward PF OIBDA(a) Multiple
				10.0	x	11.0	x	12.0	x

Source: Information and estimates based on various Wall Street research reports.

(a)
Forward OIBDA estimated by assuming a 2011 revenue growth rate of 0.1% and a PF OIBDA margin (post-corporate) of 29.3%.

        An analysis of the impact from the usage of NOLs (generated by AOL) on the potential value of AOL has also been performed. Assuming that approximately $5.6 billion of current NOLs at TWX are carried over to AOL, NOL usage would save cash taxes of about $2.1 billion over several years. Incorporating the benefit of NOLs, a discounted cash flow analysis indicates an enterprise value range of $17.1-$21.6 billion.

D. Precedent Transaction Analysis

        There are no relevant transactions involving targets that could be fairly characterized as comparable to AOL's business.

        While a number of Internet sector transactions exist, the targets involved have a very different business mix, level of maturity, and size than that of AOL. The obvious exception is Google's proposed 5% investment in AOL itself, at an implied value of $20 billion. However, this deal is a minority investment, and therefore the value does not incorporate a control premium. It is also being completed as part of a larger commercial agreement, and the strategic and additional financial considerations to Google may have affected (i.e., overstated) the implied valuation of AOL.

E. Equity Research Analyst Valuations

        The following is a summary of analyst valuations for the AOL business. Analysts assign valuations ranging from $13.7-$21.7 billion, or $13.5-$21.5 billion after the impact of corporate expenses. Taking the median produces an illustrative estimate of $18.0 billion, or $17.8 billion after the impact of corporate expenses.

Exhibit 4.33: AOL ANALYST VALUATION SUMMARY ($ MM)

Date	Firm	Metric	Multiple Range	Estimated Value Range Excl. Corp. Expense
30-Jan-06	Goldman Sachs	2006 OIBDA	8.5x - 11.0x	$16,000 - $20,000
30-Jan-06	Bernstein	2006 OIBDA	10.2	20,676
3-Nov-05	CIBC	DCF		17,881
31-Oct-05	Citibank	2006 OIBDA	9.3	18,878
28-Oct-05	Oppenheimer	DCF		17,350
24-Oct-05	JP Morgan	2005 OIBDA	7.1	13,663
14-Oct-05	Bear Stearns	2006 OIBDA	10.6	21,727
	Wall Street Valuation	Range		$13,663 - $21,727
	Excl. Corp. Expense	Median(a)		18,000
		Pro Forma 2006E Corporate	Assumed Valuation Multiple	Pro Forma Impact on Aggregate Value
Pro Forma Value Impact of Incremental Corp. Expense		$(23)	8.5x - 10.5x	$(199) - $(245)
Implied Value on	Adj. Range			$13,464 - $21,482
Standalone Basis	Adj. Median(a)			17,778

Source: Information and estimates based on various Wall Street research reports.

(a)
Based on midpoint of range, where ranges are provided.

F. Shareholder Profile

        Investors interested in the AOL business will likely be different than TWX's current shareholder base. Value investors have limited opportunities for investing in the Internet sector because of high valuations. Some value investors have found IAC to be attractive. A standalone AOL is expected to appeal to value investors as an alternative vehicle for Internet exposure at a reasonable price. It may also have a significant retail component as investors accumulate shares in connection with any distribution of AOL stock.

Exhibit 4.34: SHAREHOLDER BREAKDOWN—TWX VS. ISP PEERS AND MATURE MEDIA

Information Source: Public sources.

Exhibit 4.35: SHAREHOLDER BREAKDOWN—TWX VS. SEARCH/ADVERTISING PEERS

Information Source: Public sources.

VIII. CONTENT: SUMMARY VALUATION

        Content is composed of Networks and Filmed Entertainment, which have been evaluated separately on the following pages. This analysis yielded an implied enterprise value reference range of $54.5-$60.0 billion for the consolidated assets of Content.

Exhibit 4.36: SUMMARY OF VALUATION ANALYSIS ($ MM)

Source: Information and estimates based on various Wall Street research reports and company filings.

Exhibit 4.37: CONTENT VERSUS PEERS ($ MM)

	Content						Comparable Content Companies
					Current TWX
	Low		High				Viacom		Disney		News Corp.		Scripps		Median
Enterprise Value	$54,500		$60,000		$105,278		$39,967		$60,408		$42,017		$8,905		—
Equity Value(a)	39,957		45,457		80,755		33,625		48,613		52,739		8,049		—
Enterprise Value to:
2006E EBITDA	11.8	x	13.0	x	8.3	x	12.5	x	9.3	x	8.3	x	11.0	x	10.1	x
Equity Value to:
2006E Free Cash Flow	24.0	x	27.4	x	15.6	x	21.9	x	25.1	x	19.8	x	21.8	x	21.8	x
Free Cash Flow Yield	4.2%		3.7%		6.4%		4.6%		4.0%		5.0%		4.6%		4.6%

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
For Content, includes the value of TWX's 50% stake ($827 million) in Court TV, 50% stake ($500 million) in the CW network and 10% stake ($29 million) in Atlanta Spirit. Assumes leverage of 3.75x 2005PF OIBDA.

Valuation: Networks

        The valuation analysis has been approached from the perspective of how the common stock of Networks would trade, on a fully distributed basis, assuming Networks were an independent, public company. The analysis assumes that the incremental corporate expense for Networks as an independent company is $27 million in 2006PF and grows 3% per annum thereafter.(a)

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2006PF corporate overhead of $100 million allocated for TWX across Networks, Filmed Entertainment, Publishing and AOL on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        The following valuation analysis is based solely on publicly available information and relies on the following three methodologies for estimating the enterprise value for Networks. The analysis also considered various Wall Street research analysts' estimates for the valuation of Networks and compared such values to the reference range.

Exhibit 4.38: VALUATION METHODOLOGIES

COMPARABLE COMPANY ANALYSIS	•	Multiples-based analysis that examines trading valuations of comparable companies including Discovery Communications, E.W. Scripps and Viacom
	•	Separate comparable companies analysis was conducted for Turner Networks and HBO
DISCOUNTED CASH FLOW ANALYSIS	•	Reflects present value of future free cash flows
	•	Analysis was based on financial projections for the period 2006E-2010E
PRECEDENT TRANSACTION ANALYSIS	•	Analyzed comparable transactions in the sector
	•	Analysis reflects a change of control premium

        The following operational and financial characteristics were considered in assessing the valuation for Networks:

  •
  Leading cable networks in terms of rating and subscribers

  •
  Attractive mix of general entertainment cable networks focusing on various genres

  •
  Leading pay television network with distinct original programming

A. Summary of Valuation Analyses

        This analysis yielded an implied enterprise value for Networks of $39.5-$43.5 billion implying 12.2x-13.4x 2006PF OIBDA (excluding unconsolidated assets).

Exhibit 4.39: SUMMARY OF VALUATION ANALYSIS ($ MM)

Source: Information and estimates based on various Wall Street research reports and company filings.

        The 50% interest in Court TV, the 50% interest in the CW(b) and the 10% interest in Atlanta Spirit are together assumed to have a value of approximately $1,356 million.(c) The implied aggregate enterprise value of Networks, including these interests, is assumed to be $40.9-$44.9 billion.

Exhibit 4.40: VALUE OF UNCONSOLIDATED ASSETS ($ MM)

	ESTIMATED VALUE
ASSET
	LOW	HIGH
50% interest in Court TV	$783	$870
50% interest in the CW	500	500
10% interest in Atlanta Spirit	29	29

Total	$1,312	$1,399

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Represents low and high values from Wall Street analysts' estimates. Valuation assumes a capitalized corporate adjustment of 12.2x-13.4x 2006PF corporate expense of $27 million, implying a total capitalized corporate expense adjustment of $330-$363 million.

(b)
On January 24, 2006, TWX and CBS announced the merger of the WB and UPN Networks into a new network called The CW. Both TWX and CBS will each own 50% of the new network.

(c)
Represents the average value of unconsolidated assets. The Atlanta Braves are consolidated by Turner Networks and consequently, the valuation of Turner Networks includes the value of the Atlanta Braves. Per Forbes.com, various analysts value the Atlanta Braves at approximately $450-$650 million (implying 29x-42x estimated 2004E OIBDA of $15.4 million).

B. Comparable Company Analysis

        Turner Networks:    Turner Networks has only a few publicly traded content companies that are comparable including Viacom, E.W. Scripps ("Scripps" or "SSP") and Discovery Holdings. Viacom, trading at approximately 12.5x 2006E EBITDA (as of January 27, 2006), is most similar to Turner Networks as compared to Scripps and Discovery. While Turner Networks are primarily general entertainment networks, the networks of Viacom are more focused on specific demographics/niche programming. Turner Networks are growing at a relatively slower rate compared to Viacom's cable networks.

        Scripps currently trades at a premium to its newspaper and television broadcasting peers due to the strength of its cable networks. Scripps's cable networks currently represent 57% of the consolidated pre-corporate EBITDA and account for 58% of the expected pre-corporate EBITDA growth over the next two years.(a) While the television and newspaper sectors have performed poorly, Scripps's stock has outperformed its peers based on the strong growth of its cable networks division.

(a)
Lehman Brothers equity research.

Exhibit 4.41: SSP STOCK PERFORMANCE VS BROADCAST TELEVISION AND NEWSPAPER PEERS

Information Source: Public sources.

(b)
Includes Gray, Hearst-Argyle, LIN, Nexstar and Sinclair.

(c)
Includes Gannett, Knight Ridder, New York Times, Tribune and Washington Post.

        Discovery Holdings' main asset is its 50% ownership interest in the Discovery Channel, which is accounted for using the equity method. Its primary operating asset is Ascent Media, which provides solutions for the creation, management and distribution of content to major motion picture studios, broadcast networks, and cable channels, among others. Discovery Channel is estimated to be trading at 13.5x 2006E EBITDA (as of January 27, 2006) (analysis excludes the value of Ascent Media assumed to be approximately $400 million based on Wall Street estimates).

Exhibit 4.42: COMPARABLE COMPANY ANALYSIS—NETWORKS
($ MM, EXCEPT PER SHARE FIGURES)

					Enterprise Value as a Multiple of:
	Stock Price
					Revenues				EBITDA
Company		% of 52W High	Market Value	Enterprise Value
	01/27/06				2005E		2006E		2005E		2006E
Discovery Comm.	NA	NA	$7,428	$10,502	3.91	x	3.55	x	15.1	x	13.5	x
E.W. Scripps	$48.53	91.7%	8,049	8,905	3.55		3.10		12.9		11.0
Viacom	$43.29	—	33,625	39,967	4.21		3.83		13.8		12.5
				Median	3.91	x	3.55	x	13.8	x	12.5	x
				Mean	3.89		3.49		13.9		12.3

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

        Turner Networks are valued at 12.0x-13.0x 2006PF OIBDA, in line with the trading levels of Viacom and Discovery (valuation is unfavorably impacted by the structure of the company) and a premium to the trading valuations of E.W. Scripps (which includes TV and newspaper assets). In comparison, TWX trades at a multiple of 8.3x 2006E OIBDA.

Exhibit 4.43: COMPARABLE COMPANY ANALYSIS—TURNER NETWORKS ($ MM)

		Low		High
Implied Enterprise Value(a)		$24,405		$26,439
						Median of Comparable Companies
		Reference Range
Enterprise Value to:	Consensus Metric							E.W. Scripps		Discovery Comm.
		Low		High		Viacom						TWX
Revenue
2005E	$5,498	4.44	x	4.81	x	4.21	x	3.55	x	3.91	x	2.31	x
2006E	5,930	4.12		4.46		3.83		3.10		3.55		2.19
PF OIBDA(b)
2005PF	$1,822	13.4	x	14.5	x	13.8	x	12.9	x	15.1	x	9.2	x
2006PF	2,034	12.0		13.0		12.5		11.0		13.5		8.3

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Value includes the Atlanta Braves, which is owned 100% by the Company. The Atlanta Braves are consolidated by Turner Networks and consequently, the valuation of Turner Networks includes the value of the Atlanta Braves. Per Forbes.com, various analysts value the Atlanta Braves at approximately $450-$650 million (implying 29x-42x estimated 2004E OIBDA of $15.4 million).

(b)
Includes corporate expenses of $16.6 million allocated to Turner Networks based on share of revenue.

        HBO Networks:    HBO has no directly comparable publicly traded companies. Although, HBO competes with other cable networks for its audience, it is not dependent on the vagaries of the advertising market due to its subscription model and is also the producer of hit original programming content. HBO is the undisputed leader in pay TV programming. Competitors such as Starz! compare unfavorably to HBO due to their lack of compelling original programming, smaller and less established subscriber base and weak pricing power.

Exhibit 4.44: COMPARABLE COMPANY ANALYSIS—HOME BOX OFFICE
($ MM, EXCEPT PER SUBSCRIBER FIGURES)

		Low		High
Implied Enterprise Value		$14,485		$15,692
						Median of Comparable Companies
		Reference Range
Enterprise Value to:	Consensus Metric							E.W. Scripps		Discovery Channel
		Low		High		Viacom						TWX
Revenue
2005E	$3,468	4.18	x	4.52	x	4.21	x	3.55	x	3.91	x	2.31	x
2006E	3,698	3.92		4.24		3.83		3.10		3.55		2.19
PF OIBDA(a)
2005PF	$1,153	12.6	x	13.6	x	13.8	x	12.9	x	15.1	x	9.2	x
2006PF	1,207	12.0		13.0		12.5		11.0		13.5		8.3
Subscribers(b)
2005E	39.8	$364		$394

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Includes corporate expenses of $10.4 million allocated to HBO based on share of revenue.

(b)
Company reports.

        Networks, based on the separate valuation of Turner Networks and HBO, are valued at approximately $38.9-$42.1 billion (inclusive of the unconsolidated assets, Networks is valued at $40.2-$43.5 billion), based on the results of this analysis.

Exhibit 4.45: COMPARABLE COMPANY ANALYSIS—NETWORKS ($ MM)

		Low		High
Turner Networks		$24,405		$26,439
Home Box Office		14,485		15,692
Implied Enterprise Value		$38,890		$42,131
Plus: Court TV		783		870
Plus: WB Network		500		500
Plus: Atlanta Spirit		29		29
Total Value (incl. Unconsolidated Assets)		$40,202		$43,530
						Median of Comparable Companies
		Reference Range
Enterprise Value to:(a)	Consensus Metric							E.W. Scripps		Discovery Channel
		Low		High		Viacom						TWX
Revenue
2005E	$8,966	4.34	x	4.70	x	4.21	x	3.55	x	3.91	x	2.31	x
2006E	9,627	4.04		4.38		3.83		3.10		3.55		2.19
PF OIBDA(b)
2005PF	$2,976	13.1	x	14.2	x	13.8	x	12.9	x	15.1	x	9.2	x
2006PF	3,241	12.0		13.0		12.5		11.0		13.5		8.3

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Enterprise value used to calculate the following multiples excludes the value of the Company's unconsolidated assets.

(b)
Includes corporate expenses of $27 million.

C. Discounted Cash Flow Analysis

        The DCF analysis included a review of the cost of capital of a number of companies in businesses similar to that of Networks including the other cable network companies (Discovery Holdings and E.W. Scripps) and the diversified media conglomerates (Disney, News Corp. and Viacom).

Exhibit 4.46: NETWORKS COMPARABLE COMPANIES WACC

Company Name			Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC
Discovery Communications			1.063	1.099	(5.5)%	10.9%
E.W. Scripps			0.675	0.633	9.6%	7.8%
		Median	0.869	0.866	2.0%	9.4%
Assumptions		Pre-Tax/ After-Tax Cost Of Debt

Marginal Tax Rate	37.0%	6.0%	6.5%	7.0%	7.5%	8.0%
Risk-Free Rate of Return(d)	4.5%	3.8%	4.1%	4.4%	4.7%	5.0%
Equity Risk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f)	Levered Beta	Cost of Equity(g)	Weighted Average Cost Of Capital(h)
20.0%	25.0%	0.866	1.16	1.00	10.1%	8.8%	8.9%	9.0%	9.0%	9.1%
30.0%	42.9%	0.866	1.27	1.10	10.7%	8.6%	8.7%	8.8%	8.9%	9.0%
40.0%	66.7%	0.866	1.42	1.23	11.4%	8.3%	8.5%	8.6%	8.7%	8.8%
50.0%	100.0%	0.866	1.63	1.41	12.4%	8.1%	8.3%	8.4%	8.6%	8.7%
60.0%	150.0%	0.866	1.95	1.68	13.9%	7.8%	8.0%	8.2%	8.4%	8.6%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta / [1 + (1-Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt less cash and cash equivalents.

(d)
10-Year Treasury Bond Yield as of January 27, 2006.

(e)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(f)
Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(g)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(h)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost of Equity)(Equity/Cap.).

Exhibit 4.47: DIVERSIFIED MEDIA COMPARABLE COMPANIES WACC

Company Name			Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC
Disney			1.011	0.882	18.8%	8.9%
News Corp.			1.028	0.965	9.4%	9.6%
Viacom			0.934	0.833	16.1%	8.8%
		Median	1.011	0.882	16.1%	8.9%
		Mean	0.991	0.893	14.8%	9.1%
Time Warner			1.205	1.008	23.7%	9.6%
Assumptions		Pre-Tax/ After-Tax Cost Of Debt

Marginal Tax Rate	37.0%	6.00%	6.50%	7.00%	7.50%	8.00%
Risk-Free Rate of Return(d)	4.5%	3.78%	4.10%	4.41%	4.73%	5.04%
Equity Risk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f)	Levered Beta	Cost of Equity(g)	Weighted Average Cost Of Capital(h)
20.0%	25.0%	0.882	1.158	1.021	10.2%	8.9%	9.0%	9.1%	9.1%	9.2%
30.0%	42.9%	0.882	1.270	1.121	10.8%	8.7%	8.8%	8.9%	9.0%	9.1%
40.0%	66.7%	0.882	1.420	1.253	11.5%	8.4%	8.6%	8.7%	8.8%	8.9%
50.0%	100.0%	0.882	1.630	1.438	12.6%	8.2%	8.3%	8.5%	8.6%	8.8%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta / [1 + (1-Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt less cash and cash equivalents.

(d)
10-Year Treasury Bond Yield as of January 27, 2006.

(e)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(f)
Levering Factor = [1 + (1-Tax Rate)(Debt/Equity)].

(g)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(h)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost of Equity)(Equity/Cap.).

        Based on the review of the cost of capital of such comparable companies in Exhibits 4.46 and 4.47, a WACC of 7.5%-9.0% was derived and incorporated in the DCF analysis for the Networks.

        The DCF analysis assumed terminal multiples of 12.0x-13.0x trailing pro forma OIBDA (implies forward multiples of 11.3x-12.2x forward pro forma OIBDA in line with our estimates of the public market multiples used in the Comparable Company Analysis above and a perpetuity growth rate of 2.9%-4.7%). Based on these assumptions, the DCF valuation is approximately $43.3-$49.3 billion ($44.7-$50.6 billion including the value of the unconsolidated assets).

Exhibit 4.48: NETWORKS DISCOUNTED CASH FLOW ($ MM)(a)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$8,966	$9,627	$10,306	$11,007	$11,745	$12,520	6.9%
% Growth	(1.0)%	7.4%	7.1%	6.8%	6.7%	6.6%
Pro Forma OIBDA	$2,976	$3,241	$3,518	$3,832	$4,157	$4,512	8.7%
% Margin	33.2%	33.7%	34.1%	34.8%	35.4%	36.0%
Operating Income	$2,739	$2,986	$3,247	$3,544	$3,852	$4,191	8.9%
Less: Taxes @ 37.0%	(1,013)	(1,105)	(1,201)	(1,311)	(1,425)	(1,551)
Unlevered Net Income	$1,725	$1,881	$2,045	$2,233	$2,427	$2,640	8.9%
% Growth	—	9.0%	8.7%	9.2%	8.7%	8.8%
Unlevered Free Cash Flow
Unlevered Net Income		$1,881	$2,045	$2,233	$2,427	$2,640
Plus: Depreciation & Amortization		255	271	288	304	322
Less: Capital Expenditures		(321)	(329)	(336)	(343)	(349)
Less: Changes in Working Capital		(144)	(155)	(165)	(176)	(188)
Unlevered Free Cash Flow		$1,670	$1,833	$2,020	$2,212	$2,426
% Growth		—	9.8%	10.2%	9.5%	9.6%
		PV of Terminal Value at 201 0PF OIBDA Multiple
					Total Enterprise Value
Discount Rate
	PV Unlev. FCF	12.0x	12.5x	13.0x	12.0x	12.5x	13.0x
7.5%	$8,414	$37,718	$39,289	$40,861	$46,131	$47,703	$49,274
8.0%	8,315	36,853	38,388	39,924	45,168	46,703	48,239
8.5%	8,219	36,011	37,512	39,012	44,230	45,731	47,231
9.0%	8,124	35,193	36,659	38,126	43,317	44,784	46,250
	Implied Perpetual Growth Rate of Unlev. FCF at 2010PF OIBDA Multiple			Enterprise Value to 2006PF OIBDA
Discount Rate
	12.0x	12.5x	13.0x	12.0x		12.5x		13.0x
7.5%	2.9%	3.1%	3.2%	14.2	x	14.7	x	15.2	x
8.0%	3.4%	3.5%	3.7%	13.9		14.4		14.9
8.5%	3.8%	4.0%	4.2%	13.6		14.1		14.6
9.0%	4.3%	4.5%	4.7%	13.4		13.8		14.3
			Memo:	Implied Forward PF OIBDA(b) Multiple
				11.3	x	11.7	x	12.2	x

Source: Information and estimates based on various Wall Street research reports.

(a)
Financials exclude the results of the WB Network.

(b)
Forward OIBDA estimated by assuming a 2011 revenue growth rate of 6.6% and a PF OIBDA margin of 36.0%.

D. Precedent Transaction Analysis

        Comparable transactions involving a change of control of cable programming assets from 1997-2005 were reviewed. Based on a review of the transactions listed in Exhibit 4.49, the unique strategic franchises and the competitive position of Networks, private market valuation is estimated at 16x-18x 2005PF OIBDA, implying an enterprise value of $47.6-$53.6 billion.

Exhibit 4.49: PRECEDENT TRANSACTIONS ($ MM, EXCEPT PER SUBSCRIBER FIGURES)

					TRANS. VALUE TO
DATE	TARGET	ACQUIROR	SUBS	TRANS. VALUE	LTM EBITDA	SUBS
Oct-03	VUE	GE/NBC	USA (87.7) SciFi (80.8) Trio (26.3) WWI (19.6)	$6,980	17.5x	$32.56
Jul-03	QVC	Liberty Media	84.9	13,860	14.7	NM
Apr-03	Comedy Central	Viacom	82.0	2,450	29.3	29.88
Nov-02	Bravo Networks	NBC	68.5	1,250	23.7	18.25
Dec-01	USA Networks	Vivendi SA	USA (85.2) SciFi (77.0)	9,345	17.2	57.61
Jul-01	Fox Family Worldwide	Walt Disney	115.0	5,300	35.0	46.09
Feb-01	Rainbow Media	MGM	AMC (74.5) Bravo (59.1) Other (15.5)	4,125	27.1	27.67
Nov-00	BET	Viacom	64.3	3,040	24.3	47.28
Apr-99	Fox Family Channel	New Corporation	69.2	1,430	15.3	20.67
Oct-97	USA Networks	HSN Inc.	USA (72.6) SciFi (45.6)	3,300	16.4	27.87
Sep-97	USA Networks	Seagram/MCA	USA (72.6) SciFi (45.6)	3,400	18.4	28.72
			Mean		21.7x	$33.67
			Median		18.4	29.32

Source: Information and estimates based on various Wall Street research reports and company filings.

E. Unconsolidated Assets

        TWX's 50% stake in Court TV is accounted for using the equity method and is therefore not included in the OIBDA for Networks as reported. A separate value of $783-$870 million was ascribed for the 50% interest in Court TV based on a value of $18.00-$20.00 per households reached.

Exhibit 4.50: COURT TV ($ MM)

	Value Per Household		Total Value		50.0% Share
Households(a)
	Low	High	Low	High	Low	High
87.0	$18.00	$20.00	$1,566	$1,740	$783	$870

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Based on television households as of December 31, 2005.

        On January 24, 2006, TWX and CBS announced the merger of the WB and UPN Networks into a new network called the CW. Both TWX and CBS will each own 50% of the new network. The WB and UPN will cease operations in September 2006 when The CW will commence broadcasting. The analysis assumes that TWX will account for this investment as an unconsolidated asset. The Tribune Company, which owned 22.5% of the WB, exchanged its interest in the WB for a 10-year deal to carry The CW on its major market affiliates. The analysis assumes a $500 million value for TWX's stake in The CW.

        On March 31, 2004, the Company completed the sale of an 85% interest in Turner's winter sports teams (the Atlanta Thrashers, an NHL team, and the Atlanta Hawks, an NBA team) and the entity holding the operating rights to Philips Arena, an Atlanta sports and entertainment venue, to Atlanta Spirit for an estimated $250 million. Based on the value of Atlanta Spirit implied by the transaction, Turner's 10% interest in Atlanta Spirit is assumed to have a value of $29 million.

F. Summary Of Wall Street Research Valuation

        The fully distributed public trading value for Networks was compared to the values assumed by various equity research analysts who cover TWX. The reference range of $39.5-$43.5 billion (12.2x-13.4x 2006PF OIBDA) is at the high end of the range of Wall Street estimates for Networks.

Exhibit 4.51: NETWORKS—ANALYST VALUATION SUMMARY ($ MM)

Date	Firm	Metric	Multiple	Estimated Value(a)
30-Jan-06	Bernstein	2006E OIBDA	12.0x	$38,924
21-Dec-05	Banc of America	2006E OIBDA	12.8	41,180
10-Nov-05	Goldman Sachs	2005E OIBDA	12.1-14.1	34,933-40,696
3-Nov-05	CIBC	2005E	OIBDA 11.5	33,607
31-Oct-05	Citibank(b)	2006E OIBDA	13.0	37,800
28-Oct-05	Oppenheimer	2006E OIBDA	8.8-10.8	27,248-33,459
24-Oct-05	JP Morgan	2006E OIBDA	13.0	42,364
14-Oct-05	Bear Stearns	2006E OIBDA	10.0	32,867
			Mean	$36,367
			Median	36,308

Information Source: Information and estimates based on various Wall Street research reports.

        Note: Values are adjusted to exclude the value of the WB.

(a)
Excludes any corporate allocation and assumes Networks is a division of TWX.

(b)
Includes the WB as no separate value of the WB was provided.

Valuation: Filmed Entertainment

        The valuation analysis has been approached from the perspective of how the common stock of Filmed Entertainment would trade, on a fully distributed basis, assuming Filmed Entertainment were an independent, public company. The analysis assumes that the incremental corporate expense for Filmed Entertainment as an independent company is $33 million in 2006PF and grows 3% per annum thereafter.(a)

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2006PF corporate overhead of $100 million allocated for TWX across Networks, Filmed Entertainment, Publishing and AOL on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        The following valuation analysis is based solely on publicly available information. The data available for Filmed Entertainment is generally limited to Filmed Entertainment as a consolidated group. Detailed financial information on the various businesses within Filmed Entertainment (e.g., Theatrical Motion Pictures, Home Video, etc.) is generally unavailable other than Wall Street research estimates by analysts who have limited visibility into the underlying financials of the division.

        The analysis relies on the following three methodologies for estimating the enterprise value for Filmed Entertainment. Wall Street research analysts' estimates for valuation of Filmed Entertainment were also compared to the implied range.

Exhibit 4.52: VALUATION METHODOLOGIES

COMPARABLE COMPANY ANALYSIS	•	Multiples-based analysis that takes into account trading valuations of companies including Disney, News Corp., Viacom, DreamWorks, and Lions Gate
DISCOUNTED CASH FLOW ANALYSIS	•	Reflects present value of future free cash flows
	•	Analysis was based on financial projections for the period 2006-2010
PRECEDENT TRANSACTION ANALYSIS	•	Analyzed comparable transactions in the sector since 2003
	•	Analysis reflects a change of control premium

        The following operational and financial characteristics were considered in assessing the valuation for Filmed Entertainment:

  •
  Leading producer and distributor of movies and TV programming

  •
  Largest share of the US box office and home video markets

  •
  Largest library of film assets and TV programming

  •
  Volatility of earnings

A. Summary of Valuation Analyses

        This analysis yielded an implied enterprise value for Filmed Entertainment of $15.0-$16.5 billion implying 10.9x-12.0x 2006PF OIBDA.

Exhibit 4.53: SUMMARY OF VALUATION ANALYSIS ($ MM)

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Represents low and high values from Wall Street analysts' estimates. Valuation assumes a capitalized corporate adjustment of 10.9x-12.0x 2006PF corporate expenses of $33 million, implying a total capitalized corporate expense adjustment of $363-$399 million.

B. Comparable Company Analysis

        Filmed Entertainment is projected to grow pro forma OIBDA at a CAGR of 6.6% from 2005-2008, towards the mid range of its major film studio peers. Although companies like Lions Gate Entertainment and DreamWorks are projected to grow at relatively faster rates, Filmed Entertainment is significantly differentiated from such companies in terms of:

  •
  Substantially greater scale

  •
  Breadth of distribution—domestic and international

  •
  Number and range of films produced

        Lions Gate Entertainment focuses almost exclusively on production, acquisition and distribution of low budget independent films. DreamWorks is an animated production companies that currently relies on Paramount for distribution of their movies. Consequently, Lions Gate and DreamWorks are not directly comparable to Filmed Entertainment. Exhibits 4.54-4.56 highlight the growth rates and multiples for Filmed Entertainment's peers.

Exhibit 4.54: FILMED ENTERTAINMENT EBITDA GROWTH—PEER COMPARISON

	LT EBITDA GROWTH	2006E EBITDA MULTIPLE	MULTIPLE/ GROWTH
Major Film Studios
Walt Disney (Buena Vista etc.)(a)	(7.4)%	—	—
Viacom (Paramount)	6.3%	—	—
News Corp (20th Century)	3.8%	—	—
Small/Independent Studios
DreamWorks	19.9%	23.4x	1.2x
Lions Gate Entertainment	23.0%	15.5	0.7

Source: Information and estimates based on various Wall Street research reports, company filings, and public sources.

Note: Long-term EBITDA growth represents 2005-2008 CAGR.

(a)
Disney is not pro forma for the announced acquisition of Pixar.

Exhibit 4.55: COMPARABLE COMPANY ANALYSIS—DIVERSIFIED MEDIA
($ MM, EXCEPT PER SHARE FIGURES)(a)(b)

					Enterprise Value as a Multiple of:		Price per Share as a Multiple of:
	Stock Price
					EBITDA		FCFPS		FCF Yield
Company		% of 52W High	Market Value	Enterprise Value
	1/27/2006				2005E	2006E	2005E	2006E	2005E	2006E
News Corp.	$16.71	91.6%	$52,739	$42,017	9.2x	8.3x	19.6x	19.8x	5.1%	5.0%
Viacom	$43.29	—	33,625	39,967	13.8	12.5	24.8	21.9	4.0%	4.6%
Walt Disney	$25.08	83.6%	48,613	60,408	10.8	9.3	22.2	25.1	4.5%	4.0%
			Median		10.8x	9.3x	22.2x	21.9x	4.5%	4.6%
			Mean		11 .3	1 0.0	22.2	22.3	4.5%	4.5%
Time Warner	$17.29	91 .0%	$80,755	$105,278	9.2x	8.3x	18.0x	15.6x	5.6%	6.4%
TWX (ex. TWC)	—	—	55,019	61,480	8.8	8.2	15.4	12.3	6.5%	8.1%

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

(a)
Disney is not pro forma for the announced acquisition of Pixar.

(b)
Time Warner and TWX (ex. TWC) include the impact of deferred taxes due to the use of NOLs.

Exhibit 4.56: COMPARABLE COMPANY ANALYSIS—FILMED ENTERTAINMENT
($ MM, EXCEPT PER SHARE FIGURES)

					Enterprise Value as a Multiple of:
	Stock Price
					Revenues		EBITDA
Company		% of 52W High	Market Value	Enterprise Value
	01/27/06				2005E	2006E	2005E	2006E
DreamWorks	$26.53	64.2%	$2,768	$2,483	5.37x	5.83x	16.6x	23.4x
Lions Gate Ent.	$9.23	79.4%	1,091	1,297	1.48	1.34	23.0	15.5
			Mean		3.42x	3.58x	19.8x	19.5x

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

        Taking into account a number of considerations such as the premier franchise, distribution network, strong library of Filmed Entertainment, relative projected financial performance and analysis of selected comparables, the implied enterprise value of Filmed Entertainment was viewed to be 11.0x-12.0x 2006PF OIBDA.

Exhibit 4.57: fILMED ENTERTAINMENT—COMPARABLE COMPANY ANALYSIS ($ MM)

	Low	High
Implied Enterprise Value	$15,11 5	$16,489
				Med. of Comparable Companies
		Reference Range
Enterprise Value to:	Consensus Metric			Diversified Media(a)
		Low	High		Studios(b)	TWX
Revenue
2005E	$11,813	1.28x	1.40x	1.91x	3.42x	2.31x
2006E	12,345	1.22	1.34	1.81	3.58	2.19
PF OIBDA(c)
2005PF	$1,264	12.0x	13.0x	10.8x	19.8x	9.2x
2006PF	1,374	11.0	12.0	9.3	19.5	8.3

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Represents the median of News Corp., Viacom and Walt Disney.

(b)
Represents the median of DreamWorks and Lions Gate Entertainment.

(c)
Includes corporate expenses of $33 million.

C. Discounted Cash Flow Analysis

        The DCF analysis included a review of the cost of capital of a number of companies in businesses similar to that of Filmed Entertainment including the diversified media conglomerates (Disney, News Corp. and Viacom) and the independent film studios (DreamWorks and Lions Gate). The diversified media companies have a cost of capital ranging from 8.8%-9.6%. The independent studios have a cost of capital ranging from 8.4%-9.4%.

Exhibit 4.58: diversified media Comparable companies wacc

Company Name	Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC
Disney	1.011	0.882	18.8%	8.9%
News Corp.	1.028	0.965	9.4%	9.6%
Viacom	0.934	0.833	16.1%	8.8%
Median	1 .011	0.882	1 6.1%	8.9%
Mean	0.991	0.893	1 4.8%	9.1%
TimeWarner	1.205	1.008	23.7%	9.6%
Assumptions		Pre-Tax/ After-Tax Cost Of Debt
Marginal Tax Rate	37.0%	6.00%	6.50%	7.00%	7.50%	8.00%
Risk-Free Rate of Return(d)	4.5%	3.78%	4.10%	4.41%	4.73%	5.04%
EquityRisk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f )	Levered Beta	Cost of Equity(g)	Weighted Average Cost Of Capital(h)
20.0%	25.0%	0.882	1.158	1.021	10.2%	8.9%	9.0%	9.1%	9.1%	9.2%
30.0%	42.9%	0.882	1.270	1.121	10.8%	8.7%	8.8%	8.9%	9.0%	9.1%
40.0%	66.7%	0.882	1.420	1.253	11.5%	8.4%	8.6%	8.7%	8.8%	8.9%
50.0%	100.0%	0.882	1.630	1.438	12.6%	8.2%	8.3%	8.5%	8.6%	8.8%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta/[1 + (1 - Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt less cash and cash equivalents.

(d)
10-Year Treasury Bond Yield as of January 27, 2006.

(e)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(f)
Levering Factor = [1 + (1 - Tax Rate)(Debt/Equity)].

(g)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(h)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost of Equity)(Equity/Cap.).

Exhibit 4.59: FILMED ENTERTAINMENT COMPARABLE COMPANIES WACC

Company Name	Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC
DreamWorks	0.595	0.637	(11.6%)	8.4%
Lions Gate Ent.	1.021	0.911	16.0%	9.4%
Median	0.808	0.774	2.2%	8.9%
Assumptions		Pre-Tax/After-Tax Cost Of Debt
Marginal Tax Rate	37.0%	6.0%	6.5%	7.0%	7.5%	8.0%
Risk-Free Rate of Return(d)	4.5%	3.8%	4.1%	4.4%	4.7%	5.0%
EquityRisk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f)	Levered Beta	Cap. Cost of Equity(g)	Weighted Average Cost Of Capital(h)
0.0%	0.0%	0.774	1.00	0.77	8.8%	8.8%	8.8%	8.8%	8.8%	8.8%
10.0%	11.1%	0.774	1.07	0.83	9.1%	8.6%	8.6%	8.7%	8.7%	8.7%
20.0%	25.0%	0.774	1.16	0.90	9.5%	8.4%	8.4%	8.5%	8.6%	8.6%
30.0%	42.9%	0.774	1.27	0.98	10.0%	8.1%	8.2%	8.3%	8.4%	8.5%
40.0%	66.7%	0.774	1.42	1.10	10.7%	7.9%	8.0%	8.2%	8.3%	8.4%
50.0%	100.0%	0.774	1.63	1.26	11.6%	7.7%	7.8%	8.0%	8.1%	8.3%

Information Source: Company filings and public sources.

        Based on the analysis in Exhibits 4.58 and 4.59, a WACC of 7.5%-9.0% has been used for the DCF valuation of Filmed Entertainment.

        The analysis to calculate the terminal value for the Filmed Entertainment assumed a terminal multiple of 11.0x-12.0x trailing pro forma OIBDA (implies a multiple of 10.6x-11.6x forward pro forma OIBDA in line with the public market multiples used in the Comparable Company Analysis above and a perpetuity growth rate of 3.7%-5.4%). Based on these assumptions, the DCF valuation is assumed to be $14.7-$16.9 billion.

Exhibit 4.60: FILMED ENTERTAINMENT—DISCOUNTED CASH FLOW ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	201 0PF	CAGR '05PF-'10PF
Revenue	$11,813	$12,345	$12,863	$13,339	$13,833	$14,345	4.0%
% Growth	(0.3%)	4.5%	4.2%	3.7%	3.7%	3.7%
Pro Forma OIBDA	$1,264	$1,374	$1,471	$1,539	$1,624	$1,713	6.3%
% Margin	10.7%	11.1%	11.4%	11.5%	11.7%	11.9%
Operating Income	$941	$1,041	$1,130	$1,185	$1,264	$1,340	7.3%
Less: Taxes @ 37.0%	(348)	(385)	(418)	(439)	(468)	(496)
Unlevered Net Income	$593	$656	$712	$747	$796	$844	7.3%
% Growth	—	(10.6%)	8.5%	4.9%	6.6%	6.0%
Unlevered Free Cash Flow
Unlevered Net Income		$656	$712	$747	$796	$844
Plus: Depreciation & Amortization		333	341	353	359	372
Less: Capital Expenditures		(196)	(207)	(216)	(226)	(238)
Less: Changes in Working Capital		(247)	(257)	(267)	(277)	(287)
Unlevered Free Cash Flow		$546	$589	$617	$653	$692
% Growth		—	(7.9%)	4.8%	5.8%	6.0%
		PV of Terminal Value at 201 0PF OIBDA Multiple
					Total Enterprise Value
Discount Rate	PV Unlev. FCF
		11.0x	11.5x	12.0x	11.0x	11.5x	12.0x
7.5%	$2,577	$13,122	$13,719	$14,315	$15,699	$16,296	$16,892
8.0%	2,548	12,822	13,404	13,987	15,369	15,952	16,535
8.5%	2,519	12,529	13,098	13,668	15,048	15,617	16,187
9.0%	2,491	12,244	12,801	13,357	14,735	15,291	15,848
	Implied Perpetual Growth Rate of Unlev. FCF at 201 0PF OIBDA Multiple			Enterprise Value to 2006PF OIBDA
Discount Rate
	11.0x	11.5x	12.0x	11.0x	11.5x	12.0x
7.5%	3.7%	3.8%	4.0%	11.4x	11.9x	12.3x
8.0%	4.2%	4.3%	4.5%	11.2	11.6	12.0
8.5%	4.7%	4.8%	5.0%	11.0	11.4	11.8
9.0%	5.1%	5.3%	5.4%	10.7	11.1	11.5
Memo:	Implied Forward PF OIBDA(a) Multiple
	10.6x	11.1x	11.6x

Source: Information and estimates based on various Wall Street research reports.

(a)
Forward OIBDA estimated by assuming a 2011 revenue growth rate of 3.7% and a PF OIBDA (post-corporate) margin of 11.9%.

D. Precedent Transaction Analysis

        There have been a limited number of transactions in the filmed entertainment sector over the last three years (and none that could be reasonably compared to Filmed Entertainment overall). As a result, we have relied primarily on the Comparable Company Analysis and the DCF Analysis for the valuation of Filmed Entertainment.

        Several transactions were reviewed (although not directly comparable to Filmed Entertainment), including the September 2004 acquisition of MGM, which was led by a private equity consortium with a minority participation and distribution arrangement with Sony. Analysts estimate that the $4.9 billion purchase price for MGM represented 12.3x EBITDA (includes Library + new film production). The new operating agreement between MGM and its equity partners is designed to maximize MGM's library cash flow and de-emphasize new film production. This is a continuation of the trend witnessed over the last several years wherein MGM has produced few major films (in 2004, its domestic box shares was only 2.1%(a)) and has almost exclusively focused on generating cash flow from its library. The acquisition and participation by Sony is designed as a source of "flow" rather than a typical production oriented company. Excluding the impact of the new film productions, the transaction appears to imply a multiple of 6.9x the LTM library cash flow.

Exhibit 4.61: FILMED ENT.—PRECEDENT TRANSACTION ANALYSIS ($ MM)

ANNOUN. DATE	ACQUIRER/ TARGET	TRANS. VALUE	TRANS. VALUE/CY EBITDA	COMMENTS
Recent Transactions
Jan-06	The Walt Disney Company/Pixar	$7,400	29.7x	•	Animation
Dec-05	Paramount/DreamWorks SKG(b)	690	6.9	•	Production only
Sept-04	Investor Group/Metro-Goldwyn-Mayer(c)	4,900	12.3	•	Primarily library; excluding losses of new film production, implied multiple is 6.9x Library cash flow
Oct-03	Lions Gate/Artisan	210	5.6	•	Size
Oct-03	General Electric/Vivendi Universal Entertainment	13,800	14.0	•	Included cable networks
Jul-03	Tracinda/Metro Goldwyn Mayer	4,380	NM	•	Primarily library
	Median:		12.3x
2001	Crown Media/Hallmark Ent. Dist. Film Library	847
1997	Metro-Goldwyn-Mayer/Orion & Samuel Goldwyn	573
1996	K. Kerkorian & Seven Network/ Credit Lyonnais	1,300

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Boxofficemojo.com.

(b)
Total transaction value of $1.62 billion is reduced by $925 million for the assumed sale of DreamWorks's library of 59 titles.

(c)
Analyst reports estimate approximately $715 million of library cash flow at closing which implies a multiple of 6.9x. Library cash flow is defined as cash flow from all feature film and television episodes released prior to 2005. Excludes all production related cash flows.

        Based on the precedent transaction analysis, the implied enterprise value of Filmed Entertainment is $16.4-$17.7 billion on a private market basis (Exhibit 4.62).

Exhibit 4.62: FILMED ENTERTAINMENT—PRECEDENT TRANSACTION ANALYSIS ($ MM)

	Low	High
Implied Enterprise Value	$16,429	$17,693
		Reference Range
Enterprise Value to:	Consensus Metric			Precedent Transactions
		Low	High
Revenue
2005E	$11,813	1.39x	1.50x
2006E	12,345	1.33	1.43
PF OIBDA
2005PF	$1,264	13.0x	14.0x	12.3x
2006PF	1,374	12.0	12.9

Source: Information and estimates based on various Wall Street research reports and company filings.

E. Summary Of Wall Street Research Valuation

        Analysts' estimates of the value of Filmed Entertainment is generally in line with the fully-distributed enterprise valuation of $15.0-$16.5 billion.

Exhibit 4.63: FILMED ENTERTAINMENT—ANALYST VALUATION SUMMARY ($ MM)

Date	Firm	Metric	Multiple	Estimated Value(a)
30-Jan-06	Bernstein	2006E OIBDA	10.0x	$13,241
21-Dec-05	Banc of America	2006E OIBDA	9.9	13,803
10-Nov-05	Goldman Sachs	2005E OIBDA	11.0 - 13.5	16,176 - 19,852
3-Nov-05	CIBC	2005E OIBDA	10.5	13,911
31-Oct-05	Citibank	2006E OIBDA	10.3	15,237
28-Oct-05	Oppenheimer	2006E OIBDA	8.0 - 12.0	11,779 - 17,669
24-Oct-05	JP Morgan	2006E OIBDA	11.0	16,347
14-Oct-05	Bear Stearns	2006E OIBDA	8.9	13,701
			Median	$14,574
			Mean	15,172

Information Source: Information and estimates based on various Wall Street research reports.

(a)
Excludes any corporate allocation and assumes Filmed Entertainment is a division of TWX.

IX.   PUBLISHING: SUMMARY VALUATION

        The following valuation analysis is based solely on publicly available information on Publishing as a whole. Detailed financial information on the various businesses within Publishing (e.g., Books, Magazines and Direct Marketing) is not disclosed by TWX and is limited.

        The valuation analysis has been approached from the perspective of how the common stock of Publishing would trade, on a fully distributed basis, assuming Publishing were an independent, public company with no ongoing corporate relationship with TWX.(a)

(a)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2006PF corporate overhead of $100 million allocated for TWX across Networks, Filmed Entertainment, Publishing and AOL on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        A variety of methodologies were used to determine a range of values of TWX's publishing business as illustrated in Exhibit 4.64:

Exhibit 4.64: VALUATION METHODOLOGIES

COMPARABLE COMPANY ANALYSIS	•	Includes public market values of (i) magazine publishing comparables and (ii) book publishing comparables
	•	Based on OIBDA, earning and free cash flow multiples
DISCOUNTED CASH FLOW ANALYSIS	•	Analyzed the present value of future free cash flows
	•	Projected free cash flows from 2006-2010
PRECEDENT TRANSACTION ANALYSIS	•	Analyzed transactions in the industry since 2000
	•	Includes selected magazine publishing deals with a transaction value above $100 million

        The following operational and financial characteristics of the division were considered in assessing the valuation of Publishing:

  •
  Leading magazine and book publishing company

  •
  Collection of first class assets: TWX's magazines accounted for approximately 23.1% of overall US magazine advertising spending

  •
  Diverse portfolio of titles across numerous genres, ad categories and geographies

  •
  Strong, well-established franchises and brands including People, Sports Illustrated and Time which claimed the top three spots in the US magazine publishing industry in 2004 and 2003 based on gross revenue, with each magazine generating over $1 billion of gross annual revenue

  •
  Benefits from economies of scale

  •
  Strong existing relationships with advertisers and retailers

  •
  Low volatility of earnings, stable cash flows and margins

  •
  Opportunity to streamline organization and reduce costs

  •
  Investment grade rating

  •
  2% dividend yield

A. Summary of Valuation Analyses

        This analysis yielded an implied enterprise value for Publishing (excluding unconsolidated assets) of $12.5-$14.0 billion or 9.9x-11.1x 2006E OIDBA.

Exhibit 4.65: SUMMARY OF VALUATION ANALYSIS ($ MM)

Source: Information and estimates based on various Wall Street research reports.

Note: Valuation range is based on pro forma OIBDA.

(a)
Represents low and high values from Wall Street research analysts' estimates. Valuation assumes a capitalized corporate adjustment of 9.9x-11.1x 2006PF corporate expense of $16 million, implying a total capitalized corporate expense adjustment of $162-$181 million.

B. Comparable Company Analysis

        There is no pure publishing company trading in worldwide public equity markets with the size, scale and global footprint comparable to Publishing.

        The most comparable public companies to Publishing are (i) magazine publishers (Emap, Meredith, Reader's Digest, Primedia and Martha Stewart) and (ii) book publishers (McGraw-Hill, John Wiley and Scholastic).

Exhibit 4.66: COMPARABLE COMPANY ANALYSIS—MAGAZINE PUBLISHING ($ MM)

							Price as a Multiple of:
	Stock Price				Enterprise Value/ EBITDA
							EPS		FCF
Company		% of 52W High	Market Value	Enterprise Value							Div. Yield
	01/27/06				2005E	2006E	2005E	2006E	2005E	2006E
EMAP	£8.46	94.5%	$3,864	$4,923	11.0x	9.8x	13.7x	12.5x	16.3x	13.8x	3.0%
Meredith Corporation(a)	$54.44	98.0%	2,790	3,384	11.0	10.2	18.1	17.5	14.4	12.6	1.0%
Reader's Digest	$15.10	83.9%	1,488	2,127	9.9	9.6	17.4	15.0	13.8	12.4	2.6%
Primedia	$1.91	40.2%	501	1,721	9.0	8.7	NM	19.1	13.6	7.1	NM
Martha Stewart	$18.51	49.4%	967	845	NM	NM	NM	NM	NM	NM	NM
			Median		10.5x	9.7x	17.4x	16.2x	14.1x	12.5x	1.8	%(b)
			Mean		10.2	9.6	16.4	16.0	14.6	11.5	1.8	%(b)

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

(a)
Assumes full calendar year 2005 is pro forma for Gruner & Jahr titles acquisition.

(b)
Excludes EMAP to reflect dividend yield of only US magazine publishers.

Exhibit 4.67: COMPARABLE COMPANY ANALYSIS—BOOK PUBLISHING ($ MM)

							Price as a Multiple of:
	Stock Price				Enterprise Value/ EBITDA
							EPS		FCF
Company		% of 52W High	Market Value	Enterprise Value							Div. Yield
	01/27/06				2005E	2006E	2005E	2006E	2005E	2006E
McGraw-Hill	$51.07	94.6%	$19,138	$18,738	12.2x	11.3x	22.8x	20.8x	24.0x	19.6x	1.3%
John Wiley & Sons	38.42	84.9%	2,355	2,575	14.0	13.2	24.7	22.6	NA	NA	0.9%
Scholastic	30.20	75.4%	1,279	1,918	8.2	7.8	14.5	13.6	14.1	15.8	NM
			Median		12.2x	11.3x	22.8x	20.8x	19.0x	17.7x	1.1%
			Mean		11.5	10.8	20.7	19.0	19.0	17.7	1.1%

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

        Publishing as a stand-alone company, given its premier franchise and leading position, is assumed to trade, on a fully distributed basis, at a 9.5x-11.0x 2006E OIBDA multiple as illustrated in Exhibit 4.68.

Exhibit 4.68: COMPARABLE COMPANY ANALYSIS—PUBLISHING ($ MM)

	Low	High
Implied Enterprise Value(a)	$11,988	$13,881
Implied EquityValue(b)	7,235	9,128
		Reference Range		Median of Comparable Companies
Enterprise Value to:	Consensus Metric
		Low	High	Magazines	Books
PF OIBDA(c)
2005E	$1,216	9.9x	11.4x	10.5x	12.2x
2006E	1,262	9.5	11.0	9.7	11.3
Equity Value to:
2006E EPS	$0.10	14.9x	18.8x	16.2x	20.8x
2006E FCFPS(d)	0.11	14.7x	18.5x	12.5x	17.7x

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Excludes $150 million of other assets.

(b)
Assumes 4.0x 2005PF debt/OIBDA leverage. Includes $110 million of other assets, net of other liabilities.

(c)
Total corporate expense of $16.3 million in 2005 and 2006 is allocated to Publishing based on share of revenue.

(d)
Before payment of dividends.

C. Discounted Cash Flow Analysis

        A discounted cash flow analysis was performed on Publishing based on various Wall Street research long-term forecasts. The analysis also reviewed the weighted average cost of capital ("WACC") of a number of companies in businesses similar to Publishing including the magazine publishing companies and book publishing companies that were included in the comparable company universe. The magazine publishing companies have a WACC ranging from 8.3%-9.6% and the book publishing companies have a WACC ranging from 6.2%-7.2%.

        The following analysis, which assumes a cost of debt of 5.0%-7.0% generates a WACC of 7.5%-9.5% for Publishing:

Exhibit 4.69: MAGAZINE PUBLISHING COMPARABLE COMPANIES WACC ($ MM)

Company	Equity Value	Enterprise Value	Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.
EMAP	$3,864	$4,923	1.331	1.136	21.2%
Meredith Corporation	2,790	3,384	0.608	0.536	17.5%
Reader's Digest	1,488	2,127	1.215	0.956	29.3%
Primedia	501	1,721	2.571	1.015	58.1%
Martha Stewart	967	845	2.243	2.437	(12.6%)
	Median(i)		1.273	0.986	25.2%
	Mean(i)		1.431	0.911	31.5%
Assumptions		Pre-Tax/After-Tax Cost Of Debt
Marginal Tax Rate	37.0%	5.0%	5.5%	6.0%	6.5%	7.0%
Risk-Free Rate of Return(d)	4.5%	3.2%	3.5%	3.8%	4.1%	4.4%
Equity Risk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f)	Levered Beta	Cost of Equity(g)	Weighted Average Cost Of Capital(h)
20.0%	25.0%	0.986	1.16	1.14	10.9%	9.4%	9.4%	9.5%	9.5%	9.6%
30.0%	42.9%	0.986	1.27	1.25	11.5%	9.0%	9.1%	9.2%	9.3%	9.4%
40.0%	66.7%	0.986	1.42	1.40	12.4%	8.7%	8.8%	8.9%	9.1%	9.2%
50.0%	100.0%	0.986	1.63	1.61	13.5%	8.3%	8.5%	8.6%	8.8%	9.0%

Information Source: Company filings and public sources.

Exhibit 4.70: BOOK PUBLISHING COMPARABLE COMPANIES WACC ($ MM)

Company	Equity Value	Enterprise Value	Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.
McGraw-Hill	$19,138	$18,738	0.507	0.514	(2.1%)
John Wiley & Sons	2,355	2,575	0.434	0.410	8.5%
Scholastic	1,279	1,918	0.970	0.738	33.0%
	Median		0.507	0.514	8.5%
	Mean		0.637	0.554	13.1%
Assumptions		Pre-Tax/ After-Tax Cost Of Debt
Marginal Tax Rate	37.0%	5.0%	5.5%	6.0%	6.5%	7.0%
Risk-Free Rate of Return(d)	4.5%	3.2%	3.5%	3.8%	4.1%	4.4%
Equity Risk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlev. Beta	Levering Factor(f)	Levered Beta	Cost of Equity(g)	Weighted Average Cost Of Capital(h)
20.0%	25.0%	0.514	1.16	0.59	7.9%	6.9%	7.0%	7.0%	7.1%	7.2%
30.0%	42.9%	0.514	1.27	0.65	8.2%	6.7%	6.8%	6.9%	7.0%	7.0%
40.0%	66.7%	0.514	1.42	0.73	8.6%	6.4%	6.5%	6.7%	6.8%	6.9%
50.0%	100.0%	0.514	1.63	0.84	9.2%	6.2%	6.3%	6.5%	6.7%	6.8%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta / [1 + (1 - Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt.

(d)
10-Year Treasury Bond Yield as of January 27, 2006.

(e)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(f)
Levering Factor = [1 + (1—Tax Rate)(Debt / Equity)].

(g)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(h)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost of Equity)(Equity/Cap.).

(i)
Mean and Median exclude Martha Stewart.

        The DCF Analysis, assuming a terminal exit multiple of 9.5x-11.0x trailing 2010E OIBDA, generates an enterprise value range of $12.7-$15.4 billion which translates in a 1.8%-4.4% perpetuity growth rate.

        The following forecasts were incorporated into the DCF analysis that was performed on Publishing:

Exhibit 4.71: PUBLISHING DISCOUNTED CASH FLOW ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$5,805	$6,040	$6,307	$6,585	$6,877	$7,182	4.4%
% Growth	4.3%	4.0%	4.4%	4.4%	4.4%	4.4%
Pro Forma OIBDA	$1,216	$1,262	$1,343	$1,448	$1,522	$1,614	5.8%
% Margin	20.9%	20.9%	21.3%	22.0%	22.1%	22.5%
Operating Income	$975	$1,019	$1,096	$1,200	$1,263	$1,344	6.6%
Less: Taxes @ 37.0%	(361)	(377)	(406)	(444)	(467)	(497)
Unlevered Net Income	$614	$642	$691	$756	$796	$847	6.6%
% Growth	7.2%	4.5%	7.6%	9.4%	5.3%	6.4%
Unlevered Free Cash Flow
Unlevered Net Income		$642	$691	$756	$796	$847
Plus: Depreciation & Amortization		243	247	248	259	270
Less: Capital Expenditures and Product Dev.Costs		(227)	(237)	(248)	(259)	(270)
Less: Changes in Working Capital		(10)	(10)	(11)	(11)	(11)
Unlevered Free Cash Flow		$648	$690	$745	$785	$835
% Growth		—	6.5%	8.0%	5.3%	6.5%
		PV of Terminal Value at 2010 OIBDA Multiple
					Total Enterprise Value
Discount Rate	PV Unlev. FCF
		9.5x	10.3x	11.0x	9.5x	10.3x	11.0x
7.5%	$3,080	$10,682	$11,526	$12,369	$13,762	$14,606	$15,449
8.5%	3,010	10,199	11,004	11,809	13,209	14,014	14,820
9.5%	2,943	9,742	10,511	11,280	12,685	13,454	14,223
	Implied Perpetual Growth Rate of Unlev. FCF at 2010 OIBDA Multiple
				Enterprise Value to 2006E OIBDA
Discount Rate
	9.5x	10.3x	11.0x	9.5x	10.3x	11.0x
7.5%	1.8%	2.2%	2.5%	10.9x	11.6x	12.2x
8.5%	2.7%	3.1%	3.4%	10.5	11.1	11.7
9.5%	3.6%	4.0%	4.4%	10.1	10.7	11.3
		Memo:		Implied Forward PF OIBDA(a) Multiple
				9.1x	9.8x	10.5x

Source: Information and estimates based on various Wall Street research reports.

Note: Analysis excludes $110 million of other assets, net of other liabilities.

(a)
Forward OIBDA estimated by assuming a 2011 revenue growth rate of 4.4% and a PF OIBDA margin (post-corporate) of 22.5%.

D. Precedent Transaction Analysis

        The financial analysis of Publishing included a review of comparable precedent transactions for control in the magazine publishing industry. Based on the analysis, Publishing is assumed to have an enterprise value of $13.4-$15.8 billion or 11.0x-13.0x trailing OIBDA multiple as shown in Exhibit 4.72:

Exhibit 4.72: PRECEDENT TRANSACTION ANALYSIS ($ MM)

	Low	High
Implied Enterprise Value(a)	$13,372	$15,804
		Reference Range
Enterprise Value to:	Consensus Metric			Median Precedent Transactions
		Low	High
Revenue
2005E	$5,805	2.30x	2.72x	2.06x
2006E	6,040	2.21	2.62	—
OIBDA
2005E	$1,216	11.0x	13.0x	10.8x
2006E	1,262	10.6	12.5	—

Source: Information and estimates based on various Wall Street research reports and company filings.

Exhibit 4.73: SELECTED MAGAZINE PUBLISHING PRECEDENT TRANSACTIONS ($ MM)

			Transaction Value/Current
Announcement Date	Buyer	Target	Transaction Value Target	Revenue	EBITDA
10/3/05	Exponent Private Equity Partners	TSL Education	$416	4.20x	NA
8/8/05	Wasserstein & Co. (PBI Media Holdings)	Primedia (Business Information Group)	385	1.75	10.0	x(b)
6/17/05	ABRY Partners	F&W Publications	500	2.00	10.0
5/26/05	JP Morgan Partners, et al	Hanley-Wood	615	2.31	11.2
5/24/05	Meredith	Gruner & Jahr	350	1.17	10.0	(c)
4/21/05	Apprise Media	Canon Communications	200	NA	12.1
1/7/05	Citigroup Venture Capital	Network Communications	380	2.62	9.5
10/8/04	Investcorp International	Thomson Media	350	2.06	10.3
7/21/03	United Business Media	Aprovia	125	2.49	13.2
8/8/03	Hearst Corp.	Primedia (Seventeen)	184	1.90	9.9
11/27/02	American Media	Weider Publications	350	2.59	13.0
11/4/02	Meredith Corp.	Primedia (American Baby)	115	2.02	12.8
3/21/02	Reader's Digest Association	Reiman Publications	755	2.39	10.8
2/28/02	Providence Equity Partners	F&W Publications	130	1.23	NA
7/25/01	Time Warner	IPC Group	1,533	3.07	13.9
7/20/01	Sanoma WSOY Oyj	VNU-Consumer Unit	1,087	1.52	7.9
7/2/01	Primedia	EMAP USA	515	1.42	9.5
1/31/01	Advance Publications	New York Times Golf Magazines	435	3.77	21.1
12/1/00	Bertelsmann	Fast Company	510	5.00	NA	(d)
10/1/00	Time Warner	Times Mirror Magazines	475	1.62	14.2
		Median		2.06x	10.8x
		Mean		2.38	11.7

Source: Information and estimates based on various Wall Street research reports and company filings.

Note: Includes selected magazine publishing deals since January 1, 2000 with a transaction value above $100 million.

(a)
Excludes $150 million of other assets.

(b)
Reflects June 2005 financials.

(c)
Reflect forward revenue and EBITDA estimates.

(d)
Purchase price of $360 million plus $150 million based on future advertising performance.

        The analysis, in addition to reviewing comparable precedent transactions, also examined the financial impact of a potential leveraged buyout of Publishing (versus the assumed sale to a strategic buyer). Significant assumptions included 8.5x total leverage (5.0x bank debt and 3.5x subordinated notes), a blended cost of debt of approximately 8% and an exit or sale by the financial sponsor in 2010 based on a forward year OIBDA multiple of 9.5x-10.5x (implied trailing 2010E OIBDA multiple of 9.9x-11.0x). The required internal rate of return (IRR) for the private equity investor was assumed to be in the range of 15%-20%, which would imply a potential purchase price for Publishing of $13.5-$14.0 billion.

E. Wall Street Consensus

        Wall Street analysts attribute a median enterprise value of $11.7 billion to Publishing or 9.0x 2006E OIBDA. On a pro forma basis (assuming incremental corporate expense as an independent, public company), the enterprise value would be $11.6 billion.

        The analysis would suggest that Publishing is undervalued as part of TWX. Publishing is the undisputed industry leader in the US and UK and should command a premium multiple to the publicly traded comparables based on size, scope and long-term growth prospects. Publishing should not trade at fully distributed multiples as low as 7.0x-9.0x as suggested by the research community (as few print based properties worldwide trade at such low multiples). Based on a review of comparable publishing companies, Publishing would likely trade at 9.5x-11.0x 2006PF OIBDA or a reference range of $12.0-$13.9 billion.

Exhibit 4.74: PUBLISHING—ANALYST VALUATION SUMMARY ($ MM)

Report Date	Firm	Metric	Multiple	Estimated Value(a)
30-Jan-06	Bernstein	2006 OIBDA	10.0x	$13,115
21-Dec-05	Banc of America	2006 OIBDA	9.0	11,948
10-Nov-05	Goldman Sachs	2005 OIBDA	7.0 - 9.0	8,203 - 10,547
3-Nov-05	CIBC	2005 OIBDA	7.0 - 8.0	8,638 - 9,872
31-Oct-05	Citigroup	2006 OIBDA	10.0	12,511
28-Oct-05	Oppenheimer	2006 OIBDA	7.0 - 11.0	8,792 - 13,816
24-Oct-05	JP Morgan	2006 OIBDA	10.0	12,908
14-Oct-05	Bear Stearns	2006 OIBDA	9.0	11,496
		Median	9.0x	$11,722
		Mean	9.1	11,489

Information Source: Information and estimates based on various Wall Street research reports.

(a)
Excludes any corporate allocation.

X.    TWC (CABLE): SUMMARY VALUATION

        The valuation analysis has been approached from the perspective of how TWC would trade, on a fully distributed basis, assuming TWC were an independent, public company.

        The following valuation analysis is based solely on publicly available information. Projections utilized for the purposes of this valuation are based on Wall Street research analyst forecasts. The valuation analysis is pro forma for the Adelphia/Comcast transactions as if these had occurred on January 1, 2006. The following three methodologies were considered in estimating the enterprise value for TWC.

Exhibit 4.75: VALUATION METHODOLOGIES

COMPARABLE COMPANY ANALYSIS	•	The public market values of other leading publicly-traded MSOs were considered (primarily Cablevision, Charter and Comcast)
	•	Based on OIBDA and subscriber multiples
DISCOUNTED CASH FLOW ANALYSIS	•	Analyzed the present value of future free cash flows based on consensus Wall Street research analyst projections
PRECEDENT TRANSACTION ANALYSIS	•	Recent merger and acquisition transactions in the cable industry were analyzed
	•	Analysis assumed a theoretical sale of 100% of TWC in a single transaction

        The following operational and financial characteristics were considered in assessing the enterprise value of TWC:

  •
  Second largest multi-channel provider with over 27 million homes passed and approximately 14.4 million managed subscribers

  •
  Highly clustered systems in major DMAs: 75% of TWC subscribers are located in 19 major geographic clusters, each serving more than 300,000 subscribers

  •
  One of the most technologically advanced cable systems in the US

  •
  Strong management team with a proven track record

  •
  Superior growth characteristics due to success of a bundled offering of video, data and telephony and commercial initiatives, and ARPU and margin improvements from the integration of the Adelphia systems

  •
  Potential upside in synergies from the Adelphia/Comcast transactions

A. Summary of Valuation Analyses

        The enterprise value of TWC is estimated to be $43.3-$48.5 billion (which incorporates the value of cable systems that are 100% owned by TWC and the value of TWC's unconsolidated assets) based on the implied multiples derived from this analysis.

        TWC's Broadband Asset Value ("BAV"), which excludes non-cable and unconsolidated assets, is estimated to be in the range of $41.2-$46.4 billion, implying 8.0x-9.0x 2006PF OIBDA or approximately $3,220-$3,625 per basic subscriber (based on 12.8 million subscribers). The values in Exhibit 4.76 do not include the value of the unconsolidated assets except where noted.

EXHIBIT 4.76: SUMMARY OF VALUATION ANALYSIS—BAV ($ MM)

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Assumes 12.8 million pro forma owned subscribers.

(b)
Represents high and low values from Wall Street analyst estimates of BAV.

        The unconsolidated assets of TWC were separately valued and are estimated to have an aggregate value of approximately $2.1 billion. TWC has made an offer for the remaining 60% interest in Urban Cable it does not own and plans to swap the whole of these systems to Comcast as part of the Adelphia/Comcast transactions.

B. Comparable Company Analysis

        The table below summarizes trading multiples of publicly traded MSOs, adjusted for non-cable and unconsolidated assets. For purposes of this analysis, Broadband Asset Value (BAV) multiples exclude the value of non-cable assets within the portfolio of the examined companies.

EXHIBIT 4.77: BROADBAND ASSET VALUE (BAV) COMPARABLE COMPANY ANALYSIS ($ MM)

						Broadband Asset Value as a Multiple of:
	Stock Price
						EBITDA
Company		% of 52W High	Equity Value	Enterprise Value	Book BAV(a)			Basic Subscribers 2005E
	01/27/06					2005E	2006E
Comcast(b)	$28.25	82.4%	$61,563	$81,783	$74,706	8.3x	7.5x	$3,204
Cablevision(c)	$24.91	76.3%	7,415	15,863	11,909	8.5	7.6	3,946
Mediacom	$5.92	78.8%	692	3,801	3,801	9.3	8.6	2,665
Charter(d)	$1.16	61.7%	767	17,336	17,336	9.0	8.6	3,070
				Median		8.8x	8.1x	$3,137
				Mean		8.8	8.1	3,221

Source: Information and estimates based on various Wall Street research reports, company filings and public sources.

EXHIBIT 4.78: PEER SHARE PRICE PERFORMANCE SINCE THE TWX/AOL MERGER INDEXED

Information Source: Public sources.

(a)
Excludes unconsolidated and non-cable assets.

(b)
Pro forma for Adelphia/Comcast transactions.

(c)
Pro forma for unconsolidated Rainbow DBS operations.

(d)
Charter BAV reflects debt at market value as of January 27, 2006.

        TWC should, on a fully distributed basis, trade at a premium to Comcast (TWC's most comparable peer given its scale and competitive positioning) due primarily to the higher projected revenue and OIBDA growth at TWC over the next few years. Comcast is the largest operator in the industry, however, certain factors should contribute to a premium multiple for fully separated TWC, including (i) TWC's strong growth potential as the Adelphia systems are integrated and incremental cash flows are generated (which will produce a growth adjusted multiple in-line with Comcast); (ii) TWC's advanced deployment of a telephony product; (iii) tax benefits from the Adelphia/Comcast transactions as disclosed by TWX; (iv) greater uncertainty with respect to Comcast's long-term corporate strategy; (v) disproportionate voting control of the Roberts family; and (vi) greater competition from the RBOCs in Comcast's top markets.

        TWC is forecasted to generate industry-leading growth in OIBDA, which is the primary justification for an industry-leading multiple. OIBDA is projected to increase from 2006-2009 by a 9.7% CAGR, 1%-2% greater than the peer group based on consensus Wall Street research.

Exhibit 4.79: OIBDA GROWTH

Source: Information and estimates based on various Wall Street research reports.

EXHIBIT 4.80: OIBDA COMPOUNDED ANNUAL GROWTH RATE, 2006-2009

Source: Information and estimates based on various Wall Street research reports.

        Based on the Comparable Company Analysis, a Broadband Asset Value multiple of 8.0x-9.0x 2006PF OIBDA appears to be a reasonable range for TWC as a seasoned, fully distributed "must have" cable company. This implies a BAV range of approximately $41.2-$46.4 billion for the consolidated cable operations of TWC.

        The 8.0x-9.0x BAV multiple implies a growth adjusted multiple of 0.83x-0.93x compared to 0.88x for Comcast and 0.86x for Cablevision. Charter and Mediacom are valued at 1.18x and 1.17x growth-adjusted 2006E OIBDA multiples, respectively.

        TWX has publicly disclosed that there are potential tax benefits associated with the Adelphia/Comcast transaction that are estimated by TWX to have a net present value of $2.5 billion. The implied BAV of TWC's cable assets, after adjusting for these tax benefits, would be $38.7-$43.9 billion, implying 7.5x-8.5x 2006PF OIBDA. This would result in a 2006PF OIBDA multiple similar to Comcast and a 3-year CAGR ratio of 0.77x-0.88x (lower end of the Comcast growth-adjusted multiple).

EXHIBIT 4.81: COMPARABLE COMPANY ANALYSIS—TWC ($ MM)

	Low	High
Implied Broadband Asset Value	$41,221	$46,374
Plus: 50% Interest in Texas and Kansas City Partners JV	2,131	2,131
Implied Enterprise Value (incl. Other Assets)	$43,352	$48,505
		Reference Range		Comparable Companies
Broadband Asset Value to:(a)	Consensus Metric
		Low	High	Cablevision	Charter	Comcast	Mediacom
OIBDA
2005PF	$4,452	9.7x	10.9x	8.5x	9.0x	8.3x	9.3x
2006PF	5,153	8.0	9.0	7.6	8.6	7.5	8.6
2007PF	5,815	7.5	8.3	7.2	7.9	7.0	7.9
3-Year CAGR(b)		9.7%	9.7%	8.8%	7.3%	8.6%	7.4%
2006 OIBDA Multiple/3-Year CAGR(b)		0.83x	0.93x	0.86x	1.18x	0.88x	1.17x
2005PF Subscribers(c)	12,800	$3,220	$3,623	$3,946	$3,070	$3,204	$2,665

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Unconsolidated assets include TWC's investment in Texas and Kansas City Cable Partners joint venture (50%).

(b)
OIBDA compounded annual growth rate from 2006-2009.

(c)
Excludes unconsolidated systems.

C. Discounted Cash Flow Analysis

        A DCF analysis was performed on TWC using financial projections based on consensus Wall Street research analysts' estimates. The projections used were pro forma for the Adelphia/Comcast transactions and were assumed to reflect the tax attributes of those transactions as publicly disclosed by TWC. The unlevered free cash flows of TWC were discounted at a weighted average cost of capital, which was estimated based on the disclosed pro forma capital structure for TWC. The cost of equity was estimated using the unlevered beta of Comcast and the cost of debt was estimated based on an analysis of TWC's current cost of debt and market pricing of debt instruments of comparable companies.

        The analysis suggests a WACC of 7.5%-9.0% for TWC.

EXHIBIT 4.82: WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS

Company Name	Levered Beta(a)	Unlevered Beta(b)	Net Debt(c)/ Total Cap.	WACC
Comcast	1.09	0.89	0.28	8.6%
Cablevision	1.56	0.92	0.54	8.6%
Mediacom	1.14	0.31	0.82	6.1%
Assumptions		Pre-Tax/After-Tax Cost of Debt
Marginal Tax Rate	41.2%	6.0%	6.5%	7.0%	7.5%	8.0%
Risk-Free Rate of Return(d)	4.5%	3.5%	3.8%	4.1%	4.4%	4.7%
Equity Risk Premium(e)	5.6%
Debt/ Cap.	Debt/ Equity	Unlevered Beta	Levering Factor(f)	Levered Beta	Cost of Equity(g)	Weighted Average Cost of Capital(h)
30.0%	42.9%	0.89	1.25	1.11	10.7%	8.6%	8.7%	8.7%	8.8%	8.9%
40.0%	66.7%	0.89	1.39	1.23	11.4%	8.3%	8.4%	8.5%	8.6%	8.7%
50.0%	100.0%	0.89	1.59	1.41	12.4%	8.0%	8.1%	8.3%	8.4%	8.6%
60.0%	150.0%	0.89	1.88	1.67	13.9%	7.7%	7.8%	8.0%	8.2%	8.4%
70.0%	233.3%	0.89	2.37	2.10	16.3%	7.4%	7.6%	7.8%	8.0%	8.2%

Information Source: Company filings and public sources.

(a)
Barra Beta as of December 2005.

(b)
Unlevered Beta = Levered Beta / [1 + (1—Tax Rate)(Debt/Equity)].

(c)
Net Debt includes interest bearing short term and long term debt.

(d)
10-Year Treasury Bond Yield as of January 27, 2006.

(e)
Ibbotson Associates 2005 Yearbook. Historical return of equity in excess of risk free rate. Represents large company stocks less long term bonds.

(f)
Levering Factor = [1 + (1—Tax Rate)(Debt/Equity)].

(g)
Cost of Equity = (Risk-Free Rate of Return) + (Levered Beta)(Equity Risk Premium).

(h)
Weighted Average Cost of Capital = (After-Tax Cost of Debt)(Debt/Cap.) + (Cost ofEquity)(Equity/Cap.).

        The DCF analysis yielded an implied BAV of $46.1-$54.2 billion (excluding unconsolidated assets), implying a perpetuity growth rate of 2.4%-4.3% as shown in Exhibit 4.83.

EXHIBIT 4.83: DISCOUNTED CASH FLOW ($ MM)

	2005PF	2006PF	2007PF	2008PF	2009PF	2010PF	CAGR '05PF-'10PF
Revenue	$12,355	$13,699	$15,042	$16,204	$17,330	$18,391	8.3%
% Growth	—	10.9%	9.8%	7.7%	6.9%	6.1%
Pro Forma OIBDA	$4,452	$5,153	$5,815	$6,294	$6,800	$7,300	10.4%
% Margin	36.0%	37.6%	38.7%	38.8%	39.2%	39.7%
Operating Income	$1,930	$2,472	$2,964	$3,261	$3,602	$3,927	15.3%
Less: Taxes @ 41.2%	(795)	(1,018)	(1,221)	(1,344)	(1,484)	(1,618)
Unlevered Net Income	$1,135	$1,453	$1,743	$1,917	$2,118	$2,309	15.3%
% Growth	—	28.1%	19.9%	10.0%	10.5%	9.0%
Unlevered Free Cash Flow
Unlevered Net Income		$1,453	$1,743	$1,917	$2,118	$2,309
Plus: Depreciation & Amortization		2,681	2,851	3,033	3,198	3,373
Less: Capital Expenditures		(2,995)	(2,896)	(2,799)	(2,803)	(2,859)
Less: Changes in Working Capital		0	0	0	0	0
Plus: Changes in Deferred Taxes		0	0	0	0	0
Unlevered Free Cash Flow		$1,139	$1,698	$2,151	$2,513	$2,823
% Growth		—	49.0%	26.7%	16.8%	12.3%
		PV of Terminal Value at 2010 OIBDA Multiple
					Broadband Asset Value(a)
Discount Rate	PV of Unlevered FCF
		8.0x	8.5x	9.0x	8.0x	8.5x	9.0x
7.5%	$8,410	$40,681	$43,223	$45,766	$49,091	$51,634	$54,176
8.0%	8,303	39,748	42,232	44,716	48,051	50,535	53,019
8.5%	8,198	38,840	41,268	43,695	47,038	49,466	51,893
9.0%	8,095	37,958	40,330	42,702	46,053	48,425	50,797
	Implied Perpetual Growth Rate of Unlev. FCF at 2010 OIBDA Multiple			Broadband Asset Value to 2006PF OIBDA
Discount Rate
	8.0x	8.5x	9.0x	8.0x	8.5x	9.0x
7.5%	2.4%	2.7%	2.9%	9.5x	10.0x	10.5x
8.0%	2.8%	3.1%	3.4%	9.3	9.8	10.3
8.5%	3.3%	3.6%	3.9%	9.1	9.6	10.1
9.0%	3.8%	4.1%	4.3%	8.9	9.4	9.9
		Memo:		Implied Forward PF OIBDA(b) Multiple
				7.5x	8.0x	8.5x
	Broadband Asset Value(a)						Total Enterprise Value
Discount Rate
	8.0x	8.5x	9.0x		Other(c)		8.0x	8.5x	9.0x
7.5%	$49,091	$51,634	$54,176		$2,131		$51,222	$53,765	$56,307
8.0%	48,051	50,535	53,019		2,131		50,182	52,666	55,150
8.5%	47,038	49,466	51,893	+	2,131	=	49,169	51,597	54,024
9.0%	46,053	48,425	50,797		2,131		48,183	50,556	52,928

Source: Information and estimates based on various Wall Street research reports.

(a)
Excludes unconsolidated assets.

(b)
2011PF OIBDA is projected to be $7,507 million assuming a revenue growth rate of 6.0% and OIBDA margin of 39.2%.

(c)
Includes TWC's 50% interest in Texas and Kansas City Cable Partners joint venture.

D. Precedent Transaction Analysis

        The Precedent Transaction Analysis for TWC involved the review of mergers and acquisitions transactions in the cable sector involving 50,000 or more basic subscribers over the 2001-2005 period. The transactions that were reviewed are shown in Exhibit 4.84.

EXHIBIT 4.84: SELECTED CABLE PRECEDENT TRANSACTIONS ($ MM, EXCEPT PER SUB FIGURES)

						TRANSACTION VALUE TO
						EBITDA
DATE				TRANSACTION VALUE
	TARGET	ACQUIROR	SUBSCRIBERS			LFY	LFY+1	SUBSCRIBERS
Nov-05	Cox Communications	Cebridge Connections	940	$2,550		11.0x	—	$2,713
Oct-05	Susquehanna Communications	Comcast	225	775		—	—	3,444
Apr-05	Adelphia Communicaitons	Time Warner Cable/Comcast	4,789	17,579		18.4	13.2	3,671
Mar-05	Insight Communications	Shareholders/Carlyle	1,273	4,373		10.1	9.7	3,437
Nov-04	Adelphia (Puerto Rico) Assets	MidOcean Partners	137	520		—	—	3,796
Aug-04	Cox Communications	Cox Enterprises	6,317	25,338		11.9	9.5	4,011
Sep-03	Charter	ABRY Partners	235	765		9.6	10.6	3,255
Feb-03	AT&T Broadband	Bresnan	317	675		9.9	—	2,129
Aug-02	RCN Corp.	Spectrum Equity	80	245		13.0	—	3,063
Dec-01	AT&T Broadband	Comcast	13,750	71,900(a	)	27.7	17.6	4,467
			Median			11.5x	10.6x	$3,441
			Mean			14.0	12.1	3,399

Source: Information and estimates based on various Wall Street research reports and company filings.

        Based on the multiples implied by the precedent transactions reviewed, a range of 10.0x-11.5x 2006PF OIBDA was estimated for the wholly-owned cable systems of TWC. This would imply a hypothetical private market BAV of $51.5-$59.3 billion for TWC.

EXHIBIT 4.85: PRECEDENT TRANSACTION ANALYSIS—TWC ($ MM)

	Low	High
Broadband Asset Value	$51,527	$59,256
Plus: 50% Interest in Texas and Kansas City Partners JV	2,131	2,131
Enterprise Value (incl. Other Assets)	$53,657	$61,386
		Reference Range		Comparable Transactions(b)
Broadband Asset Value to:	Consensus Metric	Low	High	Median '03-'05	TWC/ Adelphia	Investors/ Insight	Cox/ Cox Comm.
2006PF OIBDA	$5,153	10.0x	11.5x	10.2x	13.2x	9.7x	9.5x
2005PF Subscribers	12,800	$4,026	$4,629	$3,441	$3,671	$3,437	$4,011

Source: Information and estimates based on various Wall Street research reports and company filings.

(a)
Includes total broadband asset value of $61,200.

(b)
Represents LFY+1 BAV/EBITDA multiple. Subscriber values based on PF 2005E ending basic subscribers.

E. Unconsolidated Assets

        Unconsolidated assets include TWC's 50% interest in the Texas and Kansas City Cable Partners joint venture with Comcast, which is valued at an estimated $2.1 billion, based on an enterprise value of approximately $3,400 per basic subscriber.

F. Summary of Wall Street Research Valuations

        The broadband asset value for TWC of $41.2-$46.4 billion (excluding unconsolidated assets) was compared to the cable asset values estimated by various Wall Street research analysts who cover TWX.

EXHIBIT 4.86: WALL STREET VALUATION ESTIMATES ($ MM)

Date	Firm	Metric	Multiple	Value
31-Jan-06	Morgan Stanley	DCF	—	$54,985
30-Jan-06	Bernstein	2006E OIBDA	7.0x - 9.0x	38,485 - 48,955
21-Dec-05	Banc of America	2006E OIBDA	8.5(a)	42,349
3-Nov-05	CIBC	2005E OIBDA/Subscribers	8.7/$3,135	44,288
31-Oct-05	Citigroup	2005E Subscribers(b)	$2,928	39,680
27-Oct-05	Natexis Bleichroeder	2005E OIBDA	9.0	41,795
		Median		$42,072
		Mean		44,362

Information Source: Information and estimates based on various Wall Street research reports.

(a)
Implied multiple based on Banc of America's Comcast per subscriber multiple.

(b)
Adjusted to account for consolidated subscribers only.

FEBRUARY 1, 2006

CHAPTER 5

Summary and Recommendation

CHAPTER 5: SUMMARY AND RECOMMENDATION

I.	OBSERVATIONS	318
II.	WHAT IS THE REAL DEBT CAPACITY AND SHARE REPURCHASE CAPACITY OF TWX?	326
III.	SEPARATION OF THE BUSINESSES SHOULD ENHANCE STRATEGIC POSITION AND VALUE	330
IV.	THE OPTIMAL GROUPING OF ASSETS	332
V.	RECOMMENDATION	333
VI.	ALTERNATIVE APPROACHES CREATE LESS VALUE	345
VII.	CONCLUSION	346

RECOMMENDATION

        Lazard recommends the separation of TWX into four independent companies: (1) AOL, (2) Content (Networks + Filmed Entertainment), (3) Publishing, and (4) TWC.

        The creation of four independent, focused companies combined with a meaningful reduction in corporate overhead and SG&A expense and a share repurchase via dutch auction, should provide substantial corporate benefits to TWX and each of its business units. These benefits would include enhanced strategic focus, optimized capital structures, the creation of acquisition currencies/platforms, alignment of equity-based incentives for management and the creation, over time, of incremental value of $30 - $45 billion for shareholders, implying a pro forma value per TWX share of $23.30 - $26.57 or a 35% - 54% premium to the current stock price.

IMPLIED TWX SHARE PRICE ($ ACTUAL, UNLESS NOTED)

	LOW		HIGH
Current TWX Share Price (01/27/06)	$17.29
Inc. in Value from Separation	3.55		6.50
Dec. in Value from NOL Usage	(0.08)		(0.08)
Inc. in Value from Corporate O/H Reductions	0.70		0.78
Inc. in Value from SG&A Cost Reductions	1.06		1.19

Implied TWX Share Price	$22.52		$25.68
Inc. in Value from Dutch Auction	0.78		0.89

Implied TWX Share Price (Post-Dutch Auction)	$23.30		$26.57
% Premium to Current Stock Price	34.8%		53.7%
Implied Incremental Value ($BN)	$30		$45
Implied Incremental Value for TWX shares	$6.00		$9.25
Implied Multiple of 2006PF OIBDA	9.7	x	10.9	x

TWX needs to take immediate action — to adopt a sense of urgency — to address and solve the problems that have undermined stock price performance.

Source: Information and estimates based on various Wall Street research reports and Company filings. See pages 340 and 341 for full valuation and footnote disclosure.

I. OBSERVATIONS

        TWX stock has underperformed all major indices and industry peers since Mr. Parsons became CEO.(a) TWX's stock has underperformed by 51% a weighted index comprised of a basket of pure play stocks based on the operating income contribution of each TWX division(b) ("TWX Comp Weighted Index"). This is the most direct comparison for TWX as acknowledged by Mr. Parsons when he commented "we have a different profile than any of the big diversified media companies because we do have some of the Internet superspice in our portfolio—namely AOL."(c)

(a)
Mr. Parsons became CEO effective at the Annual Meeting on May 16, 2002. Mr. Parson's appointment as CEO was made on December 5, 2001 as part of a senior management succession plan.

(b)
The overall index used to benchmark TWX's stock price performance is weighted so that the performance of five sub-indices reflects the 2005E OIBDA contribution (pre-corporate) of each of TWX's five divisions. AOL, Networks, Filmed Entertainment, Publishing and Cable represent 16%, 25%, 11%, 10% and 38%, respectively, of the total 2005E OIBDA of TWX. Internet index includes YHOO, EBAY, GOOG, IACI, ELNK, UNTD and AMZN. Networks and Filmed Entertainment index includes VIA.B, NWS.A, DIS, SSP and L. Publishing index includes Emap, MSO, MDP, PRM, RDA, MHP, SCHL and JW.A. Cable index includes CMCSA and CVC. Indexes are weighted by market capitalization.

(c)
Brett Pulley, Dick and Carl's Goblet of Fire, Forbes, December 26, 2005.

EXHIBIT 5.1: SHARE PRICE PERFORMANCE INDEXED SINCE MR. PARSONS NAMED CEO(A)

(d)
Diversified Media index includes Disney, Liberty Media, News Corp., Scripps and Viacom. Index is weighted by market capitalization.

Information Source: Public sources

        TWX's strategy has been shortsighted and poorly executed. The Company has operated without a long-term strategy, which explains many of the contradictions and missteps in its actions. This has resulted in:

  (1)
  Under-estimation of TWX's future cash flows and misplaced bet on the financial markets

  (2)
  Under-investment in the businesses and missed opportunities

  (3)
  Ineffectual deal execution

  (4)
  Bloated overhead

(1)   Underestimation of Future Cash Flows and Misplaced Bet on the Financial Markets

        Since Mr. Parsons became CEO, TWX has underestimated its future cash flows and financial capacity and misjudged the financial markets. The Company preserved cash, cut investments, sold assets and focused on delivering short-term earnings. The result has been dramatically more favorable for TWX's bondholders than stockholders. Since Mr. Parsons assumed the CEO position at TWX, TWX bondholders have reaped returns of approximately 40%.(a) Shareholders were not so fortunate.

(a)
Includes price appreciation of 14.5% based on the weighted average price of TWX debt securities for which prices are readily available and coupon payments based on the weighted average interest rate of 7.4%, which is aggregated on an annual basis.

        Although there were pressures on TWX in 2002 and 2003 to delever, those pressures emanated from short-term nervousness in the market and management's desire to maintain a Baa1/BBB+ rating. TWX, at the time, had ample liquidity and was not in financial distress or on the verge of losing an investment grade rating. TWX's financial strategy of debt reduction at a time of historically attractive long-term interest rates and abundant liquidity, resulted in an under-investment in the business, a tentative posture towards acquisition opportunities, the untimely divestiture of several core assets and delay in the authorization of a share repurchase program.

(2)   Under-Investment and Missed Opportunities

        The poor stock price performance by a company with one of the best collections of media assets is principally a reflection of a lack of a clearly defined strategy and a short-term focus. This has resulted in under-investment in its businesses and missed opportunities that could have created substantial value for TWX and its shareholders, including:

A.
Failure to Nurture or Invest in AOL:    At the time of the AOL Time Warner merger, AOL was the leading online franchise. Five years later, it is merely an "also ran." TWX has managed AOL as a declining annuity without the necessary reinvestment in new technologies, services or products. TWX has also made a number of strategic blunders that has handicapped AOL's development and allowed competitors, such as Yahoo and Google, to secure powerful market positions in the Internet economy. These strategic mistakes included:

•
Continuance of the Walled Garden Strategy Beyond its Useful-Life

  For years, AOL had committed itself to a walled garden strategy, with its content available only to its paid subscribers. This strategy initially proved successful when the Internet was in its infancy. AOL was able to achieve over a 50% market share of residential Internet access subscribers and secure a position as the largest vendor of online advertising. But as the Internet matured, the quality of online content improved, making it harder for AOL to differentiate its content. Dial-up subscribers began migrating to third party high-speed Internet providers and AOL (despite TWC as a sister division) had no compelling broadband offering. The walled-garden strategy had outlived its useful-life and TWX, focused on the short-term and using the high free cash flows of the subscriber business to reduce debt, did not strategically respond to the changing environment.

  AOL continued to monetize its audience via traffic partnerships, which generated short-term revenue for AOL, but hastened AOL's decline as it failed to invest in compelling differentiated offerings of its own to retain its audience. Similarly, by maintaining the walled garden strategy and limiting the size of AOL's audience, AOL was effectively betting against online advertising. In reality, the doors of the walled garden should have been thrown open. A comprehensive partnership strategy and reliance on its own subscriber base diminished incentives for innovation at AOL. Yahoo and Google, in contrast, continuously innovated and have successfully nurtured large user bases that are not tied to an access service. AOL missed substantial opportunities to build a defensible and differentiated franchise in a number of the Internet's most lucrative areas.

•
Failure to Market a Bundled AOL/TWC Offering Until 2005

  One of the strategic objectives of the merger was to use TWC to migrate AOL's dial-up customer base to broadband and drive incremental subscriber growth. At the time of the merger, the prevailing view was that AOL was destined to become the leading provider of broadband services if it could access the infrastructure of a telephone or cable company. TWC, at the time one of the largest cable operators in the country with 11 million subscribers and attractive demographics, was the natural vehicle.

  To address FTC concerns that AOL/TWC would be able to "exercise unilateral market power"(a), TWC provided access to its high-speed network to independent ISPs. Incredibly, after incurring the expense of opening its network, TWX failed to launch a bundled AOL/TWC service. Ultimately, AOL, with its a la carte offering, soon found itself unable to compete with bundled offerings from RBOCs (voice and DSL) and cable providers (video and HSD). AOL's proprietary content could not offset the higher price of its service due to the steep wholesale cost of access from TWC and the RBOCs. AOL suffered from being perceived as "in the cable camp"(b) when negotiating with RBOCs, while the discussions with MSOs were handicapped by TWC's posture.

(a)
FTC Docket No. C-3989 (2000).

(b)
As Steve Case observed: "partnerships with other high-speed providers like DSL were made more difficult because people assumed AOL was in the cable camp. So instead of accelerating AOL's broadband push, [the merger] slowed it.", Time to Undo the Merger?, Washington Post, December 12, 2005.

        AOL/TWC finally announced a bundling agreement in January 2005, four years after the merger. But the offering, which could have been attractive to AOL's customers in 2002, is far from compelling in 2006. AOL's fate could have been significantly different if AOL's and TWC's services had been immediately integrated. An alliance with TWC would have boosted the chances of alliances with AT&T Broadband, Cox, Charter, and, perhaps, even Comcast. Meanwhile, independent parties like Yahoo and SBC were able to successfully negotiate mutually agreeable partnership terms that facilitated joint go-to-market strategies with co-branded products.

        AOL recently announced a series of broadband access partnerships with each of the RBOCs that suggest that it is able to secure broadband wholesale agreements on an arms length basis that are more favorable than the terms with TWC. With these agreements, AOL will have national DSL based coverage of most of the US and will be offering DSL services over the Verizon and AT&T networks that are at higher speeds (1.5 mbps) than it is offering over the TWC network (768k).

•
Roadblocks to Roll-out of VoIP Offerings

  AOL's market leading position in instant messaging ideally positioned it to take the lead in the emerging VoIP services sector. However, TWX limited the roll-out of certain AOL initiatives, such as VoIP services, that were potentially competitive with TWC. As Steve Case indicated, "unexpected roadblocks—such as internal pressures slowing AOL's efforts to make Internet telephone service commercially available—unfortunately did [materialize]".(c) These roadblocks prevented AOL from taking the leadership in VoIP services and allowed companies like Skype and Vonage to build strong strategic positions in the market.

(c)
Steve Case, Time to Undo the Merger?, Washington Post, December 12, 2005.

B.
Inability To Fully Harness the Potential of Networks and Publishing:    The operating units of Networks and Publishing are generally well-managed businesses, but TWX should have more aggressively developed its cable programming and publishing franchises, both in domestic and international markets, by launching new networks/publications, extending existing networks/publications or acquiring complementary assets.

•
No Successful New Cable Channels by Turner Networks Since its Acquisition by TWX

  Despite the distribution clout of TWC, the Company's programming expertise and strong in-house brands, Turner Networks has not developed a single network that has achieved critical mass in terms of ratings and reach since its acquisition by TWX. All the successful cable networks of Turner were launched between 1980 and 1994. Only one of the channels launched since the acquisition of Turner by TWX (when Turner should have been benefiting from the affiliation with TWC) is in operation—Boomerang, the reach of which is marginal relative to total TV households. TWX failed to develop any traction with CNNfn and CNNSI, shuttering them due to limited reach and poor ratings. TWX failed to capitalize on either the power of, and trust in, the CNN brand or its ownership of one of the most widely recognized sports franchises, Sports Illustrated. The opportunity was captured by ESPN, which has leveraged its position and brand to launch several other properties such as ESPN Magazine that now generates $300 million of annual advertising revenue and draws audience and ad dollars away from Sports Illustrated. All the while, E.W. Scripps, News Corporation/Fox, Discovery, NBC Universal, Viacom and Disney have been extremely successful in launching new and profitable networks such as HGTV, Fox News, Animal Planet, and MTV 2.

•
No Significant New Publications Launched by Publishing After 2000 and Modest Online Presence

  Despite its position as the largest consumer magazine publisher in the US and its ownership of powerful brands such as Time, People and Sports Illustrated, Publishing has not developed any new publications since 2000 that have generated significant revenue relative to the size and scale of the division. TWX has also been less than successful in leveraging Publishing brands online. SI.com has a substantially smaller audience than ESPN.com. Fortune's online efforts lag Forbes. The benefits of an alliance with AOL have been modest. On December 14, 2005, The New York Times quoted Richard Greenfield, a media analyst from Fulcrum Global Partners, regarding Publishing's lack of integration with Time Warner's online businesses, especially AOL: "It's all a question of what Time Inc.'s revenue growth potential is and how they see their business model evolving, and how stable are Time Inc.'s revenues going forward...Can Time Inc. be a killer brand online? If not, they'd better figure out ways to harvest cash from cost-cutting...the Company's publishing division was among the least integrated with TWX's online businesses, especially AOL".(a)

(a)
Julie Bosman and Richard Siklos, Time Inc., Facing Declining Ad Pages, Lays Off 105, Including Top Executives, New York Times, December 14, 2005.

(3)   Poor Deal Execution

        TWX has further eroded the strategic competitiveness of its businesses through poor deal execution. Since the merger, TWX was forced to acquire AOL Europe from Bertelsmann for $6.75 billion and failed to acquire both AT&T Broadband (leaving Comcast to enjoy the benefits of 23.3 million subscribers) and MGM (missing the opportunity to further build the Warner Bros. film library and become an unrivaled competitor). TWX also executed the untimely sale of its 50% stake in

Comedy Central (a strategic asset) and WMG at a cost to shareholders of at least $3 billion.(b) The details are illustrated below:

(b)
WMG, sold for $2.595 billion in March 2004, is now valued at $5.0 billion based on its current public market enterprise value; 50% of Comedy Central was sold for $1.225 billion; 100% of Comedy Central is valued currently at $4.8 billion according to Morgan Stanley equity research dated December 15, 2005. TWX retains an option to re-acquire 15% of WMG at any time within 3 years of the close of the sale or to acquire 19.9% if WMG enters into a merger with another music company.

•
AOL Europe—Bertelsmann

  After the announcement of the merger, AOL renegotiated its partnership with Bertelsmann to provide a path to control a 50%/50% joint venture in Europe. Under the agreement, Bertelsmann had the right to put its 50% stake in AOL Europe to AOL Time Warner for $6.75 billion in 2002.(a) If the stake were not put, AOL had the right to call Bertelsmann's interest for $8.25 billion. The $6.75—$8.25 billion consideration valued AOL Europe at 21x—25x expected 2000 revenue, or $3,500—$4,300 per subscriber.(b) The consolidation of AOL Europe would provide AOL with greater operational flexibility and greater capacity to integrate TWX content into the service offering. The price to secure that operational flexibility was high. In 2001, AOL agreed to fund the put in cash and, in return, Bertelsmann agreed to purchase $400 million of advertising. By the time the put was exercised in 2002 at a cost of $6.75 billion, Wall Street analysts were valuing 100% of AOL Europe at $2-$5 billion.(b)

(a)
TWX, based on Company filings, had the option to settle this transaction in cash, TWX stock or a combination of cash and stock.

(b)
Information and estimates based on various Wall Street research reports.

  The cash obligation, in addition, was not timely for TWX; the Company incurred significant debt and later sold core assets to reduce leverage. In addition, the SEC would later successfully challenge the accounting treatment for the AOL Europe asset, arguing that AOL maintained de facto control of the business during the period. The SEC also scrutinized the renegotiation surrounding the $400 million advertising commitment. In March 2005, AOL settled a series of claims by the SEC. TWX agreed to pay a $300 million fine and to restate its previous financial statements, including the consolidation of AOL Europe during the 2000 - 2002 period and the reported $400 million in Bertelsmann advertising revenue.(c)

(c)
Company filings.

•
AT&T Broadband

  In the summer of 2001, Comcast made an unsolicited bid for AT&T's cable business ("AT&T Broadband"), the biggest cable network in the country. In rejecting the offer, AT&T effectively put AT&T Broadband up for sale. For TWC, a deal with AT&T Broadband was highly coveted and Mr. Levin (then CEO of TWX), who had long experience in the cable business and was determined to pursue the combination. The competition for AT&T Broadband continued throughout the summer and fall of 2001, a race between three companies—TWX, Comcast and Cox—and a possible spin-off of AT&T Broadband. In December 2001, TWX submitted a formal bid for AT&T Broadband, but Mr. Levin abruptly announced his resignation. The TWX's Board was not in agreement on the wisdom of the transaction. TWX lost the deal to Comcast. It was a landmark deal for Comcast and changed the competitive landscape of the cable industry. As an analyst at Merrill Lynch succinctly said, "For AOL Time Warner, in the long run had they gotten AT&T Broadband, it would have been strategic brilliance."(d)

(d)
Saul Hansell and Steve Lohr, For AOL, Goals Are Deferred, Not Denied, The New York Times, December 21, 2001.

•
Comedy Central

  In 2003, TWX sold its 50% interest in Comedy Central, an asset with strategic importance, to Viacom for $1.225 billion in cash as part of its debt reduction strategy.(c) As Merrill Lynch stated at the time of the transaction, "For TWX, we believe this was a tough asset from which to part, given their already strong foothold in cable networks and Comedy Central's attractive demographic reach."(e) There were other assets in the TWX portfolio with less strategic relevance to the Company that TWX could have sold, but Comedy Central was an unconsolidated asset and easy to monetize given Viacom's strong interest.

(c)
Company filings.

(e)
Jessica Reif Cohen, Merrill Lynch, April 22, 2003.

  If TWX had continued to own a 50% stake in Comedy Central, it would have benefited from the increase in the intrinsic value of Comedy Central. Its ratings and revenues have increased by more than 30% since 2003 and its cash flow margins have increased from approximately 25% to 35%.(a) In a November 2005 research report on Viacom, Morgan Stanley estimated the value of Comedy Central at $4.76 billion.(b) The lost value to TWX shareholders is approximately $1.2 billion. As The Times said, "The Comedy Central deal symbolize[d] the different strategies—and prospects—of Viacom and AOL Time Warner."(c)

(a)
Various Wall Street research reports.

(b)
Richard Bilotti, Morgan Stanley, November 2, 2005.

(c)
Raymond Snoddy, AOL Sells Channel to Viacom for $1.23bn, The Times, April 23, 2003.

•
MGM

        TWX, on several occasions, missed the opportunity to acquire MGM. In 2002, TWX and MGM had discussions. In 2003, TWX and MGM had discussions. In 2004, TWX and MGM had discussions. Although Kirk Kerkorian seemed to favor a deal with TWX, per the proxy filed by MGM,(d) TWX was indecisive and lost the momentum and opportunity to close the transaction.

(d)
MGM proxy, October 29, 2004.

        On September 13, 2004, TWX issued a press release stating that TWX had withdrawn its bid for MGM, having not been able to "reach agreement with MGM at a price that would have represented a prudent use of our growing financial capacity."(e) Ten days went by and then minutes before the board of MGM was to consider the transaction with the Sony consortium, TWX indicated that in two to three days, TWX could be in a position to make a binding commitment at a price in excess of the $12.00 price offered by the Sony consortium. As stated by The New York Times, "...TWX's last-minute effort raises some awkward questions about the earlier comments of Mr. Parsons about withdrawing from the deal. If buying MGM was too expensive, as he had said, how would he justify making an even higher offer later?"(f)

(e)
TWX Press Release, Time Warner Inc. Statement on Metro-Goldwyn-Mayer Inc., September 13, 2004.

(f)
Andrew Ross Sorkin, Time Warner Said No Deal and Then Tried to Deal, The New York Times, October 31, 2004.

        Given past experience and the inability of TWX to reach an agreement after extensive discussions, MGM's board approved the deal with the Sony consortium. And yet, the idea of acquiring MGM still makes strategic sense for TWX. On December 8, 2005, Mr. Parsons said TWX was still open to the idea of acquiring MGM stating that "the basic idea of a deal remains" if MGM could be obtained at a reasonable price.(g)

(g)
Agence France-Presse, Time Warner Still Open to Buying MGM at 'Reasonable Price', December 8, 2005.

•
Warner Music Group ("WMG")

        In 2002 - 2003, TWX was faced with a dilemma in connection with WMG. Industry-wide recorded music sales were declining due to piracy, pricing pressure, digital downloading, and competition from other forms of media such as video games and DVDs. Fearing the volatility of the business and the digital music revolution, TWX opted to sell the business.

        In November 2003, TWX agreed to sell WMG to a private equity consortium for $2.595 billion. The transaction closed in March 2004 and within 14 months, the new owners recapitalized the business, reduced expenses by an estimated $250 million (or 8% of the total operating costs excluding depreciation and amortization) and completed an IPO. WMG has a current equity value of approximately $3.1 billion and an enterprise value of over $5.0 billion. WMG now trades at approximately 10.3x 2006E OIBDA (nearly two multiple points greater than TWX). Less than 22 months after acquiring WMG, the private equity consortium has recouped its entire equity investment via pre-IPO dividends and still owns 75% of the business. In addition, WMG shareholders have the opportunity to capture incremental value through a potential merger with EMI. Citigroup's equity analyst recently stated that a "merger between the two industry players could result in $250 million in annual pre-tax savings,"(a) representing approximately 5% of the combined cost base. In less than two years, TWX shareholders lost approximately $2 billion.(b)

(a)
Jason Bazinet, Citigroup, December 9, 2005.

(b)
WMG, sold for $2.595 billion in March 2004, is now valued at $5.0 billion based on its current public market enterprise value. TWX retains an option to re-acquire 15% of WMG at any time within three years of the close of the sale or to acquire 19.9% if WMG enters into a merger with another music company.

(4)   Bloated Cost Structure

        TWX is a collection of autonomous divisions that have been unable to generate any meaningful synergies. TWX has not demonstrated that operating efficiencies can be generated among the various business units, but has succeeded in creating a bloated corporate structure.

        TWX corporate overhead is projected to be approximately $450 million in 2005E, an increase of 47% since Mr. Parsons became CEO in May 2002. Most of these costs are likely duplicative with those incurred at the divisions and, consequently, are value-destroying from the perspective of TWX's shareholders. As evidenced by the substantial cost reductions (approximately $250 million) at WMG, and the recent dismissals announced by Publishing, TWX has the opportunity to substantially streamline its cost structure, reduce its corporate overhead and significantly increase OIBDA. Ann Moore, Publishing's Chairman and CEO, explained it well when discussing a recent reorganization of Publishing, "We were like middle-aged people. We needed to slim down....This is long overdue at Time Inc...."(c)

(c)
Stephanie D. Smith, Time Inc.'s Moore Streamlines Decision-Making Process to Stimulate Growth, Mediaweek, December 19, 2005.

        The pattern of missed opportunities, under-investment and weak execution is rampant across all TWX divisions and is the natural outcome of the short-term focus of the Company. As Ms. Moore recently said about Publishing (which applies to all of TWX), "We are big, and we need big bets. I think that as we have become more layered, the culture here has become more risk averse."(d) TWX, however, has failed to make any meaningful bets that have enhanced shareholder value over the last three and one-half years.

(d)
David Carr, At Time Inc., The Big Heads Roll, Too, New York Times, December 19, 2005.

        A successful conglomerate requires a strong and clear-sighted visionary leader as exemplified by Warren Buffet at Berkshire Hathaway or Jack Welch at GE. As succinctly stated by Larry Bossidy (former Chairman & CEO of Honeywell), "No company can deliver on its commitments or adapt well to change unless its leaders practice the discipline of execution at all levels. Execution has to be a part of a company's strategy and its goals. It is the missing link between aspirations and results. As such, it is a major—indeed, the major—job of a business leader. If you don't know how to execute, the whole of your effort as a leader will always be less than the sum of its parts."(e) TWX has simply not executed.

(e)
Larry Bossidy, Execution: The Discipline of Getting Things Done, (Crown Publishing Group, Inc., 2002).

II.    WHAT IS THE REAL DEBT CAPACITY AND SHARE REPURCHASE CAPACITY OF TWX?

        TWX has returned significantly less capital to its shareholders than its peers over the past five years. Having last repurchased shares in 2003, TWX finally announced a repurchase program in July 2005, but for only $5.0 billion. This repurchase program was subsequently increased, in part, due to shareholder pressure.

        TWX continues to pursue a conservative approach to its financial strategy notwithstanding the announcement on October 28, 2005 of revised target leverage ratios (2.75x—3.00x) and a revised $12.5 billion repurchase program (the "Management Repurchase Plan"). The target ratios and repurchase program (spread out over a 24 month period beginning July 2005 and ending July 2007) do not reflect the debt capacity of TWX, its ability to generate free cash flow or its ongoing cash needs.

        TWX, on a consolidated basis as of December 31, 2005, has an estimated $25.0 billion of net debt ($30.5 billion of debt, less cash of $5.5 billion). TWX is projected to generate $11.4 billion of OIBDA in fiscal 2005. The consolidated credit of TWX has leverage ratios of 2.7x total debt/2005 OIBDA or 2.2x net debt/2005 OIBDA.(a) TWX is expected to generate significant free cash flow(b) of approximately $4.0 billion(c) in 2005 that is projected to increase by 13% per year from 2005 to 2010. This Free Cash Flow should de-lever the capital structure in a steady and predictable manner.

(a)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid. Debt assumes Adelphia/Comcast transaction-related debt of $11.2 billion. Assumes $1.03 billion of Free Cash Flow in the fourth quarter is used to repay debt principal.

(b)
Free Cash Flow is defined as OIBDA less cash taxes, interest expense, capital expenditures and working capital.

(c)
Free Cash Flow is pro forma for the Adelphia/Comcast transactions. Based on various Wall Street research reports, 2005E Free Cash Flow not pro forma for Adelphia is $4.0 billion.

        Our analysis indicates that TWX, as a consolidated entity, should have up to $20.0 billion of debt capacity without jeopardizing an investment grade credit rating. TWX would, if it used such capacity for immediate share repurchases,(d) have a leverage ratio of 3.8x at year-end 2005PF declining to 3.2x within twelve months.(e) See Chapter 3 "Financial Strategy and Debt Capacity".

(d)
$20.0 billion plan assumes a dutch auction for $18.0 billion (assumed to occur January 1, 2006) and $1.960 billion of purchases from July 29, 2005 through December 31, 2005.

(e)
The analysis assumes that TWX will repurchase a total of $20.0 billion of TWX shares (which includes $1.960 billion of shares assumed to have been repurchased from July 29 - December 31, 2005). The total debt/OIBDA ratio for TWX (excluding TWC) would be 4.0x in 2005PF and 3.3x in 2006E.

        A comparison of the impact on the net debt credit ratios of TWX and TWX (excluding TWC) resulting from the Management Repurchase Plan and the more immediate $20.0 billion repurchase is illustrated in Exhibits 5.2 - 5.3 (at an assumed repurchase price of $18.00). Leverage levels, after the impact on the first two years, converge over the 2007 - 2010 time frame.

EXHIBIT 5.2: PROJECTED NET DEBT/OIBDA—CONSOLIDATED TWX

Source: Information and estimates based on various Wall Street research reports and Company filings.

EXHIBIT 5.3: PROJECTED NET DEBT/OIBDA—TWX (EXCLUDING TWC)

Source: Information and estimates based on various Wall Street research reports and Company filings.

Separation Allows Tapping of TWC Debt Capacity

        The business units of TWX, if separated, should have the ability to manage even more debt (estimated at up to $23 billion) without jeopardizing their ability to secure investment grade ratings. Currently, any borrowings at TWX for general corporate purposes are funded solely on the cash flows of TWX excluding the cable operations of TWC. By separating the businesses, TWX shareholders would be able to effectively tap the debt capacity of TWC (as a standalone credit after the close of the Adelphia/Comcast transactions) and also exploit the ability of certain businesses to handle, if desired, additional debt and capital structures with lower or non-investment grade implied ratings. The analysis does not recommend that any TWX entity should be leveraged to a credit profile below investment grade, though certain entities could handle such levels, if desired, by their Board of Directors. A discussion of the debt capacity and credit of TWX and the individual business units (AOL, Content, Publishing and TWC, each a "SeparateCo") is found in Chapter 3 "Financial Strategy and Debt Capacity".

(a)
Management Repurchase Plan contemplates a $12.5 billion repurchase program implemented over 24 months beginning in July 2005.

(b)
$20.0 billion plan assumes a dutch auction for $18.0 billion (assumed to occur January 1, 2006) and $1.960 billion of shares repurchased from July 29, 2005 through December 31, 2005.

EXHIBIT 5.4: 2005PF DEBT CAPACITY ANALYSIS ($ MM)

	AOL		Content		Publishing		TWC		Total(a)
2005PF OIBDA(b)	$1,905		$4,240		$1,216		$4,452		$11,776
Maximum Debt/PF OIBDA	2.50	x	3.75x-4.00	x	4.00	x	4.75-5.00	x	—
Implied Maximum Debt	$4,762		$15,899-$16,959		$4,863		$21,145-$22,258		$46,668-$48,840
Implied Incremental Debt(c)	—		—		—		—		21,098-23,270

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
2005PF OIBDA assumes $35 million of intersegement eliminations in 2005 based on Wall Street consensus estimates.

(b)
The divisions of TWX already incur most of the costs related to a standalone company. Analysis assumes total 2005PF corporate overhead of $100 million for TWX allocated across Content ($60 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

(c)
Implied maximum debt less current TWX net debt. Current TWX net debt includes total debt of $30.5 billion less total cash of $5.5 billion except for $550 million, which remains for maintenance cash.

        The debt capacity analysis does not incorporate any benefit to the financial flexibility of TWX and the SeparateCos from the potential monetization of certain non-core or unconsolidated assets, including:

EXHIBIT 5.5: OTHER ASSETS ($ MM)

ASSET	GROSS PRE-TAX ASSET VALUE
Time Warner Telecom	$500-600
Atlanta Braves(d)	450-650
BOOKSPAN	125-175
Atlanta Spirit	25-30

$1,100-$1,480

(d)
Various Wall Street research reports.

        These assets, valued in excess of $1.0 billion, could be used to reduce initial indebtedness levels or provide funds for re-investment in the core business of TWX. In addition, TWX could monetize the Access business of AOL (particularly in Europe) and various real estate holdings (including One Time Warner Center).

Why Should TWX Return Excess Capital to Shareholders?

        The analysis suggests that one of the better uses of TWX funds at this point in the investment cycle is to aggressively repurchase its common stock. The rationale appears straightforward:

  (1)
  TWX trades at a meaningful discount to its estimated asset value

  (2)
  a repurchase should be accretive to FCF/share and EPS

  (3)
  a repurchase should improve TWX's pro forma return on equity and optimize its cost of capital

  (4)
  private market valuations in the media sector continue to be robust with implied multiples substantially higher than public market multiples—TWX stock appears to be a more attractive investment than any acquisition target that is potentially available

III.  SEPARATION OF THE BUSINESSES SHOULD ENHANCE STRATEGIC POSITION AND VALUE

        TWX on a consolidated basis trades at a discount to the free cash flow multiples of other diversified media companies despite the fact that TWC contributes limited free cash flow to TWX. TWX (excluding TWC), therefore, trades at an even more significant discount to the peer group.

EXHIBIT 5.6: FREE CASH FLOW COMPARISON

					Diversified Media Comparable Companies
	TWX		TWX (ex. TWC)(a)		Disney(b)		News Corp.		Viacom		Median
Equity Value to:
2006E Free Cash Flow(c)	15.6	x	12.3	x	25.1	x	19.8	x	21.9	x	21.9	x

Source: Information and estimates based on various Wall Street research reports, Company filings and public sources.

Note: Share price data as of January 27, 2006.

(a)
Assumes TWC trades at approximately 8.5x 2006E OIBDA and has net debt of $15,755 million.

(b)
Not pro forma for Pixar.

(c)
TWX and TWX (excluding TWC) include the impact of deferred taxes due to the use of NOLs.

        The valuation discount at TWX is assumed to be due to a number of factors, including:

  •
  Portfolio of businesses with disparate fundamentals / growth characteristics that are valued by investors based on different metrics

  •
  Complicated investment thesis and unnatural shareholder base

  •
  Limited focus on the growth prospects and value of Content; significant market focus on the prospects of TWC and AOL

  •
  Limited ability of one division to impact the operating results of consolidated TWX

  •
  Bloated corporate and divisional infrastructure and costs

  •
  Under-levered capital structure

        This valuation gap is expected to be reduced, over time, by restructuring TWX into four companies. The separation of businesses is assumed to result in a number of operational, strategic and financial benefits, including:

(1)
Enhanced Strategic Focus:    TWX's collection of media assets is equal to or better than those of its peers. Warner Brothers, HBO, Cinemax, People and Sports Illustrated are all highly valuable franchises. Each of TWC, Publishing and Networks + Filmed Entertainment would be the largest or a leading competitor in its respective sector with above average revenue and OIBDA growth prospects. Each is anticipated to have the necessary size, scale and financial resources to be a vigorous competitor. Each company should be a more nimble organization that is better positioned to innovate and compete in the swiftly changing environment.

(2)
Develop Natural Shareholder Base and Highlight Value of Each Business:    The proposed restructuring should highlight the value of the component assets—each SeparateCo should be a leading franchise and a "must-own" equity in its sector. Global equity investors would be able to own separate, publicly traded and liquid securities of large-cap, world-class distribution, content, publishing and online companies. Each SeparateCo would fit comfortably into research categories and portfolio manager responsibilities and each would be expected to attract a natural shareholder base given its growth prospects, capital structure, capital needs and dividend policy.

The trading dynamics of the individual equities should be further enhanced by the significant liquidity offered to investors and by the shareholder-friendly corporate governance features of each company. It is proposed that each Separate Co. would have (1) 100% of TWX's interest in its common stock distributed and trading in the public market; (2) one voting class of common stock; and (3) a fully independent Board of Directors to oversee the independent pursuit of value for each entity.

Investors are likely to welcome the simplicity, transparency and clarity of each SeparateCo. Each SeparateCo is expected to trade at a premium valuation (with the exception of AOL).

(3)
Optimization of Capital Structure for Each Business:    As separate companies, each entity would have the ability to optimize its capital structure, allocate investment dollars, and determine the appropriate share repurchase and dividend policy. The initial target leverage ratios for the individual SeparateCo would be based on its growth prospects, free cash flow characteristics, credit rating sensitivities, comparable precedents in the market and estimated tax basis.

(4)
Streamline Cost Structures:    The operating units of TWX are generally well-managed businesses, however, significant opportunities inevitably exist to reduce divisional costs through headcount reductions, consolidation of operations and streamlining overhead. There should be considerable opportunity to reduce both corporate overhead expense and G&A expense. The analysis assumes that pro forma corporate expense in 2006 will be $100 million versus $488 million as projected by Wall Street analysts (which includes $36 million of intersegement eliminations) and that SG&A will decline by 5% or $510 million. There are, no doubt, opportunities for even greater cost reductions that should lead to additional value creation.

(5)
Create Acquisition Currencies / Platforms:    The creation of four separate companies would allow the divisions to exploit newly created acquisition currencies that have appeal and value to industry participants. Separate common stocks should allow each division to expand without concern about diluting the Parent or using undervalued Parent equity. Separate currencies would also erase potential partner concerns about TWX's ability to assert control over any newly combined company. Certain significant strategic transactions in the past have proven to be more difficult, if not impossible, to execute with TWX remaining the controlling or majority shareholder. Separate stocks should facilitate transactions in consolidating sectors (cable, for example) that might otherwise be value-destroying transactions within TWX. TWX, until the imbedded discount is reduced in its stock price, will be challenged to compete for acquisitions.

(6)
Equity Based Incentives to Attract and Retain Talent:    The creation of the independent public companies is expected to enhance the ability of each SeparateCo to attract and retain top managerial talent, given there would be a more direct link between the operating performance of the business and the stock price of each SeparateCo.

(7)
Potential Change of Control Premium:    Each of the SeparateCos will be a leader in its industry and possess assets that are of strategic importance and relevance to the competition. Consolidation is expected in all the sectors in which TWX operates and the SeparateCos will likely participate either as buyers, merger-of-equal partners or sellers depending on the path determined by their respective Board of Directors and shareholders.

IV.    THE OPTIMAL GROUPING OF ASSETS

        The analysis also examined the logic for selecting which assets or divisions should be included in each SeparateCo. The following issues were considered:

(1)
Is there a compelling business logic or strategy that dictates that certain assets or divisions should remain together in one SeparateCo?

(2)
How attractive might certain SeparateCos be to equity investors and how would a division be valued on a stand-alone basis compared to its value in combination with another division?

        The logic for the creation of four independent companies is based on the business strategy, operating capabilities, degree of collaboration with the other business units, financial performance and strength (e.g., OIBDA and FCF growth, capital requirements, ability to manage debt); competitive position and attractiveness to investors (e.g., desire for simplicity, performance of comparable company universe, appropriate valuation metrics). See Chapter 4 "Valuation" for a more thorough discussion on each SeparateCo.

        AOL:    AOL aspires to compete with high growth, fast moving companies like Yahoo, Google, MSN, IAC and eBay, each of which are making significant investments to enhance its strategic position. AOL, on the other hand, has experienced substantial under-investment over the last few years. These online competitors are primarily aggregators of third party or user-generated content (compared to Content and Publishing that produce proprietary content for distribution to users). AOL needs to use the cash flow of the dial-up business to aggressively migrate to broadband and to invest in its online businesses. AOL needs a separate equity that it can use to effect acquisitions in the Internet sector at multiples substantially higher than the multiples of a consolidated TWX. AOL, given its financial characteristics, the challenges that the division faces within a highly competitive sector, and a fundamentally different investor base, should be separated from the other TWX divisions and made its own public company.

        Content:    Networks and Filmed Entertainment are naturally aligned operating units. The movies and the original programming produced by Warner Bros., New Line Cinema, WBTV and HBO enjoy wide access to the consumer, in part, due to in-house distribution capabilities. Each of the networks provides the creative arm of Filmed Entertainment with possible means of accessing the consumer and consequently, gives it leverage in discussions with other networks and distribution channels. Networks also benefits from access to the in-house content when negotiating with other content providers. The inherent volatility of the Filmed Entertainment business is also mitigated within the larger Content unit. The combined businesses are growing robustly and have relatively modest capital requirements (though the film studios do have working capital needs) and generate high free cash flow. An independent Content would likely trade at a higher multiple than most of the other diversified media companies.

        Publishing:    Publishing is a more mature business than any of the other divisions of TWX with stable and predictable cash flows and low capital intensity. Publishing needs to reduce its cost structure, enhance margins, increase investment in new launches and further its online presence. An independent publishing SeparateCo would be the leader in its category and better able to pursue transactions to increase the profitability of the business. Publishing has significant opportunities for growth through the expansion of its brands onto new media platforms and through international acquisitions. Publishing has no material strategic or financial ties to any of the other TWX divisions.

        TWC:    TWC is in the distribution business and needs to defend its market position against Telco, satellite and other emerging competition. Cable is a higher capital-intensive business that can support higher leverage than the other divisions of TWX. TWC has a clearly defined universe of publicly traded companies to which it can be compared and the cable sector is valued based on well-recognized and accepted metrics.

        TWC does not require any ownership link to TWX and its content assets. Worldwide and industry-wide, the value of integrating distribution and content remains, at best, unproven. The fundamental flaw in any integration logic between distribution and content is that revenue flows amount to a "zero-sum game" within an ecosystem. Any commercial transaction benefiting a cable network will commensurably impose a cost on the cable system, and vice-versa—this is a classic argument well developed by analysts. As Morgan Stanley recently stated in connection with the separation of Viacom, "In general, we believe that there is strong evidence that vertical integration between content and distribution companies has had limited, if any success."(a) A careful observation of the industry suggests that vertical integration is a rare occurrence; the exception rather than the rule TWC requires no ownership link to the other divisions of TWX.

        The business units of TWX should be separated. If there are strategically attractive cross-selling, cross-promotion or licensing arrangements that exist today between the divisions (which inevitably are at "arms-length"), such arrangements can be extended and formalized prior to separation so that each SeparateCo can continue to benefit. The divisions do generate revenue from arms-length transactions with each other; however, such revenue as a percentage of total TWX revenues has declined each year since 2002 (representing 5.0%, 4.0%, 3.6% and 3.3% of total revenue for 2002, 2003, 2004 and 2005, respectively).

        Each of the four independent divisions should be a leading company in its sector and provide a straightforward alternative to investors seeking exposure to the industry. Each of the divisions, over the long-term, is likely to trade at a premium valuation (with the exception of AOL) given the scale and growth characteristics of the business.

V.     RECOMMENDATION

        In order to maximize the long-term interests of the shareholders of TWX, the Company should immediately pursue the following steps:

  (1)
  Initiate a dutch auction tender offer for TWX shares for an aggregate purchase price of $11.0 billion

  (2)
  Initiate the process for the spin-off of 100% of TWX's interest (pro forma for Adelphia/Comcast transactions) in TWC. Post-spin, optimize the capital structure of TWC by initiating a dutch auction tender offer for up to 20% of the common stock of TWC for an aggregate purchase price of approximately $5.0 billion subject to the independent determination of the Board of Directors of TWC

  (3)
  Initiate the process for a 100% spin-off of Publishing. Post-spin, optimize the capital structure of Publishing by initiating a dutch auction tender offer for up to 20% of the common stock of Publishing for an aggregate purchase price of approximately $2.0 billion subject to the independent determination of the Board of Directors of Publishing

  (4)
  Initiate the process for the spin-off of 100% of TWX's interest in AOL, Inc. ("AOL").

        The proposed restructuring would result in the creation of four independent companies (the "Separation") and the repurchase of a total of $20 billion of stock from TWX shareholders ($18 billion via dutch auction tender offers at TWX, TWC and Publishing and $1.960 billion assumed to have been repurchased in 2005). TWX shareholders would, as a result of the restructuring, have direct equity stakes in the Networks + Filmed Entertainment businesses ("New TWX") and three, new publicly traded companies (AOL, Publishing, and TWC, which are each referred hereafter as a "SpinCo") as shown in Exhibits 5.7 and 5.8.

Exhibit 5.7: CURRENT TWX ORGANIZATION

Note: Chart is illustrative and does not represent a legal structure or portray an exhaustive list of TWX's assets.

Exhibit 5.8: PROPOSED TWX ORGANIZATION

Note: Chart is illustrative and does not represent a legal structure or portray an exhaustive list of TWX's assets.

        Separation should allow TWX shareholders to capture incremental value through:

  •
  Multiple expansion

  •
  Reduction in corporate overhead and general and administrative expenses

  •
  Optimization of capital structures through share repurchases.

        Separation is likely to be the best path to enhance long-term shareholder value. Separation should also provide real and substantial benefits to TWX.

Why Separate the Divisions by Means of Spin-Offs?

        A number of alternative approaches to enhance value and the strategic position of the various businesses were considered, but the spin-off (or direct distribution of 100% of TWX's interests in each SpinCo to TWX shareholders) was determined to be the optimal approach.

        Spin-offs treat all shareholders equally and, assuming the satisfaction of certain tax law requirements, are generally tax-free to the shareholders under Internal Revenue Code Section 355. Following the proposed spin-offs, each of the SpinCos is expected to have the size, scale, and market position to flourish as an independent, public company. The analysis also examined partial distributions, split-offs (also under Internal Revenue Code Section 355), tracking stock, and possible spin-merge transactions, which were viewed as less attractive than spin-offs based on a variety of criteria. The analysis, in addition, considered the possible sale of parts or all of certain divisions, which was viewed as less attractive to the creation of long-term value given adverse corporate level tax consequences at TWX (due to the assumed low tax basis of the units divested). Separation (via spin-offs) was determined to be the most tax efficient and market receptive means of, among other things, maximizing long-term shareholder value, enhancing strategic focus, creating acquisition currencies/platforms and aligning equity incentives for management.

EXHIBIT 5.9: APPROACHES TO VALUE ENHANCEMENT

Are There Any Constraints to Executing the Proposed Restructuring?

        Potential obstacles to executing the restructuring plan might include: (1) tax-related constraints, (2) restrictions in existing bank or other debt agreements prohibiting the separation of the assets, or (3) restrictions in certain contractual agreements of TWX.

(1)
Tax-Related Issues:    A review of publicly available information on TWX, including the voluminous disclosure for the TWE restructuring in 2003 ("TWE Restructuring"), would suggest, based on advice of tax counsel, which was rendered with incomplete information available from public sources, that each of the business units of TWX, subject to certain restructuring, could satisfy the criteria to implement tax-free distributions in accordance with Section 355 of the Internal Revenue Code. These criteria include, among other things:

•
Business Purpose:    Each spin-off must be motivated in whole or in substantial part by one or more corporate business purposes. The spin-offs would provide real and substantial non-tax benefits to TWX and its business divisions including, among other things, the resolution of management, systemic and other issues resulting from TWX's operation of its business divisions within a single corporation; the creation of acquisition currencies/platforms, each tied to a single line of TWX's business; the alignment of equity incentives for management; and cost savings. The spin-offs would allow the management of New TWX and each SpinCo to focus on its separate business without the distraction presented by managing multiple businesses. In addition, the spin-offs would permit increased debt capacity and thereby enable New TWX and each SpinCo to achieve the appropriate capital structure.

  •
  Distribution of "Control":    TWX must "control" each SpinCo immediately before its distribution to TWX shareholders. For this purpose, 80% of aggregate vote and 80% of each class of non-voting stock constitutes "control." At the time of each spin-off, TWX, subject to certain potential restructuring, is expected to satisfy the control requirement with respect to each SpinCo to be distributed.

  •
  5-Year Active Trade or Business:    Immediately after the spin-off of any SpinCo, such SpinCo and TWX must be engaged in the conduct of a qualifying five-year active trade or business, although the tax laws generally do not require the business to be of any particular size in relation to TWX's other businesses. Subject to certain potential restructuring of the type that is often undertaken to satisfy the active trade or business requirement, it appears that TWX and all of the SpinCos could satisfy the active trade or business requirement.

  •
  Continuity of Interest:    One or more persons who, directly or indirectly, were the owners of TWX prior to the spin-offs must own, in the aggregate, an amount of stock establishing a "continuity of interest" in New TWX and each of the SpinCos after the spin-offs. As a result of the spin-offs, existing shareholders would own all of the stock in New TWX and the SpinCos, and the proposed share repurchases are not sufficiently large to violate the continuity of interest requirement.

  •
  No Device:    None of the spin-offs can be used principally as a "device" for the distribution of the earnings and profits of either TWX or any SpinCo. Although the proposed spin-offs involve the distribution of multiple controlled corporations and significant share repurchases through dutch auctions, the Separation is principally intended to be used to obtain real and substantial non-tax corporate-level benefits to TWX and the SpinCos, as opposed to permitting any particular shareholder to avoid the dividend provisions of the Internal Revenue Code. Therefore, none of the spin-offs would be expected to constitute a device to distribute earnings and profits. In addition, the proposed share repurchases following the spin-offs will be limited to 20% of the shares of New TWX and each SpinCo in accordance with historic IRS ruling guidelines (discussed below).

  •
  Spin-offs Not Part of a Plan to Acquire a 50-Percent or Greater Interest in New TWX or any SpinCo:    The spin-offs must not be undertaken pursuant to a plan that involves the acquisition of a 50-percent or greater interest in the stock of New TWX or any SpinCo. No such acquisition of stock is proposed to occur in connection with any of the spin-offs.(a)

(a)
In addition, because it does not appear that any shareholder or group of shareholders acting in concert would own more than 50% of the stock of New TWX, or any SpinCo after the Separation, Section 355(d) of the Internal revenue Code would not appear to result in a taxable distribution of any SpinCo.

        Tax issues associated with corporate restructurings such as spin-offs are complex and require detailed historical tax information that would only be in the possession of TWX. We note that in context of spin-offs, significant corporate restructuring is often needed to satisfy the requirements of the tax laws in order to obtain tax-free treatment. Because TWX apparently has a complicated corporate structure with numerous business divisions, we would also expect this to be the case with the Separation. We cannot be certain of the conclusions of our tax analysis without such information, and would assume that TWX could immediately and constructively identify the tax issues, including any perceived impediments to the Separation, that would require attention to effect the spin-offs as proposed. Lazard is willing to work with TWX to resolve such issues.

(2)
Debt Agreements:    Based on a review of the existing indebtedness of TWX and its subsidiaries (including publicly disclosed agreements and indentures for the bank credit facilities and the public debt securities of TWX, TWC and TWE), it appears that certain indebtedness may be implicated by the proposed tax-free distributions of the TWX businesses. As a result, certain actions may be required in order to effect the proposed distributions. These actions may include certain internal reorganizations of TWX's corporate structure, refinancing certain indebtedness and/or taking such other actions as necessary. A further analysis of the indebtedness that would exist at the time of the proposed distributions, together with discussions with the relevant parties (as appropriate), may be required in order to maximize the benefit of the proposed distributions and to minimize any associated costs. For the purposes of this analysis, (i) the assumption is that any potential issues associated with the existing indebtedness will be addressed and (ii) the potential fees, expenses and other costs associated with such arrangements, if any, have not been taken into account (or reflected) in these materials.

(3)
Certain Contractual Agreements:    Based on advice received from counsel, the proposed spin-offs do not appear to conflict with any of the provisions of the Adelphia/Comcast transactions. TWX is in the process of distributing Class A Common Stock representing 16.0% of total value of the outstanding equity securities of TWC to the existing creditors of Adelphia. The Adelphia/Comcast transactions are expected to close by the end of June 2006. The analysis assumes that the Adelphia/Comcast transactions will close prior to any distribution of the equity interests in TWC that are held by TWX. The spin-off of TWX's remaining stake of TWC would be expected to be accompanied by the collapse of the existing dual class voting structure (Class A shares with one vote, Class B shares with 10 votes) so that only one class of common stock will exist (the Class A Common Stock) and all shareholders (including the Adelphia stakeholders) will have equal per-share voting and economic rights. TWC's float would be substantially increased and the overhang and uncertainty associated with TWX's continued ownership would be eliminated. Consequently, the full spin-off of TWC should be beneficial to both TWX shareholders and Adelphia stakeholders.

Why is Content the Sole Business of the New TWX?

        As proposed, Content will not be distributed to TWX shareholders and will remain as the sole business unit within New TWX. The rationale for Content remaining within TWX is its assumed:

  (1)
  low tax basis both in absolute terms and relative to other divisions

  (2)
  ability to manage substantial indebtedness

        The tax basis of a SpinCo will generally dictate the size of the proposed distribution of cash that the SpinCo can make to the Parent on a tax-free basis. By contrast, the tax basis of a parent corporation does not limit the amount of distributions such parent corporation can make to its shareholders. Therefore, because it is assumed that Content has the lowest tax basis, retaining Content as the Parent would enable Content to more meaningfully contribute to the funding of the share repurchase program than if Content were to become a SpinCo, and preserves a more simplified spin-off structure.(a)

(a)
It is possible that if Content were a SpinCo, the same amount of debt-funded distribution as is proposed could be achieved with respect to Content, although such a transaction would likely be more complex than that recommended herein.

        The estimated tax basis of each of the divisions is shown in Exhibit 10. Content is assumed to have a nominal tax basis due to a history of stock-based acquisitions by both Turner Broadcasting Systems and TWX. TWC is assumed to have a tax basis of $15.8 billion (equivalent to its current debt, plus the debt incurred to finance the Adelphia/Comcast transactions). AOL and Publishing are assumed to have a tax basis of $7.5 billion and $2.4 billion, respectively.(b) These estimates may vary significantly from the actual tax basis of the business units. We would welcome constructive input from TWX to more accurately assess the tax basis so as to reduce the uncertainty of the tax analysis and recommendations included in this presentation.

(b)
Given that the tax basis of each entity is not publicly disclosed, we have estimated the tax basis information based on the history of cash-based material acquisitions by TWX. Each SpinCo is assumed to have a tax basis equivalent to the cash paid for businesses acquired by the division and does not take into account any depreciation or amortization of such basis. The actual tax basis of each of the SpinCos and the result of the analysis may therefore vary significantly from the estimates above. However, in the event that the actual tax basis of the SpinCos is lower than estimated, it is possible that certain other potentially more complex structures may be employed to achieve the desired capital structure and participation in the funding of the proposed share repurchases in the context of a tax-free spin-off.

EXHIBIT 5.10: ESTIMATED TAX BASIS BY DIVISION ($ MM)

Division	Date	Acquisition	Price
AOL	2002	AOL Europe (Bertelsmann)	$6,750
		AOL Europe (Vivendi)	813

		Total	$7,563
Content	—	—	$0
Publishing	2001	IPC Group	$1,637
	2000	Times Mirror Magazines	475
	2005	Essence Communications	170
	2001	Business 2.0 Magazine	68
	2005	Grupo Editorial Expansión	50

		Total	$2,400
TWC	2006	Adelphia/Comcast transactions	$11,200
		Plus: Current Debt(a)	4,605

		Total	$15,805

Information Source: Company filings and SDC.

(a)
Assumes that debt at TWC funded capital investments and TWC's existing basis is approximately equal to its debt.

Size of Dutch Tenders and Initial Leverage Levels at TWX and SpinCos

        The size of the dutch tender offers for the common stock of TWX and certain SpinCos will ultimately be determined by the Board of Directors of the respective entities. This analysis assumes that TWX, TWC and Publishing will authorize and execute dutch tender offers to repurchase shares. It is assumed that post-spin-off, New TWX and AOL, each with a target credit profile of Baa3/BBB-, would not repurchase shares.

        The total share repurchases by TWX and the SpinCos is proposed to be $20.0 billion as follows:

  •
  $13.0 billion by TWX (including $11.0 billion via a dutch tender offer and $1.96 billion of assumed share repurchases completed by TWX prior to December 31, 2005)

  •
  $5.0 billion by TWC

  •
  $2.0 billion by Publishing.

        The share repurchases at TWX are assumed to be effected through a dutch auction tender offer. A dutch tender allows each entity to immediately optimize its capital structure (open-market purchases of a significant amount of stock can take considerable time) and is one of the most equitable approaches to repurchasing a significant percentage of the outstanding stock of a company. The proposed share repurchases would be designed to accomplish this goal rather than to provide any specific tax treatment to TWX shareholders, and would not be targeted toward any particular TWX shareholders.

        Compared to a fixed price tender, a dutch tender is fair to both the selling shareholders as well as remaining shareholders. All shareholders have the opportunity to tender their holdings (in part or in full) within the range specified by the dutch tender. The market (in effect, the shareholders themselves), rather than the Company would determine the clearing price for a dutch tender. The Company and remaining shareholders, therefore, benefit from the repurchase of shares at the lowest possible clearing price.

        The repurchase, by TWX, of $13.0 billion of TWX stock (through a dutch tender for $11 billion and $1.960 billion of shares assumed repurchased prior to December 31, 2005) would be funded with $4.971 billion of cash on TWX's balance sheet and the incurrence of $6.0 billion of additional debt. Pro forma for the dutch tender offer, the total debt of TWX would increase to $36.6 billion ($20.8 billion excluding TWC's debt).

Exhibit 5.11: TWX DEBT PRO FORMA FOR $13 BILLION SHARE REPURCHASE ($ MM)

TWX	Estimated Balance (as of 12/31/05)	Funding for Dutch Tender	Post-Repurchase Net Debt
Total Debt	$30,541	$6,029	$36,570
Cash(a)	5,521	4,971	550

Net Debt	$25,020	$11,000	$36,020

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid.

        The initial leverage levels for the SpinCos, immediately prior to their distribution to shareholders, will be dictated by the:

  (1)
  estimated tax basis of the SpinCo

  (2)
  debt capacity of the SpinCo based on its target credit ratings.

        The pre-distribution dividend payable by each SpinCo to the Parent generally cannot exceed the tax basis of that SpinCo and qualify as a tax-free distribution. The assumption is that each SpinCo will dividend to the Parent the maximum amount permitted for the dividend to be treated as a tax-free distribution. The practical consequence of this tax limitation is that certain SpinCos will not reach the maximum leverage levels (at the time of Separation) that were determined based on their debt capacity, assumed credit profile and rating.

        The implied maximum amount of debt (as determined by the credit analysis and initial ratios), the assumed tax basis of each SpinCo and proposed initial debt to be allocated for each SpinCo are shown in Exhibit 5.12. Pro forma for the Adelphia/Comcast transactions, TWC is proposed to have initial allocated debt of $15.8 billion—equal to its estimated tax basis. AOL and Publishing would incur $3.8 billion and $2.4 billion of debt, respectively, and dividend $3.6 billion and $2.4 billion, respectively, to the Parent (Google with its 5% ownership in AOL would receive approximately $190 million of the total dividend paid by AOL). New TWX and the SpinCos, after Separation, should have significant unused debt capacity. TWC and Publishing could use such capacity to fund share repurchases at the SpinCo level, if desired by the respective Board of Directors, post Separation. AOL, despite an estimated tax basis of $7.5 billion, would under this proposal, have initial allocated debt of only

$3.8 billion, in order to provide flexibility for investment and acquisitions within its targeted Baa3/BBB- credit rating.

Exhibit 5.12: INITIAL LEVERAGE AT SPIN-OFF ($ MM)

			Post-Spin
	Pre-Spin
					New TWX (Content)
	TWX		AOL				Publishing		TWC		Total
2005PF OIBDA(a)	$11,776		$1,905		$4,240		$1,216		$4,452		—
Maximum Debt Ratio Based on Credit Analysis	—		2.50	x	3.75	x	4.00	x	4.75	x	—
Implied Maximum Debt	—		$4,762		$15,899		$4,863		$21,145		$46,668
Assumed Tax Basis(b)	—		$7,500		—		$2,400		$15,805		—
Initial Allocated Debt(c)	$36,570		$3,809		$14,746		$2,400		$15,805		$36,760
Initial Total Debt Ratio	3.11	x	2.00	x	3.48	x	1.97	x	3.55	x	—
Unused Debt Capacity(d)	—		$952		$1,153		$2,463		$5,340		$9,907

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
Analysis assumes total 2005 corporate overhead of $100 million for TWX allocated across Content ($60 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions. Consolidated TWX OIBDA includes $35 million of intersegement eliminations.

(b)
See Exhibit 5.10 for full details.

(c)
Total 2005E debt at TWX pro forma for the $11 billion dutch tender is $36.6 billion. TWC is assumed to have $15.8 billion, Publishing and AOL each incur new debt and dividend the proceeds to New TWX. Assumes TWX uses $6.0 billion ($2.4 billion from Publishing and $3.6 billion from AOL, which is also required to dividend 5% to Google) of dividend proceeds to pay down existing TWX debt. $14.746 billion of debt remains at TWX.

(d)
Based on Implied Maximum Debt determined through the credit analysis.

        There is a possibility that AOL may be viewed as a non-investment grade credit by the rating agencies due to concerns about the continued expected decline in the Access business. AOL, despite such declines (which are forecasted to be partially offset by OIBDA generated by the fast-growing advertising segment) should still completely repay its proposed $3.8 billion in debt in three years given the substantial free cash flow (free cash flow conversion is forecast at 50%-60%) expected to be generated by the business. AOL, in 2006, is expected to generate $1.2 billion in free cash flow and debt/OIBDA should decrease to 1.3x by year-end. If AOL were rated less than an investment grade credit, it is still anticipated that AOL would have substantial access to funds at attractive levels (assumed blended interest cost of 7.0%).

        It is assumed that TWX and the SpinCos will expand existing or establish new bank credit facilities to fund the pre-distribution dividends to the Parent and their respective post-Separation share repurchases.

        This analysis assumes that TWC and Publishing will draw upon their credit facilities to finance the repurchase of shares. The size of dutch tender offers would be designed to comply with historic IRS private ruling guidelines generally indicating that an otherwise tax-free spin-off does not violate the device requirement if a share repurchase is, among other things, limited to 20% of the outstanding stock of the distributing corporation or distributed corporation, as the case may be, following the spin-off. The analysis assumes that the size of any dutch tender offer will be limited to 20% of the outstanding shares of New TWX and each of the SpinCos. Exhibit 5.13 illustrates the pro forma equity trading values, the assumed size of the dutch tender offers, assumed debt and pro forma leverage for each of New TWX and the SpinCos.

Exhibit 5.13: SIZE OF DUTCH TENDERS ($ MM)

	AOL	New TWX (Content)	Publishing	TWC
Enterprise Value(a)	$17,500-$21,000	$54,500-$60,000	$12,500-$14,000	$41,200-$46,400
Implied 2006PF OIBDA Multiple	8.8x-10.6x	11.8x-13.0x	9.9x-11.1x	8.0x-9.0x
Less: Initial Allocated Debt(b)	($3,809)	($14,746)	($2,400)	($15,805)
Plus: Cash(c)	0	500	0	50
Less: Minority Interest(d)	(947)-(1,122)	—	(40)-(40)	(4,062)—(4,816)
Plus: Unconsolidated Assets(e)	1,444	1,915	150	2,131

Pro Forma Equity Trading Value	$14,188-$17,513	$42,169-$47,669	$10,210-$11,710	$23,515-$27,960
Max. Size of Dutch Tender Offer(f)	$2,838-$3,503	$8,434-$9,534	$2,042-$2,342	$4,703-$5,592
Assumed Size of Dutch Tender Offer(g)	—	—	$2,000	$5,000
% of Pro Forma Equity Trading Value(g)	—	—	17.1%-19.6%	17.9%-21.3%
Post Restructuring Debt	$3,809	$14,746	$4,400	$20,805
Implied 2005PF Leverage(h)	2.00x	3.48x	3.62x	4.67x
Implied 2006PF Leverage(h)	1.28	2.84	3.38	3.96
Implied 2007PF Leverage(h)	0.56	2.23	2.88	3.35
Target Credit Rating	Baa3/BBB-	Baa3/BBB-	Baa3/BBB-	Baa3/BBB-
Target Leverage Ratio	1.50x-2.00x	3.25x-3.50x	3.25x-3.50x	3.75x-4.00x

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
Enterprise value excludes unconsolidated assets but includes minority interests. Figures reflect the impact of reduced corporate overhead, but do not include the impact of any SG&A savings.

(b)
New TWX total 2005E debt includes the $11.0 billion of new share repurchases at TWX.

(c)
No cash is allocated to Publishing or AOL. Analysis assumes working capital needs will be met through draws on their respective Credit Facilities after the spin-off.

(d)
Includes the adjusted 16% stake ($4,062-$4,816 million) that will be held by Adelphia bondholders in TWC upon closing of the Adelphia/Comcast transactions and Google's 5% stake ($947-$1,122 million) in AOL. Includes the 8% stake ($40 million) in Synapse not owned by Publishing.

(e)
Includes New TWX's 50% stake ($827 million) in Court TV, its 50% stake ($500 million) in the CW network, its 10% stake ($29 million) in Atlanta Spirit and its 44% stake ($559 million as of January 27, 2006) in Time Warner Telecom. Includes TWC's 50% stake ($2,131 million) in Texas and Kansas City Cable Partners. AOL includes the estimated present value ($1,444 million) of TWX's net operating losses, which are assumed to reside with AOL. Publishing includes a 50% stake ($150 million) in the BOOKSPAN joint venture.

(f)
Based on 20% of the pro forma equity value of New TWX and each SpinCo.

(g)
Ultimate size of dutch tender would be limited to 20% of market capitalization at the time of authorization for the dutch tender by the Board of the respective company.

(h)
Analysis assumes total corporate overhead of $100 million for TWX allocated across Content ($60 million), Publishing ($16 million) and AOL ($23 million) on the basis of revenues. No additional corporate overhead is assumed at TWC as it will be a standalone public company on the closing of the Adelphia/Comcast transactions.

        The proposed share repurchases are integral to support the premium valuations of New TWX and certain SpinCos. Even after the consummation of the proposed tender offers, the leverage at year-end 2006 is projected to be below the maximum leverage that can be supported by the target ratings for New TWX and each of the SpinCos. The proposed restructuring is not expected to burden the financial flexibility of New TWX or any of the SpinCos. The proposal is not short-term oriented, but a realistic assessment of the capacity of each of these businesses to manage debt. It is contemplated that New TWX and each of the SpinCos will have substantial liquidity and will reduce debt meaningfully over a short period given the forecasted free cash flow at each entity. The debt capacity expected to be created through de-leveraging can then be used for debt-financed acquisitions, investments or a future return of capital to shareholders.

EXHIBIT 5.14: DEBT PAYDOWN SCHEDULE

Source: Information and estimates based on various Wall Street research reports and Company filings.

        It is assumed that the bank and credit markets will be receptive to financing the capital structures of New TWX and the SpinCos.

        The SOTP analysis, incorporating the assumed cost reductions, loss of value from the slower utilization of the NOLs and impact of the repurchase of TWX shares via a dutch auction tender offer, is shown in Exhibit 16 and yields an implied equity value for TWX of $23.30-$26.57 per share (see Chapter 4 "Valuation" for a detailed analysis). The implied value per TWX share represents a

35%-54% premium to the current TWX stock price—implying aggregate incremental value of approximately $30-$45 billion.

EXHIBIT 5.15: Sum of the Parts Analysis (Includes value impact of repurchases) ($ MM)

		Implied Multiple
						Enterprise Value			(incl. Uncon. Assets)
Division	2006PF OIBDA(a)							Uncon. Assets(b)
		Low		High		Low	High		Low	High
AOL	$1,989	8.8	x	10.6	x	$17,500	$21,000	$0	$17,500	$21,000
Content	4,615	11.8		13.0		54,500	60,000	1,356	55,856	61,356
Publishing	1,262	9.9		11.1		12,500	14,000	150	12,650	14,150
Cable	5,153	8.0		9.0		41,200	46,400	2,131	43,331	48,531

Total	$13,018	9.7	x	10.9	x	$125,700	$141,400	$3,637	$129,337	$145,037
Total Other Assets(c)									$2,003	$2,003
Total Other Liabilities/Minority Interest(d)									$(5,049)	$(5,978)
Unlevered Asset Value									$126,292	$141,062
Debt(e)									$(30,541)	$(30,541)
Cash(f)									5,521	5,521
Implied Equity Value									$101,272	$116,043
Implied Share Price									$21.46	$24.49
SG&A Savings									$1.06	$1.19
Implied Share Price (Inlcuding SG&A Savings)									$22.52	$25.68
Impact of Dutch Tender(g)									$0.78	$0.89
Total Value Per Share									$23.30	$26.57
% Premium to Current ($17.29)									34.8%	53.7%
$ Premium to Current ($17.29)									$6.01	$9.28
$ Premium to Current Equity Value ($80,755)									$29,201	$45,161

Source: Information and estimates based on various Wall Street research reports and Company filings.

Note:
Share price data as of January 27, 2006. Analysis does not include the impact of one-time costs required to effect the separation into four companies

(a)
Segment 2006PF OIBDA includes incremental corporate expenses of $100 million required under a scenario in which each division operates as a standalone public company. Incremental corporate expense is allocated to Content, Publishing and AOL. 2006PF OIBDA excludes an estimated $36 million of intersegement eliminations, which would result in an implied multiple range of 9.7x-10.9x 2006PF OIBDA.

(b)
Represents the midpoint of the valuation ranges of the respective assets. Content's unconsolidated assets include its 50% stake ($827 million) in Court TV, its 50% stake ($500 million) in The CW network and its 10% stake ($29 million) in Atlanta Spirit. Cable's unconsolidated assets include its 50% stake ($2.1 billion) in Texas and Kansas City Cable Partners. Publishing's unconsolidated assets include its 50% stake ($150 million) in the BOOKSPAN joint venture.

(c)
Includes the estimated present value ($1.4 billion) of net operating losses, which are assumed to reside with AOL. NOLs are discounted at 12.5%, which represents AOL's estimated weighted average cost of capital. Also includes TWX's 44% stake ($559 million as of January 27, 2006) in Time Warner Telecom.

(d)
Includes the 5% stake ($0.9-$1.1 billion) in AOL owned by Google, the adjusted 16% stake ($4.1-$4.8 billion) that will be held by Adelphia bondholders in TWC upon closing of the Adelphia/Comcast transactions and the 8% stake ($40 million) in Synapse not owned by TWX.

(e)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30, 2005 reported figures with the following adjustments: Debt assumes Adelphia/Comcast related debt of $11.2 billion. Assumes $1.03 billion of Free Cash Flow in the fourth quarter is used to pay down debt.

(f)
All figures are pro forma for the Adelphia/Comcast transactions, which are assumed to close in the first half of 2006. Figures reflect an estimated year-end balance based on the September 30th reported figures with the following adjustments: Cash is reduced by $1.9 billion to account for the after tax impact of $2.4 billion of settlements resulting from shareholder litigation. Pro forma for the $1.0 billion investment by Google. Assumes $1.435 billion of shares were repurchased in Q4 2005. Includes $150 million of restricted cash and assumes $233 million of dividends were paid.

(g)
Assumes a dutch tender of approximately $11.0 billion at an $18.00 repurchase price.

        Separation should enhance strategic focus, create acquisition currencies/platforms and align equity incentives for management.

VI.   ALTERNATIVE APPROACHES CREATE LESS VALUE

        The analysis conducted has not uncovered any structural impediment or tax complication (that can be determined from the public disclosure and could not be resolved by a pre-separation restructuring) that would prohibit the Separation. Separation of the businesses is likely to create the greatest sustainable long-term value for TWX shareholders.

        Lazard also reviewed other approaches such as the (1) repurchase of shares only and (2) the separation of TWC and repurchase of shares. Both approaches appear to provide significantly fewer corporate benefits and create less value compared to the value created through Separation. For instance, if TWC is spun-off and TWX repurchased $20 billion of stock and effected the proposed SG&A reductions, TWX (excluding TWC) would likely continue to trade at a discount to its estimated intrinsic value, as TWX will retain multiple businesses within its portfolio (Networks, Filmed Entertainment, Publishing and AOL). This discount, however, would likely be reduced (versus the discount applied to all of TWX) due to the separation of the capital-intensive cable business from TWX. The value of TWX (excluding TWC), pro forma for the $20 billion repurchase and an assumed 10%-15% discount for a continued conglomerate structure, would be $21.83-$23.93 per TWX (excluding TWC) share, compared to a fully distributed, implied value per TWX share of $23.30-$26.57 under the recommended approach.

EXHIBIT 5.17: VALUE CREATION SCENARIOS

	Spin 100% of TWC Stake and $20 Billion Repurchase(a)				Recommendation: Creation of Four SeparateCos and $20 Billion Repurchase(b)
Current Stock Price	$17.29		$17.29		$17.29		$17.29
Increase in Value from Spin-Offs(c)	1.92		3.79		3.55		6.50
Decrease in Value from NOL Usage(d)	—		—		(0.8)		(0.8)
Increase in Value from Corporate O/H Reduction(e)	—		—		0.70		0.78
Increase in Value from SG&A Cost Reduction(f)	0.97		1.05		1.06		1.19

Pro Forma Share Price (pre-share repurchase)	$20.18		$22.13		$22.52		$25.68
Impact of Share Repurchase(g)	1.64		1.80		0.78		0.89
Pro Forma Implied TWX Share Price	$21.83		$23.93		$23.30		$26.57
% Premium to Current	26.2%		38.4%		34.8%		53.7%
Consolidated TWX Implied Multiples:
2006PF OIBDA	9.4	x	10.1	x	9.7	x	10.9	x
2006PF FCF	16.6		18.3		20.8		24.0
TWX (ex-TWC) Implied Multiples:
2006PF OIBDA	10.1	x	11.2	x	10.5	x	12.5	x
2006PF FCF	13.4		15.5		18.2		22.0

Source: Information and estimates based on various Wall Street research reports and Company filings.

(a)
Reflects an $18 billion dutch tender plus $1.960 billion of share repurchases assumed to have occurred prior to December 31, 2005.

(b)
Reflects only the impact of the $11 billion dutch tender and $1.960 billion of share repurchases assumed to have occurred prior to December 31, 2005 at TWX and does not reflect any incremental value that may be captured by the repurchase of shares through the dutch tenders at TWC ($5 billion dutch tender) and Publishing ($2 billion dutch tender).

(c)
A spin of 100% of TWC stake assumes a 10-15% discount for the corporate structure associated with the combined AOL, Content and Publishing divisions. The Recommendation assumes fully distributed values for AOL, Content and Publishing based on 2006PF OIBDA multiples of 8.8x-10.6x for AOL, 11.8x-13.0x for Content and 9.9x-11.1x for Publishing.

(d)
The Recommendation assumes NOLs are used only by AOL and value is lost due to timing of utilization of tax benefits.

(e)
The Recommendation assumes corporate overhead and intersegement eliminations are reduced to a total of $100 million in 2006.

(f)
Assume 5.0% of savings across total SG&A for each division.

(g)
All repurchases are assumed to occur at $18.00 per share. Additional debt borrowed at an assumed blended interest cost of 6.5%.

        The impact of the proposed repurchase on the implied value per TWX share will be influenced by assumed repurchase price of the stock. The table below shows the impact of repurchase prices ranging from $18.00-$20.00 per share.

EXHIBIT 5.18: IMPACT OF DUTCH TENDER

Assumed Dutch Tender Price Per Share	Spin 100% of TWC Stake and $20 Billion Repurchase(a)		Recommendation: Creation of Four SeparateCos and $20 Billion Repurchase(b)
$18.00	$1.64	$1.80	$0.78	$0.89
19.00	1.38	1.51	0.65	0.74
20.00	1.15	1.26	0.53	0.61

(a)
Reflects an $18 billion dutch tender plus $1.960 billion of share repurchases assumed to have occurred prior to December 31, 2005.

(b)
Reflects only the impact of the $11 billion dutch tender and $1.960 billion of share repurchases assumed to have occurred prior to December 31, 2005 at TWX and does not reflect any incremental value that may be captured by the repurchase of shares through the dutch tenders at TWC ($5 billion dutch tender) and Publishing ($2 billion dutch tender).

        The repurchase of shares should lead to an increase in the growth of FCF per share which should, over time, have a positive impact on the valuation multiples for the SeparateCos. Over the long-term, this should create additional value for shareholders.

VII. CONCLUSION

        TWX owns what is arguably the premier collection of media assets spanning the traditional and new media sectors. Unfortunately, the Board's strategy has resulted in a short-term approach. The lack of a concise mandate from the Board or alternatively a Jack Welch or Rupert Murdoch to drive execution has left management without a clearly defined strategy for the Company. This has resulted in a lack of investment and innovation with a direct impact on the competitive position of each of Time Warner's businesses.

        What is required is a recommitment to the long-term development of TWX. The creation of four SeperateCos will provide each entity, and its management team, with the strategic and financial platform to maximize growth prospects and value creation. While each of TWX's businesses face dramatic challenges, significant potential remains imbedded within the divisions. Complacency is not an option as the rapidly changing media landscape requires difficult decisions be made. If TWX's businesses are to regain (or secure) market leadership, TWX's Board must commit to a reconfiguration of the Company's assets and a reinvestment program to improve their long-term strategic position. This will address shareholder concerns by enhancing strategic focus, creating acquisition currencies/ platforms and aligning equity incentives for management. Without these changes, TWX is at risk of further loss of sector influence and value.

        Combined with an immediate return of excess capital to shareholders, the proposed separation and cost saving initiatives will maximize value for all TWX shareholders.

        The need for change is urgent.

IMPORTANT DISCLOSURES

        Lazard has been engaged by Icahn Partners LP, Icahn Partners Master Fund LP, American Real Estate Partners, L.P., Carl C. Icahn, Franklin Mutual Advisers, LLC, JANA Partners LLC, JANA Master Fund Ltd., S.A.C. Capital Advisors, LLC and S.A.C. Associates, LLC (collectively, the "Icahn Parties") to provide financial advisory services. A large portion of the compensation to be received by Lazard is payable in the form of an incentive fee that is directly tied to the stock price performance of Time Warner Inc.

        These materials are based solely on information contained in the public domain and related Lazard analyses. Lazard has relied upon and assumed, has not attempted to independently investigate or verify and does not assume any responsibility for, the accuracy, completeness or reasonableness of such information, including published or Lazard-prepared forecasts, projections, estimates (collectively, "Projections") or other information included or otherwise used herein. Projections involve elements of subjective judgment and analysis, and there can be no assurance that such Projections will be attained. No representation or warranty, express or implied, is made as to the accuracy or completeness of any information included or otherwise used herein, and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past, the present or the future. Lazard has assumed that the Projections included or otherwise used herein have been reasonably prepared and represent reasonable estimates and judgments as to the future financial performance of Time Warner Inc. We express no view as to any Projections or the assumptions on which they were based. These materials are necessarily based upon information available to Lazard, and financial, stock market and other existing conditions and circumstances that are known to Lazard, as of the date of these materials. Lazard does not have any obligation to update or otherwise revise these materials. The information contained in these materials does not purport to be an appraisal of any of the assets or liabilities of Time Warner Inc. or any of its business units or subsidiaries, and does not express any opinion as to the price at which the securities of any such entities may trade at any time.

        The information and opinions provided in these materials take no account of any investor's individual circumstances and should not be taken as specific advice on the merits of any investment decision. Moreover, nothing contained herein is intended or written, or should be construed, as providing any legal, tax or accounting advice, and thus, among other things, nothing contained herein is intended or written to be used, or can be used, for the purpose of avoiding tax-related penalties. You should consider these materials as only one of many factors to be considered in making any investment or other decisions. Lazard does not accept any liability whatsoever for any direct or consequential loss howsoever arising, directly or indirectly, from any use of these materials.

        Neither these materials nor their substantial equivalent may be copied, republished or reprinted in their entirety or in part, except for immaterial excerpts, without the prior written permission of Lazard.

        As a general matter, Lazard does and seeks to do business with companies covered in its reports, including these materials, and may have acted, act or seek to act as financial advisor in connection with transactions involving companies covered herein. Among its current representations, Lazard is acting as and in the past has acted as advisor to Adelphia Communication Corporation in connection with various matters, including its reorganization. In April 2005 Time Warner Inc. agreed to purchase certain assets of Adelphia Communication Corporation; Lazard did not act as advisor to Adelphia Communication Corporation with respect to that transaction. These materials assume that such transaction will be consummated.

        In addition, in the ordinary course of our respective businesses, Lazard, Lazard Capital Markets LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of Time

Warner Inc. or other companies referenced in these materials for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

        SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY ICAHN PARTNERS LP, ICAHN PARTNERS MASTER FUND LP, AMERICAN REAL ESTATE PARTNERS, L.P., FRANKLIN MUTUAL ADVISERS, LLC, JANA PARTNERS LLC, JANA MASTER FUND, LTD., S.A.C. CAPITAL ADVISORS, LLC, S.A.C. CAPITAL ASSOCIATES, LLC AND CERTAIN OF THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF TIME WARNER INC. FOR USE AT ITS ANNUAL MEETING WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF TIME WARNER INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY ICAHN PARTNERS LP ON OR ABOUT FEBRUARY 6, 2006.

QuickLinks

MANAGING
MANAGEMENT LAYERS AND CORPORATE STAFF
EXECUTION
COST CUTTING
SUMMARY OF TWX ORGANIZATION
Exhibit 1.7: WHO IS MR. PARSONS?
Exhibit 1.8: ANALYSIS OF TWX CORPORATE EXPENSE ($ MM)
Exhibit 2B.1: CONTENT OVERVIEW
Exhibit 2B.2: 2005E CONTENT FINANCIAL MIX ($ BN)(a)(b)
Exhibit 2B.3: NETWORKS OVERVIEW
Exhibit 2B.4: 2005E NETWORKS FINANCIAL MIX ($ BN)(d)
Exhibit 2B.5: TURNER NETWORKS SUMMARY
Exhibit 2B.6: TNT NETWORK SUMMARY
Exhibit 2B.7: TBS NETWORK SUMMARY
Exhibit 2B.8: CNN NETWORK SUMMARY
Exhibit 2B.9: CARTOON NETWORK SUMMARY
Exhibit 2B.10: COURT TV NETWORK SUMMARY
Exhibit 2B.11: TCM NETWORK SUMMARY
Exhibit 2B.12: TURNER NETWORKS HISTORICAL FINANCIALS ($ MM)
Exhibit 2B.13: TURNER NETWORKS 2005E REVENUE MIX
Exhibit 2B.14: TURNER NETWORKS PROJECTED FINANCIALS ($ MM)
Exhibit 2B.15: TELEVISION ADVERTISING EXPENDITURES ($ BN)
Exhibit 2B.16: GROWTH OF US SPENDING ON CABLE & SATELLITE TELEVISION ($ BN)
Exhibit 2B.17: LARGEST CABLE NETWORKS BY NUMBER OF US SUBSCRIBERS(a)
Exhibit 2B.18: 2005E AFFILIATE FEES / MO ($ ACTUAL) OF SELECTED CHANNELS
Exhibit 2B.19: 2005E EBITDA OF SELECTED NETWORKS ($ MM)
Exhibit 2B.20: 2005E EBITDA MARGIN OF SELECTED NETWORKS
Exhibit 2B.21: GROWTH IN EBITDA OF THE TOP CABLE NETWORKS IN THE US: 2002-2004
Exhibit 2B.24: 2004 AFFILIATE REVENUE EFFICIENCY(a)
Exhibit 2B.25: 2004 ADVERTISING REVENUE EFFICIENCY(a)
Exhibit 2B.26: A RECORD OF UNDERPERPORMANCE IN LAUNCHING NEW CHANNELS
2005 SUBSCRIBERS AS A FUNCTION OF START DATE
Exhibit 2B.27: COMEDY CENTRAL
COMEDY CENTRAL NETWORK SUMMARY
Exhibit 2B.28: HBO AND CINEMAX SUBSCRIBERS (MM)
Exhibit 2B.29: SELECTED HBO ORIGINAL PROGRAMMING
Exhibit 2B.30: HBO HISTORICAL FINANCIALS ($ MM)
Exhibit 2B.31: HBO PROJECTED FINANCIALS ($ MM)
Exhibit 2B.33: PREMIUM TELEVISION SUBSCRIBERS (MM)
Exhibit 2B.34: BROADCAST TELEVISION PRIME TIME RATINGS
Exhibit 2B.35: WB REVENUE SUMMARY ($ MM)
Exhibit 2B.36: SWOT
Exhibit 2B.37: NETWORKS HISTORICAL FINANCIALS ($ MM)
Exhibit 2B.38: NETWORKS PROJECTED FINANCIALS ($ MM)
Exhibit 2B.39: FILMED ENTERTAINMENT OVERVIEW
Exhibit 2B.40: 2005E REVENUE BREAKDOWN
Exhibit 2B.41: FILMED ENTERTAINMENT TIMELINE
Exhibit 2B.42: WARNER BROTHERS STUDIO TOP MOVIES—ALL TIME ($ MM)
Exhibit 2B.43: WIP—MOVIES RELEASED ($ MM)
Exhibit 2B.44: NEW LINE CINEMA TOP MOVIES ALL-TIME ($ MM)
Exhibit 2B.45: WBTV: 2005-2006
Exhibit 2B.46: TELEPICTURES: 2005 - 2006
Exhibit 2B.47: DC COMICS MOVIES ($ MM)
Exhibit 2B.48: CONSUMER SPENDING ($ MM)
Exhibit 2B.49: FILMED ENTERTAINMENT MARKET ($ BN)
Exhibit 2B.50: SOURCES OF FEATURE FILM REVENUES
Exhibit 2B.51: INTERNATIONAL VS. DOMESTIC FILM REVENUE ($ BN)
Exhibit 2B.52: COMPARISON OF FILM BUSINESSES AMONG KEY PLAYERS
Exhibit 2B.53: MISSED OPPORTUNITY TO PURCHASE MGM
Exhibit 2B.54: 2005 DOMESTIC GROSSES ($ MM)
Exhibit 2B.55: US BOX OFFICE MARKET SHARE (BASED ON GROSS DOLLARS)
Exhibit 2B.56: SYNDICATION COMPARISON
Exhibit 2B.61:SWOT
Exhibit 2B.62: FILMED ENTERTAINMENT—HISTORICAL FINANCIALS ($ MM)
Exhibit 2B.63: FILMED ENTERTAINMENT—PROJECTED FINANCIALS ($ MM)
Exhibit 2B.64: 2005E REVENUE BREAKDOWN
Exhibit 2C.18: CONSUMER MAGAZINE ADVERTISING SPENDING, BY TOP 12 CATEGORIES ($ MM)
Exhibit 2D.1: NETWORK MAP
Exhibit 2D.2: 2005E TWC FINANCIAL MIX ($BN)(a)
Exhibit 2D.3: CORPORATE STRUCTURE
Exhibit 2D.4: POTENTIAL REVENUE AND MARGIN EXPANSION: FULL YEAR PF2004
Exhibit 2D.5: LARGEST MULTI-CHANNEL VIDEO PROVIDERS: 2004 MANAGED SUBSCRIBERS (MM)
Exhibit 2D.6: DIGITAL VIDEO SUBSCRIBER NET ADDITIONS
Exhibit 2D.7: RBOC OVERLAP WITH CABLE MSO'S (MM BASIC SUBS)
Exhibit 2D.8: AT&T BROADBAND
Exhibit 2D.9: HISTORICAL INCOME STATEMENT ($MM)
Exhibit 2D.10: TOTAL REVENUE GROWTH
Exhibit 2D.11: HOMES PASSED(a)
Exhibit 2D.12: BASIC SUBSCRIBER PENETRATION
Exhibit 2D.13: BASIC SUBSCRIBER GROWTH
Exhibit 2D.14: AVERAGE REVENUE PER SUBSCRIBER
Exhibit 2D.15: DIGITAL SUBSCRIBER PENETRATION
Exhibit 2D.16: DIGITAL SUBSCRIBER GROWTH
Exhibit 2D.17: DIGITAL ARPU
Exhibit 2D.18: HSD SUBSCRIBER PENETRATION
Exhibit 2D.19: HSD SUBSCRIBER GROWTH
Exhibit 2D.20: HSD ARPU
Exhibit 2D.21: TELEPHONY SUBSCRIBER PENETRATION
Exhibit 2D.22: TELEPHONY ARPU
Exhibit 2D.23: OIBDA MARGIN
Exhibit 2D.24: OIBDA GROWTH
Exhibit 2D.25: REVENUE/OIBDA COMPOSITION ($ BN)
Exhibit 2D.26: SUMMARY INCOME STATEMENT ($MM)
Exhibit 2D.27: TOTAL REVENUE GROWTH
Exhibit 2D.28: HOMES PASSED
Exhibit 2D.29: BASIC SUBSCRIBER PENETRATION
Exhibit 2D.30: BASIC SUBSCRIBER GROWTH
Exhibit 2D.31: DIGITAL SUBSCRIBER PENETRATION
Exhibit 2D.32: DIGITAL SUBSCRIBER GROWTH
Exhibit 2D.33: HSD SUBSCRIBER PENETRATION
Exhibit 2D.34: HSD SUBSCRIBER GROWTH
Exhibit 2D.35: TELEPHONY PENETRATION
Exhibit 2D.36: TELEPHONY SUBSCRIBER GROWTH
Exhibit 2D.37: AVERAGE REVENUE PER SUBSCRIBER
Exhibit 2D.38: BASIC ARPU
Exhibit 2D.39: DIGITAL ARPU
Exhibit 2D.40: HSD ARPU
Exhibit 2D.41: TELEPHONY ARPU
Exhibit 2D.42: OIBDA MARGIN
Exhibit 2D.43: PROGRAMMING COSTS % OF VIDEO REVENUES
Exhibit 2D.44: G&A % REVENUES
Exhibit 2D.45: MARKETING % REVENUES
Exhibit 3.1: CURRENT TWX BORROWING STRUCTURE(a)(b)(c)
Exhibit 3.2: TWX CREDIT RATINGS
Exhibit 3.3: TWX DEBT ANALYSIS—$12.5 BILLION REPURCHASE ($ MM)(a)
Exhibit 3.4: THE DECISION TO SELL WMG
Exhibit 3.5: TWX BONDS VS SHARE PRICE PERFORMANCE SINCE AOL/TWX MERGER
Exhibit 3.6: TWX BONDS VS SHARE PRICE PERFORMANCE SINCE PARSONS
Exhibit 3.7: TWX RECENT DEBT ISSUANCE ($ MM)
Exhibit 3.8: TWX DEBT MATURITY PROFILE—AS OF JANUARY 1, 2003 ($ MM)
Exhibit 3.9: COMPARABLE SPREADS
Exhibit 3.10: INVESTMENT GRADE DEBT ISSUANCE BY MONTH ($ MM)
Exhibit 3.11: TWX HISTORICAL NET DEBT LEVERAGE VS INTEREST RATES
Exhibit 3.12: TWX DEBT MATURITY PROFILE—AS OF SEPTEMBER 30, 2005 ($MM)(a)
Exhibit 3.13: MEDIA CREDITS: NET DEBT/2005E OIBDA
Exhibit 3.14: CABLE CREDITS: NET DEBT/2005E OIBDA
Exhibit 3.15: RESTRUCTURING AND RETURN OF CAPITAL COMPARISON(a)
Exhibit 3.16: COMPARABLE MEDIA COMPANIES CAPITAL RETURNED TO SHAREHOLDERS 2002 - 2005
EXHIBIT 3.17: TWX REPURCHASE PROGRAM 2001—2002 ($ MM, EXCEPT PER SHARE FIGURES)
Exhibit 3.18: TWX SPREADS SINCE JULY 1, 2004 TO PRESENT
Exhibit 3.19: COMPARISON OF SELECTED DEBT ISSUERS ($ MM)
Exhibit 3.20: TWX DEBT ANALYSIS—$20 BILLION REPURCHASE ($ MM)(a)
Exhibit 3.21: PROJECTED NET DEBT/OIBDA—CONSOLIDATED TWX
Exhibit 3.22: PROJECTED NET DEBT/OIBDA—TWX (EXCLUDING TWC)
Exhibit 3.23: REPURCHASE PLANS COMPARISON ACCRETION/DILUTION
Exhibit 3.24: FREE CASH FLOW PER SHARE COMPARISON
Exhibit 3.25: EPS COMPARISON
Exhibit 3.26: TWX PEER COMPARISON RETURNS ANALYSIS(c)
Exhibit 3.27: TRADING VALUES OF SELECTED POTENTIAL TARGETS(a)
Exhibit 3.28: 2005PF DEBT CAPACITY ANALYSIS ($ MM)
Exhibit 3.29: OTHER ASSETS ($ MM)
Exhibit 3.30: CONSIDERATIONS
Exhibit 3.31: DEBT ANALYSIS ($ MM)
Exhibit 3.32: AOL VERSUS PEERS—2005 CREDIT STATISTICS(a)
Exhibit 3.33: PEER DIVIDEND YIELD AND SHARE REPURCHASE ANALYSIS ($ MM)
Exhibit 3.34: CONSIDERATIONS
Exhibit 3.35: DEBT ANALYSIS—CONTENT(a)
Exhibit 3.36: CONTENT VERSUS PEERS—2005 CREDIT STATISTICS(a)
Exhibit 3.37: PUBLISHING DEBT ANALYSIS AT 4.0x
Exhibit 3.38: PUBLISHING DEBT ANALYSIS AT 6.0x
Exhibit 3.39: PRO FORMA PUBLISHING VERSUS PEERS—2005 CREDIT STATISTICS(a)
Exhibit 3.40: KEY CREDIT CONSIDERATIONS
Exhibit 3.41: SELECTED COMPARABLE CREDITS: LONG-TERM DEBT
Exhibit 3.42: MOODY'S/S&P RATING HISTORY OF PEER GROUP
Exhibit 3.43: ESTIMATED PRO FORMA CAPITAL STRUCTURE OF TWC ($ MM)
Exhibit 3.44: CORPORATE STRUCTURE
Exhibit 3.45: SUMMARY FREE CASH FlOW ($ MM)(a)
Exhibit 3.46: PRO FORMA TWC VERSUS PEERS—2005 CREDIT STATISTICS(a)
Exhibit 3.47: COMCAST—CREDIT SPREAD TO US TREASURIES
Exhibit 3.48: CABLEVISION—CREDIT SPREAD TO US TREASURIES
Exhibit 3.49: CHARTER—CREDIT SPREAD TO US TREASURIES
Exhibit 3.50: COX—CREDIT SPREAD TO US TREASURIES
Exhibit 3.51: MEDIACOM—CREDIT SPREAD TO US TREASURIES
Exhibit 3.52: GOING PRIVATE/LEVERAGING TRANSACTIONS
Exhibit 3.53: COX RATINGS HISTORY SINCE 2001
Exhibit 3.54: RBOC OVERLAP WITH CABLE MSO'S
Exhibit 3.55: TWE BOND SPREADS
Exhibit 3.56: TWC DEBT ANALYSIS AT 4.75X ($ MM)(a)
Exhibit 3.57: TWC DEBT ANALYSIS AT 6.0X ($ MM)(a)
Exhibit 3.58: TWX DEBT SUMMARY ($ MM)
Exhibit 4.1: IMPLIED TWX SHARE PRICE (EXCL. VALUE IMPACT OF SHARE REPURCHASES)
Exhibit 4.2: TWX VERSUS DIVERSIFIED MEDIA GROUP ($ MM, EXCEPT PER SHARE FIGURES)(a)
Exhibit 4.3: CONGLOMERATE DISCOUNT
Exhibit 4.4: ANALYST VALUATION RANGE
Exhibit 4.5: EQUITY COVERAGE OF DIVERSIFIED MEDIA VS INTERNET STOCKS
Exhibit 4.6: TWX HISTORICAL SHAREHOLDER BASE: 2001-2005
Exhibit 4.7: ANALYSIS OF CURRENT SHAREHOLDER BASE: TWX VS. CONTENT AND CABLE STOCKS
Exhibit 4.8: TOP 25 HOLDERS OF CABLE STOCKS BY EQUITY MARKET VALUE ($ MM)
Exhibit 4.32: AOL CONSOLIDATED DISCOUNTED CASH FLOW—EXCLUDING NOLS ($ MM)
Exhibit 4.62: FILMED ENTERTAINMENT—PRECEDENT TRANSACTION ANALYSIS ($ MM)
Exhibit 4.63: FILMED ENTERTAINMENT—ANALYST VALUATION SUMMARY ($ MM)
Exhibit 4.64: VALUATION METHODOLOGIES
Exhibit 4.65: SUMMARY OF VALUATION ANALYSIS ($ MM)
Exhibit 4.66: COMPARABLE COMPANY ANALYSIS—MAGAZINE PUBLISHING ($ MM)
Exhibit 4.67: COMPARABLE COMPANY ANALYSIS—BOOK PUBLISHING ($ MM)
Exhibit 4.68: COMPARABLE COMPANY ANALYSIS—PUBLISHING ($ MM)
Exhibit 4.69: MAGAZINE PUBLISHING COMPARABLE COMPANIES WACC ($ MM)
Exhibit 4.70: BOOK PUBLISHING COMPARABLE COMPANIES WACC ($ MM)
Exhibit 4.71: PUBLISHING DISCOUNTED CASH FLOW ($ MM)
Exhibit 4.72: PRECEDENT TRANSACTION ANALYSIS ($ MM)
Exhibit 4.73: SELECTED MAGAZINE PUBLISHING PRECEDENT TRANSACTIONS ($ MM)
Exhibit 4.74: PUBLISHING—ANALYST VALUATION SUMMARY ($ MM)
Exhibit 4.75: VALUATION METHODOLOGIES
EXHIBIT 4.76: SUMMARY OF VALUATION ANALYSIS—BAV ($ MM)
EXHIBIT 4.77: BROADBAND ASSET VALUE (BAV) COMPARABLE COMPANY ANALYSIS ($ MM)
EXHIBIT 4.78: PEER SHARE PRICE PERFORMANCE SINCE THE TWX/AOL MERGER INDEXED
Exhibit 4.79: OIBDA GROWTH
EXHIBIT 4.80: OIBDA COMPOUNDED ANNUAL GROWTH RATE, 2006-2009
EXHIBIT 4.81: COMPARABLE COMPANY ANALYSIS—TWC ($ MM)
EXHIBIT 4.82: WEIGHTED AVERAGE COST OF CAPITAL ANALYSIS
EXHIBIT 4.83: DISCOUNTED CASH FLOW ($ MM)
EXHIBIT 4.84: SELECTED CABLE PRECEDENT TRANSACTIONS ($ MM, EXCEPT PER SUB FIGURES)
EXHIBIT 4.85: PRECEDENT TRANSACTION ANALYSIS—TWC ($ MM)
EXHIBIT 4.86: WALL STREET VALUATION ESTIMATES ($ MM)
RECOMMENDATION
IMPLIED TWX SHARE PRICE ($ ACTUAL, UNLESS NOTED)
EXHIBIT 5.2: PROJECTED NET DEBT/OIBDA—CONSOLIDATED TWX
EXHIBIT 5.4: 2005PF DEBT CAPACITY ANALYSIS ($ MM)
EXHIBIT 5.5: OTHER ASSETS ($ MM)
EXHIBIT 5.6: FREE CASH FLOW COMPARISON
Exhibit 5.7: CURRENT TWX ORGANIZATION
Exhibit 5.8: PROPOSED TWX ORGANIZATION
EXHIBIT 5.9: APPROACHES TO VALUE ENHANCEMENT
EXHIBIT 5.10: ESTIMATED TAX BASIS BY DIVISION ($ MM)
Exhibit 5.11: TWX DEBT PRO FORMA FOR $13 BILLION SHARE REPURCHASE ($ MM)
Exhibit 5.12: INITIAL LEVERAGE AT SPIN-OFF ($ MM)
Exhibit 5.13: SIZE OF DUTCH TENDERS ($ MM)
EXHIBIT 5.14: DEBT PAYDOWN SCHEDULE
EXHIBIT 5.15: Sum of the Parts Analysis (Includes value impact of repurchases) ($ MM)
EXHIBIT 5.17: VALUE CREATION SCENARIOS
EXHIBIT 5.18: IMPACT OF DUTCH TENDER
IMPORTANT DISCLOSURES